    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2002
                                                    REGISTRATION NO. 333-[     ]

================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



       ATA HOLDINGS CORP.                       AMERICAN TRANS AIR, INC.
           (Exact names of registrants as specified in their charters)
            INDIANA                                     INDIANA
(State or other jurisdiction of             (State or other jurisdiction of
 incorporation or organization)              incorporation or organization)
              4522                                        4522
  (Primary Standard Industrial                (Primary Standard Industrial
  Classification Code Number)                 Classification Code Number)
           35-1617970                                  35-1305077
        (I.R.S. Employer                            (I.R.S. Employer
     Identification Number)                      Identification Number)
  7337 West Washington Street                 7337 West Washington Street
  Indianapolis, Indiana 46231                 Indianapolis, Indiana 46231
         (317) 247-4000                              (317) 247-4000
 (Address, including zip code, and            (Address, including zip code, and
 telephone number,including area code,    telephone number, including area code,
of registrant's principal                       of registrant's principal
       executive offices)                           executive offices)

                              MR. KENNETH K. WOLFF
                             CHIEF FINANCIAL OFFICER
                            AMERICAN TRANS AIR, INC.
                           7337 WEST WASHINGTON STREET
                           INDIANAPOLIS, INDIANA 46231
                                 (317) 247-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                RONALD CAMI, ESQ.
                             CRAVATH, SWAINE & MOORE
                                 WORLDWIDE PLAZA
                                825 EIGHTH AVENUE
                               NEW YORK, NY 10019
                                 (212) 474-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
               TITLE OF EACH                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
            CLASS OF SECURITIES               AMOUNT TO BE    FFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
              TO BE REGISTERED               REGISTERED (1)    CERTIFICATE (2)            PRICE (2)              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series 2002-1A...  $203,612,000          100%                 $203,612,000                $18,733
------------------------------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series 2002-1B...   $56,280,000          100%                 $56,280,000                  $5,178
------------------------------------------------------------------------------------------------------------------------------------
Guarantee--of the Pass Through Certificates
of American Trans Air, Inc. by ATA Holdings
Corp........................................       (3)               (3)                     (3)                       (3)
====================================================================================================================================

(1)  Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

(3) No separate consideration will be received for the Guarantee. Pursuant to Rule 457(n), no separate fee is payable in respect of the Guarantee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS
                                  $259,892,000
                            AMERICAN TRANS AIR, INC.

                           2002-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 2002-1

     APPLICABLE UNDERLYING PAYMENTS FULLY AND UNCONDITIONALLY GUARANTEED BY
                               ATA HOLDINGS CORP.

                                OFFER TO EXCHANGE

               $203,612,000 CLASS A PASS THROUGH CERTIFICATES AND
                  $56,280,000 CLASS B PASS THROUGH CERTIFICATES

                                       FOR

                       A LIKE AMOUNT OF REGISTERED CLASS A
                      AND CLASS B PASS THROUGH CERTIFICATES

              THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
                    CITY TIME ON [ ], 2002, UNLESS EXTENDED.

     This is a registered offer to exchange each class of outstanding certificates issued by two separate pass through trusts ("Outstanding Certificates") for new certificates issued by the same pass through trusts (the "Exchange Certificates") having terms substantially identical in all material respects to the Outstanding Certificates they are replacing (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or certain interest rate increases and the Exchange Certificates will be available only in book-entry form).

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                                                                              FINAL EXPECTED
       PASS THROUGH CERTIFICATES        PRINCIPAL AMOUNT  INTEREST RATE     DISTRIBUTION DATE
       ---- ------- ------------        --------- ------  -------- ----     ------------ ----
2002-1A.................................  $203,612,000        8.328%        February 20, 2013
2002-1B.................................  $ 56,280,000       10.699%        February 20, 2008

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
             ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this prospectus is [        ]

       Address of Principal Executive Offices of American Trans Air, Inc.:
                           7337 West Washington Street
                           Indianapolis, Indiana 46231
                                 (317) 247-4000

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Where You Can Find More Information.........................................................................     2
Forward-looking Statements..................................................................................     3
Summary.....................................................................................................     5
Summary of Terms of the Exchange Offer......................................................................     6
Summary Description of the Exchange Certificates............................................................     8
Use of Proceeds.............................................................................................    19
Risk Factors................................................................................................    22
The Exchange Offer..........................................................................................    35
Ratio of Earnings to Fixed Charges..........................................................................    44
Capitalization..............................................................................................    45
Selected Consolidated Financial Data........................................................................    46
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................    49
Business....................................................................................................   103
Description of Principal Indebtedness.......................................................................   114
Description of the Certificates.............................................................................   117
Description of the Delayed Funding Implementation...........................................................   135
Description of the Deposit Agreements.......................................................................   135
Description of the Escrow Agreements........................................................................   137
Description of the Liquidity Facilities.....................................................................   139
Description of the Intercreditor Agreement..................................................................   145
Description of the Aircraft and the Appraisals..............................................................   150
Description of the Secured Promissory Notes.................................................................   152
Exchange Offer; Registration Rights.........................................................................   170
Book-Entry; Delivery and Form...............................................................................   172
U.S. Federal Income Tax Consequences........................................................................   177
Delaware Taxes..............................................................................................   183
ERISA Considerations........................................................................................   184
Legal Matters...............................................................................................   187
Experts.....................................................................................................   188
Subsidiaries of ATA Holdings Corp...........................................................................   189
Directors and Executive Officers............................................................................   190
Executive Compensation......................................................................................   192
Certain Relationships and Related-Party Transactions........................................................   193
Index to Consolidated Financial Statements..................................................................   F-1

APPENDIX AI -- Glossary
APPENDIX AII -- Appraisals
                              --------------------

                       WHERE YOU CAN FIND MORE INFORMATION

     American Trans Air, Inc. ("ATA") is a wholly owned subsidiary of ATA Holdings Corp. ("ATA Holdings" or the "Company"), formerly Amtran, Inc. ATA Holdings is subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, must file periodic reports, proxy statements and other information with the Commission. In addition, ATA Holdings has agreed to file with the Commission the annual reports and the information, documents and other reports otherwise required by Section 13 of the Exchange Act. All such information is available to the public over the Internet at the SEC's web site at http://www.sec.gov and may be inspected and copied at the public reference facilities:

Public Reference Room                                Chicago Regional Office
450 Fifth Street, N.W.                                   Citicorp Center
   Judiciary Plaza                                   500 West Madison Street
Washington, D.C. 20549                                      Suite 1400
                                                      Chicago, IL 60661-2511

Copies of these documents can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     This prospectus constitutes a part of a registration statement on Form S-4 filed by ATA with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. Reference is hereby made to the registration statement and its exhibits and schedules for further information with respect to ATA and the securities offered through this exchange offer. Statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           FORWARD-LOOKING STATEMENTS

     This prospectus incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identifiable by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Summary," "Risk Factors" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following:

     o    economic conditions;

     o    labor costs;

     o    aviation fuel costs;

     o    competitive pressures on pricing;

     o    weather conditions;

     o    governmental legislation and regulation;

     o    consumer perceptions of our services;

     o    demand for air transportation in the markets in which we operate;

     o    other operational matters discussed in this prospectus;

     o other risks and uncertainties listed from time to time in reports we periodically file with the Commission.

     In addition, there are factors that relate specifically to the September 11, 2001 terrorist attacks that may cause actual results to be materially different. These factors include, but are not limited to, the following:

     o    the adverse impact of the terrorist attacks on the economy in general;

     o the likelihood of a further decline in air travel because of the attacks and as a result of a reduction in the airline industry's operations;

     o higher costs associated with new security directives and potentially new regulatory initiatives;

     o higher costs for insurance and the continued availability of such insurance;

     o the number of crew members who may be called for duty in the armed services; and

     o    the impact on our ability to operate as planned.

     Except to the extent required by the federal securities laws, we do not undertake to update our forward-looking statements to reflect future events or circumstances.

                                     SUMMARY

     This summary highlights selected information from this prospectus, but does not contain all the information that may be important to you. We encourage you to read this entire prospectus, including the "Risk Factors" section, before making an investment decision.

     "ATA Holdings" refers to ATA Holdings Corp.; "ATA" refers to American Trans Air, Inc. and "we" or "the Company" refers to ATA Holdings and its subsidiaries, including ATA.

THE COMPANY

     ATA Holdings owns ATA, the tenth largest passenger airline in the United States (based on 2001 capacity and traffic) and a leading provider of airline services in selected market segments. We are also the largest commercial passenger charter airline in the United States and one of the largest charter providers of passenger airline services to the U.S. military, in each case based on revenues. For the year ended December 31, 2001, our revenues consisted of 64.3% scheduled service, 15.1% commercial charter service and 13.1% military charter service, with the balance derived from related travel services.

     We actively consider and enter into discussions regarding possible business combinations with air carriers and others, and plan to continue to do so. See "Risk Factors."

Scheduled Service

     We provide scheduled service primarily from our gateways at Chicago-Midway and Indianapolis to popular vacation destinations such as Hawaii, Phoenix, Las Vegas, Florida, California, Mexico and the Caribbean, as well as more traditionally business destinations such as New York's LaGuardia Airport, Philadelphia, Denver, Dallas-Ft. Worth, Washington, D.C., Boston, Seattle, Minneapolis-St. Paul, Newark and Charlotte. Our Chicago-Midway operations also include service to a number of Midwestern cities, provided by our commuter airline subsidiary, Chicago Express Airlines, Inc. ("Chicago Express"). We focus on routes where we believe we can be a leading provider of nonstop service, and we target leisure and value-oriented business travelers.

Commercial Charter Service

     We are the largest commercial passenger charter airline in the United States and provide services throughout the world, primarily through U.S. tour operators. We seek to maximize the profitability of these operations by leveraging our leading market position, diverse aircraft fleet and worldwide operating capability. We believe our commercial charter services are a predictable source of revenues and operating profits in part because our commercial charter contracts require tour operators to assume capacity, yield and fuel price risk, and also because of our ability to re-deploy assets into favorable markets.

Military/Government Charter Service

     We have provided passenger airline services to the U.S. military since 1983 and are currently one of the largest commercial airline providers of these services. We believe that because these operations are generally less seasonal than leisure travel, they have tended to have a stabilizing impact on our operating margins. The U.S. government awards one-year contracts for its military charter business and pre-negotiates contract prices for each type of aircraft that a carrier makes available. We believe that our fleet of aircraft is well suited to the needs of the military.

Recent Developments

     Beginning in 2000, we entered into a series of agreements to acquire what is now 40 new Boeing 737-800 aircraft and 12 new Boeing 757-300 aircraft to replace our older fleets of Lockheed L-1011-50/100, and Boeing 727-200 aircraft. As of September 30, 2002, we had accepted delivery of 25 new Boeing 737-800 aircraft and 10 Boeing 757-300 aircraft under these agreements. We expect to take delivery of the remaining 17 aircraft by the end of 2004.

     On November 20, 2002, we obtained a $168.0 million secured term loan, of which $148.5 million is guaranteed by the U.S. Government. The proceeds of the loan will repay any borrowings on our existing revolving bank credit facility, which matures January 2, 2003, and will support approximately $50.0 million in letters of credit required by certain of our creditors. The remaining proceeds will be used for general corporate purposes.

SUMMARY OF TERMS OF THE EXCHANGE OFFER

     In the exchange offer we will accept for exchange up to $203,612,000 class A Outstanding Certificates and up to $56,280,000 class B Outstanding Certificates for an equal aggregate principal amount of Exchange Certificates. The total amount of Outstanding Certificates reflects the amount issued in an initial private offering and also the amount purchased later in the year in accordance with a delayed funding component of the initial offering. See "Description of the Delayed Funding Implementation." The form and terms of the Exchange Certificates are substantially the same as the form of the Outstanding Certificates except that the Exchange Certificates have been registered under the Securities Act.

Background.................................       On October 15, 2002, we completed an offering of two classes of pass through certificates issued by two separate pass through trusts. In connection with that offering, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer.

Securities Offered.........................       Up to $203,612,000 class A certificates and up to $56,280,000 class B certificates, which have been registered under the
                                                  Securities Act. The terms of the Exchange Certificates are substantially the same as the terms of the Outstanding
                                                  Certificates except for certain transfer restrictions and
                                                  registration rights relating to the Outstanding Certificates.
                                                  See "Description of the Certificates--Exchange Offer;
                                                  Registration Rights."

The Exchange Offer.........................       We are offering to accept for exchange your unregistered
                                                  Outstanding Certificates for our new Exchange Certificates that have been registered under the Securities Act of 1933. As of the date hereof, $259,892,000 in aggregate principal amount of


                                                  Outstanding Certificates are outstanding.  On or promptly after the expiration date we will issue the Exchange Certificates to those of you who hold Outstanding Certificates and wish to tender them. The issuance of the Exchange Certificates is
                                                  intended to satisfy our obligation contained in the
                                                  registration rights agreement. For procedures on tendering, see
                                                  "The Exchange Offer" and "Description of the Certificates--
                                                  Exchange Offer; Registration Rights."

Expiration of the Exchange Offer...........       5:00 p.m., New York City time, on [        ], 2002, unless we
                                                  extend it. See "The Exchange Offer--Terms of the Exchange Offer,
                                                  Period for Tendering Outstanding Certificates."

Tenders; Withdrawal........................       You may withdraw your tender of Outstanding Certificates at any time before the offer expires. If for any reason any
                                                  Outstanding Certificates are not accepted for exchange, they will be returned as soon as practicable after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer...........       The exchange offer is subject to the condition that it does not violate applicable law or any applicable interpretation of the staff of the Commission.  There is no guarantee that any such condition will not occur.  You will have certain rights against us under the registration rights agreement if we fail to
                                                  consummate the exchange offer.

Federal Income Tax Considerations..........       Pursuant to the exchange offer, the exchange of an Outstanding
                                                  Certificate for an Exchange Certificate will not constitute a taxable exchange. See "U.S. Federal Income Tax Consequences."

Exchange Agent.............................       [   ] is serving as the Exchange Agent in connection with the
                                                  exchange offer.

Consequences If You Do Not Exchange Your
   Outstanding Certificates................       Outstanding Certificates that are not tendered in the
                                                  exchange offer or are not accepted for exchange will
                                                  continue to accrue interest, but will not retain any rights under the registration rights agreement and will bear
                                                  legends restricting their transfer. You will not be able
                                                  to offer or sell the Outstanding Certificates unless:

                                                  o    pursuant to an exemption from the requirements of the
                                                       Securities Act of 1933;

                                                  o    the Outstanding Certificates are registered under the
                                                       Securities Act of 1933; or

                                                  o    the transaction requires neither such an exemption nor
                                                       registration.

                                                  We do not currently anticipate that we will register
                                                  Outstanding Certificates under the Securities Act. See "Risk
                                                  Factors--Consequences of Failure to Exchange and
                                                  Requirements for Transfer of Exchange Certificates."

SUMMARY DESCRIPTION OF THE EXCHANGE CERTIFICATES

Certificates Offered.......................       o    Up to $203,612,000 Class A Exchange Certificates which
                                                       have been registered under the Securities Act.

                                                  o    Up to $56,280,000 Class B Exchange Certificates
                                                       which have been registered under the Securities Act.

Use of Proceeds............................       There will be no proceeds from the Exchange Certificates. The proceeds from the sale of the Outstanding Certificates were used to purchase secured promissory notes issued to finance nine Boeing 737-800 aircraft to be owned by or leased to ATA.
Subordination Agent, Pass Through Trustee,
   Paying Agent and Loan Trustee...........       Wilmington Trust Company

Escrow Agent...............................       Wells Fargo Bank Northwest, National Association

Depositary.................................       IntesaBci S.p.A., New York Branch

Initial Liquidity Provider.................       AIG Matched Funding Corp.

Trust Property.............................       The property of each pass through trust will include:

                                                       o   secured promissory notes;

                                                       o   rights of the pass through trust to acquire secured
                                                           promissory notes under a note purchase agreement;

                                                       o   rights of the pass through trust under the related
                                                           escrow and paying agent agreement;

                                                       o   rights of the pass through trust under the
                                                           intercreditor agreement described below under

                                                           "--Intercreditor Agreement";

                                                       o   all rights under the liquidity facility for that pass
                                                           through trust; and

                                                       o   funds from time to time deposited with the pass through
                                                           trustee in accounts relating to that pass through trust.

ATA Holdings Guarantee.....................       The payments by ATA under each lease and owned aircraft
                                                  indenture will be unconditionally guaranteed by ATA Holdings.
                                                  See "Description of the Secured Promissory Notes--The ATA
                                                  Holdings Guarantee."

Certificates; Denominations................       The Exchange Certificates of each trust will be issued in a minimum denomination of $100,000 and in integral
                                                  multiples of $1,000 in excess thereof, except that one
                                                  Exchange Certificate of each trust may be issued in a
                                                  denomination of less than $100,000.

Regular Distribution Dates.................       February 20, May 20, August 20 and November 20, commencing May
                                                  20, 2002.

Record Dates...............................       The fifteenth day preceding the related distribution date.

Distributions by Pass Through Trustees.....       Each pass through trustee will distribute all payments of
                                                  principal, premium, if any, and interest received on the
                                                  secured promissory notes held in that pass through trust to the holders of certificates issued by that pass through
                                                  trust.

                                                  Each pass through trustee will distribute all scheduled
                                                  payments of principal and interest made on the secured
                                                  promissory notes on regular distribution dates.

                                                  Each pass through trustee will distribute all payments of
                                                  principal, premium, if any, and interest made on the
                                                  secured promissory notes resulting from any early
                                                  redemption or purchase of those secured promissory notes
                                                  on a special distribution date. Each pass through
                                                  trustee will also distribute any premium that we pay in
                                                  connection with the return of any unused deposit. Such
                                                  distribution of premium will be on a special distribution
                                                  date. Each pass through trustee will provide
                                                  certificateholders with at least 15 days' notice prior to
                                                  any special distribution.

                                                  Distributions by a pass through trustee to
                                                  certificateholders generally are subject to the
                                                  intercreditor and subordination provisions
                                                  described below.

Distribution by the Paying Agent...........       The paying agent will distribute all payments of interest on the deposits, and any unused deposits relating to each pass through trust, to the holders of certificates issued by that pass through trust.

Possible Issuance of Class C Certificates..       Subject to certain conditions, ATA may elect to issue Series
                                                  C secured promissory notes in connection with the financing of owned aircraft, but Series C secured promissory notes
                                                  will not be purchased by the Class A or Class B pass
                                                  through trust. ATA may elect to fund the sale of the Series
                                                  C secured promissory notes through the sale of pass
                                                  through certificates issued by a Class C American Trans Air,
                                                  Inc. 2002-1C Pass Through Trust.

Intercreditor Agreement....................       The pass through trustees, the subordination agent and the liquidity provider have entered into an intercreditor agreement that states how payments made on the secured promissory notes and payments made under the liquidity facilities will be shared and distributed among the pass through trustees and the
                                                  liquidity provider. The intercreditor agreement also sets forth agreements among the pass through trustees and the liquidity provider relating to who will control the exercise of remedies under the secured promissory notes and the indentures.

                                                  There are no cross-default provisions in the indentures or in the leases unless otherwise agreed to between an owner
                                                  participant and ATA.  This means that if the secured promissory notes relating to an aircraft are in default, and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable with
                                                  respect to the remaining aircraft.

Subordination..............................       By virtue of the intercreditor agreement, the secured
                                                  promissory notes are cross-subordinated.  This means that
                                                  payments received on a junior class of secured promissory notes relating to one aircraft may be applied according to the
                                                  priority of payment provisions in the intercreditor agreement to make payments relating to a more senior class of
                                                  certificates.  Under the

                                                  intercreditor agreement, distributions on the certificates will be made in the following order:

                                                       o   first, to the holders of the Class A certificates;

                                                       o   second, to the holders of the Class B certificates; and

                                                       o   third, if Class C certificates have been issued, to the
                                                           holders of the Class C certificates.

                                                  Certain payments to the liquidity provider will be
                                                  made prior to payments on all or some of the certificates, as discussed under "Description of the
                                                  Intercreditor Agreement--Priority of Distributions."

                                                  The subordination provisions may permit distributions to junior certificateholders after a default on the secured promissory notes even if more senior certificateholders have not been repaid in full. The subordination provisions do not apply to payments relating to the deposits or proceeds of advances under the liquidity facilities.

Control of Loan Trustee....................       The holders of at least a majority of the outstanding
                                                  principal  amount of secured promissory notes issued under each indenture will be entitled to direct the Loan Trustee under such indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing under such indenture, the controlling party with respect to the indenture will, subject to certain limited exceptions discussed below, be entitled to direct the loan trustee in taking
                                                  remedial action under that indenture, which may include
                                                  accelerating the secured promissory notes under that indenture or foreclosing the lien on the aircraft securing those secured promissory notes.  In exercising remedies during the nine
                                                  months after the earlier of (a) the acceleration of the secured promissory notes issued under any indenture and (b) our
                                                  bankruptcy, the controlling party may not sell the secured promissory notes or the aircraft subject to the lien of that indenture for less than certain specified minimums or modify lease rental payments for that aircraft below a specified
                                                  threshold.

                                                      The controlling party will be:

                                                       o   the Class A pass through trustee if final distributions
                                                           on the Class A certificates have not been made; and

                                                       o   the Class B trustee, upon payment of final distributions
                                                           of the aggregate outstanding balance of the Class A
                                                           certificates, together with accrued interest to the
                                                           holders of the Class A certificates.

                                                  Under certain circumstances, the liquidity provider with
                                                  the greater amount owed to it may elect to act as the
                                                  controlling party. See "Description of the Intercreditor
                                                  Agreement--Intercreditor Rights" and "Description of
                                                  the Intercreditor Agreement--Voting of Secured Promissory Notes."

Right to Buy Other Classes of
   Certificates............................       If ATA is in bankruptcy or another Triggering Event has
                                                  occurred, the certificateholders may have the right to buy the more senior classes of certificates. See "Description of the Certificates--
                                                  Purchase Rights of Certificateholders." This right to buy is based on the following:

                                                       o   the Class B certificateholders will have the right to
                                                           purchase all the Class A certificates;

                                                       o   if any Class C certificates are issued, the Class C
                                                           certificateholders will have the right to purchase all the
                                                           Class A and Class B certificates.

                                                  The purchase price will be the outstanding balance of the
                                                  applicable classes of certificates plus accrued and
                                                  unpaid interest, plus any other amounts then due to the
                                                  certificateholders of those classes.

Liquidity Facilities.......................       Under the liquidity facility for each of the Class A and Class
                                                  B pass through trusts, the liquidity provider will, if
                                                  necessary, make advances in an aggregate amount sufficient to pay interest on up to six successive quarterly regular
                                                  distribution dates at the applicable interest rate for the certificates of that pass through trust.  The liquidity
                                                  facilities may not be used to pay any other amount relating to the certificates and will not cover interest on deposits held with the Depositary.

                                                  The holders of the certificates to be issued by each pass through trust will be entitled to receive and keep the proceeds of advances under the liquidity facility for that pass through trust. This is because the subordination provisions will not apply to the proceeds of advances under the liquidity facilities.

                                                  Upon receipt of each advance under any liquidity facility, the subordination agent will, to the extent of available
                                                  funds, reimburse the liquidity provider for the amount of
                                                  that advance. That reimbursement obligation and all interest, fees and other amounts owing to the liquidity provider will rank senior to all classes of certificates in right of payment.

Escrowed Funds.............................       Funds paid to the escrow agent by a class of certificateholders will be deposited with a depositary and held as deposits under a separate deposit agreement for the pass through trust that issued that class of certificates.  Funds may be withdrawn by the escrow agent at the direction of the pass through trustee for that class of certificates to purchase secured promissory notes prior to the delivery period termination date.  On each regular distribution date, the depositary will pay to the
                                                  paying agent interest accrued on the deposits relating to that pass through trust at a rate equal to the interest rate
                                                  applicable to the certificates issued by that pass through trust.  The paying agent, on behalf of the escrow agent, will pay that interest to that class of certificateholders.  The deposits relating to a pass through trust and interest paid on the deposits will not be subject to the subordination
                                                  provisions.  Except as noted in the next paragraph, the
                                                  deposits cannot be used to pay any other amount relating to the certificates.

Unused Escrowed Funds......................       We may not use all the deposits held in escrow prior to the delivery period termination date.  This may happen because of delays in the delivery of aircraft or for other reasons.  If any funds remain as deposits with respect to any pass through trust after the delivery period termination date, they will be withdrawn by the escrow agent for that pass through trust and distributed, with accrued and unpaid interest, to the holders of escrow receipts relating to the respective pass through trust.  The holders of escrow receipts will receive at least 15 days' prior written notice of this distribution.  This
                                                  distribution will also include a premium payable by ATA,
                                                  provided that no premium will be paid on unused deposits
                                                  attributable to the failure of an aircraft to be

                                                  delivered prior to the delivery period termination date for any reason that was not ATA's fault or was not caused by ATA's negligence or where unused deposits (other than unused deposits resulting from any such failure of delivery) are less than
                                                  $5.0 million. Any premium paid on unused deposits will not be subject to the subordination provisions.  See "Description of the
                                                  Deposit Agreements--Unused Deposits."

                                                  In addition, if any aircraft expected to be delivered under an aircraft purchase agreement between GECC and the
                                                  manufacturer is not leased to or owned by ATA and a substitute aircraft is not substituted therefore, the deposits relating to such aircraft may be withdrawn and distributed.

Obligation to Purchase Secured
  Promissory Notes ........................       Under a note purchase agreement, the Class A and Class B pass through trustees will be obligated to purchase the Series A and Series B secured promissory notes, respectively, issued for each aircraft.

                                                  In the case of a leased aircraft, the terms of the financing agreements entered into may differ from the forms of those agreements described in this prospectus because ATA, ATA Holdings or the owner participant may request changes. However, under the note purchase agreement, the terms of those financing agreements must (a) contain mandatory document terms that are included in the note purchase agreement with only those modifications as are permitted by the note purchase agreement and (b) not vary mandatory economic terms that are included in the note purchase agreement. In addition, ATA must (a) certify to the pass through trustees that any modifications to the forms of the financing agreements do not materially and adversely affect the certificateholders and (b)
                                                  obtain written confirmation from Moody's that the use of versions of agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates. The pass through trustees will not be obligated to purchase secured promissory notes if, at the time of issuance, ATA is in bankruptcy or certain other specified events have occurred.
                                                  The pass through trustees will also have no right or obligation to purchase the secured promissory notes after the delivery period termination date.

Secured Promissory Notes
   (a) Issuer..............................       Leased Aircraft.  Promissory notes secured by aircraft leased by ATA will be issued by an owner trustee.  These secured
                                                  promissory notes will be non-recourse to the owner trustee in its individual capacity.  ATA's obligations under the related lease and related documents will be sufficient to pay scheduled payments on those secured promissory notes.

                                                  Owned Aircraft.  ATA will be the issuer of promissory notes secured by aircraft that ATA owns.

   (b) Interest............................       The secured promissory notes held in each pass through trust will accrue interest at the annual rate for the certificates issued by that pass through trust as shown on the cover page of this prospectus.  Interest on all secured promissory notes will be payable on February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2002.  Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

   (c) Principal...........................       Principal payments on the Series A and Series B secured
                                                  promissory notes held in each related trust are scheduled to begin on February 20, 2003.

   (d) Redemption and Purchase.............       Aircraft Event of Loss.  If an aircraft, with respect to which secured promissory notes have been issued, is lost, destroyed or damaged beyond repair or other events of loss occur with respect to an aircraft, all the secured promissory notes issued for that aircraft will be redeemed, unless ATA replaces the aircraft under the related lease or financing agreements.  The redemption price in this case will be the unpaid principal amount of those secured promissory notes, together with accrued interest, but without any premium.

                                                  Optional Redemption.  The issuer of the secured promissory notes for an aircraft may elect to redeem the notes prior to maturity.  The redemption price in this case will be the unpaid principal amount of those secured promissory notes, together with accrued interest plus a premium.  See "Description of the
                                                  Secured Promissory Notes--Redemption."

                                                  Purchase by Owner.  If an event of default under a lease
                                                  between ATA and an owner trustee occurs and is continuing, the applicable owner trustee or owner participant of an aircraft may elect to purchase all the secured promissory notes with respect to that aircraft,

                                                  subject to the terms of the relevant leased aircraft indenture.
                                                  The purchase price in this case will be the unpaid principal amount of those secured promissory notes, together with accrued interest, but without any premium except under certain circumstances specified in the relevant leased aircraft indenture. For an event of default with respect to an owned aircraft, ATA will have no comparable right to purchase the secured promissory notes.

   (e) Security............................       The secured promissory notes issued for each aircraft will be secured by a security interest in that aircraft and, in the case of each leased aircraft, in the related owner trustee's rights under the lease for that aircraft, subject to limited exceptions.

                                                  The secured promissory notes are not cross-collateralized. This means that the secured promissory notes issued for an aircraft will not be secured by any other aircraft or lease. Any proceeds from the sale of an aircraft or from the exercise of other default remedies for an aircraft will not be available to cover shortfalls with respect to any other aircraft.

                                                  The secured promissory notes are cross-subordinated under the intercreditor agreement. This means that payments received on a junior series of secured promissory notes issued for one aircraft may be applied to make payments relating to a more senior class of certificates.

                                                  There are no cross-default provisions in the indentures or in the leases unless otherwise agreed to between an owner participant and ATA. This means that if the secured promissory notes issued for one aircraft are in default and the secured promissory notes issued for the remaining aircraft are not in default, no remedies will be exercisable with respect to the remaining aircraft.

                                                  Although the secured promissory notes issued in respect of the leased aircraft are not obligations of, or guaranteed by, ATA or ATA Holdings, the amounts payable by ATA (and fully and unconditionally guaranteed by
                                                  ATA Holdings) under the lease will be sufficient to pay when due all amounts payable on the secured promissory notes. The secured promissory notes issued in respect of the owned aircraft will be direct obligations of ATA, and will be fully and unconditionally guaranteed by ATA Holdings.

   (f) Section 1110 Protection.............       Our outside counsel will provide its opinion to the pass
                                                  through trustees that the loan trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with
                                                  respect to the relevant aircraft. See "Description of the
                                                  Secured Promissory Notes--Remedies."

U.S. Income Tax Matters....................       The arrangement represented by the pass through trusts will be classified as one or more grantor trusts (or as a partnership)
                                                  for U.S. federal income tax purposes. The pass through trusts will take the position that they will be treated as one or more grantor trusts. Under this approach, each U.S. person
                                                  acquiring an interest in the certificates will be treated as the owner of a pro rata undivided interest in the assets of the pass through trust allocable to such certificates and will be required to report on its federal income tax return its pro rata share of the entire income from the relevant deposits and its pro rata share of the entire income from the secured
                                                  promissory notes and other property held by the relevant pass through trust.  See "U.S. Federal Income Tax Consequences."

ERISA Considerations.......................       In general, employee benefit plans subject to Title I of ERISA or Section 4975 of the U.S. tax code, entities that may be deemed to hold the assets of those plans, and other plans will be eligible to purchase the certificates, subject to the
                                                  conditions and circumstances that apply to those plans. Each person who acquires a certificate will be deemed to have
                                                  represented and warranted that either: (a) no plan assets have been used to purchase that certificate or (b) the purchase and holding of that certificate are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the U.S.
                                                  tax code pursuant to one or more prohibited transaction
                                                  exemptions and are permissible under all applicable laws. See
                                                  "ERISA Considerations."

Rating of the Certificates.................       It was a condition to the issuance of the certificates that the certificates have at least the following ratings from Moody's
                                                  Investors Service:

                                                  CERTIFICATES                                   MOODY'S
                                                  ------------                                   -------

                                                  Class A.........................................Baa3

                                                  Class B..........................................Ba3

                                                  A rating is not a recommendation to purchase, hold or sell certificates. Ratings do not address market price or suitability for a particular investor. There can be no assurance that these ratings will not be lowered or withdrawn by Moody's.

                                                                                                    STANDARD &
                                                                                 MOODY'S               POOR
                                                                                 -------               ----
Rating of the Depositary...................       Short Term..............         P-1                 A-1


                                                                                SHORT TERM
                                                                                ----------
Threshold Rating for the
    Liquidity Provider.....................       Class A.................         P-1                 A-1
                                                  Class B.................         P-1                 A-1

Rating of the Liquidity Provider...........       The liquidity provider meets the threshold ratings requirement for each class of certificates.

Exchange Offer; Registration
   Rights..................................       Pursuant to a registration rights agreement among ATA, the pass through trustee and the purchasers of the certificates, we have agreed to:

                                                       o   use our reasonable best efforts to file with the
                                                           Commission this registration statement with respect to
                                                           an offer to exchange the certificates for certificates
                                                           of the pass through trusts having substantially
                                                           identical terms as the certificates (except that the
                                                           exchange certificates will not have transfer
                                                           restrictions or interest rate step-up provisions)
                                                           within 240 days after the date of the first issuance
                                                           of the Outstanding Certificates; and

                                                       o   use our reasonable best efforts to cause this registration statement to become effective under the Securities Act
                                                           within 300 days of the date of the first issuance of the
                                                           Outstanding Certificates.

                                                  Under certain circumstances, we have also agreed to file a shelf registration statement with respect to the resale of the certificates and use our reasonable best efforts to
                                                  keep such shelf registration statement effective until two years after the date of issuance of the

                                                  certificates.

                                                  The interest rate on the secured promissory notes is
                                                  subject to increase under certain circumstances if we do
                                                  not comply with our obligations under the registration
                                                  rights agreement. See "Exchange Offer; Registration Rights."

                                 USE OF PROCEEDS

     There will be no proceeds from the Exchange Certificates. The proceeds from the sale of the Outstanding Certificates were deposited with the depositary on behalf of the applicable escrow agent for the benefit of the certificateholders of the pass through trusts. Upon the request of the pass through trustees, the escrow agent has and will withdraw the deposits and deliver the proceeds to the pass through trustees to purchase one or more secured promissory notes.

     If an owner trustee issues the secured promissory notes, the owner trustee will use the proceeds of the sale of the secured promissory notes to finance or refinance a portion of the purchase price of an aircraft. Upon the purchase of an aircraft by an owner trustee, the aircraft will be leased by the owner trustee to ATA. ATA presently intends to operate the aircraft, however, it is permitted to sublease the aircraft to other carriers.

     If ATA issues the secured promissory notes, ATA will use the proceeds from the sale of the secured promissory notes to finance or refinance the purchase of aircraft that ATA will own.

                                  RISK FACTORS

     For a description of certain factors that should be considered by holders who tender their Outstanding Certificates in the exchange offer, see "Risk Factors" beginning on page 22.

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     In the table below, we provide you with summary historical financial data and other operating information of ATA Holdings. We have prepared the selected financial data included in this information using the consolidated financial statements of ATA Holdings for the five years ended December 31, 2001 and the nine-month periods ended September 30, 2002 and 2001. The financial statements for the five fiscal years ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors. The summary consolidated financial data for the nine months ended September 30, 2002 and 2001 has not been audited. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that we consider necessary for the fair presentation of our financial position and results of operations for these periods.

     When you read this summary historical financial data, it is important that you read along with it the historical financial statements and related notes in our annual and quarterly reports filed with the SEC, as well as the section of our annual and quarterly reports titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                        NINE MONTHS
                                                      YEAR ENDED DECEMBER 31,                       ENDED SEPTEMBER 30,
                                       1997        1998         1999        2000         2001        2001        2002
                                       ----        ----         ----        ----         ----        ----        ----
                                    (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Operating revenues................  $783,193    $ 919,369  $1,122,366   $1,291,553  $1,275,484  $1,027,849     $966,400
  Depreciation and amortization.....    62,468       78,665      96,038      125,041     121,327     101,400       60,258
  Operating income (loss)...........    13,484       75,373      90,027        2,570     (91,870)     18,777     (108,879)
  Interest expense..................     9,454       12,808      20,966       31,452      30,082      21,345       25,979
  Income (loss) before income
    taxes...........................     6,027       67,210      77,797      (19,931)   (116,067)      3,442     (133,708)
  Income (loss) available to
    common shareholders(13).........     1,572       40,081      47,342      (15,699)    (81,885)       (548)    (117,374)
  Net income (loss) per
    share-basic.....................      0.14         3.41        3.86        (1.31)      (7.14)      (0.05)      (10.04)
  Net income (loss) per
    share-diluted...................      0.13         3.07        3.51        (1.31)      (7.14)      (0.05)      (10.04)

BALANCE SHEET DATA (AT END OF
    PERIOD):
  Cash..............................  $104,196    $172,936     $120,164    $129,137     $184,439    $159,948    $113,058
  Non-cash working capital
  (deficiency)(1)...................  (100,731)   (112,276)    (128,191)     (6,833)      22,331      83,462     (61,016)
  Property and equipment, net.......   267,681     329,332      511,832     522,119      314,943     732,999     293,931
  Total assets......................   450,857     594,549      815,281   1,032,430    1,002,962   1,262,520     814,478
  Short-term debt (including
    current maturities).............     8,975       1,476        2,079      96,740      124,059     148,484      80,768
  Long-term debt....................   182,829     245,195      345,792     361,209      373,533     507,989     334,727
  Total debt........................   191,804     246,671      347,871     457,949      497,592     656,473     415,495
  Shareholders' equity
    (deficit)(2)....................    56,990     102,751      151,376     124,654       44,132     124,373     (69,949)

OTHER FINANCIAL DATA:
  EBITDAR(3)........................  $132,390     $211,811    $253,454     $208,707    $134,330    $194,466      $88,260
  EBITDA(3).........................    77,949      158,683     194,801      136,562      35,342     126,187      (47,471)
  Net cash provided by (used in)
    operating activities............    99,936      151,812     152,673      111,692     144,424     141,974       (4,884)
  Net cash provided by (used in)
    investing activities............   (76,055)    (142,352)   (305,718)    (290,837)   (129,791)   (308,128)      15,678
  Net cash provided by (used in)
     financing activities...........     6,933       59,280     100,273      188,118      40,669     196,965      (82,175)
  Ratio of earnings to fixed
    charges(4)......................      1.19         3.03        2.65           --          --          --           --
  Deficiency of earnings
    available to cover fixed
    charges(4)......................        --           --          --       23,138     130,353       7,950      139,381

                                                                                                        NINE MONTHS
                                                      YEAR ENDED DECEMBER 31,                       ENDED SEPTEMBER 30,
                                       1997         1998        1999        2000         2001        2001        2002
                                       ----         ----        ----        ----         ----        ----        ----
                                    (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
SELECTED OPERATING DATA FOR
  PASSENGER SERVICE:(5)
  Available seat miles
    (millions)(6).................   12,647.7     13,851.7    15,082.6     16,390.1    16,187.7    12,583.4     13,050.6
  Revenue passenger miles
    (millions)(7))................    8,986.0      9,758.1    10,949.0     11,816.8    11,675.7     9,289.8      9,396.2
  Passenger load factor(8)........      71.0%       70.5%       72.6%         72.1%       72.1%       73.8%        72.0%
  Revenue per available seat mile.       6.19(cent)  6.64(cent)  7.44(cent)    7.88        7.88        8.17         7.41
  Operating expense per ASM(9)....       6.09(cent)  6.09(cent)  6.84(cent)    7.86        8.45        8.02         8.24
  Block hours flown(10)...........    139,426      160,403     175,460      191,532     197,043     151,743      173,267
  Average daily aircraft
    utilization (block hours per
    day)(11):
    Lockheed L-1011-50/100........       6.48         6.72        6.51         6.63        6.02        6.42         4.45
    Lockheed L-1011-500...........          -           -         6.47         6.77        6.69        7.45         5.93
    Boeing 727-200 ADV............       7.94         9.02        8.95         8.78        7.48        8.29         5.04
    Boeing 757-200................      10.86        11.88       11.86        11.90       11.30       11.55        10.84
    Boeing 737-800................           -           -           -            -        9.14        9.85         9.94
    Boeing 757-300................           -           -           -            -        9.78        8.60         9.72
  Total aircraft..................         45           48          53           58          60          59           63

--------------------

(1) Non-cash working capital consists of total current assets (excluding cash) less total current liabilities (excluding current maturities of long term debt and short term debt).

(2)  No common stock dividends were paid in any of the periods presented.


(3) EBITDAR represents net income (loss) plus interest expense (net of capitalized interest), income tax expense, depreciation, amortization and aircraft rentals. EBITDA represents net income plus interest expense (net of capitalized interest), income tax expense, depreciation and amortization. EBITDAR and EBITDA are presented because each is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDAR and EBITDA should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(4) The "ratio of earnings to fixed charges" represents earnings divided by fixed charges, as defined in the following paragraph. The "deficiency" represents the amount of fixed charges in excess of earnings.

     For purposes of these computations, earnings consist of income (loss) before income taxes, plus fixed charges, adjusted to exclude the amount of any interest capitalized during the period. Fixed charges include the total of: (i) interest, whether expensed or capitalized; (ii) amortization of debt expense relating to any indebtedness, whether expensed or capitalized; and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor.

(5) The operating data (other than revenue per ASM and operating expense per ASM) pertain to ATA and Chicago Express and do not include information for other operating subsidiaries of ATA Holdings.

(6) "Available seat miles" or "ASMs" represent the number of seats available for sale to passengers multiplied by the number of miles those seats are flown.

(7) "Revenue passenger miles" or "RPMs" represent the number of miles flown by revenue passengers.

(8) "Passenger load factor" represents revenue passenger miles divided by available seat miles.

(9) "Operating expense per ASM" for any period represents the amount determined by dividing total operating expense for such period by the total ASMs for such period.

(10) "Block hours flown" for any aircraft represents the elapsed time computed from the moment the aircraft first moves under its own power from the boarding ramp at one airport to the time it comes to rest at the boarding ramp of the next point of landing.

(11) "Average daily aircraft utilization" is determined with respect to each aircraft type for any period by dividing the block hours flown by all aircraft of such type during such period by the number of days during such period that aircraft of such type were owned or leased by ATA.

(12) The following summarized financial data (unaudited) in this table has been derived from the financial statements of ATA for each of the respective periods presented. ATA is the principal subsidiary of ATA Holdings. The following financial data excludes the other subsidiaries of ATA Holdings (Ambassadair Travel Club, Inc., ATA Leisure Corp., Amber Travel, Inc., American Trans Air Execujet, Inc., Amber Air Freight Corporation, American Trans Air Training Academy, Inc. and Chicago Express) as ATA is the principal operating subsidiary of ATA Holdings. ATA Holdings allocates certain expenses, such as income taxes, to the various subsidiaries as if they were operating on a stand alone basis.

(13) During 2001, several nonrecurring events resulted in significant changes and credits to operating loss, see "Financial Statements and Supplementary Data--Notes to Consolidated Financial Statements--Note 2--Impact of Terrorist Attacks on September 11, 2001" and "Financial Statements and Supplementary Data--Notes to Consolidated Financial
     Statements--Note16--Asset Impairment".

                                                                                                         NINE MONTHS
                                                            YEAR ENDED DECEMBER 31,                  ENDED SEPTEMBER 30,
                                              1997       1998       1999        2000       2001        2001       2002
                                              ----       ----       ----        ----       ----        ----       ----
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:(12)
   Operating revenues................         $744,153    $877,187 $1,008,855 $1,180,962  $1,153,672   $929,906    $874,362
   Depreciation and amortization.....           62,281      78,595     93,820    120,262     117,813     98,748      58,595
   Operating income (loss)...........           10,325      80,920     97,558     18,680     (91,454)    19,864    (111,616)
   Interest expense, net.............            9,454      12,808     20,969     31,474      30,094     21,355      25,979
   Income (loss) before income taxes.            2,627      72,528     84,989     (4,359)   (115,875)     4,332    (136,621)
   Net income (loss).................               69      43,329     51,951     (5,579)    (76,198)     3,427    (117,052)

BALANCE SHEET DATA (AT END OF PERIOD):
   Working capital (deficiency)(a)...         $(51,939)    $10,768   $(32,049)  $(54,102)    $11,703    $24,244   $(108,930)
   Property and equipment, net.......          267,556     328,661    508,210    650,185     299,255    716,140     283,471
   Total assets......................          466,923     593,489    823,090  1,050,579   1,140,988  1,382,651     773,869
   Short-term debt (including current
     maturities).....................            8,975       1,476      2,079     96,740     124,059    148,484      80,768
   Long-term debt....................          182,829     245,195    345,792    361,209     373,533    507,989     334,727
   Total debt........................          191,804     246,671    347,871    457,949     497,592    656,473     415,495
   Shareholders' equity
     (deficit)(b)....................            6,762      50,091    102,039     96,461      20,263     99,888     (98,020)

(a)  Working capital consists of total current assets less current liabilities.

(b)  No dividends were paid in any of the periods presented.

                                  RISK FACTORS

     You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before investing in the Exchange Certificates. Among the factors that may adversely affect an investment in the Exchange Certificates are the following:

                      RISK FACTORS RELATING TO THE COMPANY

Our high proportion of debt compared to our equity capital may impair our flexibility.

     We have a higher proportion of debt compared to our equity capital than some of our principal competitors. We need substantial cash resources to meet scheduled debt and lease payments and to finance day-to-day operations. As a result, we may be less able than some of our competitors to withstand a prolonged recession in the airline industry or respond to changing economic and competitive conditions. We may be restricted in our ability to pursue new business opportunities. In addition, our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be impaired.

     As of September 30, 2002, we had:

     o    $113.1 million of cash and cash equivalents; and

     o $415.5 million of indebtedness outstanding (approximately $115.0 million of which was secured).

     As a result, at that date, total consolidated debt was 97.6% of total capitalization, which represents significant financial leverage, even in the highly leveraged airline industry. In addition, ATA has substantial obligations under operating leases for 62 aircraft (exclusive of the aircraft relating to the certificates), including 15 Saab 340B propeller aircraft operated by our commuter airline, Chicago Express Airlines, Inc., which are not recorded as indebtedness. In addition to these existing leases, we are committed to taking future delivery of 13 additional new aircraft (exclusive of the aircraft relating to the certificates), which we expect to finance with operating leases.

     We had interest expense of approximately $26.0 million for the nine months ended September 30, 2002 and $21.3 million for the nine months ended September 30, 2001. This resulted in an EBITDA to interest expense ratio of approximately
1.8 times for the nine months ended September 30, 2002 and 5.9 times for the nine months ended September 30, 2001. The ratio of EBITDAR to the sum of interest (net of capitalized interest) plus aircraft rentals was 0.5 for the nine months ended September 30, 2002 and 2.2 for the nine months ended September 30, 2001.

     Our ability to satisfy our obligations will be dependent upon our future performance, which is subject to general economic conditions and to financial, business and other factors, including factors beyond our control. Our operating results and cash flow could be adversely affected by many factors, including price competition, increases in fuel costs, a downturn in general economic conditions and adverse regulatory changes.

We generally operate with a working capital deficit, and we will require additional financing to meet our obligations.

     Although we, like most other airlines, generally operate with a working capital deficit, we have met our obligations as they have become due. In order to meet short-term cash needs, ATA maintains a bank credit facility. This facility would have matured January 2, 2003, however the Company has funded a government guaranteed secured term loan to replace the facility. The Company issued stock warrants to the Federal Government equalling 12 percent of the outstanding stock in conjunction with the guaranteed loan. At September 30, 2002, our current assets were $351.6 million, and our current liabilities were $380.3 million.

We require significant levels of capital investment for aircraft, engine and airframe maintenance and acquisition to maintain our competitive position and to expand our operations. For the year ended December 31, 2002 we expect that:

     o capital expenditures for scheduled maintenance and rotable parts will total approximately $52.1 million; and

     o additional capital expenditures will total approximately $15.0 million.

     We may seek to supplement our current sources of financing with other sources of long-term financing, including obtaining vendor financing, entering into sale-leaseback transactions and making public and private debt offerings. We may also seek additional equity financing. We also may decide to refinance our long-term debt at or prior to its maturity. We cannot assure you that any such financing would be available on satisfactory terms. If we are unable to obtain sufficient financing for capital expenditures and to refinance maturing debt, our operations and ability to pay debt service may be adversely affected.

Our earnings have been volatile.

     For the year ended December 31, 1997, we had net income of $1.6 million, for the year ended December 31, 1998, we had net income of $40.1 million, for the year ended December 31, 1999, we had net income of $47.3 million, for the year ended December 31, 2000, we had a loss available to common shareholders of $15.7 million and for the year ended December 31, 2001, we had a loss available to common shareholders of $81.9 million. In 2001, our earnings were significantly impacted by the terrorist attacks on September 11, 2001. During 2002, our earnings continue to be affected by the industry changes brought about by the events of September 11, 2001, and we expect to incur another net loss for the year ended December 31, 2002. We cannot predict when the Company will return to profitability and our results of operations may continue to be volatile in future periods.

Changes in our financial condition could reduce our liquidity from credit card sales.

     A significant portion of our sales are paid for by customers using credit cards. Cash from these sales is normally paid to us by our credit card processing bank several days after the sale, although we may provide the purchased services days, weeks or months later. If we fail to perform pre-paid services, the purchaser may be entitled to a refund which, if not paid by us, is the obligation of the bank. To mitigate this risk, our credit card processing bank currently retains 60% of the balance of pre-paid sales. Certain adverse changes in our financial condition could trigger our processing bank to retain a higher percentage of our pre-paid sales, up to 100%, which would significantly reduce our liquidity. We have the right to terminate this credit card processing agreement upon providing appropriate notice, but if we do so, the bank may retain a deposit equaling the amount of purchased services not yet performed for up to 16 months from the date of termination.

We may pursue strategic alternatives that result in a change of control and increased leverage, and we may not be able to satisfy all of our obligations upon the occurrence of a change of control.

     We actively consider and enter into discussions regarding possible business combinations with air carriers and others, and plan to continue to do so. It is possible that we will enter into a transaction that will result in a change of control of ATA Holdings. If we enter into such a transaction, it could result in an increase in our indebtedness. In addition, a change of control of ATA Holdings must be approved by the Air Transportation Stabilization Board. In the event a change of control is accompanied by a ratings downgrade, we will be required to offer to purchase all amounts due under the 10 1/2% senior notes due 2004 and the 9 5/8% senior notes due 2005 issued by ATA Holdings at 101% of par plus accrued interest. We cannot assure you that we would be able to satisfy all of our obligations under the bank credit facilities and the notes in these circumstances. The failure to satisfy our obligations would materially adversely affect our business, operations and financial results as well as the market price of the certificates.

     Our existing financing agreements and operating leases contain restrictive covenants that may limit our flexibility and if we fail to comply with these restrictions, our debt obligations could be accelerated and our operating leases could be canceled.

Our existing debt financing agreements and our operating leases relating to some of our aircraft contain restrictive covenants that impose significant operating and financial restrictions on us. For example, the bank credit facilities maintained by ATA and the indenture relating to our 10 1/2% senior notes due 2004 prohibit or restrict our ability to:

     o    incur additional indebtedness;

     o    create material liens on our assets;

     o    sell assets or engage in mergers or consolidations;

     o    redeem or repurchase outstanding debt;

     o    make specified investments;

     o    pay cash dividends; and

     o    engage in other significant transactions.

     The indenture relating to our 9 5/8% senior notes due 2005 contains similar restrictions. In addition, our financing agreements and our operating leases require us to maintain compliance with specified financial ratios and other financial and operating tests.

     These restrictions and requirements may limit our financial and operating flexibility. In addition, if we fail to comply with these restrictions or to satisfy these requirements, our obligations under our debt and operating leases may be accelerated. We cannot assure you that we would be able to satisfy all of these obligations upon acceleration. The failure to satisfy these obligations would materially adversely affect our business, operations and financial results as well as the market price of the certificates.

We may incur substantial losses in the event of an aircraft accident.

     We may incur substantial losses in the event of an aircraft accident. These losses may include the repair or replacement of a damaged aircraft, and the consequent temporary or permanent loss of the aircraft from service, as well as claims of injured passengers and other persons.

     We are required by the Department of Transportation to carry liability insurance on each of our aircraft. We currently maintain liability insurance for passengers and third party damages, excluding those caused by an event of terrorism, in the amount of $1.5 billion. In addition, we currently maintain liability insurance for third party damages caused by an event of terrorism in the amount of $100.0 million, of which $50.0 million is provided by the commercial insurance market and $50.0 million is provided by the U.S. Government. The U.S. Government provides indemnification of up to $1.5 billion for third party damages in excess of $100.0 million in the event of terrorism.

     Although we believe our insurance coverage is adequate, we cannot assure you that the amount of our insurance coverage will not be changed or that we will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on our business, operations and financial results and could seriously inhibit passenger acceptance of our services.

Our customers may cancel or default on their contracts with us.

     Customers who have contracted with us may cancel or default on their contracts, and we may not be able to obtain other business to cover the resulting loss in revenues. If customers with large contracts cancel or default and we are not able to obtain other business, our financial position could be materially adversely impacted.

     Our largest customer during each of the last three years was the U.S. military, which accounted for 13.1% of our total operating revenues in 2001, 14.6% of our total operating revenues in 2000, and 11.2% of our total operating revenues in 1999.

     In 2001, our five largest non-military customers accounted for approximately 18.0% of total operating revenues. No single non-military customer accounted for more than 10% of total operating revenues during this period.

Our airline business is significantly affected by seasonal factors, and our results of operations for any one quarter are not necessarily indicative of our annual results of operations.

     Our airline businesses are significantly affected by seasonal factors. Historically, we have experienced reduced demand during the fourth quarter as demand for leisure airline services during this period is lower relative to other times of the year. Our results of operations for any one quarter are not necessarily indicative of our annual results of operations.

Many of our employees are represented by unions, and a prolonged dispute with our employees could have an adverse impact on our operations.

     Our flight attendants are represented by the Association of Flight Attendants (AFA). Our current collective bargaining agreement with the AFA will become subject to amendment, but will not expire, in October 2004. Our cockpit crews are represented by the Air Line Pilots Association (ALPA). Our current collective bargaining agreement with ALPA will be subject to amendment, but will not expire, in June 2006. Our dispatchers are represented by the Transport Workers Union (TWU). Our current collective bargaining agreement with the TWU will become subject to amendment, but will not expire, in August 2004. Our ramp service agents elected to be represented by the International Association of Machinists (IAM) in February 2001. Negotiations began with IAM in May 2001, but no collective bargaining agreement has been finalized. In February 2002, our aircraft mechanics elected to be represented by the Aircraft Mechanics Fraternal Association (AMFA), and negotiations with them began in October 2002. A prolonged dispute with our employees who are represented by any of these unions, or any sizable number of our employees, could have an adverse impact on our operations.

Our revenues could be adversely impacted by our relationship with travel agents and tour operators.

     Our revenues could be adversely impacted if travel agents and tour operators elect to favor other airlines or to disfavor us. Our relationship with travel agents and tour operators may be affected by:

     o    the size of override commissions offered by other airlines;

     o changes in our arrangements with other distributors of airline tickets; and

     o    the introduction and growth of new methods of selling tickets.

     In 2001, approximately 67.0% of our revenues were derived from tickets sold by travel agents or tour operators, and, in 2000, approximately 64.0% of our revenues were derived from tickets sold by travel agents or tour operators. Although we will continue to strive to offer competitive products to travel agencies and tour operators, we cannot assure you that we will be able to maintain favorable relationships with these ticket sellers.

                  RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

Tbe terrorist attacks of September 11, 2001 continue to impact the airline industry in general.

     The terrorist attacks of September 11, 2001 were highly publicized. The impacts that these events will continue to have on the airline industry in general are not known at this time, but are expected to include a substantial negative impact on our ability to return to profitable operations due in part to:

     o A reduction in the demand for travel in the near and mid-term until public confidence in the air transportation system is restored;

     o An increase in costs due to enhanced security measures and government directives in response to the terrorist attacks;

     o An increase in the cost of aviation insurance in general, and the cost and availability of coverage for acts of war, terrorism, hijacking, sabotage and similar acts of peril in particular; and

     o The potential increase in fuel costs and decrease in availability of fuel if oil-producing countries are affected by the aftermath.

Because the airline industry is characterized by low gross profit margins and high fixed costs, a minor shortfall from expected revenue could have a significant impact on earnings.

         The airline industry as a whole and scheduled service in particular are characterized by low gross profit margins and high fixed costs. The costs of operating each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers or in fare pricing or traffic mix could, in the aggregate, have a significant effect on operating and financial results. Accordingly, a minor shortfall from expected revenue levels could have a significant impact on earnings.

Our products and services face varying degrees of competition.

     Competition for Scheduled Services. In scheduled service, we compete against both the large U.S. scheduled service airlines as well as other sizable low-fare carriers, and, from time to time, against smaller regional or start-up airlines. Competition is generally based on price, schedule, quality of service and convenience. Much of our competition has greater financial resources than we do. Where we seek to expand our service by adding routes or frequency, competing airlines may respond with intense price competition. In addition, when other airlines seek to establish a presence over new routes, they may engage in significant price discounting. Because of our size and financial resources relative to the major airlines, we are less able to absorb losses from these activities than many of our competitors.

     Competition for Commercial Charter Services. In commercial charter service, we compete against both the major U.S. scheduled airlines and smaller U.S. charter airlines. We also compete against several European and Mexican charter and scheduled airlines, some of which are larger than we are and have substantially greater financial resources than we do.

     Competition for Military and Other Government Charter Services. We generally compete for military and other government charters with primarily smaller U.S. passenger airlines. The allocation of U.S. military air transportation contracts is based upon the number and type of aircraft a carrier, alone or through a teaming arrangement, makes available for use to the military. The formation of competing teaming arrangements that have larger partners than those in which we participate, an increase by other air carriers in their commitment of aircraft to the military or the withdrawal of our current partners could adversely affect our U.S. military charter business.

Significant increases in the cost of aircraft fuel could adversely impact our operating results.

     Fuel costs are a significant portion of our operating costs, comprising approximately 18.4% of our operating costs in 2001 and approximately 21.3% of our operating costs in 2000. In the nine months of 2002, fuel costs decreased 26.5% to $151.4 million as compared to $205.9 million in the same period of 2001. This decline in fuel expense is primarily driven by the replacement of certain older, less-fuel-efficient aircraft with new Boeing 757-300 and Boeing 737-800 aircraft over the last couple years. Although in recent years our fuel expense is declining, an increase in fuel price could adversely affect this declining trend.

     Fuel prices are affected by, among other factors, political and economic influences that we cannot control. In the event of a fuel supply shortage resulting from a disruption of oil imports or other events, higher fuel prices or the curtailment of scheduled service could result.

     We have worked to reduce some of the risks associated with fluctuations in fuel costs. In 2001, approximately 32.0% of our total operating revenues were derived from contracts that enable us to pass through increases in fuel costs, including contracts with the U.S. military. In 2000, approximately 33.5% of our total operating revenues were derived from these types of contracts. We are, however, exposed to increases in fuel costs that occur within 14 days of flight time, to all increases associated with our scheduled service (other than bulk seat sales) and to increases affecting contracts that do not include fuel cost escalation provisions.

The profitability of our operations is influenced by economic conditions as demand for leisure travel diminishes during economic downturns.

     The profitability of our operations is influenced by the condition of the U.S. and European economies, including fluctuations in currency exchange rates, that may impact the demand for leisure travel and our competitive pricing position. The majority of our charter and scheduled airline business, other than military, is leisure travel. Because leisure travel is discretionary, we have historically tended to experience somewhat weaker financial results during economic downturns and other events affecting international leisure travel.

The airline industry is heavily regulated, and changes in our governmental authorizations or certificates, or changes in governmental regulations, could adversely impact our business.

     We are subject to a wide range of governmental regulation, including regulation by the Department of Transportation and the Federal Aviation Administration. A modification, suspension or revocation of any of our Department of Transportation or Federal Aviation Administration authorizations or certificates could adversely impact our business.

     The Department of Transportation principally regulates economic matters affecting air service, including:

     o    air carrier certification and fitness;

     o    security;

     o    insurance;

     o leasing arrangements; allocation of route rights and authorization of proposed scheduled and charter operations;

     o    allocation of landing slots and departure slots;

     o    consumer protection; and

     o    competitive practices.

     The Federal Aviation Administration primarily regulates flight operations, especially matters affecting air safety, including airworthiness requirements for each type of aircraft and pilot and crew certification.

     Changes in governmental regulation could also adversely impact our business. In recent years, for example, the Federal Aviation Administration has issued or proposed mandates relating to, among other things:

     o    collision avoidance systems;

     o    airborne windshear avoidance systems;

     o    noise abatement; and

     o    increased inspections and maintenance procedures.

     We expect to incur expenses as we seek to comply with changes in Federal Aviation Administration regulations. The Federal Aviation Administration requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to fly to specific airports using specified equipment. Several aspects of airline operations are subject to regulation or oversight by federal agencies other than the Department of Transportation and the Federal Aviation Administration. For example, the United States Postal Service has jurisdiction over certain aspects of the transportation of mail and related services that we provide through our cargo affiliate. Labor relations in the air transportation industry are generally regulated under the Railway Labor Act, which vests in the National Mediation Board regulatory powers with respect to disputes between airlines and labor unions arising under collective bargaining agreements.

     We are also subject to the jurisdiction of the Federal Communications Commission regarding the use of radio facilities. In addition, we are subject to regulation on international flights by the Commerce Department, the Customs Service, the Immigration and Naturalization Service and the Animal and Plant Health Inspection Service of the Department of Agriculture. Also, while our aircraft are in foreign countries, we must comply with the requirements of similar authorities in those countries. We are also subject to compliance with standards for aircraft exhaust emissions promulgated by the Environmental Protection Agency and with regulations adopted by various local authorities that operate the airports we serve throughout our route network, including aircraft noise regulations and curfews. The Commerce Department also regulates the export and re-export of our U.S.-manufactured aircraft and equipment. While we intend to maintain all appropriate government licenses and to comply with all appropriate standards, we cannot assure you that we will be successful.

     We are subject to biennial inspections by the Department of Defense as a condition of retaining our eligibility to perform military charter flights. The last such inspection was completed in October 2001. As a result of our military business, we have been required from time to time to meet operational standards beyond those normally required by the Department of Transportation, the Federal Aviation Administration and other government agencies.

     At our aircraft line maintenance facilities, we use materials that are regulated as hazardous under federal, state and local laws. We are required to maintain programs to protect the safety of our employees who use these materials and to manage and dispose of any waste generated by the use of these materials in compliance with these laws. More generally, we are also subject at these facilities to federal, state and local regulations relating to protection of the environment and to discharge of materials into the environment. We do not expect that the costs associated with ongoing compliance with any of these regulations will have a material impact upon our capital expenditures, earnings or competitive position. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by, for instance, imposing additional requirements or restrictions on operations. In addition, laws and regulations have been considered from time to time that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots.

     Based upon bilateral aviation agreements between the United States and other nations, and, in the absence of such agreements, comity and reciprocity principles, we, as a charter carrier, are generally not restricted as to the frequency of our flights to and from most foreign destinations. However, these agreements generally restrict us to the carriage of passengers and cargo on flights which either originate in the United States and terminate in a single foreign nation or which originate in a single foreign nation and terminate in the United States. Proposals for any additional charter service must generally be specifically approved by the civil aeronautics authorities in the relevant countries. Approval of these requests is typically based on considerations of comity and reciprocity and cannot be guaranteed.

                    RISK FACTORS RELATING TO THE CERTIFICATES

THe appraisals of the aircraft are only estimates of value, and they may differ significantly from the actual sales value of the aircraft.

     Three independent appraisal and consulting firms have prepared base value appraisals of the aircraft. Letters summarizing these appraisals are attached to this prospectus as Appendix II. These appraisals, which are based on the base value of the aircraft, rely on assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the aircraft. Base value is the theoretical value for an aircraft, as applicable, that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without physical inspection of the aircraft. Appraisals based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See "Description of the Aircraft and the Appraisals."

     An appraisal is only an estimate of value. It does not indicate the price at which an aircraft may be purchased from the manufacturer or the price at which an aircraft may be sold in connection with the exercise of remedies under any indenture. Therefore, the appraisal should not be relied upon as a measure of the actual sales value of the aircraft. The proceeds realized upon a sale of any aircraft may be less than its appraised value. In particular, the appraisals of the aircraft to be delivered after the date of this prospectus are estimates of values as of future delivery dates. The value of an aircraft, if remedies are exercised under the applicable indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the aircraft and other factors. As a result, sale proceeds on any exercise of remedies may not be enough to pay the total amount due on the certificates.

     The secured promissory notes are not cross-collateralized. This means that liquidation proceeds from the sale of an aircraft in excess of the principal amount of the secured promissory notes related to that aircraft will not be available to cover losses, if any, on any other secured promissory notes.

     In addition, the value of the aircraft will likely be negatively affected, at least initially, as a consequence of the events of September 11, 2001. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the equipment notes relating to such aircraft or the full amount of distributions expected on the certificates.

If the aircraft purchased with the proceeds of the certificates are not properly maintained, their value may be adversely affected.

     ATA is responsible for the maintenance, service, repair and overhaul of the aircraft purchased with the proceeds of the certificates, but only to the extent required by the relevant leases.

The failure of ATA to maintain, service, repair or overhaul an aircraft adequately may adversely affect its value. In addition, even if ATA complies with its obligations under the leases regarding the maintenance, service, repair and overhaul of the aircraft, the value of the aircraft may deteriorate. Any decrease in the value of an aircraft may adversely affect the holders of the secured promissory notes and the certificates upon a default by ATA (and ATA Holdings).

If ATA does not maintain adequate insurance on the aircraft, the proceeds obtained in the event of a loss may not be sufficient to cover the entire loss.

     ATA is responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the aircraft to the extent required by the relevant leases or owned aircraft indentures. ATA's failure to maintain adequate levels of insurance for the aircraft, or the inclusion of deductible amounts, will affect the proceeds which could be obtained upon an event of loss and, thus, may affect the proceeds available to repay the holders of the secured promissory notes.

The aircraft may be operated, registered or leased outside of the United States, which may hinder the efforts of a loan trustee to repossess an aircraft after a default under the relevant lease or owned aircraft indenture.

     The leases and owned aircraft indentures do not contain any general geographic restriction on ATA's ability to operate the aircraft. Although ATA has no current intention to do so, ATA is permitted, upon compliance with the leases and owned aircraft indentures, to register the aircraft in foreign jurisdictions and to lease or sublease the aircraft to other entities. While the loan trustees' rights and remedies in the event of a default under the leases and owned aircraft indentures include the right to terminate the leases and repossess the aircraft, it may be difficult, expensive and time-consuming to obtain possession of the aircraft, particularly when an aircraft located outside the United States has been registered in a foreign jurisdiction or is subleased to a foreign operator. Any exercise of the right to repossess the aircraft may be subject to the limitation and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and to political risk. When a defaulting sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations may apply.

     Furthermore, certain jurisdictions may accord higher priority to certain other liens or third-party rights over the aircraft. These factors could limit the benefits of the security interest in the aircraft. As permitted under the leases and owned aircraft indentures, at any time an airframe subject to a lease or owned aircraft indenture might not be equipped with engines subject to the same lease or indenture, and engines subject to a lease or indenture might not be on an airframe subject to that lease or indenture. As a result, although ATA contractually agrees to transfer title to the lessor of engines not owned by the applicable owner trustee that are attached to repossessed aircraft (or, for owned aircraft, to obtain for the related loan trustee a perfected first-priority security interest in engines attached to repossessed aircraft and not so owned), at the time of obtaining repossession it could be difficult, expensive and time-consuming to assemble an aircraft consisting of an airframe and the engines subject to the same lease or owned aircraft indenture.

If the controlling party sells the secured promissory notes for less than their outstanding principal amount upon a default under the relevant indenture, certificateholders will receive a smaller amount of principal distributions than expected.

     If a default under an indenture is continuing, whichever of the pass through trustee or the liquidity provider that is the controlling party may direct the loan trustee under that indenture to exercise remedies under that indenture. Remedies exercisable under an indenture may include accelerating the applicable secured promissory notes under the indenture or foreclosing the lien on the aircraft securing those secured promissory notes. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default."

     The controlling party will be:

     the Class A pass through trustee if final distributions on the Class A certificates have not been made, and

     o the Class B trustee, upon payment of final distributions of the aggregate outstanding balance of the Class A certificates, together with accrued interest, to the holders of the Class A certificates.

Under certain circumstances, the liquidity provider with the greater amount owed to it may elect to act as the controlling party. See "Description of the Intercreditor Agreement -- Intercreditor Rights."

     During the continuation of any indenture default, the controlling party may accelerate and sell the secured promissory notes issued under that indenture, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Secured Promissory Notes or Aircraft." The market for secured promissory notes during any indenture default may be very limited, and we cannot assure you as to the price at which they could be sold. If the controlling party sells any secured promissory notes for less than their outstanding principal amount, some certificateholders will receive a smaller amount of principal distributions than expected and will not have any claim for the shortfall against us, any owner trustee, any owner participant, any liquidity provider or any pass through trustee.

The ratings of the Exchange Certificates from Moody's are subject to change.

     It is a condition to the issuance of each class of certificates that they receive at least the following ratings from Moody's.

                                                                   MOODY'S
                                                                   -------
         Class A Certificates.....................................   Baa3
         Class B Certificates.....................................    Ba3

     A rating is not a recommendation to purchase, hold or sell certificates, because that rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if at any time, in its judgment, circumstances in the future, including the downgrading of us, the Depositary or the liquidity provider, so warrant.

     The rating of each class of certificates is based primarily on the default risk of the secured promissory notes purchased by that class, the Depositary for that class, the availability of the liquidity facility for the benefit of holders of that class of certificates, the collateral value provided by the aircraft relating to the secured promissory notes and the subordination provisions that apply to the certificates. Amounts deposited under the escrow agreements are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the certificates nor the escrow receipts may be separately assigned or transferred.

     ATA's ability to pay any premium due upon distribution of deposits not used to purchase secured promissory notes during the delivery period has not been rated by Moody's.

If the proceeds from the offering of the Original Certificates are not used to purchase aircraft within a specified period, they will be returned to the certificateholders.

     ATA may not use all of the deposits held in escrow prior to the delivery period termination date. See "Description of the Deposit Agreements -- Unused Deposits." If any funds remain as deposits with respect to any pass through trust after the delivery period termination date, those remaining funds will be withdrawn by the escrow agent for that pass through trust and distributed, with accrued and unpaid interest, to the certificateholders of that pass through trust. In addition, ATA will pay a premium with respect to those remaining deposits, but ATA will not pay a premium for any deposits that are returned because an aircraft is not delivered prior to the delivery period termination date for any reason that is not ATA's fault or caused by ATA's negligence or if such returned funds (other than unsecured deposits resulting from any such failure of delivery) are less than $5 million. See "Description of the Deposit Agreements -- Unused Deposits."

     The delivery of the newly manufactured aircraft as scheduled is subject to delays in the manufacturing process and to Boeing's contractual right to postpone deliveries. We expect that all aircraft which may be purchased with the proceeds of the certificates will be newly manufactured. See "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft."

     Since the maximum principal amount of secured promissory notes may not be issued with respect to an aircraft and, in any such case, the Series B secured promissory notes are more likely not to be issued in the maximum principal amount as compared to the other secured promissory notes, it is more likely that a distribution of unused deposits will be made with respect to the Class B certificates as compared to the Class A certificates.

     In addition, if any aircraft expected to be delivered under an aircraft purchase agreement between GECC and the manufacturer is not leased to or owned by ATA and a substitute aircraft is not substituted therefor, the deposits relating to such aircraft may be withdrawn and distributed.

The terms of the agreements relating to the secured promissory notes may differ from the terms described in this prospectus.

     The actual participation agreements, leases and leased aircraft indentures that we enter into may differ from the descriptions of these agreements in this prospectus because ATA, ATA Holdings or the owner participant may request changes. The degree to which these agreements may change is limited because:

     o the agreements are required to contain certain mandatory document terms and mandatory economic terms, which are described in this prospectus under the heading

          "Description of the Certificates -- Obligation to Purchase Secured Promissory Notes";

     o ATA must certify that changes to the form agreements do not materially and adversely affect the certificateholders; and

     o if ATA uses forms of financing agreements that are modified in any material respect from forms attached to the placement agreement or otherwise approved by Moody's, ATA is obligated to obtain written confirmation from Moody's that the use of those versions of agreements will not result in a withdrawal, downgrade or suspension of the rating of any class of certificates.

Manufacturers of jet engines used by ATA may act as owner participants with respect to the aircraft, and the business relationship may influence their actions as owner participants.

     Manufacturers of jet engines used by ATA may act as owner participants with respect to aircraft, directly or through affiliates. For example, GECC, a subsidiary of General Electric Company, is expected to act as an owner participant. General Electric Company manufactures aircraft engines used by ATA. These manufacturers and their affiliates have various business relationships with ATA, including as suppliers of equipment to ATA, and these business relationships could influence the actions of these manufacturers or their affiliates as owner participants.

     Each owner participant will have the right to sell, assign or otherwise transfer its interests as owner participant in any of such leveraged leases, subject to the terms and conditions of the relevant participation agreement and related documents.

                               THE EXCHANGE OFFER

     The following section includes a description of the procedure for tendering Outstanding Certificates and receiving Exchange Certificates in return. The issuer, together with all existing holders of the Outstanding Certificates, may decide to use different exchange procedures.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OUTSTANDING CERTIFICATES

     Subject to the terms and conditions in this prospectus and in the accompanying Letter of Transmittal, we will exchange unregistered Outstanding Certificates properly tendered on before the expiration date and not withdrawn for registered Exchange Certificates. The expiration date is 5:00 p.m., New York
City time, on [        ], 2002 unless we extend it.

     As of the date of this prospectus, $203,612,000 aggregate principal amount of class A certificates is outstanding and $56,280,000 an aggregate principal amount of class B certificates is outstanding. This prospectus, together with
the Letter of Transmittal, is first being sent on or about [     ], 2002, to all
holders of Outstanding Certificates known to us. Our obligation to accept Outstanding Certificates for exchange is subject to certain conditions as set forth below under "--Certain Conditions to the Exchange Offer."

     We may, at any time or from time to time, extend the expiration date, by giving oral or written notice of such extension in the manner described below. During any such extension, all Outstanding Certificates previously tendered will remain subject to the exchange offer and we may accept them for exchange. Any Outstanding Certificates that we do not accept for exchange for any reason will be returned to you without cost as promptly as practicable after the expiration or termination of the exchange offer.

     Outstanding Certificates tendered in the exchange offer must be in denominations of principal amounts of $1,000 and any integral multiples thereof.

     We expressly reserve the right to amend or terminate the exchange offer. We also reserve the right to refuse for exchange any Outstanding Certificates not theretofore accepted for exchange, if any of the events specified below under "--Certain Conditions to the Exchange Offer" occur. We will give oral or written notice of any extension, amendment, non-acceptance or termination to you as promptly as practicable any notice with respect to any extension will be issued by means of press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING OUTSTANDING CERTIFICATES

     Certificates for such Outstanding Certificates must be received by:

     (i) the Exchange Agent along with the Letter of Transmittal; or

     (ii) a timely confirmation of a book-entry transfer of the Outstanding Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date with the Letter of Transmittal or Agent's Message in lieu of such Letter of Transmittal; or

     (iii) the holder must comply with the guaranteed delivery procedures described below.

     The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent. It forms a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which states that the participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF THE OUTSTANDING CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. NO LETTER OF TRANSMITTAL OR OUTSTANDING CERTIFICATES SHOULD BE SENT TO US.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     o    a commercial bank; or

     o a trust company having an office or correspondent in the United States (collectively, Eligible Institutions);

unless the Outstanding Certificates tendered are tendered:

     (i) by a registered holder of the Outstanding Certificates who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

     (ii) for the account of an Eligible Institution.

     If Outstanding Certificates are registered to a person who did not sign the Letter of Transmittal, the Outstanding Certificates surrendered for exchange must be endorsed by, or be accompanied by a written transfer or exchange, duly executed by the registered holder with the signature guaranteed by an Eligible Institution. All questions of satisfaction of the form of the writing will be determined by us in our sole discretion.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Certificates listed therein, such Outstanding Certificates must be endorsed or accompanied by appropriate powers of attorney, signed exactly as the name of the registered holder appears on the Outstanding Certificates.

     If the Letter of Transmittal or any Outstanding Certificates or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Outstanding Certificates. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular Outstanding Certificates not properly tendered or to not accept any particular Outstanding Certificates our acceptance of which would, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Outstanding Certificates either before or after the expiration date.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Certificates must be cured within a time period we determine. Neither we, the Exchange Agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Certificates nor shall any of them incur any liability for failure to give such notification. Any Outstanding Certificates will not be considered to have been properly tendered until such defects or irregularities have been cured or waived. Any Outstanding Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holders unless otherwise provided in the Letter of Transmittal as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion to:

     (i) purchase or make offers for any Outstanding Certificates that remain outstanding subsequent to the expiration date, or, as set forth below under "--Certain Conditions to the Exchange Offer," to terminate the exchange offer; and

     (ii) to the extent permitted by applicable law, purchase Outstanding Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

     By tendering, each holder of Outstanding Certificates will represent to us, among other things that:

     o the Exchange Certificates acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the Exchange Certificates, whether or not that person is the holder;

     o neither the holder nor any other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Certificates; and

     o such holder is not engaged in, or intends to engage in, a distribution of the Exchange Certificates.

     If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such Exchange Certificates to be acquired in the exchange offer, such holder or any such other person:

     (i) could not rely on the applicable interpretations of the staff of the Commission; and

     (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Certificates for its own account in exchange for Outstanding Certificates, where such Outstanding Certificates were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution."

ACCEPTANCE OF OUTSTANDING CERTIFICATES FOR EXCHANGE; DELIVERY OF EXCHANGE CERTIFICATES

     Upon satisfaction or waiver of the conditions to the exchange offer, we will accept, promptly, all Outstanding Certificates properly tendered and will issue the Exchange Certificates. See "--Certain Conditions to the Exchange Offer."

     We are deemed to have accepted properly tendered Outstanding Certificates for exchange if or when we give oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to follow promptly.

     For each Outstanding Certificate accepted for exchange, holders of that Outstanding Certificate will receive an Exchange Certificate having a principal amount equal to that of the surrendered Outstanding Certificate. Interest on the Outstanding Certificates will accrue from the
most recent interest payment date or if no interest has been paid, from [    ].
Interest on the Outstanding Certificates and the Exchange Certificates is payable on each February 20, May 20, August 20 and November 20, beginning May 20, 2002. Holders of Outstanding Certificates whose Outstanding Certificates are accepted for exchange will be deemed to have waived the right to receive any payment in respect of accrued and unpaid interest on the Outstanding Certificates accrued from the most recent interest payment date or if no
interest has been paid, from [   ] to the date of the issuance of the Exchange
Certificates. The Exchange Certificates will entitle holders to receive any interest payment that would have otherwise been payable with respect to the Outstanding Certificates. Consequently, holders who exchange their Outstanding Certificates for Exchange Certificates will receive the same interest payment on
[    ] (the first interest payment date with respect to the Outstanding
Certificates and the Exchange Certificates occurring after the closing of the exchange offer) that they would have received had they not accepted the exchange offer.

     In all cases, issuance of Exchange Certificates for Outstanding Certificates that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

     (i) certificates for such Outstanding Certificates or a timely Book-Entry Confirmation of such Outstanding Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility;

     (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof; and

     (iii) all other required documents.

If any tendered Outstanding Certificates are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Outstanding Certificates are submitted for a greater principal amount than the holder desired to exchange, the unaccepted or non-exchanged Outstanding Certificates will be returned without expense to the tendering holder (or, in the case of Outstanding Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, the non-exchanged Outstanding Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Outstanding Certificates at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Outstanding Certificates by causing the Book-Entry Transfer Facility to transfer the Outstanding Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Outstanding Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must still be transmitted to and received by the Exchange Agent at one of the addresses set forth below, under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its Outstanding Certificates; and

     (i) whose Outstanding Certificates are not immediately available; or

     (ii) who cannot deliver their Outstanding Certificates, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the expiration date; or

     (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an Eligible Institution; and

          (b) before the expiration date, the Exchange Agent receives from the Eligible Institution:

          o a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Outstanding Certificates;

          o the certificate number or numbers of such Outstanding Certificates and the principal amount of Outstanding Certificates tendered, stating that the tender is being made thereby, and guaranteeing that the certificates for all physically tendered Outstanding Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof) with any required signature guarantees, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery; and

          o the certificates for all physically tendered Outstanding Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, that will be deposited by the Eligible Institution with the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF RIGHTS

     Except as otherwise provided herein, tenders of Outstanding Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Outstanding Certificates, a written notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     (i) specify the name of the person having tendered the Outstanding Certificates to be withdrawn (the Depositor);

     (ii) include a statement that the Depositor is withdrawing its election to have Outstanding Certificates exchanged, and identify the Outstanding Certificates to be withdrawn (including the certificate number or numbers and principal amount of such Outstanding Certificates); and

     (iii) where certificates for Outstanding Certificates have been transmitted, specify the name in which such Outstanding Certificates are registered, if different from that of the withdrawing holder.

     If certificates for Outstanding Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit:

     (i) the serial numbers of the particular certificates to be withdrawn; and

     (ii) signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution.

     If Outstanding Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Certificates and otherwise comply with the procedures of the facility.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices. Our determination shall be final and binding on all parties.

     Any Outstanding Certificates so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer and no Exchange Certificates will be issued with respect thereto unless the Outstanding Certificates so withdrawn are validly retendered.

     Any Outstanding Certificates which have been tendered but which are not accepted for exchange for any reason will be returned to the holder without cost (or, in the case of Outstanding Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Outstanding Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Outstanding Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Outstanding Certificates may be retendered by following one of the procedures described above under "--Procedures for Tendering Outstanding Certificates" at any time prior to 5:00 p.m., New York City time, on the expiration date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer is not subject to any conditions, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Commission. We cannot assure you that any such condition will not occur. Holders of Outstanding Certificates will have certain rights against us under the registration rights agreement should we fail to consummate the exchange offer.

     If we determine that we may terminate the exchange offer, as set forth above, we may:

     (i) refuse to accept any Outstanding Certificates and return any Outstanding Certificates that have been tendered;

     (ii) extend the exchange offer and retain all Outstanding Certificates tendered prior to the expiration date, subject to the rights of such holders of tendered Outstanding Certificates to withdraw their tendered Outstanding Certificates; or

     (iii) waive a termination event with respect to the exchange offer and accept all properly tendered Outstanding Certificates that have not been withdrawn. If such waiver constitutes a material change in the exchange offer, we will disclose that change through a supplement to this prospectus that will be distributed to each registered holder of Outstanding Certificates. In addition, we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Outstanding Certificates, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

     [ ] has been appointed as Exchange Agent for the exchange offer. All executed Letters of Transmittal and written notices of withdrawal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

   By Hand, Mail or Overnight Courier          Facsimile Transmission Number

          [           ]                        [                    ]
                                               (FOR ELIGIBLE
       (IF BY MAIL, REGISTERED OR              INSTITUTIONS ONLY)]
      CERTIFIED MAIL RECOMMENDED)
                                               Confirm by Telephone

                                               [                  ]

DELIVERY OF THE LETTER OF TRANSMITTAL OR OF WRITTEN NOTICES OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer.

     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us.

TRANSFER TAXES

     Holders who tender their Outstanding Certificates for exchange will not be obligated to pay any transfer taxes in connection with the exchange. However, holders who instruct us to register Exchange Certificates in the name of, or request that Outstanding Certificates not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OUTSTANDING CERTIFICATES

     Holders of Outstanding Certificates who do not exchange them for Exchange Certificates in the exchange offer will continue to be subject to the provisions in the Indenture regarding their transfer and exchange. Any Outstanding Certificates not exchanged will continue to accrue interest, but will not retain any rights under the registration rights agreement and will bear the legend which sets forth the restrictions on transfer to which they are subject as a consequence of the issuance of the Outstanding Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     In general, the Outstanding Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register Outstanding Certificates under the Securities Act. See "Exchange Offer; Registration Rights."

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that Exchange Certificates issued in the exchange offer in exchange for Outstanding Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Certificates.

     However, we do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that:

     (i) the Exchange Certificates received by such holder will be acquired in the ordinary course of its business;

     (ii) at the time of the consummation of the exchange offer such holder will have not engaged in, and does not intend to engage in, a distribution of Exchange Certificates and has no arrangement or understanding to participate in a distribution of Exchange Certificates; and

     (iii) such holder is not an affiliate of the Company within the meaning of Rule 405 of the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

     If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Certificates to be acquired pursuant to the exchange offer, such holder:

     (i) could not rely on the applicable interpretations of the staff of the Commission; and

     (ii) must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives Exchange Certificates for its own account in exchange for Outstanding Certificates must acknowledge that such Outstanding Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Certificates.

     The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges or deficiency of earnings available to cover fixed charges for the periods indicated:

                                                                                                       NINE MONTHS
                                                                                                          ENDED
                                                                YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                       1997     1998     1999      2000     2001          2002
                                                       ----     ----     ----      ----     ----          ----
Ratio of Earnings to Fixed Charges............         1.19     3.03     2.65      ----     ----          ----
Deficiency of Earnings Available to Cover Fixed
    Charges...................................         ----     ----     ----     23,138   130,353       139,381

     For purposes of these computations, earnings consist of income (loss) before income taxes, plus fixed charges, adjusted to exclude the amount of any interest capitalized during the period. Fixed charges include the total of: (i) interest, whether expensed or capitalized; (ii) amortization of debt expense relating to any indebtedness, whether expensed or capitalized; and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor.

                                 CAPITALIZATION

     The following table sets forth our actual consolidated capitalization derived from our unaudited consolidated financial statements at September 30, 2002.

                                                         AT SEPTEMBER 30, 2002
                                                              (UNAUDITED)
                                                         -----------------------
                                                         (Dollars in thousands)
Cash                                                     $   113,058
                                                         ===========

Short-term Debt
  BCI PDP Funding...................................          42,627
  Rolls-Royce PDP Funding...........................           8,384
  GE PDP Funding....................................          14,580
  Borrowings on Revolving Credit Facility...........          10,000
  Other short-term debt (current maturities of
    long-term debt).................................           5,177
                                                         -----------
                                                              80,768

Long-term Debt
  10.5% Unsecured Notes due 2004....................         175,000
  9.625% Unsecured Notes due 2005...................         125,000
  Special Facility Revenue Bonds-Terminal, due 2029.               -
  Special Facility Revenue Bonds-Hangar, due 2020...           6,000
  Secured bank debt, due 2014.......................           8,750
  Secured bank debt, due 2005.......................          18,469
  Capital lease, due 2008...........................           1,610
  Unsecured debt....................................            (102)
                                                         -----------
    Total Long-term debt............................         334,727
                                                         -----------
    Total Debt......................................         415,495
    Total Preferred Stock ($30M ILFC, $50M BCC).....          80,000
    Total shareholder's equity......................         (69,949)
                                                         -----------
      Total capitalization..........................     $   425,546
                                                         ===========

                      SELECTED CONSOLIDATED FINANCIAL DATA

     In the table below, we provide you with selected historical financial data of ATA Holdings. We have prepared the selected financial data included in this information using the consolidated financial statements of ATA Holdings for the five years ended December 31, 2001 and the nine-month periods ended September 30, 2002 and 2001. The financial statements for the five fiscal years ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data for the nine months ended September 30, 2002 and 2001 has not been audited. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that we consider necessary for the fair presentation of our financial position and results of operations for these periods.

     When you read this selected historical financial data, it is important that you read along with it the historical financial statements and related notes in our annual and quarterly reports filed with the SEC, as well as the section of our annual and quarterly reports titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                     1997        1998        1999         2000        2001        2001         2002
                                     ----        ----        ----         ----        ----        ----         ----
                                            (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Operating revenues:
    Scheduled service......        $371,762    $511,254    $624,647     $753,301    $820,666    $656,044     $664,431
    Charter................         359,177     344,482     389,979      435,262     359,770     292,603      238,698
    Ground package.........          22,317      23,186      58,173       59,848      52,182      45,214       30,582
    Other..................          29,937      40,447      49,567       43,142      42,866      33,988       32,689
                                    -------     -------   ---------    ---------   ---------   ---------      -------
      Total operating revenues      783,193     919,369   1,122,366    1,291,553   1,275,484   1,027,849      966,400
                                    -------     -------   ---------    ---------   ---------   ---------      -------

  Operating expenses:
    Salaries, wages and
    benefits...............         172,499     211,304     252,595      297,012     325,153     249,444      264,782
    Fuel and oil...........         153,701     137,401     170,916      274,820     251,333     205,918      151,350
    Handling, landing and
      navigation fees......          69,383      74,640      89,302       97,414      88,653      70,299       85,473
    Passenger service......          32,812      34,031      39,231       45,571      43,856      35,725       29,677
    Aircraft rentals.......          54,441      53,128      58,653       72,145      98,988      68,279      135,731
    Aircraft maintenance,
      materials and repairs          51,465      53,655      55,645       70,432      61,394      50,064       37,388
  Depreciation and
    amortization...........          62,468      78,665      96,038      125,041     121,327     101,400       60,258
  Aircraft impairments and
    retirements............                                                          118,868      41,749       51,559
  Special charges..........                                                           21,525       9,367
  U.S. Government..........                                                          (66,318)    (62,597)      15,210
  Other....................         172,940     201,172     269,959      306,548     302,575     239,424      243,851
                                    -------     -------   ---------    ---------   ---------   ---------      -------
    Total operating expenses        769,709     843,996   1,032,339    1,288,983   1,367,354   1,009,072    1,075,279
                                    -------     -------   ---------    ---------   ---------   ---------      -------
  Operating income (loss)..          13,484      75,373      90,027        2,570     (91,870)     18,777     (108,879)
                                    -------     -------   ---------    ---------   ---------   ---------      -------

Other income (expense):
  Interest income..........           1,584       4,433       5,375        8,389       5,331       4,247        2,138
  Interest (expense).......          (9,454)    (12,808)    (20,966)     (31,452)    (30,082)    (21,345)     (25,979)
  Other....................             413         212       3,361          562         554       1,763         (988)
                                    -------     -------   ---------    ---------   ---------   ---------      -------
    Other income
      (expense)............          (7,457)     (8,163)    (12,230)     (22,501)    (24,197)    (15,335)     (24,829)
                                    -------     -------   ---------    ---------   ---------   ---------      -------
Income (loss) before income
  taxes....................           6,027      67,210      77,797      (19,931)    (116,067)       3,442     (133,708)
Income taxes (credits).....           4,455      27,129      30,455       (4,607)    (39,750)        907      (19,569)
                                    -------     -------   ---------
  Net income (loss)........         $ 1,572   $  40,081    $ 47,342      (15,324)    (76,317)      2,535     (114,139)
                                    =======     =======   =========    ---------   ---------   ---------      -------
Preferred stock dividends..                                                 (375)     (5,568)     (3,083)      (3,235)
                                                                       ---------   ---------   ---------      -------
  Income (loss) available to
    common shareholders....                                             $(15,699)  $ (81,885)      $(548)   $(117,374)
                                                                        ========   =========   =========    =========

Net income (loss) per share--
  basic....................           $0.14       $3.41     $  3.86        (1.31)      (7.14)      (0.05)      (10.04)
                                      =====       =====     =======     ========   =========   =========    =========

                                                                                                NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                     1997        1998        1999         2000        2001        2001         2002
                                     ----        ----        ----         ----        ----        ----         ----
                                            (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

Net income (loss) per share--
  diluted..................           $0.13       $3.07     $  3.51        (1.31)      (7.14)      (0.05)      (10.04)
                                      =====       =====     =======     ========   =========   =========    =========

BALANCE SHEET DATA (AT END OF
  PERIOD):
                                                                                  $           $            $
  Cash.....................        $104,196    $172,936    $120,164   $  129,137     184,439     159,948      113,058
  Non-cash working capital
    (deficiency)(1)........        (100,731)   (112,276)   (128,191)      (6,833)     22,331      83,462      (61,016)
  Property and equipment, net       267,681     329,332     511,832      522,119     314,943     732,999      293,931
  Total assets.............         450,857     594,549     815,281    1,032,430   1,002,962   1,262,520      814,478
  Short-term debt (including
    current maturities)....           8,975       1,476       2,079       96,740     124,059     148,484       80,768
  Long-term debt...........         182,829     245,195     345,792      361,209     373,533     507,989      334,727
  Total debt...............         191,804     246,671     347,871      457,949     497,592     656,473      415,495
  Shareholders' equity                                                                                               )
    (deficit)(2)...........          56,990     102,751     151,376      124,654      44,132     124,373      (69,949

OTHER FINANCIAL DATA:
                                                                      $           $           $
  EBITDAR(3)...............        $132,390    $211,811    $253,454      208,707     134,330     194,466     $ 88,260
  EBITDA(3)................          77,949     158,683     194,801      136,562      35,342     126,187      (47,471)
  Net cash provided by (used                                                                                         )
    in) operating activities         99,936     151,812     152,673      111,692     144,424     141,974       (4,884
  Net cash provided by (used
    in) investing activities        (76,055)   (142,352)   (305,718)    (290,837)   (129,791)   (308,128)      15,678
  Net cash provided by (used
    in) financing activities          6,933      59,280     100,273      188,118      40,669     196,965      (82,175)
  Ratio of earnings to fixed
    charges(4).............            1.19        3.03        2.65            -           -           -            -
  Deficiency of earnings
    available to cover fixed
    charges(4).............              --          --          --       23,138     130,353       7,950      139,381

----------------------

(1) Non-cash working capital consists of total current assets (excluding cash) less total current liabilities (excluding current maturities of long-term debt and short-term debt).

(2)  No common stock dividends were paid in any of the periods presented.

(3) EBITDAR represents net income plus interest expense (net of capitalized interest), income tax expense, depreciation, amortization and aircraft rentals. EBITDA represents net income plus interest expense (net of capitalized interest), income tax expense, depreciation and amortization. EBITDAR and EBITDA are presented because each is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDAR and EBITDA should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(4) The "ratio of earnings to fixed charges" represents earnings divided by fixed charges, as defined in the following paragraph. The "deficiency" represents the amount of fixed charges in excess of earnings.

     For purposes of these computations, earnings consist of income (loss) before income taxes, plus fixed charges, adjusted to exclude the amount of any interest capitalized during the period. Fixed charges include the total of: (i) interest, whether expensed or capitalized; (ii) amortization of debt expense relating to any indebtedness, whether expensed or capitalized; and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor.

(5) The following summarized financial data (unaudited) in this table has been derived from the financial statements of ATA for each of the respective periods presented. ATA is the principal subsidiary of ATA Holdings. The following financial data excludes the other subsidiaries of ATA Holdings (Ambassadair Travel Club, Inc., ATA Leisure Corp., Amber Travel Inc., American Trans Air Execujet, Inc., Amber Air Freight Corporation, ATA Training Academy Inc. and Chicago Express) as ATA is the principal operating subsidiary of

     ATA Holdings. ATA Holdings allocates certain expenses, such as income taxes, to the various subsidiaries as if they were operating on a stand-alone basis.

                                                                                             NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                      SEPTEMBER 30,
                                     1997       1998        1999       2000       2001        2001       2002
                                     ----       ----        ----       ----       ----        ----       ----
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA: (5)

   Operating revenues:.......      $744,153    $877,187 $1,008,855  $1,180,962 $1,153,672  $  929,906  $ 874,362
   Depreciation and amortization     62,281      78,595     93,820     120,262    117,813     98,748      58,595
   Operating income (loss)...        10,325      80,920     97,558      18,680    (91,454)    19,864    (111,616)
   Interest expense, net.....         9,454      12,808     20,969      31,474     30,094     21,355      25,979
   Income (loss) before income
     taxes...................         2,627      72,528     84,989      (4,359)  (115,875)     4,332    (136,621)
   Net income (loss).........            69      43,329     51,951      (5,579)   (76,198)     3,427    (117,052)

BALANCE SHEET DATA (AT END OF
   PERIOD):
   Working capital
     (deficiency)(a).........      $(51,939)  $  10,768   $(32,049) $  (54,102)  $ 11,703   $ 24,244   $(108,930)
   Property and equipment, net      267,556     328,661    508,210     650,185    299,255    716,140     283,471
   Total assets..............       466,923     593,489    823,090   1,050,579  1,140,988  1,382,651     773,869
   Short-term debt (including
     current maturities).....         8,975       1,476      2,079      96,740    124,059    148,484      80,768
   Long-term debt............       182,829     245,195    345,792     361,209    373,533    507,989     334,727
   Total debt................       191,804     246,671    347,871     457,949    497,592    656,473     415,495
   Shareholder's equity(b)...         6,762      50,091    102,039      96,461     20,263     99,888     (98,020)

--------------------

(a)  Working capital consists of total current assets less current liabilities.

(b)  No dividends were paid in any of the periods presented.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

     The Company is a leading provider of targeted scheduled airline services and charter airline services to leisure and other value-oriented travelers, and to the U.S. military. The Company, through its principal subsidiary, ATA, has been operating for 30 years and is the tenth largest U.S. airline in terms of 2001 capacity and traffic. ATA provides jet scheduled service through nonstop and connecting flights from the gateways of Chicago-Midway and Indianapolis to popular vacation destinations such as Hawaii, Phoenix, Las Vegas, Florida, California, Mexico and the Caribbean, as well as to New York's LaGuardia Airport, Philadelphia, Denver, Dallas-Ft. Worth, Washington, D.C., Boston, Seattle, Minneapolis-St. Paul, Newark and Charlotte. The Company's commuter subsidiary Chicago Express Airlines, Inc. ("Chicago Express") provides commuter scheduled service between Chicago-Midway and the cities of Indianapolis, Cedar Rapids, Des Moines, Dayton, Flint, Grand Rapids, Lexington, Madison, Milwaukee, Moline, South Bend, Springfield and Toledo. ATA also provides charter service to independent tour operators, specialty charter customers and the U.S. military.

CRITICAL ACCOUNTING POLICIES

     "Management's Discussion and Analysis of Financial Condition and Results of Operations" discusses the Company's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities. Certain significant accounting policies applied in the preparation of the financial statements require management to make difficult, subjective or complex judgments, and are considered critical accounting policies by the Company. The Company has identified the following areas as critical accounting policies.

GOODWILL ACCOUNTING. In June 2001, the FASB issued new accounting standards pertaining to goodwill in FAS 142, effective for fiscal years beginning after December 15, 2001. Under FAS 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment reviews. The Company's goodwill is related to its ATALC, ATA Cargo, Inc. ("ATA Cargo") and Chicago Express subsidiaries acquired in 1999.

     FAS 142 requires companies to perform transitional impairment reviews of goodwill as of the date of adoption of the statement, which was January 1, 2002. The transitional goodwill impairment test was required to be completed by June 30, 2002, based upon the carrying values and estimated fair values as of January 1, 2002. This test is a two-step process. Step one compares the fair value of a reporting unit (determined through market quotes or the present value of estimated future cash flows) with its carrying amount (assets less liabilities, including goodwill.) If the estimated fair value exceeds the carrying amount, goodwill of the reporting unit is considered not impaired, and step two of the impairment test is not necessary. If the carrying amount of a reporting unit exceeds its estimated fair value, the second step of the goodwill impairment test is then performed, which compares the implied fair value of the reporting unit's goodwill (determined in accordance with purchase accounting), with the carrying amount of the reporting unit's goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to that excess. If an impairment loss is recognized, the adjusted carrying amount of the goodwill becomes the new accounting basis for future impairment tests.

     The fair market values of all of the Company's reporting units were estimated using discounted future cash flows, since market quotes were not readily available. For Chicago Express and ATA Cargo, future cash flows were estimated based on historical performance. In both cases, the estimated fair market value was higher than the carrying amount of the reporting unit, and thus no impairment was indicated.

     The fair market value of ATALC was estimated based on projected future cash flows from the Key Tours and Key Tours Las Vegas brands, estimated cash flows from royalties under the new management services contract with MTC, and incremental cash flows from the increased sale of scheduled service seats to ATA Vacations customers under the management services agreement. Based on this analysis, the estimated fair market value of ATALC was higher than its carrying amount, and thus no impairment was indicated.

     All of the estimates of fair market value for the Company's three reporting units involved highly subjective judgments on the part of management, including the amounts of cash flows to be received, their estimated duration, and perceived risk as reflected in selected discount rates. In some cases, cash flows were estimated without the benefit of historical data, although historical data was used where available. Although the Company believes its estimates and judgments to be reasonable, different assumptions and judgments might have resulted in the impairment of some or all of the Company's recorded goodwill of $21.8 million under the transitional testing rules of FAS 142.

U. S. GOVERNMENT GRANT REIMBURSEMENT ACCOUNTING. The Air Transportation Safety and System Stabilization Act passed in response to the September 11, 2001 terrorist attacks provided for, among other things, up to $5.0 billion in compensation for the direct and incremental losses resulting from the terrorist attacks incurred by U. S. domestic passenger and cargo airlines from September 11, 2001 through December 31, 2001.

     Due to the limited guidance provided by the legislation and the evolving guidance provided by the interpretive rules of the Department of Transportation ("DOT"), the Company has made subjective and judgmental estimates in calculating and recording the amount of grant revenue to recognize. In the third and fourth quarters of 2001, the Company recognized $66.3 million in total grant revenues. As of December 31, 2001, $44.5 million had been received, and $21.8 million was recorded as a receivable.

     In the second quarter of 2002, the DOT issued new guidelines for measuring reimbursable losses and the Company submitted a final application, accompanied by the required accountant's report on agreed upon procedures. Based on review of its application with the DOT, the Company determined that it is probable that a portion of the receivable recorded in 2001 may not be collected, and therefore recorded a valuation allowance of $15.2 million against the $21.8 million receivable as of June 30, 2002. As of September 30, 2002, the remaining receivable had not yet been collected, but the Company does not currently believe that a further change to the valuation allowance is necessary. The Company is continuing to discuss its compensation claim with the DOT, and currently expects that claim to be settled during the fourth quarter of 2002.

FLEET IMPAIRMENT ACCOUNTING. Effective January 1, 2002, the Company adopted FAS 144, which superseded FASB Statement of Financial Accounting Standards No. 121, Accounting for the

Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of ("FAS 121"), but the Company continues to account for the fleet and related assets that were impaired prior to January 1, 2002 under FAS 121, as required by FAS 144. The Company has been performing impairment reviews in accordance with FAS 121 on the Lockheed L-1011-50 and 100 and the Boeing 727-200 fleets since the end of 2000, and both fleets became impaired under FAS 121 subsequent to the events of September 11, 2001.

     In the third quarter of 2002, the Company retired one of its five Lockheed L-1011-500 aircraft earlier than originally planned. This event caused the Company to consider whether the net book value of the remaining four aircraft and related assets in this fleet could be recovered through future cash flows. In the third quarter of 2002, the Company performed an impairment analysis on the Lockheed L-1011-500 fleet and related assets, in accordance with FAS 144, and determined that the Lockheed L-1011-500 fleet and related assets were not impaired.

     Both FAS 144 and FAS 121 require that whenever events or circumstances indicate that the Company may not be able to recover the net book value of its productive assets through future cash flows, an assessment must be performed of expected future cash flows, and undiscounted estimated future cash flows must be compared to the net book value of these productive assets to determine if impairment is indicated. They specify that impaired assets be written down to their estimated fair market value by recording an impairment charge to earnings. FAS 144 and FAS 121 state that fair market values may be estimated using discounted cash flow analysis or quoted market prices, together with other available information, to estimate fair market values. The Company primarily used discounted cash flow analysis to estimate fair market value of the Lockheed L-1011-50 and 100 fleet, and quoted market prices to estimate the value of the Boeing 727-200 fleet.

     The application of FAS 144 and FAS 121 requires the use of significant judgment and the preparation of numerous significant estimates. The Company estimated future cash flows from the productive use of these fleets by estimating the expected net cash contribution from revenues less operating expenses, and adjusting for estimated cash outflows for heavy maintenance and estimated cash inflows from final disposal of the assets. Such estimates were required for up to ten years into the future. Although the Company believes that its estimates of cash flows in the application of FAS 144 and FAS 121 were reasonable, and were based upon all available information, including extensive historical cash flow data about the prior use of these fleets, such estimates nevertheless required substantial judgments and were based upon material assumptions about future events. Such estimates were significant in determining the amount of the impairment charge to be recorded, which could have been materially different under different sets of assumptions and estimates.

     As FAS 144 and FAS 121 require the Company to continuously evaluate fair market values of previously impaired assets, it is possible that future estimates of fair market value may result in additional material charges to earnings, if those estimates indicate a material reduction in fair market value as compared to the estimates made at the end of the third quarter of 2002.

RESULTS OF OPERATIONS

     The Company had an operating loss of $91.9 million, and a net loss after taxes of $76.3 million, for the year ended December 31, 2001. Profitability in 2001 was severely impacted by the terrorist attacks on September 11, 2001, and by non-cash impairment charges associated with the Boeing 727-200 and Lockheed L-1011-50 and 100 fleets totaling $73.8 million, net of tax.

     For the nine months ended September 30, 2002, the Company had an operating loss of $108.9 million, as compared to operating income of $18.8 million in the comparable period of 2001; and the Company had a $117.4 million net loss available to common shareholders in the nine months ended September 30, 2002, as compared to a net loss available to common shareholders of $0.5 million in the same period of 2001.

     Operating revenues decreased 6.0% to $966.4 million in the nine months ended September 30, 2002, as compared to $1.028 billion in the same period of 2001. Consolidated RASM decreased 9.3% to 7.41 cents in the nine months ended September 30, 2002, as compared to 8.17 cents in the same period of 2001. Scheduled service revenues increased $8.4 million between periods, while charter revenues decreased $53.9 million, and ground package revenues decreased $14.6 million.

     Operating expenses increased 6.5% to $1.075 billion in the nine months ended September 30, 2002, as compared to $1.009 billion in the comparable period of 2001. Consolidated CASM increased 2.7% to 8.24 cents in the nine months ended September 30, 2002, as compared to 8.02 cents in the same period of 2001. After excluding special items, consolidated CASM decreased 4.7% to 7.73 cents in the nine months ended September 30, 2002, as compared to 8.11 cents in the comparable period of 2001.

RESULTS OF OPERATIONS IN CENTS PER AVAILABLE SEAT MILE

     The following tables set forth, for the periods indicated, consolidated operating revenues and expenses expressed as cents per available seat mile ("ASM").

                                                                                CENTS PER ASM
                                                                           YEAR ENDED DECEMBER 31,
                                                                 2001                 2000               1999
                                                           -----------------    -----------------   ----------------
Consolidated operating revenues                                   7.88                 7.88                7.44

Consolidated operating expenses:
    Salaries, wages and benefits                                  2.01                 1.81                1.67
    Fuel and oil                                                  1.55                 1.68                1.13
    Depreciation and amortization                                 0.75                 0.76                0.64
    Aircraft rentals                                              0.61                 0.44                0.39
    Handling, landing and navigation fees                         0.55                 0.59                0.59
    Aircraft maintenance, materials and repairs                   0.38                 0.43                0.37
    Crew and other employee travel                                0.37                 0.40                0.33
    Passenger service                                             0.27                 0.28                0.26
    Ground package cost                                           0.26                 0.31                0.33
    Other selling expenses                                        0.26                 0.22                0.19
    Commissions                                                   0.21                 0.24                0.26
    Advertising                                                   0.16                 0.13                0.12
    Facilities and other rentals                                  0.13                 0.10                0.09
    Special charges                                               0.14                 0.00                0.00
    Impairment loss                                               0.69                 0.00                0.00
    U.S. Government grant                                        (0.41)                0.00                0.00
    Other                                                         0.52                 0.47                0.47
                                                           -----------------    -----------------   ----------------
Total consolidated operating expenses                             8.45                 7.86                6.84
                                                           -----------------    -----------------   ----------------

Consolidated operating income (loss)                             (0.57)                0.02                0.60
                                                           =================    =================   ================

ASMs (in thousands)                                           16,187,687           16,390,101         15,082,630

                                                         CENTS PER ASM                             CENTS PER ASM
                                                       THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                         SEPTEMBER 30,                             SEPTEMBER 30,
                                                   2002                2001                   2002               2001
                                                   ----                ----                   ----               ----
Consolidated operating revenues:                    7.06               7.52                    7.41               8.17
Consolidated operating expenses:
Salaries, wages and benefits                        2.12               1.99                    2.03               1.98
Fuel and oil                                        1.18               1.59                    1.16               1.64
Aircraft rentals                                    1.14               0.63                    1.04               0.54
Handling, landing and navigation fees               0.65               0.51                    0.65               0.56
Depreciation and amortization                       0.42               0.75                    0.46               0.81
Crew and other employee travel                      0.32               0.35                    0.32               0.37
Aircraft maintenance, materials and repairs         0.25               0.34                    0.29               0.40
Other selling expenses                              0.25               0.24                    0.26               0.26
Passenger service                                   0.23               0.30                    0.23               0.28
Advertising                                         0.22               0.17                    0.23               0.16
Insurance                                           0.18               0.06                    0.18               0.06
Facilities and other rentals                        0.14               0.13                    0.13               0.12
Commissions                                         0.09               0.18                    0.14               0.23
Ground package cost                                 0.08               0.15                    0.18               0.29
Special charges                                      -                 0.22                     -                 0.07
Aircraft impairment and retirements                 0.76               0.88                    0.40               0.33
U.S. Government grant                                -                (1.47)                   0.12              (0.50)
Other                                               0.36               0.40                    0.42               0.42
                                              ----------         ----------             -----------         ----------
Total consolidated operating income (loss)          8.39               7.42                    8.24               8.02
                                              ----------         ----------             -----------         ----------

Consolidated operating income (loss)               (1.33)              0.10                   (0.83)              0.15
                                              ==========         ==========             ===========         ==========

ASMs (in thousands)                            4,494,336          4,272,432              13,050,595         12,583,425

Excluding special charges, aircraft
  impairment and retirement, and U.S.
  Government grant                                7.62               7.79                    7.73               8.11
                                              ==========         ==========             ===========         ==========

CONSOLIDATED FLIGHT OPERATING AND FINANCIAL DATA

     The following tables set forth, for the periods indicated, certain key operating and financial data for the consolidated flight operations of the Company. Data shown for "Jet" operations include the consolidated operations of Lockheed L-1011, Boeing 727-200, Boeing 737-800, Boeing 757-200, and Boeing 757-300 aircraft in all of the Company's business units. Data shown for "J31/Saab" operations include the operations of Jetsteam31 and Saab 340B propeller aircraft by Chicago Express as the ATA Connection.

                                                               TWELVE MONTHS ENDED DECEMBER 31,
                                                     2001             2000         INC (DEC)      % INC (DEC)
                                                     ----             ----         ---------      -----------
Departures Jet                                       56,962           55,714          1,248            2.24
Departures J31/Saab (a)                              26,836           18,985          7,851           41.35
                                              -------------------------------------------------------------------
 Total Departures (b)                                83,798           74,699          9,099           12.18
                                              -------------------------------------------------------------------

Block Hours Jet                                     172,207          172,824           (617)          (0.36)
Block Hours J31/Saab                                 24,836           18,708          6,128           32.76
                                              -------------------------------------------------------------------
 Total Block Hours (c)                              197,043          191,532          5,511            2.88
                                              -------------------------------------------------------------------

RPMs Jet (000s)                                  11,581,733       11,760,135       (178,402)          (1.52)
RPMs J31/Saab (000s)                                 94,009           56,669         37,340           65.89
                                              -------------------------------------------------------------------
 Total RPMs (000s) (d)                           11,675,742       11,816,804       (141,062)          (1.19)
                                              -------------------------------------------------------------------

ASMs Jet (000s)                                  16,041,928       16,295,730       (253,802)          (1.56)
ASMs J31/Saab (000s)                                145,759           94,371         51,388           54.45
                                              -------------------------------------------------------------------
 Total ASMs (000s) (e)                           16,187,687       16,390,101       (202,414)          (1.23)
                                              -------------------------------------------------------------------

Load Factor Jet                                       72.20            72.17           0.03            0.04
Load Factor J31/Saab                                  64.50            60.05           4.45            7.41
                                              -------------------------------------------------------------------
 Total Load Factor (f)                                72.13            72.10           0.03            0.04
                                              -------------------------------------------------------------------

Passengers Enplaned Jet                           8,058,886        7,686,077        372,809            4.85
Passengers Enplaned J31/Saab                        576,339          320,062        256,277           80.07
                                              -------------------------------------------------------------------
 Total Passengers Enplaned (g)                    8,635,225        8,006,139        629,086            7.86
                                              -------------------------------------------------------------------

Revenue $ (000s)                                  1,275,484        1,291,553        (16,069)          (1.24)
RASM in cents (h)                                      7.88             7.88              -               -
CASM in cents (i)                                      8.45             7.86           0.59            7.51
Yield in cents (j)                                    10.92            10.93          (0.01)          (0.09)

--------------------------

See footnotes (a) through (j) on pages 58-59.



                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                               2000             1999           INC (DEC)        % INC (DEC)
                                               ----             ----           ---------        -----------
Departures Jet                                55,714            50,207             5,507            10.97
Departures J31/Saab (a)                       18,985            17,716             1,269             7.16
                                        -----------------------------------------------------------------------
    Total Departures (b)                      74,699            67,923             6,776             9.98
                                        -----------------------------------------------------------------------

Block Hours Jet                              172,824           157,481            15,343             9.74
Block Hours J31/Saab                          18,708            17,979               729             4.05
                                        -----------------------------------------------------------------------
    Total Block Hours (c)                    191,532           175,460            16,072             9.16
                                        -----------------------------------------------------------------------

RPMs Jet (000s)                           11,760,135        10,913,081           847,054             7.76


                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                               2000             1999           INC (DEC)        % INC (DEC)
                                               ----             ----           ---------        -----------
RPMs J31/Saab (000s)                          56,669            35,922            20,747            57.76
                                        -----------------------------------------------------------------------
    Total RPMs (000s) (d)                 11,816,804        10,949,003           867,801             7.93
                                        -----------------------------------------------------------------------

ASMs Jet (000s)                           16,295,730        15,025,000         1,270,730             8.46
ASMs J31/Saab (000s)                          94,371            57,630            36,741            63.75
                                        -----------------------------------------------------------------------
    Total ASMs (000s) (e)                 16,390,101        15,082,630         1,307,471             8.67
                                        -----------------------------------------------------------------------

Load Factor Jet                                72.17             72.63              (0.46)          (0.63)
Load Factor J31/Saab                           60.05             62.33              (2.28)          (3.66)
                                        -----------------------------------------------------------------------
    Total Load Factor (f)                      72.10             72.59              (0.49)          (0.68)
                                        -----------------------------------------------------------------------

Passengers Enplaned Jet                    7,686,077         6,838,339           847,738            12.40
Passengers Enplaned J31/Saab                 320,062           206,304           113,758            55.14
                                        -----------------------------------------------------------------------
    Total Passengers Enplaned (g)          8,006,139         7,044,643           961,496            13.65
                                        -----------------------------------------------------------------------

Revenue $ (000s)                           1,291,553         1,122,366           169,187            15.07
RASM in cents (h)                               7.88              7.44               0.44            5.91
CASM in cents (i)                               7.86              6.84               1.02           14.91
Yield in cents (j)                             10.93             10.25               0.68            6.63

---------------------

See footnotes (a) through (j) on pages 58-59.

                                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                               2002             2001           INC (DEC)        % INC(DEC)
                                                         ----------------- ---------------- ---------------- ------------------
             Departures Jet                                    17,147            14,471          2,676              18.49
             Departures Saab                                   11,669             6,732          4,937              73.34
                                                         ----------------- ---------------- ---------------- ------------------
             Total Departures (b)                              28,816            21,203          7,613              35.91
                                                         ----------------- ---------------- ---------------- ------------------

             Block Hours Jet                                   50,833            44,453          6,380              14.35
             Block Hours Saab                                  10,982             6,224          4,758              76.45
                                                         ----------------- ---------------- ---------------- ------------------
             Total Block Hours (c)                             61,815            50,677         11,138              21.98
                                                         ----------------- ---------------- ---------------- ------------------

             RPMs Jet (000s)                                3,195,420         3,238,209        (42,789)             (1.32)
             RPMs Saab (000s)                                  43,664            22,244         21,420              96.30
                                                         ----------------- ---------------- ---------------- ------------------
             Total RPMs (000s) (d)                          3,239,084         3,260,453        (21,369)             (0.66)
                                                         ----------------- ---------------- ---------------- ------------------

             ASMs Jet (000s)                                4,428,021         4,235,610        192,411               4.54
             ASMs Saab (000s)                                  66,315            36,822         29,493              80.10
                                                         ----------------- ---------------- ---------------- ------------------
             Total ASMs (000s) (e)                          4,494,336         4,272,432        221,904               5.19
                                                         ----------------- ---------------- ---------------- ------------------

             Load Factor Jet (%)                                72.16             76.45           (4.29)            (5.56)
             Load Factor Saab (%)                               65.84             60.41            5.43              8.99
                                                         ----------------- ---------------- ---------------- ------------------
             Total Load Factor (%) (f)                          72.07             76.31           (4.24)            (5.56)
                                                         ----------------- ---------------- ---------------- ------------------

             Passengers Enplaned Jet                        2,375,954         2,070,172        305,782              14.77
             Passengers Enplaned Saab                         254,403           135,174        119,229              88.20
                                                         ----------------- ---------------- ---------------- ------------------
             Total Passengers Enplaned (g)                  2,630,357         2,205,346        425,011              19.27
                                                         ----------------- ---------------- ---------------- ------------------

             Revenue $ (000s)                                 317,289           321,469         (4,180)             (1.30)
             RASM in cents (h)                                   7.06              7.52           (0.46)            (6.12)
             CASM in cents (i)                                   8.39             7.42             0.97             13.07
             Yield in cents (j)                                  9.80              9.86           (0.06)            (0.61)


---------------------

See footnotes (b) through (j) on pages 58-59.

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                 2002             2001           INC (DEC)         %INC(DEC)
                                           ----------------- ---------------- ----------------- ----------------
Departures Jet                                  49,305             44,167           5,138             11.63
Departures Saab                                 28,982             18,665          10,317             55.27
                                           ----------------- ---------------- ----------------- ----------------
  Total Departures (b)                          78,287             62,832          15,455             24.60
                                           ----------------- ---------------- ----------------- ----------------

Block Hours Jet                                146,085            134,549          11,536              8.57
Block Hours Saab                                27,182             17,194           9,988             58.09
                                           ----------------- ---------------- ----------------- ----------------
  Total Block Hours (c)                        173,267            151,743          21,524             14.18
                                           ----------------- ---------------- ----------------- ----------------

RPMs Jet (000s)                              9,290,163          9,221,576          68,587              0.74
RPMs Saab (000s)                               106,071             68,210          37,861             55.51
                                           ----------------- ---------------- ----------------- ----------------
  Total RPMs (000s) (d)                      9,396,234          9,289,786         106,448              1.15
                                           ----------------- ---------------- ----------------- ----------------

ASMs Jet (000s)                             12,891,505         12,481,432         410,073              3.29
ASMs Saab (000s)                               159,090            101,993          57,097             55.98
                                           ----------------- ---------------- ----------------- ----------------
  Total ASMs (000s) (e)                     13,050,595         12,583,425         467,170              3.71
                                           ----------------- ---------------- ----------------- ----------------

Load Factor Jet (%)                              72.06              73.88           (1.82)            (2.46)
Load Factor Saab (%)                             66.67              66.88           (0.21)            (0.31)
                                           ----------------- ---------------- ----------------- ----------------
  Total Load Factor (%) (f)                      72.00              73.83           (1.83)            (2.48)
                                           ----------------- ---------------- ----------------- ----------------

Passengers Enplaned Jet                      6,939,844          6,395,596         544,248              8.51
Passengers Enplaned Saab                       646,904            413,323         233,581             56.51
                                           ----------------- ---------------- ----------------- ----------------
  Total Passengers Enplaned (g)              7,586,748          6,808,919         777,829             11.42
                                           ----------------- ---------------- ----------------- ----------------

Revenue $ (000s)                               966,400          1,027,849         (61,449)            (5.98)
RASM in cents (h)                                 7.41               8.17           (0.76)            (9.30)
CASM in cents (i)                                 8.24               8.02             0.22             2.74
Yield in cents (j)                               10.28              11.06            (0.78)           (7.05)

---------------------

See footnotes (b) through (j) on pages 58-59.

     (a) Chicago Express provides service between Chicago-Midway and the cities of Indianapolis, Milwaukee, Des Moines, Dayton, Grand Rapids, Madison, South Bend and Springfield as the ATA Connection, currently using 34-seat Saab 340B propeller aircraft. During 1999 and the first three quarters of 2000, Chicago Express operated up to nine 19-seat Jetstream 31 ("J31") aircraft as it phased in the Saab fleet. As of September 30, 2000, all J31 aircraft had been removed from revenue service.

     (b) A departure is a single takeoff and landing operated by a single aircraft between an origin city and a destination city.

     (c) Block hours for any aircraft represent the elapsed time computed from the moment the aircraft first moves under its own power from the origin city boarding ramp to the moment it comes to rest at the destination city boarding ramp.

     (d) Revenue passenger miles (RPMs) represent the number of seats occupied by revenue passengers multiplied by the number of miles those seats are flown. RPMs are an industry measure of the total seat capacity actually sold by the Company.

     (e) Available seat miles (ASMs) represent the number of seats available for sale to revenue passengers multiplied by the number of miles those seats are flown. ASMs are an industry measure of the total seat capacity offered for sale by the Company, whether sold or not.

     (f) Passenger load factor is the percentage derived by dividing RPMs by ASMs. Passenger load factor is relevant to the evaluation of scheduled service because incremental passengers normally provide incremental revenue and profitability when seats are sold individually. In the case of commercial charter and military/government charter, load factor is less relevant because the Company sells an entire aircraft instead of individual seats. Since both costs and revenues are largely fixed for these types of charter flights, changes in load factor have less impact on business unit profitability. Consolidated load factors and scheduled service load factors for the Company are shown in the appropriate tables for industry comparability, but load factors for individual charter businesses are omitted from applicable tables.

     (g) Passengers enplaned are the number of revenue passengers who occupied seats on the Company's flights. This measure is also referred to as "passengers boarded."

     (h) Revenue per ASM (expressed in cents) is total operating revenue divided by total ASMs. This measure is also referred to as "RASM." RASM measures the Company's unit revenue using total available seat capacity. In the case of scheduled service, RASM is a measure of the combined impact of load factor and yield (see (j) below for the definition of yield).

     (i) Cost per ASM (expressed in cents) is total operating expense divided by total ASMs. This measure is also referred to as "CASM." CASM measures the Company's unit cost using total available seat capacity.

     (j) Revenue per RPM (expressed in cents) is total operating revenue divided by total RPMs. This measure is also referred to as "yield." Yield is relevant to the evaluation of scheduled service because yield is a measure of the average price paid by customers purchasing individual seats. Yield is less relevant to the commercial charter and military/government charter businesses because the entire aircraft is sold at one time for one price. Consolidated yields and scheduled service yields are shown in the appropriate tables for industry comparability, but yields for individual charter businesses are omitted from applicable tables.

NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2001

OPERATING REVENUES

SCHEDULED SERVICE REVENUES. The following table sets forth, for the periods indicated, certain key operating and financial data for the scheduled service operations of the Company. Data shown for "Jet" operations include the combined operations of Lockheed L-1011, Boeing 727-200, Boeing 737-800, Boeing 757-200, and Boeing 757-300 aircraft in scheduled service. Data shown for "Saab" operations include the operations of Saab 340B propeller aircraft by Chicago Express as the ATA Connection.

                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                              2002               2001             INC (DEC)         % INC (DEC)
                                        ------------------ ------------------ ------------------ -------------------
Departures Jet                                41,347             35,056              6,291             17.95
Departures Saab                               28,982             18,665             10,317             55.27
                                        ------------------ ------------------ ------------------ -------------------
  Total Departures (b)                        70,329             53,721             16,608             30.92
                                        ------------------ ------------------ ------------------ -------------------

Block Hours Jet                              116,317            101,349             14,968             14.77
Block Hours Saab                              27,182             17,194              9,988             58.09
                                        ------------------ ------------------ ------------------ -------------------
  Total Block Hours (c)                      143,499            118,543             24,956             21.05
                                        ------------------ ------------------ ------------------ -------------------

RPMSs Jet (000s)                           7,336,282          6,722,193            614,089              9.14
RPMs Saab (000s)                             106,071             68,210             37,861             55.51
                                        ------------------ ------------------ ------------------ -------------------
  Total RPMs (000s) (d)                    7,442,353          6,790,403            651,950              9.60
                                        ------------------ ------------------ ------------------ -------------------

ASMs Jet (000s)                            9,785,177          8,653,441          1,131,736             13.08
ASMs Saab (000s)                             159,090            101,993             57,097             55.98
                                        ------------------ ------------------ ------------------ -------------------
  Total ASMs (000s) (e)                    9,944,267          8,755,434          1,188,833             13.58
                                        ------------------ ------------------ ------------------ -------------------

Load Factor Jet (%)                            74.97              77.68              (2.71)             (3.49)
Load Factor Saab (%)                           66.67              66.88              (0.21)             (0.31)
                                        ------------------ ------------------ ------------------ -------------------
  Total Load Factor (%) (f)                    74.84              77.56              (2.72)             (3.51)
                                        ------------------ ------------------ ------------------ -------------------

Passengers Enplaned Jet                    5,970,143          5,199,950            770,193             14.81
Passengers Enplaned Saab                     646,904            413,323            233,581             56.51
                                        ------------------ ------------------ ------------------ -------------------
  Total Passengers Enplaned (g)            6,617,047          5,613,273          1,003,774             17.88
                                        ------------------ ------------------ ------------------ -------------------

Revenue $ (000s)                             664,431            656,044              8,387              1.28
RASM in cents (h)                               6.68               7.49              (0.81)            (10.81)
CASM in cents (i)                               8.93               9.66              (0.73)             (7.56)
Yield in cents (j)                            100.41             116.87             (16.46)            (14.08)

---------------------

See footnotes (b) through (j) on pages 58-59.

     Scheduled service revenues in the nine months ended September 30, 2002 increased 1.3% to $664.4 million from $656.0 million in the same period of 2001. Scheduled service revenues comprised 73.0% and 68.8%, respectively, of consolidated revenues in the quarter and nine months ended September 30, 2002, as compared to 64.9% and 63.8%, respectively, of consolidated revenues in the same periods of 2001. While the Company's capacity in 2002 has increased from 2001, both load factor and yield have declined from the prior year.

     The Company's third quarter 2002 scheduled service at Chicago-Midway accounted for approximately 67.8% of scheduled service ASMs and 87.4% of scheduled service departures, as compared to 63.6% and 85.8%, respectively, in the third quarter of 2001. In the third quarter of 2002, the Company began nonstop service from Chicago-Midway to Charlotte. In the first quarter of 2002, the Company began nonstop international service to Aruba, Cancun, Grand Cayman and Guadalajara. In the third and fourth quarters of 2001, the Company began operating nonstop between Chicago-Midway and the cities of Newark and Miami. The Company began nonstop service from Chicago-Midway to San Jose, California on October 1, 2002 and has announced nonstop service to Montego Bay, Jamaica and Puerto Vallarta, Mexico beginning in the fourth quarter of 2002.

     Chicago Express operates, as of September 30, 2002, 17 34-seat Saab 340B aircraft between Chicago-Midway and the cities of Indianapolis, Cedar Rapids, Des Moines, Dayton, Flint, Grand Rapids, Lexington, Madison, Milwaukee, Moline, Springfield, South Bend and Toledo.

     The Company anticipates that its Chicago-Midway operation will continue to represent a substantial proportion of its scheduled service business throughout 2002 and beyond. Chicago Express has been performing well as a feeder of passengers to the jet system. The Company operated 140 peak daily jet and commuter departures from Chicago-Midway and served 34 destinations on a nonstop basis in the third quarter of 2002, as compared to 111 peak daily jet and commuter departures and 27 nonstop destinations in the third quarter of 2001.

     The Company's anticipated growth at Chicago-Midway will be accomplished in conjunction with the completion of new terminal and gate facilities at the Chicago-Midway Airport. In March 2001, the Company occupied 24 newly constructed ticketing and passenger check-in spaces in the new terminal, an increase from 16 ticketing and passenger check-in spaces previously occupied. Once all construction is complete in 2004, the Company expects to occupy at least 12 jet gates and one commuter aircraft gate at the new airport concourses. One new gate was occupied in October 2001, and the Company moved to seven additional new gates in the first quarter of 2002. The five remaining gates are expected to be available for use by the Company in 2004. The construction of a Federal Inspection Service ("FIS") facility at Chicago-Midway was completed in the first quarter of 2002, and the opening of this facility allowed the Company to begin nonstop international services from Chicago-Midway in the first quarter of 2002, as noted above. The Company plans to continue to add new nonstop jet service to international destinations using this customs facility at Chicago-Midway Airport.

     The Company's Hawaii service accounted for 16.9% of scheduled service ASMs and 3.8% of scheduled service departures in the third quarter of 2002, as compared to 23.1% and 5.1%, respectively, in the third quarter of 2001. The Company provided nonstop services in both periods from Los Angeles, Phoenix and San Francisco to both Honolulu and Maui, with connecting service between Honolulu and Maui. From June to September 2002, the Company operated seasonal service to Lihue from Los Angeles and San Francisco. The Company provides these services through a marketing alliance with the largest independent tour operator serving leisure travelers to Hawaii from the United States. The Company distributes the remaining seats on these flights through normal scheduled service distribution channels.

     The Company's Indianapolis service accounted for 10.0% of scheduled service ASMs and 6.0% of scheduled service departures in the third quarter of 2002, as compared to 7.7% and 5.9%, respectively, in the third quarter of 2001. In both quarters, the Company operated nonstop to Cancun, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, Orlando, St. Petersburg, San Francisco and Sarasota. The Company also began limited jet service, in the second quarter of 2002, between

Indianapolis and Chicago-Midway, with continuing service to Seattle, and began nonstop service to New York LaGuardia and Phoenix from Indianapolis beginning in the third quarter of 2002. The Company has served Indianapolis for 30 years through the Ambassadair Travel Club, and in scheduled service since 1986.

COMMERCIAL CHARTER REVENUES. The Company's commercial charter revenues are derived principally from independent tour operators and specialty charter customers. The Company's commercial charter product provides full-service air transportation to hundreds of customer-designated destinations throughout the world. Commercial charter revenues accounted for 6.5% and 11.2%, respectively of consolidated revenues in the quarter and nine months ended September 30, 2002, as compared to 16.6% in each of the comparable periods of 2001.

     The following table sets forth, for the periods indicated, certain key operating and financial data for the commercial charter operations of the Company.

                                                                       THREE MONTHS ENDED SEPTEMBER 30,
                                                           2002             2001           INC (DEC)       % INC (DEC)
                                                      ---------------- ---------------- ---------------- -----------------
Departures (b)                                             1,157            1,972              (815)          (41.33)
Block Hours (c)                                            3,888            6,792            (2,904)          (42.76)
RPMs (000s) (d)                                          246,956          675,275          (428,319)          (63.43)
ASMs (000s) (e)                                          304,538          798,277          (493,739)          (61.85)
Passengers Enplaned (g)                                  166,148          315,603          (149,455)          (47.36)
Revenue $ (000s)                                          20,626           53,329           (32,703)          (61.32)
RASM in cents (h)                                           6.77             6.68               0.09            1.35
RASM excluding fuel escalation in cents (k)                 6.56             6.52               0.04            0.61

                                                                         NINE MONTHS ENDED SEPTEMBER 30,
                                                             2002             2001          INC (DEC)        % INC (DEC)
                                                       ----------------- --------------- ---------------- ------------------

Departures (b)                                               5,257             6,386         (1,129)           (17.68)
Block Hours (c)                                             17,949            21,387         (3,438)           (16.08)
RPMs (000s) (d)                                          1,228,998         1,755,865       (526,867)           (30.01)
ASMs (000s) (e)                                          1,535,375         2,239,239       (703,864)           (31.43)
Passengers Enplaned (g)                                    792,176         1,017,639       (225,463)           (22.16)
Revenue $ (000s)                                           108,120           170,124        (62,004)           (36.45)
RASM in cents (h)                                             7.04              7.60          (0.56)            (7.37)
RASM excluding fuel escalation in cents (k)                   6.96              7.26          (0.30)            (4.13)

---------------------

See footnotes (b) through (h) on page 58.

(k) Commercial charter contracts generally provide that the tour operator will reimburse the Company for certain fuel cost increases, which, when earned, are accounted for as additional revenue. A separate RASM calculation, excluding the impact of fuel reimbursements, is provided as a separate measure of unit revenue changes.

     The majority of the decline in commercial charter revenues in the third quarter and nine months ended September 30, 2002, as compared to the same periods of 2001, was due to the retirement of certain Lockheed L-1011 and Boeing 727-200 aircraft that the Company has traditionally used in commercial charter flying. Since aircraft utilization (number of productive hours of flying per aircraft each month) is typically much lower for commercial charter, as compared to scheduled service flying, the Company's replacement fleets of new Boeing 737-800 and Boeing 757-300 aircraft are economically disadvantaged when used in the charter business, because of their higher fixed-ownership cost. Consequently, the Company expects its commercial charter revenues to continue to decline throughout the remainder of 2002 as the fleet supporting this business continues to shrink through aircraft retirements.

     The Company operates in two principal components of the commercial charter business, known as "track charter" and "specialty charter." The larger track charter business component is generally comprised of low frequency but repetitive domestic and international flights between city pairs, which support high passenger load factors and are marketed through tour operators, providing value-priced and convenient nonstop service to vacation destinations for the leisure traveler. Since track charter resembles scheduled service in terms of its repetitive flying patterns between fixed city pairs, it allows the Company to achieve reasonable levels of crew and aircraft utilization (although less than for scheduled service), and provides the Company with meaningful protection from some fuel price increases through the use of fuel escalation reimbursement clauses in tour operator contracts. Track charter accounted for approximately $16.1 million and $84.2 million, respectively, in revenues in the quarter and nine months ended September 30, 2002, as compared to $44.9 million and $135.6 million, respectively, in the comparable periods of 2001.

     Specialty charter (including incentive travel programs) is a product which is designed to meet the unique requirements of the customer and is a business characterized by lower frequency of operation and by greater variation in city pairs served than the track charter business. Specialty charter includes such diverse contracts as flying university alumni to football games, transporting political candidates on campaign trips and moving NASA space shuttle ground crews to alternate landing sites. Specialty charter accounted for approximately $2.5 million and $9.8 million, respectively, in revenues in the quarter and nine months ended September 30, 2002, as compared to $4.5 million and $14.0 million, respectively, in the comparable periods of 2001.

MILITARY/GOVERNMENT CHARTER REVENUES. The following table sets forth, for the periods indicated, certain key operating and financial data for the military/ government flight operations of the Company.

                                                                  THREE MONTHS ENDED SEPTEMBER 30,
                                                     2002               2001          INC (DEC)        (DEC) % INC
                                               ------------------------------------------------------------------------
Departures (b)                                         959               854               101            11.83
Block Hours (c)                                      4,175             3,831               344             8.98
RPMs (000s) (d)                                    252,215           255,560            (3,345)           (1.31)
ASMs (000s) (e)                                    554,979           491,359            63,620            12.95
Passengers Enplaned (g)                             60,140            53,714             6,426            11.96
Revenue $ (000s)                                    47,559            40,300             7,259            18.01
RASM in cents (h)                                     8.57              8.20              0.37             4.51
RASM excluding fuel escalation in cents (1)           8.52              7.89              0.63             7.98

                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                     2002               2001            INC (DEC)       (DEC) % INC
                                               ------------------------------------------------------------------------

Departures (b)                                       2,679             2,709               (30)           (1.11)
Block Hours (c)                                     11,732            11,756               (24)           (0.20)
RPMs (000s) (d)                                    719,779           738,316           (18,537)           (2.51))
ASMs (000s) (e)                                  1,559,070         1,580,397           (21,327)           (1.35)
Passengers Enplaned (g)                            175,380           176,572            (1,192)           (0.68)
Revenue $ (000s)                                   130,578           122,479             8,099             6.61
RASM in cents (h)                                     8.38              7.75              0.63             8.13
RASM excluding fuel escalation in cents (l)           8.40              7.43              0.97            13.06


---------------------

See footnotes (b) through (h) on page 58.

(l) Military/government reimbursements to the Company are calculated based upon a "cost plus" formula, including an assumed average fuel price for each contract year. If actual fuel prices differ from the contract rate, revenues are adjusted up or down to neutralize the impact of the change on the Company. A separate RASM calculation is provided, excluding the impact of the fuel price adjustments.

     The Company participates in two related military/government charter programs known as "fixed-award" and "short-term expansion." Pursuant to the U.S. military's fixed-award system, each participating airline is awarded certain "mobilization value points" based upon the number and type of aircraft made available by that airline for military flying. In order to increase the number of points awarded, the Company has traditionally participated in contractor teaming arrangements with other airlines. Under these arrangements, the team has a greater likelihood of receiving fixed-award business and, to the extent that the award includes passenger transport, the opportunity for the Company to operate this flying is enhanced since the Company represents a majority of the passenger transport capacity of the team. As part of its participation in this teaming arrangement, the Company pays a commission to the team, which passes that revenue on to all team members based upon their mobilization points. All airlines participating in the fixed-award business contract annually with the U.S. military from October 1 to the following September 30. For each contract year, reimbursement rates are determined for all aircraft types and mission categories based upon operating cost data submitted by the participating airlines. These contracts generally are not subject to renegotiation once they become effective.

     Short-term expansion business is awarded by the U.S. military first on a pro rata basis to those carriers who have been provided fixed-award business and then to any other carrier with aircraft availability. Expansion flying is generally offered to airlines on very short notice.

     The overall amount of military flying that the Company performs in any one year is dependent upon several factors, including (i) the percentage of mobilization value points represented by the Company's team as compared to total mobilization value points of all providers of military service; (ii) the percentage of passenger capacity of the Company with respect to its own team;
(iii) the amount of fixed-award and expansion flying required by the U.S. military in each contract year; and (iv) the availability of the Company's aircraft to accept and fly expansion awards. The Company earned $175.6 million in military/government charter revenues in the contract year ended September 30, 2002.

     The increase in RASM for military/government charter revenues in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001, was due primarily to rate increases awarded for the current contract year ending September 30, 2002, based upon cost data submitted to the U.S. military by the Company and other air carriers providing these services, and partially due to the mix of aircraft hours flown. The Company has renewed its U.S. military contract for the fiscal year beginning October 1, 2002, and has obtained an average rate nearly unchanged as compared to the prior contract year. The Company expects the volume of military flying to be higher than in the contract year ended September 30, 2002, but due to the small rate changes expects military/government charter RASM in the contract year beginning October 1, 2002 to be only slightly higher than the current contract year.

GROUND PACKAGE REVENUES. The Company earns ground package revenues through the sale of hotel, car rental and cruise accommodations in conjunction with the Company's air transportation product. The Company markets these ground packages through its ATALC and Ambassadair subsidiaries. Ambassadair Travel Club offers tour-guide-accompanied vacation packages to its approximately 32,000 individual and family members. ATALC offers numerous ground accommodations to the general public, which are marketed through travel agents, as well as directly by the Company.

     In the third quarter of 2002, ground package revenues decreased 35.6% to $5.6 million, as compared to $8.7 million in the third quarter of 2001, and in the nine months ended September 30, 2002, ground package revenues decreased 32.3% to $30.6 million, as compared to $45.2 million in the same period of 2001.

     The decline in ground package sales (and related ground package costs) in the first nine months of 2002, as compared to the first nine months of 2001, is partially due to the reduced demand for leisure travel subsequent to the terrorist attacks of September 11, 2001. Also, effective July 1, 2002, the Company outsourced the management and marketing of its ATA Vacations and Travel Charter, International brands to MTC. Under that outsourcing agreement, MTC will directly sell ground arrangements to customers who also purchase charter or scheduled service air transportation from the Company. Therefore, the Company anticipates that ground package sales (and related ground package costs) will continue to experience significant year-over-year declines in the remainder of 2002, as these sales will no longer be recorded by the Company for ATA Vacations and Travel Charter, International.

OTHER REVENUES. Other revenues are comprised of the consolidated revenues of certain affiliated companies, together with miscellaneous categories of revenue associated with the scheduled, charter and ground package operations of the Company, such as cancellation and miscellaneous service fees, Ambassadair Travel Club membership dues and cargo revenue. Other revenues increased 12.3% to $11.9 million in the third quarter of 2002, as compared to $10.6 million in the third quarter of 2001, and decreased 3.8% to $32.7 million in the nine months ended September 30, 2002, as compared to $34.0 million in the same period of 2001. Although certain administrative fee revenues increased between periods, most other revenues declined in association with the ongoing diminished travel demand subsequent to the terrorist attacks of September 11, 2001.

OPERATING EXPENSES

SALARIES, WAGES AND BENEFITS. Salaries, wages and benefits include the cost of salaries and wages paid to the Company's employees, together with the Company's cost of employee benefits and payroll-related local, state and federal taxes. Salaries, wages and benefits expense in the third quarter of 2002 increased 11.9% to $95.1 million, as compared to $85.0 million in the third quarter of 2001, and in the nine months ended September 30, 2002, increased 6.2% to $264.8 million, as compared to $249.4 million in the same period of 2001.

     On July 16, 2002, the Company's cockpit crewmembers, who are represented by the Air Line Pilots Association ("ALPA"), ratified an amended collective bargaining agreement, which became effective July 1, 2002. The Company expects future salaries, wages and benefits costs to be significantly increased by the ratified amended cockpit crewmember contract. The amended contract is expected to increase cockpit crewmembers' average salaries by approximately 80% over the four year contract period. Additionally, the amended contract provides for expanded retirement benefits for cockpit crewmembers. Although their existing 401(k) employer match will be capped in future years, a defined contribution plan has been established for cockpit crewmembers effective January 1, 2003. Certain insurance benefits for cockpit crewmembers have also been enhanced as a result of the amended contract. The increase in salaries, wages and benefits in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001, is primarily due to the Company recording $9.9 million for a signing bonus as provided by the amended cockpit crewmember contract. Also, impacting the quarter and nine months ended September 30, 2002, were cockpit crewmember contract rate increases effective July 1, 2002, and generally increasing costs for all employee's medical and workers' compensation benefits.

FUEL AND OIL. Fuel and oil expense decreased 21.9% to $53.0 million in the third quarter of 2002, as compared to $67.9 million in the same period of 2001, and decreased 26.5% to $151.4 million in the nine months ended September 30, 2002, as compared to $205.9 million in the same period of 2001.

     Total jet block hours increased 14.4% and 8.6%, respectively, in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001. Despite this increase, the Company consumed 14.9% and 14.7% fewer gallons of jet fuel for flying operations, respectively, between the quarter and nine-month periods ended September 30, 2002 and 2001, which resulted in a decrease in fuel expense of approximately $10.4 million and $30.9 million, respectively. This decrease was primarily due to the addition of Boeing 737-800 and Boeing 757-300 aircraft to the Company's fleet beginning in May 2001. These aircraft replaced certain less-fuel-efficient Boeing 727-200 and Lockheed L-1011 aircraft, which were retired from revenue service.

     During the quarter and nine months ended September 30, 2002, the Company's average cost per gallon of jet fuel consumed decreased by 2.6% and 13.2%, respectively, as compared to the same periods of 2001, resulting in a decrease in fuel and oil expense of approximately $3.4 million and $23.9 million, respectively, between those periods.

     Periodically, the Company has entered into fuel price hedge contracts to reduce the risk of fuel price fluctuations. No material gains or losses were recorded in any period presented. As of September 30, 2002, the Company had no outstanding fuel hedge agreements.

AIRCRAFT RENTALS. The Company's operating leases require periodic cash payments that vary in amount and frequency. The Company accounts for aircraft rentals expense in equal monthly amounts over the life of each operating lease. As of September 30, 2002 and December 31, 2001, the Company had recorded $75.8 million and $49.2 million, respectively, of prepaid aircraft rent under its operating leases. Aircraft rentals expense for the third quarter of 2002 increased 90.3% to $51.2 million from $26.9 million in the third quarter of 2001, and increased 98.7% to $135.7 million in the nine months ended September 30, 2002, as compared to $68.3 million in the same period of 2001. The increase was mainly attributable to the delivery of 25 leased Boeing 737-800 and 10 leased Boeing 757-300 aircraft between May 2001 and September 2002, which resulted in an increase in rental expense of $26.9 million and $71.5 million, respectively, in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001. This increase was partially offset by a decline in rental expense recognized in the third quarter and nine months ended September 30, 2001, of $5.0 million and $6.2 million, respectively, associated with the accrual of rents under operating leases for certain Boeing 727-200s which were removed from revenue service shortly after the events of September 11, 2001. No such expense was incurred in 2002.

HANDLING, LANDING AND NAVIGATION FEES. Handling and landing fees include the costs incurred by the Company at airports to land and service its aircraft and to handle passenger check-in, security, cargo and baggage where the Company elects to use third-party contract services in lieu of its own employees. Where the Company uses its own employees to perform ground handling functions, the resulting cost appears within salaries, wages and benefits. Air navigation fees are incurred when the Company's aircraft fly over certain foreign airspace.

     Handling, landing and navigation fees increased by 35.6% to $29.3 million in the third quarter of 2002, as compared to $21.6 million in the third quarter of 2001, and increased by 21.6% to $85.5 million in the nine months ended September 30, 2002, as compared to $70.3 million in the same period of 2001. The increase in handling, landing and navigation fees between the third quarters of 2002 and 2001 and the nine months ended September 30, 2002 and 2001, was partly due to an increase in system-wide jet departures, which increased by 18.5% between the third quarters of 2002 and 2001 and which increased 11.6% between the nine months ended September 30, 2002 and 2001. The Company's average cost to handle its aircraft also increased in 2002, as compared to 2001, primarily due to higher costs incurred for airport security as a result of the terrorist attacks on September 11, 2001.

DEPRECIATION AND AMORTIZATION. Depreciation reflects the periodic expensing of the recorded cost of owned airframes and engines, leasehold improvements and rotable parts for all fleet types, together with other property and equipment owned by the Company. Amortization is primarily the periodic expensing of capitalized airframe and engine overhauls on a units-of-production basis using aircraft flight hours and cycles (landings) as the units of measure. Depreciation and amortization expense decreased 41.3% to $18.9 million in the third quarter of 2002, as compared to $32.2 million in the third quarter of 2001, and decreased 40.5% to $60.3 million in the nine months ended September 30, 2002, as compared to $101.4 million in the same period of 2001.

     In 2001, the Company retired three Lockheed L-1011-50 aircraft from revenue service early, immediately preceding their next heavy maintenance check. In the first nine months of 2002, the Company retired another five L-1011-50/100 aircraft earlier than planned. During the fourth quarter of 2001, the Company also determined that the remaining ten Lockheed L-1011-50/100 aircraft, rotable parts and inventory were impaired. These assets were subsequently classified as held for use in accordance with FAS 121, requiring them to be recorded on the balance sheet at their estimated fair market value at the time of impairment, which is the new asset basis to be depreciated over their estimated remaining useful lives. Due primarily to the reduced cost basis of the remaining ten aircraft, and the early retirement of eight aircraft, the Company recorded $5.0 million and $14.6 million, respectively, less depreciation and amortization expense for this fleet in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001.

     Following the events of September 11, 2001, the Company decided to retire its Boeing 727-200 fleet earlier than originally planned. Most of the aircraft were retired from revenue service in the fourth quarter of 2001, although some were used for charter service through the first five months of 2002. As a result, these aircraft were determined to be impaired under FAS 121. Boeing 727-200 aircraft not already transferred to BATA Leasing LLC ("BATA") have been classified in the balance sheets as assets held for sale. In accordance with FAS 121, depreciation expense was not recorded after the fleet was deemed impaired and held for disposal, and will not be recorded in future accounting periods. As a result, the Company did not record any depreciation expense on the Boeing 727-200 fleet in the quarter and nine months ended September 30, 2002, which resulted in a decrease of $7.8 million and $28.7 million, respectively, in depreciation and amortization expense in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001.

     Partially offsetting these decreases were increased amortization of capitalized engine and airframe overhauls on the Lockheed L-1011-500 fleet, and increases in depreciation and amortization expense associated with other fleet rotable parts, owned engines and the provision for inventory obsolescence, along with fluctuations in expenses related to furniture and fixtures, computer hardware and software, and debt issue costs between periods, none of which were individually significant.

CREW AND OTHER EMPLOYEE TRAVEL. Crew and other employee travel is primarily the cost of air transportation, hotels and per diem reimbursements to cockpit and cabin crew members incurred to position crews away from their bases to operate Company flights throughout the world. The cost of crew and other employee travel decreased 4.0% to $14.5 million in the third quarter of 2002, as compared to $15.1 million in the third quarter of 2001, and decreased 10.3% to $41.9 million in the nine months ended September 30, 2002, as compared to $46.7 million in the same period of 2001. These decreases were mainly due to the Company's benefiting from lower hotel rates which became available after the September 11, 2001 terrorist attacks. The average hotel cost per full-time-equivalent crew decreased 6.4% in the third quarter of 2002 and 15.8% in the first nine months of 2002, as compared to the same periods of 2001. The decreases also reflect a decline in non-crew employee travel in the first nine months of 2002, as compared to the first nine months of 2001, due to the Company's cost-cutting initiatives. These decreases in the third quarter of 2002 were offset by an increase in crew per diem of nearly $1.0 million as compared to the third quarter of 2001. The amended cockpit crewmember contract substantially increased per diem rates paid to cockpit crewmembers. As stipulated in the flight attendants' collective bargaining agreement, the Company must also pay these amended per diem rates to the flight attendant group.

AIRCRAFT MAINTENANCE, MATERIALS AND REPAIRS. This expense includes the cost of expendable aircraft spare parts, repairs to repairable and rotable aircraft components, contract labor for maintenance activities, and other non-capitalized direct costs related to fleet maintenance, including spare engine leases, parts loan and exchange fees, and related shipping costs. It also includes the costs incurred under hourly engine maintenance agreements the Company has entered into on its Boeing 737-800 and Saab 340B power plants. These agreements provide for the Company to pay monthly fees based on a specified rate per engine flight hour, in exchange for major engine overhauls and maintenance. Aircraft maintenance, materials and repairs expense decreased 23.1% to $11.3 million in the third quarter of 2002, as compared to $14.7 million in the third quarter of 2001, and decreased 25.3% to $37.4 million in the nine months ended September 30, 2002, as compared to $50.1 million in the same period of 2001.

     The decline in maintenance, material and repairs expense in the third quarter and nine months ended September 30, 2002, as compared to the same periods of 2001, was primarily attributable to a decrease in materials consumed and components repaired related to maintenance on the Company's aging fleets of Lockheed L-1011-50/100 and Boeing 727-200 aircraft. During 2001 and the first nine months of 2002, the Company placed 20 Boeing 727-200 aircraft into BATA, and retired eight Lockheed L-1011-50/100 aircraft prior to the due dates of heavy maintenance visits. Maintenance, materials and repairs expense associated with these two fleets decreased $4.4 million and $16.6 million, respectively, in the third quarter and nine months ended September 30, 2002, as compared to the same periods of 2001.

     This decline in maintenance, materials and repairs was partially offset by an increase in the cost of the hourly engine maintenance agreement for the Company's growing fleet of Saab 340B propeller aircraft operated by Chicago Express.

OTHER SELLING EXPENSES. Other selling expenses are comprised primarily of booking fees paid to computer reservation systems ("CRS"), credit card discount expenses incurred when selling to customers using credit cards for payment, and toll-free telephone services provided to single-seat and vacation package customers who contact the Company directly to book reservations. Other selling expenses increased 7.8% to $11.1 million in the third quarter of 2002, as compared to $10.3 million in the third quarter of 2001, and increased 3.7% to $33.5 million in the nine months ended September 30, 2002, as compared to $32.3 million in the same period of 2001. These increases are primarily the result of a greater portion of the Company's sales being made on credit cards, and slightly higher CRS fees.

PASSENGER SERVICE. Passenger service expense includes the onboard costs of meal and non-alcoholic beverage catering, the cost of alcoholic beverages and in-flight movie headsets sold, and the cost of onboard entertainment programs, together with certain costs incurred for mishandled baggage and passengers inconvenienced due to flight delays or cancellations. For the third quarter of 2002 and 2001, catering represented 79.9% and 72.5%, respectively, of total passenger service expense, while catering represented 79.6% and 72.6%, respectively, of total passenger service expense for the nine month periods ended September 30, 2002 and 2001.

     The total cost of passenger service decreased 17.5% to $10.4 million in the third quarter of 2002, as compared to $12.6 million in the third quarter of 2001 and decreased 16.8% to $29.7 million in the nine months ended September 30, 2002, as compared to $35.7 million in the same period of

2001. The Company experienced a decrease of approximately 32.0% and 21.9%, respectively, in the average unit cost of catering each passenger between the quarter and nine months ended September 30, 2002, and comparable periods of 2001, primarily because in the first three quarters of 2002 the Company boarded a higher ratio of scheduled service passengers to charter passengers than in the same periods of 2001. Scheduled service passengers are provided a significantly less expensive catering service than is provided to commercial charter and military passengers. In addition, the Company introduced round-trip catering for flights originating in Chicago-Midway to reduce catering service charges in the quarter and nine months ended September 30, 2002. These differences resulted in a price-and-business-mix decrease of $3.3 million and $5.7 million, respectively, in catering expense between the quarter and nine months ended September 30, 2002, and the comparable periods of 2001. Total jet passengers boarded increased 14.8% and 8.5%, respectively, between the same time periods, resulting in approximately $2.5 million and $3.6 million, respectively, in higher volume-related catering expenses between the same sets of comparative periods. In the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001, the Company also incurred approximately $1.9 million and $4.2 million, respectively, less expense for mishandled baggage and passenger inconvenience, due to significantly fewer flight delays and cancellations in 2002.

ADVERTISING. Advertising expense increased 33.3% to $9.6 million in the third quarter of 2002, as compared to $7.2 million in the third quarter of 2001, and increased 45.9% to $30.2 million in the nine months ended September 30, 2002, as compared to $20.7 million in the same period of 2001. The Company incurs advertising costs primarily to support single-seat scheduled service sales. The increase in advertising was primarily attributable to the promotion of the new scheduled service destinations added in the first nine months of 2002 and the promotion of low fares in a market that had less demand for service. The Company also increased advertising in an effort to increase consumer preference for the Company's enhanced product, especially in its important Chicago-Midway hub.

INSURANCE. Insurance expense represents the Company's cost of hull and liability insurance and the costs of general insurance policies held by the Company, including workers' compensation insurance premiums and claims handling fees. The total cost of insurance increased 220.0% to $8.0 million in the third quarter of 2002, as compared to $2.5 million in the third quarter of 2001, and increased 238.6% to $23.7 million in the nine months ended September 30, 2002, as compared to $7.0 million in the same period of 2001.

     Liability insurance increased $4.1 million and $12.5 million in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001. Immediately following the September 11, 2001 terrorist attacks, the Company's insurer reduced the maximum amount of insurance coverage they would underwrite for liability to persons other than employees or passengers resulting from acts of terrorism, war, hijacking, or other similar perils (war-risk coverage) and significantly increased their premiums for this reduced coverage. Pursuant to the Air Transportation Safety and System Stabilization Act and other enabling legislation, the U.S. Government has issued supplemental war-risk coverage to U.S. air carriers, including the Company, which is expected to continue through late 2003. It is anticipated that after this date a commercial product for war-risk coverage will become available, but the Company may continue to incur significant additional costs for this coverage.

     Hull insurance increased $1.0 million and $3.0 million in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001. The increase is mainly attributable to the increase in the Company's hull value between periods due to the addition of the new Boeing 737-800 and Boeing 757-300 aircraft. The increase is also attributable to an increase in premium rates following the September 11, 2001 terrorist attacks. Expenses related to the Company's general insurance policies increased $0.4 million and $1.2 million in the quarter and nine months ended September 30, 2002, as compared to the same periods of 2001, due primarily to an increase in workers' compensation premiums and claims handling fees between periods.

FACILITIES AND OTHER RENTALS. Facilities and other rentals include the cost of all ground facilities that are leased by the Company such as airport space, regional sales offices and general offices. The cost of facilities and other rentals increased 18.9% to $6.3 million in the third quarter of 2002, as compared to $5.3 million in the third quarter of 2001, and increased 19.0% to $17.5 million in the nine months ended September 30, 2002, as compared to $14.7 million in the same period of 2001. Growth in facilities costs between periods was primarily attributable to facilities at airport locations required to support new scheduled service destinations added in the last three months of 2001 and the first nine months of 2002, and expanded services at existing destinations.

COMMISSIONS. The Company incurs commissions expense in association with the sale by travel agents of single seats on scheduled service. In addition, the Company incurs commissions to secure some commercial and military/government charter business. Commissions expense decreased 48.1% to $4.0 million in the third quarter of 2002, as compared to $7.7 million in the third quarter of 2001, and decreased 36.5% to $18.1 million in the nine months ended September 30, 2002, as compared to $28.5 million in the same period of 2001.

     The Company experienced a decrease in commissions of $0.6 million and $3.2 million, respectively, in the quarter and nine months ended September 30, 2002, attributable to commissions paid to travel agents by ATALC, which is consistent with the decrease in related revenue. In addition, scheduled service commissions decreased $3.1 million and $6.9 million, respectively, in the quarter and nine months ended September 30, 2002, primarily due to the elimination of standard travel agency commissions for sales made after March 21, 2002. The Company continues to pay special travel agency commissions targeted to specific markets and periods of the year.

GROUND PACKAGE COST. Ground package cost is incurred by the Company with hotels, car rental companies, cruise lines and similar vendors who provide ground and cruise accommodations to Ambassadair and ATALC customers. Ground package cost decreased 40.6% to $3.8 million in the third quarter of 2002, as compared to $6.4 million in the third quarter of 2001, and decreased 35.1% to $23.8 million in the nine months ended September 30, 2002, as compared to $36.7 million in the same period of 2001. Ground package costs between years decreased in approximate proportion to the decrease in ground package revenues. See the "Ground Package Revenues" section above for an explanation of the decline in ground package sales and related costs.

SPECIAL CHARGES. Special charges represent direct expenses which, due to the events of September 11, 2001, were considered unusual in nature under the provisions of APB Opinion 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and the Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). Special charges for both the three and nine months ended September 30, 2001 were $9.4 million, while no expenses were classified as special charges in 2002. The 2001 special charges were comprised primarily of costs associated with the early retirement of the Company's Boeing 727 fleet, a decision made immediately after September 11, 2001, costs associated with the Company's proposed transaction in which ATA Holdings would have been taken private, which was substantially complete by September 11, 2001, when the Company lost financing as a results of the attacks, and expenses directly associated with the FAA's temporary mandated suspension of commercial flights on September 11, 2001 and for several days thereafter.

AIRCRAFT IMPAIRMENTS AND RETIREMENTS. Aircraft impairment and retirement costs decreased 8.8% to $34.3 million in the third quarter of 2002, as compared to $37.6 million in the third quarter of 2001, and increased 23.7% to $51.6 million in the nine months ended September 30, 2002, as compared to $41.7 million in the same period of 2001.

     Following the events of September 11, 2001, the Company decided to retire its Boeing 727-200 fleet earlier than originally planned. Most of the aircraft were retired from revenue service in the fourth quarter of 2001, although some were used for charter service through the first five months of 2002. In accordance with FAS 121, the Company determined in 2001 that the estimated future undiscounted cash flows expected to be generated by the Boeing 727-200s were less than the net book value of these aircraft and the related rotable parts and inventory. Therefore, an impairment charge was recorded in 2001. In accordance with FAS 121, the Company continues to re-evaluate current fair market values of previously impaired assets. In the three and nine months ended September 30, 2002, the Company recorded asset impairment charges of $18.8 million and $33.6 million, respectively, and $35.2 million for the same periods of 2001, related to its remaining net book value of Boeing 727-200 aircraft, including those recorded as an investment in BATA.

     Significant assumptions were required concerning the estimated fair market value of the fleet, since FAS 121 specifies that impaired assets be written down to their estimated fair market value by recording an impairment charge to earnings. As FAS 121 requires the Company to continuously evaluate fair market values of previously impaired assets, it is possible that future estimates of fair market value may result in additional material charges to earnings, if those estimates indicate a material reduction in fair market value as compared to the estimates made on September 30, 2002.

     In the third quarter of 2002, the Company retired two Lockheed L-1011-50/100 aircraft, resulting in a charge of $6.6 million. In the third quarter of 2002, the Company also decided to retire one Lockheed L-1011-500 aircraft in the fourth quarter of 2002. The Company will write off the remaining value of that aircraft ratably over its remaining estimated life. In the third quarter of 2002, the Company recorded a charge of $8.9 million related to the retirement of this aircraft, which is reported as part of aircraft impairments and retirements.

U.S. GOVERNMENT GRANT. As a result of the terrorist attacks of September 11, 2001 President Bush signed into law the Air Transportation Safety and System Stabilization Act ("Act"). The Act, among other things, provided $5.0 billion in compensation for the direct losses incurred by all U.S. airlines and air cargo carriers as a result of the closure by the FAA of U.S. airspace following the September 11, 2001 terrorist attacks and for incremental losses incurred by air carriers through December 31, 2001. Each qualified air carrier is entitled to receive the lesser of: (1) its actual direct and incremental losses incurred between September 11, 2001 and December 31, 2001 or (2) its proportion of the $5.0 billion of total compensation available to all qualified air carriers under the Act allocated based on August 2001 available seat miles or ton miles.

     The Company believes it is eligible to receive up to approximately $74.0 million in connection with the Act, based on the Company's allocation calculated from August 2001 available seat miles. In 2001, the Company calculated its direct and incremental losses to be $66.3 million, and recorded that amount as U.S. Government grant compensation. The $66.3 million was comprised of lost profit contribution and certain special charges deemed directly attributable to the terrorist attacks, partially offset by expense reductions as a direct result of lower costs incurred by the Company after the attacks. The Company received $44.5 million in cash compensation under the Act in 2001, and recorded a receivable for the remaining amount of $21.8 million.

     The DOT issued revised guidelines for compensation in April 2002, and the Company completed and submitted its third and final application, in the second quarter of 2002. The Company continues to review its application with the DOT. Based on these discussions with the DOT, the Company has determined that a portion of the receivable recorded in 2001 may not be collected when the DOT provides its final ruling of what qualifies as reimbursable. The Company recorded a valuation allowance of $15.2 million against the receivable in the second quarter of 2002 and made no adjustment to that allowance in the third quarter of 2002. The Company currently expects to receive a final decision on its pending application with the DOT during the fourth quarter of 2002.

OTHER OPERATING EXPENSES. Other operating expenses decreased 5.2% to $16.3 million in the third quarter of 2002, as compared to $17.2 million in the third quarter of 2001, and increased 4.2% to $55.2 million in the nine months ended September 30, 2002, as compared to $53.0 million in the same period of 2001. No line item changes were individually significant between these periods.

INTEREST INCOME AND EXPENSE. Interest expense in the quarter and nine months ended September 30, 2002 increased to $7.7 million and $26.0 million, respectively, as compared to $7.0 million and $21.3 million, respectively, in the same periods of 2001. The Company incurred $2.3 million in the nine months ended September 30, 2002, in interest expense relating to certain Boeing 757-300 and Boeing 737-800 aircraft which were temporarily financed with bridge debt. No such financing was in place in the first nine months of 2001. These aircraft were refinanced with operating leases by the end of the third quarter of 2002. The Company also capitalized interest of $2.2 million less, between the nine months ended September 30, 2002 and 2001, associated with its funding of the aircraft pre-delivery deposit requirements.

     The Company invested excess cash balances in short-term government securities and commercial paper and thereby earned $0.6 million and $2.1 million, respectively, in interest income in the quarter and nine months ended September 30, 2002, as compared to $1.2 million and $4.2 million, respectively, in the same periods of 2001. The decrease in interest income between periods is primarily due to a decline in the average interest rate earned.

INCOME TAX EXPENSE. In the quarter and nine months ended September 30, 2002 the Company recorded an income tax credit of $6.7 million and $19.6 million, respectively, applicable to $67.4 million and $133.7 million, respectively, in pre-tax loss for those periods, while in the quarter and nine months ended September 30, 2001 the Company recorded income tax expense of $16,000 and $0.9 million, respectively, applicable to $0.4 million and $3.4 million, respectively, in pre-tax income for those periods. The effective tax rate applicable to the quarter and nine months ended September 30, 2002 were 14.6% and 10.0%, respectively, as compared to 4.0% and 26.4%, respectively, in the same periods of 2001.

     The Company expects to incur a loss for the full year of 2002. When combined with annual losses reported in 2000 and 2001, this three-year cumulative loss creates a presumption under accounting principles generally accepted in the United States that net deferred tax assets should be fully reserved, if their recovery cannot be reasonably assured through carry-backs or other tax strategies. As of September 30, 2002 the Company projects that it will have a net deferred tax asset of $57.7 million as of the end of 2002, and that it can be reasonably assured of recovering $18.4 million of that deferred tax asset in cash refunds in 2003, using a five-year carry-back of expected

2002 alternative minimum tax net operating losses to the years 1997 through 2001. Therefore, the Company has determined that a full valuation allowance against the remaining net deferred tax asset of $39.3 million is required, by adjusting the Company's effective tax rate for 2002 prospectively from the third quarter. This allowance adjustment, included in income tax expense, resulted in an effective tax rate of 14.6% for tax credits applicable to losses incurred through the third quarter of 2002.

YEAR ENDED DECEMBER 31, 2001, VERSUS YEAR ENDED DECEMBER 31, 2000

OPERATING REVENUES

     Total operating revenues in 2001 decreased 1.3% to $1.275 billion, as compared to $1.292 billion in 2000. This decrease was due to a $54.5 million decrease in commercial charter revenues, a $21.1 million decrease in military/government charter revenues, a $7.6 million decrease in ground package revenues, and a $0.3 million decrease in other revenues, partially offset by a $67.4 million increase in scheduled service revenues.

SCHEDULED SERVICE REVENUES. The following table sets forth, for the periods indicated, certain key operating and financial data for the scheduled service operations of the Company. Data shown for "Jet" operations include the combined operations of Lockheed L-1011, Boeing 727-200, Boeing 757-200, Boeing 757-300 and Boeing 737-800 aircraft in scheduled service. Data shown for "J31/Saab" operations include the operations of Jetstream 31 and Saab 340B propeller aircraft by Chicago Express as the ATA Connection.

                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------
                                            2001             2000           INC (DEC)        % INC (DEC)
                                     -----------------------------------------------------------------------
Departures Jet                             45,951             40,892           5,059        12.37
Departures J31/Saab (a)                    26,836             18,985           7,851             41.35
                                     -----------------------------------------------------------------------
    Total Departures (b)                   72,787             59,877          12,910             21.56
                                     -----------------------------------------------------------------------

Block Hours Jet                           131,495            118,473          13,022             10.99
Block Hours J31/Saab                       24,836             18,708           6,128             32.76
                                     -----------------------------------------------------------------------
    Total Block Hours (c)                156,331             137,181          19,150             13.96
                                     -----------------------------------------------------------------------

RPMs Jet (000s)                         8,600,314          7,700,639         899,675             11.68
RPMs J31/Saab (000s)                       94,009             56,669          37,340             65.89
                                     -----------------------------------------------------------------------
    Total RPMs (000s) (d)               8,694,323          7,757,308         937,015             12.08
                                     -----------------------------------------------------------------------

ASMs Jet (000s)                        11,297,545         10,025,603       1,271,942             12.69
ASMs J31/Saab (000s)                      145,759             94,371          51,388             54.45
                                     -----------------------------------------------------------------------
    Total ASMs (000s) (e)              11,443,304         10,119,974       1,323,330             13.08
                                     -----------------------------------------------------------------------

Load Factor Jet                             76.13              76.81           (0.68)            (0.89)
Load Factor J31/Saab                        64.50              60.05            4.45              7.41
                                     -----------------------------------------------------------------------
    Total Load Factor (f)                   75.98              76.65           (0.67)            (0.87)
                                     -----------------------------------------------------------------------

Passengers Enplaned Jet                 6,703,150          5,873,598         829,552             14.12
Passengers Enplaned J31/Saab              576,339            320,062         256,277             80.07
                                     -----------------------------------------------------------------------
    Total Passengers Enplaned (g)       7,279,489          6,193,660       1,085,829             17.53
                                     -----------------------------------------------------------------------

Revenue $ (000s)                          820,666            753,301          67,365              8.94
RASM in cents (h)                            7.17               7.44           (0.27)            (3.63)
Yield in cents (j)                           9.44               9.71           (0.27)            (2.78)
Revenue per segment $ (m)                  112.74             121.62           (8.88)            (7.30)

--------------------

See footnotes (a) through (j) on pages 58-59.

(m) Revenue per segment flown is determined by dividing total scheduled service revenues by the number of passengers boarded. Revenue per segment is a broad measure of the average price obtained for all flight segments flown by passengers in the Company's scheduled service route network.

     Scheduled service revenues in 2001 increased 8.9% to $820.7 million from $753.3 million in 2000. Scheduled service revenues were 64.3% of consolidated revenues in 2001, as compared to 58.3% of consolidated revenues in 2000.

     As described in "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Note 2 - Impact of Terrorist Attacks on September 11, 2001," the Company's scheduled service operations were adversely affected by the terrorist attacks of September 11. The Company estimates that it lost approximately $80.0 million in scheduled service revenues between September 11 and December 31, 2001, as a result of flights which were canceled, and as a result of flights operated with lower load factors and yields. In the eight months ended August 31, 2001, the Company's scheduled service RASM was virtually unchanged at 7.72 cents, as compared to 7.71 cents in the comparable period of 2000. However, due to the decrease in scheduled service demand after the terrorist attacks, resulting in lower load factors and yields, the Company's scheduled service RASM in the last four months of 2001 was 5.92 cents, a decrease of 14.3%, as compared to 6.91 cents in the last four months of 2000.

     The Company's scheduled service at Chicago-Midway accounted for approximately 66.8% of scheduled service ASMs and 86.6% of scheduled service departures in 2001, as compared to 63.5% and 83.5%, respectively, during 2000. During the third and fourth quarters of 2001, the Company began operating nonstop flights to Newark and Miami. During the second and third quarters of 2000, the Company began operating nonstop flights to Ronald Reagan Washington National Airport, Boston, Seattle and Minneapolis-St. Paul. In addition to this new service, the Company served the following existing jet markets in both years: Dallas-Ft. Worth, Denver, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, New York's LaGuardia Airport, Orlando, Philadelphia, Phoenix, St. Petersburg, San Francisco, San Juan and Sarasota.

     In April 1999, the Company acquired all of the issued and outstanding stock of Chicago Express which then operated 19-seat Jetstream 31 propeller aircraft between Chicago-Midway and the cities of Indianapolis, Milwaukee, Des Moines, Dayton, Grand Rapids, Lansing and Madison. Chicago Express began service to South Bend, Indiana and Springfield, Illinois, respectively, in October 2000 and August 2001, and ceased flying to Lansing, Michigan, in November 2000. In the first three quarters of 2000, Chicago Express completed the replacement of nine 19-seat Jetstream 31 aircraft with nine 34-seat Saab 340B aircraft. Chicago Express purchased two additional Saab 340B aircraft in the third quarter of 2001.

     The Company anticipates that its Chicago-Midway operation will represent an increasing proportion of its scheduled service business in 2002 and beyond. The Company operated 109 peak daily jet and commuter departures from Chicago-Midway in 2001, as compared to 94 in 2000, and served 28 destinations on a nonstop basis in 2001, as compared to 25 nonstop destinations served in 2000. In order to accommodate the growth in jet departures in the existing terminal, in October 2000 Chicago Express established a remote boarding operation at Chicago-Midway Airport with shuttle bus service between the remote location and the main terminal. This change has allowed the Company to convert the former Chicago Express gate to a jet departure gate.

     The Company's anticipated growth at Chicago-Midway will be accomplished in conjunction with the construction of new terminal and gate facilities at the Chicago-Midway Airport. In March 2001, the Company occupied 24 newly constructed ticketing and passenger check-in spaces in the new terminal, an increase from 16 ticketing and passenger check-in spaces previously occupied. Once all construction is complete in 2004, the Company expects to occupy 12 jet gates and one commuter aircraft gate at the new airport concourses. One of the gates which the Company will occupy opened on October 30, 2001. The Company moved to seven additional new gates in the first quarter of 2002, and five additional gates are expected to be available for use by the Company in 2004. In addition, construction of a Federal Inspection Service ("FIS") facility at Chicago-Midway was completed in the first quarter of 2002. The Company began nonstop international services from this facility in early 2002 to Aruba, Cancun, Grand Cayman and Guadalajara.

     The Company's Hawaii service accounted for 18.6% of scheduled service ASMs and 3.9% of scheduled service departures in 2001, as compared to 17.0% and 4.3%, respectively, in 2000. The Company provided nonstop service in both years from Los Angeles, Phoenix and San Francisco to both Honolulu and Maui, with connecting service between Honolulu and Maui. The Company provides these services through a marketing alliance with the largest independent tour operator serving leisure travelers to Hawaii from the United States. The Company distributes the remaining seats on these flights through normal scheduled service distribution channels. The Company believes it has superior operating efficiencies in west coast-Hawaii markets due to the high daily hours of utilization obtained for both aircraft and crews.

     The Company's Indianapolis service accounted for 9.2% of scheduled service ASMs and 6.5% of scheduled service departures in 2001, as compared to 12.2% and 8.8%, respectively, in 2000. In both years, the Company operated nonstop to Cancun, Ft. Lauderdale, Ft. Myers, Las Vegas, Orlando, St. Petersburg and Sarasota. The Company has served Indianapolis for 29 years through the Ambassadair Travel Club and through scheduled service since 1986.

     The Company continuously evaluates the profitability of its scheduled service markets and expects to adjust its schedule and flight frequencies from time to time, particularly with reference to the ongoing impacts of the terrorist attacks. Although unit revenues did partially recover toward the end of 2001, unit revenues in the first quarter of 2002 are expected to be below first quarter 2001 levels. Weak revenues are related to both the ongoing impact of the September 11, 2001 terrorist attacks on the demand for air travel, and continued weakness in the U.S. domestic economy. The Company is adding a small amount of capacity to its scheduled service network in the first quarter of 2002 as it continues to accept new aircraft deliveries. The Company cannot predict when year-over-year unit revenue growth will resume in its scheduled service business.

COMMERCIAL CHARTER REVENUES. The Company's commercial charter revenues are derived principally from independent tour operators and specialty charter customers. The Company's commercial charter product provides full-service air transportation to customer-designated destinations throughout the world. Commercial charter revenues accounted for 15.1% of consolidated revenues in 2001 as compared to 19.1% in 2000.

     The impact of the September 11, 2001 terrorist attacks was less significant on the commercial charter business than on scheduled service. The Company estimates that it lost approximately $1.4 million in commercial charter revenues as a result of flight cancellations during the FAA-mandated air system shutdown from September 11 until September 13, and decreased demand for commercial charter flights following September 11. The majority of the decline in commercial charter revenues in 2001, as compared to 2000, was principally due to the retirement of certain Lockheed L-1011 and Boeing 727-200 aircraft that the Company has traditionally used in commercial charter flying. Since aircraft utilization (number of productive hours of flying per aircraft each month) is typically much lower for commercial charter, as compared to scheduled service flying, the Company's replacement fleets of new Boeing 737-800 and Boeing 757-300 aircraft are economically disadvantaged when used in the charter business, because of their higher fixed-ownership cost. Consequently, the Company expects its commercial charter revenues to continue to decline in future periods as the fleet supporting this business continues to shrink through aircraft retirements.

     Although total commercial charter revenues have declined in 2001, as compared to 2000, commercial charter RASM has increased over the same time periods. The Company has eliminated lower-RASM flying as this business has been reduced in size, thus increasing average RASM on the flying that it has retained.

     The following table sets forth, for the periods indicated, certain key operating and financial data for the commercial charter operations of the Company.

                                                       TWELVE MONTHS ENDED DECEMBER 31,
                                          2001              2000           INC (DEC)       % INC (DEC)
                                          ----              ----           ---------       -----------
Departures (b)                             7,293            9,722            (2,429)          (24.98)
Block Hours (c)                           24,495           34,356            (9,861)          (28.70)
RPMs (000s) (d)                        2,010,477        2,687,051          (676,574)          (25.18)
ASMs (000s) (e)                        2,588,780        3,610,413        (1,021,633)          (28.30)
Passengers Enplaned (g)                1,128,660        1,472,340          (343,680)          (23.34)
Revenue $ (000s)                         192,246          246,705           (54,459)          (22.07)
RASM in cents (h)                           7.43             6.83              0.60             8.78
RASM excluding fuel escalation
       in cents (k)                         7.13             6.47              0.66            10.20

-----------------------

See footnotes (b) through (h) on page 58.

See footnote (k) on page 62.

     The Company operates in two principal components of the commercial charter business, known as "track charter" and "specialty charter." The larger track charter business component is generally comprised of low-frequency but repetitive domestic and international flights between city pairs, which support high-passenger load factors and are marketed through tour operators, providing value-priced and convenient nonstop service to vacation destinations for the leisure traveler. Since track charter resembles scheduled service in terms of its repetitive flying patterns between fixed-city pairs, it allows the Company to achieve reasonable levels of crew and aircraft utilization (although less than for scheduled service), and provides the Company with meaningful protection from some fuel price increases through the use of fuel escalation reimbursement clauses in tour operator contracts. Track charter accounted for approximately $149.7 million in revenues in 2001, as compared to $192.8 million in 2000.

     Specialty charter is a product that is designed to meet the unique requirements of a customer and is a business characterized by lower frequency of operation and by greater variation in city pairs served than the track charter business. Specialty charter includes such diverse contracts as flying university alumni to football games, transporting political candidates on campaign trips and moving NASA space shuttle ground crews to alternate landing sites. The Company also has operated trips in an all-first-class configuration for certain corporate and high-end leisure clients. Although lower utilization of crews and aircraft and infrequent service to specialty destinations often result in higher average operating costs, the Company has determined that the revenue premium earned by meeting special customer requirements more than compensates for these increased costs. The diversity of the Company's fleet types also permits the Company to meet a customer's particular needs by choosing the aircraft type that provides the most economical solution for those requirements. Specialty charter accounted for approximately $18.8 million in revenues in 2001, as compared to $31.5 million in 2000.

     The remainder of commercial charter revenues are attributable primarily to the air revenues of ATALC and Ambassadair, which did not change significantly between years.

MILITARY/GOVERNMENT CHARTER REVENUES. The following table sets forth, for the periods indicated, certain key operating and financial data for the military/government charter operations of the Company.

                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                            2001             2000           INC (DEC)        % INC (DEC)
                                            ----             ----           ---------        -----------
Departures (b)                              3,702             4,961           (1,259)           (25.38)
Block Hours (c)                            16,159            19,443           (3,284)           (16.89)
RPMs (000s) (d)                           965,740         1,339,545         (373,805)           (27.91)
ASMs (000s) (e)                         2,147,248         2,605,791         (458,543)           (17.60)
Passengers Enplaned (g)                   225,641           329,200         (103,559)           (31.46)
Revenue $ (000s)                          167,524           188,557          (21,033)           (11.15)
RASM in cents (h)                            7.80              7.24             0.56              7.73
RASM excluding fuel escalation
       in cents (l)                          7.58              6.88             0.70             10.17


See footnotes (b) through (h) on page 58.

See footnote (l) on page 63.

     The Company estimates that it lost approximately $1.0 million in military revenues, net of cancellation fees, due to the FAA-mandated shut down of the air traffic system from September 11 until September 13. After having resumed flight operations late in the day on September 13, 2001, the Company's military flight schedule quickly returned to normal. Although current military flight operations of the Company have not been significantly affected by the terrorist attacks of September 11, future operations may be significantly affected by changes in the transportation needs of the U.S. military, possibly in association with military operations in the United States and abroad. Heightened military activities related to international conflict usually bring reduced demand to the Company's scheduled service business. The Company cannot predict the magnitude and possible future impact on its results of operations and financial condition, if any, of these possible future events.

     The decline in military revenues in 2001, as compared to 2000, was primarily due to changes in teaming arrangements used both by the Company and some of the Company's competitors in the military/government charter business. Such changes reduced the fixed-award flying allocated to the Company for the contract year ending September 30, 2001. The Company earned $159.3 million in military/government charter revenues in the contract year ended September 30, 2001, a 6.0% reduction as compared to $169.5 million earned in the preceding contract year ended September 30,

2000. Under its current teaming arrangement, the Company expects its military/government charter revenues to increase slightly in the contract year ending September 2002.

     The increase in RASM for military/charter revenues in 2001, as compared to 2000, was due to rate increases awarded for the current contract year, based upon cost data submitted to the U.S. military by the Company and other air carriers providing these services.

     The Company participates in two related military/government charter programs known as "fixed-award" and "short-term expansion." Pursuant to the U.S. military's fixed-award system, each participating airline is awarded certain "mobilization value points" based upon the number and type of aircraft made available by that airline for military flying. In order to increase the number of points awarded, the Company has traditionally participated in contractor teaming arrangements with other airlines. Under these arrangements, the team has a greater likelihood of receiving fixed-award business and, to the extent that the award includes passenger transport, the opportunity for the Company to operate this flying is enhanced since the Company typically represents a majority of the passenger transport capacity of its team. As part of its participation in this teaming arrangement, the Company pays a commission to the team, which passes that revenue on to all team members based upon their mobilization value points. All airlines participating in the fixed-award business contract annually with the U.S. military from October 1 to the following September 30. For each contract year, reimbursement rates are determined for aircraft types and mission categories based upon operating cost data submitted by the participating airlines. These contracts generally are not subject to renegotiation once they become effective.

     Short-term expansion business is awarded by the U.S. military first on a pro rata basis to those carriers who have been provided fixed-award business and then to any other carrier with aircraft availability. Short-term expansion flying is generally offered to airlines on very short notice.

     The overall amount of military flying that the Company performs in any one year is dependent upon several factors, including (1) the percentage of mobilization value points represented by the Company's team as compared to total mobilization value points of all providers of military service; (2) the percentage of passenger capacity of the Company with respect to its own team;
(3) the amount of fixed-award and expansion flying required by the U.S. military in each contract year; and (4) the availability of the Company's aircraft to accept and fly expansion awards.

GROUND PACKAGE REVENUES. The Company earns ground package revenues through the sale of hotel, car rental, cruise and other accommodations in conjunction with the Company's air transportation product. The Company markets these ground packages through its ATALC subsidiary and to its Ambassadair Travel Club members.

     Ambassadair Travel Club offers tour-guide-accompanied vacation packages to its approximately 34,000 individual and family members annually. ATALC offers numerous ground accommodations to the general public in many areas of the United States, Mexico and the Caribbean. These packages are marketed through travel agents, as well as directly by the Company.

     In 2001, ground package revenues decreased 12.7% to $52.2 million, as compared to $59.8 million in 2000. The number of ground packages sold and the average revenue earned by the Company for a ground package sale are a function of the seasonal mix of vacation destinations served, the quality and types of ground accommodations offered and general competitive conditions in the Company's markets, all of which factors can change from period to period.


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OTHER REVENUES. Other revenues are comprised of the consolidated revenues of certain affiliated companies, together with miscellaneous categories of revenue associated with the scheduled, charter and ground package operations of the Company, such as cancellation and service fees, Ambassadair Travel Club membership dues and cargo revenue. Other revenues decreased 0.5% to $42.9 million in 2001, as compared to $43.1 million in 2000.

OPERATING EXPENSES

SALARIES, WAGES AND BENEFITS. Salaries, wages and benefits include the cost of salaries and wages paid to the Company's employees, together with the Company's cost of employee benefits and payroll-related local, state and federal taxes. Salaries, wages and benefits expense in 2001 increased 9.5% to $325.2 million from $297.0 million in 2000.

     The Company increased its average equivalent employees by approximately 4.7% between 2001 and 2000. This annual growth rate combines employment growth in conjunction with a growing flight schedule prior to the terrorist attacks on September 11, offset by the employee furloughs under the Company's cost-cutting initiatives implemented shortly after the attacks. Through the first nine months of the year, the average equivalent headcount increased approximately 11.0%, which primarily reflected growth in categories of employees that were required for the increased flight activity the Company was experiencing prior to September 11. In the fourth quarter of 2001, employment declined by approximately 12.5%, as compared to the fourth quarter of 2000. By the middle of October 2001, the Company had furloughed approximately 1,100 employees as a result of a 20% flight capacity reduction implemented after the September 11 attacks. As of December 31, 2001, the Company had recalled approximately half of those employees furloughed during the fourth quarter of 2001.

     Additionally, in May 2000, the Company replaced its contracted ground handler at its busiest airport, Chicago-Midway, with its own ramp employees. Although this contributed to a year-over-year increase in salaries, wages and benefits, the Company experienced a corresponding reduction in handling, landing and navigation fees, where third-party handling expenses are classified. Chicago Express salaries, wages and benefits also increased in 2001, as compared to 2000, due to the replacement of nine 19-seat Jetstream 31 aircraft with 11 34-seat Saab 340B aircraft, thus more than doubling total commuter seat capacity between years.

     Also contributing to the increase in salaries, wages and benefits, is an increase of approximately $7.8 million in benefits expenses to $34.3 million in 2001 as compared to $26.5 million in 2000. This increase is primarily due to increases in medical insurance claims and workers' compensation costs between years.

FUEL AND OIL. Fuel and oil expense decreased 8.6% to $251.3 million in 2001, as compared to $274.8 million in 2000. The Company consumed 5.8% fewer gallons of jet fuel for flying operations in 2001, as compared to 2000, which resulted in a decrease in fuel expense of approximately $13.7 million between periods. Fuel consumption varies with changes in jet block hours flown, and with changes in the fleet mix. The Company flew 172,207 jet block hours in 2001, as compared to 172,824 jet block hours in 2000, a decrease of 0.4% between years. Fuel consumption in 2001 was more significantly affected by the delivery of 14 Boeing 737-800 aircraft and five Boeing 757-300 aircraft, replacing certain less-fuel-efficient Boeing 727-200 and Lockheed L-1011 aircraft subsequently retired from service. The Company estimates that approximately $9.4 million of the variance attributable to lower fuel consumption resulted from flying approximately 18,000 of these



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block hours using the 19 new aircraft, as compared to flying those block hours with the less-fuel-efficient fleets. During 2001, the Company's average cost per gallon of jet fuel consumed decreased by 6.0% as compared to 2000, resulting in a decrease in fuel and oil expense of approximately $12.6 million between periods.

     During 2001 and 2000, the Company entered into several fuel price hedge contracts under which the Company sought to reduce the risk of fuel price fluctuations. The Company recorded losses of $2.6 million on these hedge contracts in 2001 as compared to gains of $0.1 million in 2000. As of December 31, 2001, the Company had entered into swap agreements for approximately 6.3 million gallons of heating oil for future delivery between January 2002 and June 2002, which represented approximately 2.6% of total expected fuel consumption in 2002. See "Quantitative and Qualitative Disclosures about Market Risk," and "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Note 15 - Fuel Price Risk Management" for more information on the Company's fuel price risk management program.

DEPRECIATION AND AMORTIZATION. Depreciation reflects the periodic expensing of the recorded cost of owned airframes and engines, leasehold improvements and rotable parts for all fleet types, together with other property and equipment owned by the Company. Amortization is primarily the periodic expensing of capitalized airframe and engine overhauls for all fleet types on a units-of-production basis using aircraft flight hours and cycles (landings) as the units of measure. Depreciation and amortization expense decreased 3.0% to $121.3 million in 2001, as compared to $125.0 million in 2000.

     During the first nine months of 2001, the Company was depreciating the L-1011-50 and 100 fleet assuming a common retirement date of 2004. However, during 2001, the Company decided to retire several of these aircraft as of their next scheduled heavy maintenance check. During the first nine months of 2001, the Company retired three L-1011-50 aircraft from revenue service in this manner, recording a loss on disposal of $6.6 million for these aircraft in other operating expense. During the fourth quarter of 2001, the Company determined that the remaining 10 L-1011-50 and 100 aircraft, together with related rotable parts and inventory, were impaired in accordance with FAS 121 (See "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements -
Note 16 - Asset Impairment.") Because the Company continues to utilize these assets, they are classified as held for use under FAS 121, and are recorded on the balance sheet at their estimated fair market value at the time of impairment, which is the new asset basis to be depreciated over the assets' estimated remaining useful lives. The useful life of each aircraft is now assumed to end immediately prior to its next scheduled heavy maintenance check. Due primarily to the reduced cost basis of the remaining 10 aircraft, and the retirement of three aircraft, the Company recorded $5.0 million less engine and airframe overhaul amortization expense for the L-1011-50 and 100 fleet in 2001 than in 2000.

     In March 2001, the Company entered into an agreement to transfer its entire fleet of 24 Boeing 727-200 aircraft to BATA by May 2002. (See "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements -
Note 12 - Commitments and Contingencies.") As a result, in the first quarter of 2001, the Company implemented a change in accounting estimate to adjust the estimated useful lives and salvage value of these aircraft to the terms of the BATA agreement. This change in accounting estimate resulted in an increase of depreciation expense of $2.5 million in 2001, as compared to 2000.


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     Immediately following the terrorist attacks of September 11, 2001, the
Company decided to retire its Boeing 727-200 fleet from revenue service, although some aircraft will be used for charter service through the first half of 2002. These aircraft were determined to be impaired under FAS 121. Boeing 727-200 aircraft not already transferred to BATA have been classified in the accompanying balance sheet as assets held for sale. In accordance with FAS 121, depreciation expense was not recorded after the fleet was deemed impaired and will not be recorded in future accounting periods. As a result, the Company did not record any depreciation expense on the Boeing 727-200 fleet in the last four months of 2001, which resulted in a $13.3 million decrease in depreciation expense in 2001, as compared to 2000.

     Amortization of capitalized engine and airframe overhauls on the Boeing 757-200 and Lockheed L-1011-500 fleets increased $9.0 million in 2001, as compared to 2000, after including amortization of related manufacturers' credits. This increase is primarily due to amortization of engine overhauls on the Lockheed L-1011-500 and Boeing 757-200 aircraft. Both fleets are relatively new to the Company and neither required overhauls until late 2000.

     The remaining $3.1 million increase in depreciation and amortization expense in 2001 as compared to 2000 represents primarily fluctuations associated with rotable parts, owned engines and the provision for inventory obsolescence, along with fluctuations in expenses related to furniture and fixtures, computer hardware and software, and debt issue costs between periods, none of which are individually significant.

AIRCRAFT RENTALS. Aircraft rentals expense for 2001 increased 37.3% to $99.0 million, as compared to $72.1 million in 2000. The Company took delivery of two Boeing 757-200 aircraft in June 2000 and two Boeing 757-200 aircraft in November 2000, all of which were financed under operating leases. These four aircraft added $10.3 million to aircraft rentals expense in 2001, as compared to 2000. Aircraft rent also increased $17.6 million for 2001, as compared to 2000, as a result of the delivery of 14 leased Boeing 737-800 and five leased Boeing 757-300 aircraft between May and December of 2001.

     Also during 2001, the Company terminated leases on five Boeing 727-200s which were transferred to BATA. The Company also transferred seven owned Boeing 727-200 aircraft to BATA. Subsequently, the Company leased certain of those aircraft from BATA under short-term operating leases. These transactions resulted in a net decrease in aircraft rent of approximately $2.9 million in 2001. Additional Chicago Express aircraft and spare engine leases generated an increase in aircraft rent expense of approximately $1.9 million in 2001, as compared to 2000.

HANDLING, LANDING AND NAVIGATION FEES. Handling and landing fees include the costs incurred by the Company at airports to land and service its aircraft and to handle passenger check-in, security, cargo and baggage where the Company elects to use third-party contract services in lieu of its own employees. Where the Company uses its own employees to perform ground handling functions, the resulting cost appears within salaries, wages and benefits. Air navigation fees are incurred when the Company's aircraft fly over certain foreign airspace.

     Handling, landing and navigation fees decreased by 8.9% to $88.7 million in 2001 as compared to $97.4 million in 2000, although the total number of system-wide jet departures between 2001 and 2000 increased by 2.2% to 56,962 from 55,714. The decrease in handling, landing and navigation fees is primarily due to the reduction in commercial and military/government charter flying between years (much of which is operated to and from international airports), since international handling and landing fees are generally more expensive than at domestic U.S. airports,



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

and air navigation fees apply only to international flying. In 2001, international departures were 6,469, a reduction of 16.7% as compared to international departures of 7,763 in 2000.

     The Company also recorded $2.9 million less in de-icing expense in 2001 due to relatively milder weather than as compared to 2000.

AIRCRAFT MAINTENANCE, MATERIALS AND REPAIRS. This expense includes the cost of expendable aircraft spare parts, repairs to repairable and rotable aircraft components, contract labor for maintenance activities and other non-capitalized direct costs related to fleet maintenance, including spare engine leases, parts loan and exchange fees, and related shipping costs. It also includes the costs incurred under hourly engine maintenance agreements the Company has entered into on its Boeing 737-800 and Saab 340B power plants. These agreements provide for the Company to pay monthly fees based on a specified rate per engine flight hour, in exchange for major engine overhauls and maintenance. Aircraft maintenance, materials and repair expense decreased 12.8% to $61.4 million in 2001, as compared to $70.4 million in 2000.

     The 2001 decline in maintenance, materials and repairs expense was primarily attributable to a decrease in materials consumed and components repaired related to maintenance on the Company's aging fleets of Lockheed L-1011 and Boeing 727-200 aircraft. During 2001, the Company placed 12 Boeing 727-200 aircraft into BATA and retired three Lockheed L-1011 aircraft from service before related heavy airframe maintenance checks were due to be performed. The Company expects maintenance, materials and repair expense to continue to decline in future quarters as its older fleets of aircraft continue to be replaced by newer and more technologically advanced twin-engine aircraft with lower maintenance needs.

     The Company also recorded a decrease of $3.0 million in maintenance, materials and repairs in 2001, as compared to 2000, due to a negotiated elimination of return condition requirements on one leased Lockheed L-1011 aircraft and the recognition of a return condition receivable on one leased Boeing 757-200 aircraft. The Company accrues estimated costs and credits associated with maintenance return conditions for aircraft on leases as a component of maintenance, materials and repairs expense.

     The Company recognized an increase in aircraft maintenance, materials and repairs of $3.0 million in 2001, as compared to 2000, relating to the 11 Saab 340B aircraft operated by Chicago Express.

CREW AND OTHER EMPLOYEE TRAVEL. Crew and other employee travel consists primarily of the cost of air transportation, hotels and per diem reimbursements to cockpit and cabin crewmembers incurred to position crews away from their bases to operate Company flights throughout the world. The cost of crew and other employee travel decreased 9.9% to $59.3 million in 2001 as compared to $65.8 million in 2000.

     The decrease in crew and employee travel in 2001, as compared in 2000, was mainly due to a significant decrease in crew positioning expense. The average cost of crew positioning per full-time-equivalent crew member deceased 20.9% in 2001, as compared to 2000. The decrease was primarily due to the decrease in military and charter flights, which often operate to and from points remote from the Company's crew bases, thus requiring significant positioning expenditures for cockpit and cabin crews on other airlines. For those positioning events which did occur, the Company was also able to obtain lower prices from other air carriers through specifically negotiated agreements, as well as benefiting from lower airfares which became generally available in the second half of 2001. Crew


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and other employee travel also declined due to a decrease in hotel expenses, also resulting primarily from the decline in international flying.

PASSENGER SERVICE. Passenger service expense includes the costs of onboard meal and non-alcoholic beverage catering, the cost of alcoholic beverages and in-flight movie headsets sold, and the cost of onboard entertainment programs, together with certain costs incurred for mishandled baggage and passengers inconvenienced due to flight delays or cancellations. For 2001 and 2000, catering represented 74.4% and 78.8%, respectively, of total passenger service expense.

     The total cost of passenger service decreased 3.7% to $43.9 million in 2001, as compared to $45.6 million in 2000. The Company experienced a decrease of approximately 14.2% in the average unit cost of catering each passenger between 2001 and 2000, primarily because in 2001 there were fewer military and commercial charter passengers in the Company's business mix, which are provided a more expensive catering product due to the longer stage length of these flights. This resulted in a price-and-business-mix decrease of $5.4 million in catering expense in 2001, as compared to 2000. Total jet passengers boarded increased 4.9% between years, resulting in approximately $2.1 million in higher volume-related catering expenses between the same sets of comparative periods.

     In 2001, as compared to 2000, the Company incurred approximately $1.8 million in higher expenses for mishandled baggage and passenger inconvenience due to flight delays and cancellations.

GROUND PACKAGE COST. Ground package cost is incurred by the Company with hotels, car rental companies, cruise lines and similar vendors who provide ground and cruise accommodations to Ambassadair and ATALC customers. Ground package cost decreased 17.1% to $42.2 million in 2001, as compared to $50.9 million in 2000. Ground package costs vary based on the mix of vacation destinations served, the quality and types of ground accommodations offered, and general competitive conditions in the Company's markets, all of which factors can change from period to period. This decline was more significant than the decline in ground package revenue in 2001 as compared to 2000, because the Company received discounted hotel pricing in the last half of the year due to the weakening economy and the reduction in travel demand after the September 11 attacks.

OTHER SELLING EXPENSES. Other selling expenses are comprised primarily of fees paid to computer reservation systems ("CRS") for scheduled service bookings, credit card discount expenses incurred when selling single seats and ground packages to customers using credit cards for payment, and toll-free telephone services provided to single-seat and vacation package customers who contact the Company directly to book reservations. Other selling expenses increased 13.4% to $41.6 million in 2001, as compared to $36.7 million in 2000.

     Approximately $3.7 million of this increase in 2001 resulted from an increase in CRS fees. This increase resulted partially from the growth in single-seat sales volumes between periods and partially because of increases in rates charged by CRS systems for improved booking functionality. Credit card discount expense increased $1.5 million as compared to 2000, primarily due to higher volumes of scheduled service tickets sold using credit cards as form of payment.

COMMISSIONS. The Company incurs commissions expense in association with the sale by travel agents of vacation packages and single seats on scheduled service. In addition, the Company incurs commissions to secure some commercial and military/government charter business. Commissions expense decreased 11.0% to $34.8 million in 2001, as compared to $39.1 million in 2000.


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     Approximately $3.8 million of the decrease in commissions in 2001, as compared to 2000, was attributable to lower military commissions, which is consistent with the decrease in military revenue between the same time periods. The Company also experienced a decrease of $2.5 million between 2001 and 2000 in commissions paid to travel agents by ATALC, which is consistent with the decrease in related revenues for that affiliate. These decreases were partially offset by increases in scheduled service commissions of $2.2 million between 2001 and 2000 due to an increase in scheduled service sales made by travel agents.

ADVERTISING. Advertising expense increased 20.0% to $26.4 million in 2001, as compared to $22.0 million in 2000. The Company routinely incurs advertising costs primarily to support single-seat scheduled service sales and the sale of air and ground packages. In 2001, the Company increased its advertising (introducing a new marketing campaign) primarily in Chicago in connection with the arrival of the new Boeing 737-800 and 757-300 aircraft, the opening of new ticketing and baggage claim facilities at Chicago-Midway Airport, the announcement of new scheduled service destinations, and the promotion of low fares as compared to the competition. The Company expects to continue to increase advertising expenditures as it seeks to increase consumer preference for the Company's enhanced product, especially in its important Chicago-Midway hub.

     The Company also incurred $6.3 million of incremental advertising costs in 2001 associated with rebuilding customer demand after the September 11 terrorist attacks, but due to their unusual nature, these expenses were included as special charges on the income statement. See "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Note 2 - Impact of Terrorist Attacks on September 11, 2001."

FACILITIES AND OTHER RENTALS. Facilities and other rentals include the cost of all ground facilities that are leased by the Company such as at airports, regional sales offices and general offices. The cost of facilities and other rentals increased 27.8% to $20.2 million in 2001, as compared to $15.8 million in 2000. Growth in facilities costs between periods was primarily attributable to the need to provide maintenance, flight crew and passenger service facilities at airport locations to support new scheduled service destinations and higher frequencies to existing destinations. The Company also began occupancy of significantly expanded and improved passenger check-in and baggage claim facilities at Chicago-Midway Airport beginning in March 2001.

SPECIAL CHARGES. Special charges represent expenses arising from September 11, 2001 terrorist attacks which have been classified as unusual in nature under Accounting Principles Board Opinion No. 30, Reporting the Results of Operations
- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions ("APB 30"). Special charges incurred in 2001 amounted to $21.5 million. For additional details with respect to the special charges, see "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Note 2- Impact of Terrorist Attacks on September 11, 2001."

IMPAIRMENT LOSS. Following the events of September 11, 2001, the Company decided to retire its Boeing 727-200 fleet earlier than originally planned. Most of the aircraft were retired from revenue service in the fourth quarter of 2001, although some are being used for charter service through the first half of 2002. In accordance with FAS 121, the Company determined that the estimated future undiscounted cash flows expected to be generated by the Boeing 727-200s was less than the net book value of these aircraft and the related rotable parts and inventory. Therefore, these assets were impaired under FAS 121. In 2001, the Company recorded an asset impairment charge on these assets of $44.5 million.


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

     Also, in the fourth quarter of 2001, the Company determined that, in accordance with FAS 121, the estimated future undiscounted cash flows expected to be generated by the Lockheed L-1011-50 and 100 fleet was less than the current net book value of these aircraft and the related rotable parts and inventory. Therefore, the assets were impaired under FAS 121. The Company recorded an asset impairment charge on these assets of $67.8 million in 2001.

     FAS 121 requires that whenever events or circumstances indicate that the Company may not be able to recover the net book value of its productive assets through future cash flows, an assessment must be performed of expected future cash flows, and undiscounted estimated future cash flows must be compared to the net book value of these productive assets to determine if impairment is indicated. The Company had been routinely performing FAS 121 impairment evaluations for its Lockheed L-1011-50 and 100, and Boeing 727-200 fleets for several quarters, due to their expected replacement by newer aircraft which were ordered in May 2000. Prior to the events of September 11, 2001 no impairment was indicated under FAS 121 for either fleet. However, the terrorist attacks of September 11 significantly reduced demand for air travel in the United States, causing the Company, and most major airlines, to reduce available seat capacity by 20%. This reduction in future flying caused the Company to reduce its estimates of future cash flows for these fleets over their remaining useful lives, causing both fleets to meet the impairment criteria of FAS 121.

     The application of FAS 121 requires the use of significant judgment and the preparation of numerous significant estimates. The Company estimated future cash flows from the productive use of these fleets by estimating the expected net cash contribution from revenues less operating expenses, and adjusting for estimated cash outflows for heavy maintenance and estimated cash inflows from final disposal of the assets. Such estimates were required for up to seven years into the future. Although the Company believes that its estimates of cash flows in the application of FAS 121 were reasonable, and were based upon all available information, including extensive historical cash flow data about the prior use of these fleets, such estimates nevertheless required substantial judgments and were based upon material assumptions about future events.

     Further significant assumptions were required concerning the estimated fair market value of both fleets, since FAS 121 specifies that impaired assets be written down to their estimated fair market value by recording an impairment charge to earnings. As provided under FAS 121, the Company primarily used discounted cash flow analysis, together with other available information, to estimate fair market values. Such estimates were significant in determining the amount of the impairment charge to be recorded in 2001, which could have been materially different under different sets of assumptions and estimates. As FAS 121 requires the Company to continuously evaluate fair market values of previously impaired assets, it is possible that future estimates of fair market value may result in additional material charges to earnings, if those estimates indicate a material reduction in fair market value as compared to the estimates made at the end of 2001.

     For additional details with respect to these asset impairments, see "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Note 16 - Asset Impairment."

U.S. GOVERNMENT GRANT. On September 22, 2001 President Bush signed into law the Air Transportation Safety and System Stabilization Act ("Act"). Among other things, this legislation was enacted to provide direct payments of cash to domestic U.S. airlines to compensate them for certain economic losses attributable to the terrorist attacks of September 11, 2001. Under the provisions of the Act, U.S. domestic passenger and cargo airlines may receive up to $5.0 billion in total cash grants, with $4.5 billion being specifically reserved for passenger airlines such as the



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

Company. Each passenger airline may receive no more cash than its pro rata share of the $4.5 billion, based upon the ratio of that airline's ASMs to total passenger airline ASMs for the month of August 2001. However, cash compensation paid to any airline must be based upon actual direct and incremental losses incurred by that airline, between September 11, 2001 and December 31, 2001, as a direct result of the terrorist attacks. Therefore, the amount of cash received by any airline is limited by actual direct and incremental losses incurred, which could result in payments to an airline which are less that the maximum amount permitted under the upper limit provided for by the August 2001 ASM calculations.

     The DOT was directed by the Act to administer the distribution of grant money to eligible air carriers. The DOT subsequently published regulations under which eligible air carriers were required to submit applications for disbursements of grant monies. Such applications required financial information, documenting to the satisfaction of the DOT that the air carrier had incurred direct and incremental losses attributable to the terrorist attacks. Two such applications were filed by many passenger airlines, including the Company, during the third and fourth quarters of 2001. As a result of the approval of its applications by the DOT, the Company received payments of $32.6 million in the third quarter and $11.9 million in the fourth quarter. The Company accrued total U.S. Government grant revenues of $66.3 million in the second half of 2001 relating to its estimates of direct and incremental losses it incurred during that time period, recording a current receivable of $21.8 million for the balance of cash expected to be paid in 2002.

     Based upon the Company's current estimate of its ratio of ASMs to total passenger airline ASMs in August 2001 (which calculations have not yet been finalized or approved by the DOT), the Company estimates that the maximum amount of cash compensation available to it under the Act for direct and incremental losses incurred is approximately $74.0 million. The DOT is expected to publish soon final rules concerning certain agreed upon procedures ("AUPs") to be performed by certified public accountants on financial and other information to be included in air carriers' third and final applications for grant assistance. The DOT has not specified when final applications, including reports on AUPs, will be accepted for processing, but the Company currently estimates that this is likely to occur in the second quarter of 2002.

     Generally accepted accounting principles in the United States ("GAAP") pertaining to revenue recognition provide that revenue should be recognized when: (1) substantially all requirements or conditions to earn that revenue are completed or satisfied; (2) the dollar amount of such revenues can be reasonably estimated; and (3) such revenues have been realized in cash, or future realization in cash is reasonably assured.

     The application of GAAP to the specific circumstances of the Act required significant judgments and estimates to be made by the Company. The term "direct and incremental losses attributable to the terrorist attacks of September 11, 2001" was not defined in detail by either the Act or the interpreting DOT regulations, nor were specific measurement guidelines provided for any particular loss item. Such terms as "direct," "incremental," and "loss" can have different meanings in common usage and in economic, accounting or other business literature. In its two grant applications to the DOT in 2001, the Company chose to use GAAP in selecting and measuring direct and incremental losses to be reimbursed under the Act.

     The Company applied significant judgment in determining which GAAP loss items met the conditions for reimbursement under the Act and associated regulations, and applied further significant judgments in estimating the amounts of such losses. For example, the Company



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estimated revenues lost as a direct result of reduced air travel demand immediately after the attacks and claimed the loss of these revenues as reimbursable under the Act. Estimates of such losses required substantial judgment, as they needed to be made with reference to expectations of what revenues would likely have been if the attacks had never taken place. The Company used all objective evidence available to it in making such estimates. In the case of estimating lost revenues, the Company analyzed and made comparisons of post-attack revenues to actual revenues earned immediately prior to the attacks, as well as to actual revenues earned by the Company in the same months of prior years, and with reference to revenue forecasts prepared prior to the attacks. The amounts of U.S. Government grant compensation recorded in 2001 could have been materially different using different assumptions and judgments.

     The DOT, upon processing the Company's second application, disallowed reimbursement to the Company under the Act of certain losses included in the Company's results of operations under GAAP in 2001. These disallowed reimbursements included impairment losses on the Company's Boeing 727-200 aircraft and future rent payments due under Boeing 727-200 leases for aircraft idled immediately after the attacks. Although the DOT did not provide any official reasons for this decision to the Company, nor has it published any related guidance in its regulations concerning the treatment of these loss items under the Act, the Company has not accrued any U.S. Government grant revenue pertaining to these disallowed items. The Company is protesting the specific disallowances made by the DOT on its applications. If the Company prevails in this protest, it could record additional U.S. Government grant compensation of up to $7.7 million.

     Under the provisions of the Act, all airlines receiving cash compensation are subject to audit by agencies of the U.S. Government for up to five years. It is possible that upon audit by such agencies loss items for which the Company has recorded U.S. Government grant revenues in 2001 may be disallowed under new regulations, or according to audit interpretations by those agencies of the Company's accounting estimates and judgments. It is therefore possible that material adjustments to U.S. Government grant revenues recorded in 2001 may be required in future years.

OTHER OPERATING EXPENSES. Other operating expenses increased 10.9% to $84.6 million in 2001, as compared to $76.3 million in 2000. The purchase by ATALC of charter air services from airlines other than the Company was $4.0 million higher in 2001 than in 2000. Flight simulator rentals increased $3.3 million between years due to the crew training required to introduce the new aircraft. The Company also recorded a loss on disposal of three Lockheed L-1011-50 aircraft in 2001, as compared to one Lockheed L-1011-50 aircraft in 2000, resulting in an increase of loss on disposal of $4.4 million in 2001 as compared to 2000. These increases were partially offset by net decreases in other expenses included in this category, none of which were individually significant.

INTEREST INCOME AND EXPENSE. Interest expense in 2001 decreased 4.4% to $30.1 million, as compared to $31.5 million in 2000. The Company capitalized additional interest totaling $10.8 million in 2001, as compared to 2000, on aircraft pre-delivery deposits. Additional interest expense of $7.4 million, all of which was capitalized, was incurred in 2001, as compared to 2000, for incremental borrowings made to fund a portion of aircraft pre-delivery deposits.

     The Company also incurred approximately $2.0 million in interest expense in 2001, relating to three Boeing 757-300 aircraft which were temporarily financed with bridge debt immediately after the September 11, 2001 terrorist attacks. These aircraft were refinanced with operating leases at the end of 2001.

     The Company invested excess cash balances primarily in commercial paper and money market funds and thereby earned $5.3 million in interest income in 2001, as compared to $8.4 million in 2000. The decrease in interest income between periods is mainly due to a decline in the average interest rate earned between periods on these investments.

INCOME TAX EXPENSE. In 2001, the Company recorded $39.8 million in income tax credits applicable to $116.1 million of pre-tax loss for that period, while in 2000 the Company recorded $4.6 million in income tax credits applicable to $19.9 million of pre-tax loss. The effective tax rate applicable to credits in 2001 was 34.2%, as compared to an effective tax rate of 23.1% in 2000.

     Income tax credits in both periods were affected by the permanent non-deductibility for federal income tax purposes of 40% of certain amounts paid for crew per diem. The value of these permanent differences was not significantly different in 2001 as compared to 2000, so they impacted 2000 taxable loss more significantly.

YEAR ENDED DECEMBER 31, 2000, VERSUS YEAR ENDED DECEMBER 31, 1999

OPERATING REVENUES

     Total operating revenues in 2000 increased 15.2% to $1.292 billion from $1.122 billion in 1999. This increase was due to a $128.7 million increase in scheduled service revenues, a $62.3 million increase in military/government charter revenues and a $1.7 million increase in ground package revenues, offset by a $6.4 million decrease in other revenues and a $17.1 million decrease in commercial charter revenues.

SCHEDULED SERVICE REVENUES. The following table sets forth, for the periods indicated, certain key operating and financial data for the scheduled service operations of the Company. Data shown for "Jet" operations include the combined operations of Lockheed L-1011, Boeing 727-200 and Boeing 757-200 aircraft in scheduled service. Data shown for "J31/Saab" include the operations of Jetstream 31 and Saab 340B propeller aircraft by Chicago Express as the ATA Connection.

                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                            2000             1999           INC (DEC)        % INC (DEC)
                                            ----             ----           ---------        -----------
Departures Jet                             40,892            35,402            5,490             15.51
Departures J31/Saab (a)                    18,985            17,716            1,269              7.16
                                     -----------------------------------------------------------------------
 Total Departures (b)                      59,877            53,118            6,759             12.72
                                     -----------------------------------------------------------------------

Block Hours Jet                           118,473           104,555           13,918             13.31
Block Hours J31/Saab                       18,708            17,979              729              4.05
                                     -----------------------------------------------------------------------
 Total Block Hours (c)                    137,181           122,534           14,647             11.95
                                     -----------------------------------------------------------------------

RPMs Jet (000s)                         7,700,639         6,828,181          872,458             12.78
RPMs J31/Saab (000s)                       56,669            35,922           20,747             57.76
                                     -----------------------------------------------------------------------
 Total RPMs (000s) (d)                  7,757,308         6,864,103          893,205             13.01
                                     -----------------------------------------------------------------------

ASMs Jet (000s)                        10,025,603         8,809,564        1,216,039             13.80
ASMs J31/Saab (000s)                       94,371            57,630           36,741             63.75
                                     -----------------------------------------------------------------------
 Total ASMs (000s) (e)                 10,119,974         8,867,194        1,252,780             14.13
                                     -----------------------------------------------------------------------

                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                            2000             1999           INC (DEC)        % INC (DEC)
                                            ----             ----           ---------        -----------
Load Factor Jet                             76.81             77.51            (0.70)            (0.90)
Load Factor J31/Saab                        60.05             62.33            (2.28)            (3.66)
                                     -----------------------------------------------------------------------
 Total Load Factor (f)                      76.65             77.41            (0.76)            (0.98)
                                     -----------------------------------------------------------------------

Passengers Enplaned Jet                 5,873,598         4,878,643          994,955             20.39
Passengers Enplaned J31/Saab              320,062           206,304          113,758             55.14
                                     -----------------------------------------------------------------------
 Total Passengers Enplaned (g)          6,193,660         5,084,947        1,108,713             21.80
                                     -----------------------------------------------------------------------

Revenue $ (000s)                          753,301           624,647          128,654             20.60
RASM in cents (h)                            7.44              7.04             0.40              5.68
Yield in cents (j)                           9.71              9.10             0.61              6.70
Revenue per segment $ (m)                  121.62            122.84            (1.22)            (0.99)

--------------------

See footnotes (a) through (j) on pages 58-59.

See footnote (m) on page 75.

     Scheduled service revenues in 2000 increased 20.6% to $753.3 million from $624.6 million in 1999. Scheduled service revenues were 58.3% of consolidated revenues in 2000, as compared to 55.7% of consolidated revenues in 1999.

     The Company's scheduled service at Chicago-Midway accounted for approximately 63.5% of scheduled service ASMs and 83.5% of scheduled service departures in 2000, as compared to 56.7% and 77.2%, respectively, during 1999. During the second and third quarters of 2000, the Company began operating nonstop flights to Ronald Reagan Washington National Airport, Boston, Seattle and Minneapolis-St. Paul, none of which were served in the comparable periods of 1999. In addition to this new service, the Company served the following existing jet markets in both years: Dallas-Ft. Worth, Denver, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, New York's John F. Kennedy Airport (seasonal), New York's LaGuardia Airport, Orlando, Phoenix, St. Petersburg, San Francisco, San Juan and Sarasota. The Company, in cooperation with a tour operator partner, began nonstop service to Hawaii from Chicago-O'Hare International Airport and New York's John F. Kennedy International Airport in December of 2000, but discontinued this service during 2001.

     The Company operated 94 peak daily jet and commuter departures from Chicago-Midway in 2000, as compared to 67 in 1999, and served 25 destinations on a nonstop basis in 2000, as compared to 22 nonstop destinations served in 1999.

     The Company's Hawaii service accounted for 17.0% of scheduled service ASMs and 4.3% of scheduled service departures in 2000, as compared to 18.5% and 4.7%, respectively, in 1999. The Company provided nonstop service in both years from Los Angeles, Phoenix and San Francisco to both Honolulu and Maui, with connecting service between Honolulu and Maui.

     The Company's Indianapolis service accounted for 12.2% of scheduled service ASMs and 8.8% of scheduled service departures in 2000, as compared to 14.0% and 10.8%, respectively, in 1999. In both years, the Company operated nonstop to Cancun, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles (service was discontinued as of August 2000), Orlando, St. Petersburg and Sarasota.

COMMERCIAL CHARTER REVENUES. Commercial charter revenues accounted for 19.1% of consolidated revenues in 2000 as compared to 23.5% in 1999. The following table sets forth, for the periods indicated, certain key operating and financial data for the commercial charter operations of the Company.

                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                            2000             1999           INC (DEC)        % INC (DEC)
                                            ----             ----           ---------        -----------
Departures (b)                              9,722           10,212              (490)           (4.80)
Block Hours (c)                            34,356           37,119            (2,763)           (7.44)
RPMs (000s) (d)                         2,687,051        3,253,165          (566,114)          (17.40)
ASMs (000s) (e)                         3,610,413        4,129,966          (519,553)          (12.58)
Passengers Enplaned (g)                 1,472,340        1,753,237          (280,897)          (16.02)
Revenue $ (000s)                          246,705          263,766           (17,061)           (6.47)
RASM in cents (h)                            6.83             6.39              0.44             6.89
RASM excluding fuel escalation
       in cents (k)                          6.47             6.35               0.12            1.89

----------------------

See footnotes (b) through (h) on page 58.

See footnote (k) on page 62.

     Track charter accounted for approximately $192.8 million in revenues in 2000, as compared to $193.8 million in 1999. Specialty charter accounted for approximately $31.5 million in revenues in 2000, as compared to $40.0 million in 1999.

MILITARY/GOVERNMENT CHARTER REVENUES. Military/government charter revenues accounted for 14.6% of consolidated revenues in 2000, as compared to 11.2% in 1999. The following table sets forth, for the periods indicated, certain key operating and financial data for the military/government charter operations of the Company.

                                                  TWELVE MONTHS ENDED DECEMBER 31,
                                          2000          1999        INC (DEC)     % INC (DEC)
                                          ----          ----        ---------     -----------
Departures (b)                              4,961        4,444            517            11.63
Block Hours (c)                            19,443       15,354          4,089            26.63
RPMs (000s) (d)                         1,339,545      818,627        520,918            63.63
ASMs (000s) (e)                         2,605,791    2,027,471        578,320            28.52
Passengers Enplaned (g)                   329,200      199,013        130,187            65.42
Revenue $ (000s)                          188,556      126,213         62,343            49.40
RASM in cents (h)                            7.24         6.23           1.01            16.21

RASM excluding fuel escalation
   in cents (l)                              6.88         6.21           0.67            10.79


See footnotes (b) through (h) on page 58.

See footnote (l) on page 63.

GROUND PACKAGE REVENUES. In 2000, ground package revenues increased 2.7% to $59.8 million, as compared to $58.2 million in 1999. The number of ground packages sold and the average revenue earned by the Company for a ground package sale are a function of the seasonal mix of vacation destinations served, the quality and types of ground accommodations offered and general competitive conditions in the Company's markets, all of which factors can change from period to period.

OTHER REVENUES. Other revenues decreased 13.1% to $43.1 million in 2000, as compared to $49.6 million in 1999.

OPERATING EXPENSES

SALARIES, WAGES AND BENEFITS. Salaries, wages and benefits expense in 2000 increased 17.6% to $297.0 million from $252.6 million in 1999. The Company increased its average equivalent employees by approximately 20.4% between 2000 and 1999. This growth was most significant in categories of employees that are influenced directly by flight activity, such as flight crews and maintenance staff. Beginning in May 2000, the Company replaced its contracted ground handler at its busiest airport, Chicago-Midway, with its own ramp employees. Although this contributed to the increase in salaries, wages and benefits, the Company experienced a corresponding reduction in handling, landing and navigation fees. Some further employment growth in 2000 was also provided to improve customer service in targeted areas by increasing customer service staff, such as at airport ticket counters, in reservations facilities and in other staff groups primarily involved in delivering services to the Company's customers. Staff increases also occurred for Chicago Express as a result of increased passengers boarded due to the conversion from 19-seat to 34-seat aircraft in the first nine months of 2000. The Company also experienced a significant increase in employee benefit costs in 2000, as compared to 1999.

     These increases in salaries, wages and benefits costs were partially offset by the elimination of employee incentive awards in 2000. In 1999, the Company recognized $6.4 million in incentive awards while no incentive awards were earned in 2000.

FUEL AND OIL. Fuel and oil expense increased 60.8% to $274.8 million in 2000, as compared to $170.9 million in 1999. The Company consumed 8.1% more gallons of jet fuel for flying operations between 2000 and 1999, which resulted in an increase in fuel expense of approximately $14.1 million between periods. Jet fuel consumption increased primarily due to the increased number of block hours of jet flying operations between periods. The Company flew 172,824 jet block hours in 2000, as compared to 157,481 jet block hours in 1999, an increase of 9.7% between years.

     During 2000, the Company's average cost per gallon of jet fuel consumed increased by 49.7% as compared to 1999, resulting in an increase in fuel and oil expense of approximately $91.6 million between periods. The Company contracts with most commercial charter customers, the U.S. military, and with certain bulk-seat purchasers to provide for fuel escalation revenue, which partially offset the impact of higher fuel prices. In 2000, the Company recognized $26.4 million in fuel escalation revenue, as compared to $1.8 million recognized in 1999.

     The Company implemented a fuel hedge program beginning in the third quarter of 2000, consisting of swap agreements for heating oil. As of December 31, 2000, the Company had entered into swap agreements for approximately 13.6 million gallons of heating oil for future delivery between January 2001 and September 2001, which represented approximately 6.3% of total expected fuel consumption for that period.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased 30.2% to $125.0 million in 2000, as compared to $96.0 million in 1999.

     Depreciation expense attributable to owned airframes, engines and leasehold improvements increased $9.3 million in 2000, as compared to 1999. The Company added four owned Lockheed L-1011-500s, to the Company's fleet from late 1999 through 2000. The Company also purchased seven hushkits for Boeing 727-200 aircraft and two spare engines for the Lockheed L-1011-500s late in 1999 through 2000. The Company also increased its investment in rotable parts, furniture and fixtures, and computer hardware and software, and increased its provision for inventory obsolescence and amortization of debt issue costs between years. These changes resulted in an increase in depreciation and amortization expense of $8.4 million in 2000, as compared to 1999.

     Amortization of capitalized engine and airframe overhauls increased $8.5 million in 2000, as compared to 1999, after including amortization of related manufacturers' credits. Changes to the cost of overhaul amortization were partly due to the increase in total block hours and cycles flown between comparable periods for the Lockheed L-1011 fleet, since such expense varies with that activity, and partly due to the completion of more engine and airframe overhauls in 2000 for the Boeing 727-200 and Lockheed L-1011 fleets. Rolls-Royce-powered Boeing 757-200 aircraft, 13 of which were delivered new from the manufacturer since late 1995, are starting to generate engine and airframe overhaul expense. This resulted in a $1.2 million increase in amortization costs between periods.

     The cost of engine overhauls that become worthless due to early engine failures and which cannot be economically repaired is charged to depreciation and amortization expense in the period the engine fails. Depreciation and amortization expense attributable to these early engine failures increased $2.5 million in 2000, as compared to 1999. When these early engine failures can be economically repaired, the related repairs are charged to aircraft maintenance, materials and repairs expense.

AIRCRAFT RENTALS. Aircraft rentals expense for 2000 increased 22.8% to $72.1 million from $58.7 million in 1999. The Company accepted delivery of six Boeing 757-200 aircraft from the manufacturer (two in the fourth quarter of 1999, two in June 2000 and two in November 2000), adding $10.8 million to aircraft rentals expense in 2000, as compared to 1999. Chicago Express aircraft rentals increased by $2.4 million in 2000 as compared to 1999, due to the replacement of 19-seat Jetstream aircraft with 34-seat Saab 340B aircraft. The Company also incurred $2.8 million in higher rentals in 2000, as compared to 1999, due to the lease of spare engines to support the Boeing 757-200 and Lockheed L-1011-500 fleets. The Company purchased 12 Boeing 727-200 aircraft between the first quarter of 1999 and fourth quarter of 2000, which had previously been financed through operating leases, resulting in a decrease in aircraft rentals of $1.5 million between periods.

HANDLING, LANDING AND NAVIGATION FEES. Handling, landing and navigation fees increased by 9.1% to $97.4 million in 2000 as compared to $89.3 million in 1999. The total number of system-wide jet departures between 2000 and 1999 increased by 11.0% to 55,714 from 50,207. The lower rate of growth in handling costs in 2000, as compared to the growth in departures, was partly due to the implementation of self-handling on the ramp at Chicago-Midway Airport beginning in May 2000, which was done with third-party contractors during all of 1999. A corresponding increase in salaries, wages and benefits attributable to self-handling was experienced during the remainder of 2000.

AIRCRAFT MAINTENANCE, MATERIALS AND REPAIRS. Aircraft maintenance, materials and repair expense increased 26.6% to $70.4 million in 2000, as compared to $55.6 million in 1999. The Company performed a total of 62 maintenance checks on its fleet during 2000 as compared to 53 such checks in 1999. The cost of materials consumed and components repaired in association with such checks and other maintenance activity increased by $9.0 million between 2000 and 1999.

     The Company recognized an increase in aircraft maintenance, materials and repairs of $2.5 million in 2000, as compared to 1999, due to the consolidation of the results of its wholly owned subsidiary, Chicago Express. The results of operation for Chicago Express were consolidated with the Company beginning in May 1999.

CREW AND OTHER EMPLOYEE TRAVEL. The cost of crew and other employee travel increased 32.4% to $65.8 million in 2000 as compared to $49.7 million in 1999. Positioning and hotel costs increased significantly in 2000 due primarily to the substantial increase in military departures in 2000, as compared to 1999. Military flights often operate to and from points remote from the Company's crew bases, thus requiring significant positioning expenditures for cockpit and cabin crews on other airlines. Also, due to heavy airline industry load factors in 2000, the Company paid higher average fares to position crews. Average hotel costs are also higher for military operations since hotel rates at international locations generally exceed domestic U.S. hotel rates.

PASSENGER SERVICE. For 2000 and 1999, catering represented 78.8% and 82.0%, respectively, of total passenger service expense. The total cost of passenger service increased 16.3% to $45.6 million in 2000, as compared to $39.2 million in 1999. The Company experienced an increase of approximately 2.1% in the average unit cost of catering each passenger between 2000 and 1999, primarily because in 2000 there were relatively more military passengers in the Company's business mix, who are provided a more expensive catering product due to military catering specifications and the longer average duration of these flights. This resulted in a price-and-business-mix increase of $0.8 million in catering expense in 2000, as compared to 1999.

     Total jet passengers boarded, however, increased 12.4% between years, resulting in approximately $3.7 million in higher volume-related catering expenses between the same sets of comparative periods.

     In 2000, as compared to 1999, the Company experienced increased departure delays over 15 minutes of 34.3%. These irregular operations resulted in higher costs to handle inconvenienced passengers and misconnected baggage. In 2000, as compared to 1999, such costs were $2.6 million higher.

GROUND PACKAGE COST. Ground package cost increased 3.9% to $50.9 million in 2000, as compared to $49.0 million in 1999. Ground package costs increased in proportion to the increase in ground package revenues.

OTHER SELLING EXPENSES. Other selling expenses increased 30.6% to $36.7 million in 2000, as compared to $28.1 million in 1999. Approximately $6.3 million of this increase in 2000 resulted from an increase in CRS fees. This increase resulted partially from the growth in single-seat sales volumes between periods and partially from increases in rates charged by CRS systems. Credit card discount expense increased $3.0 million in 2000, as compared to 1999, primarily due to higher volumes of scheduled service tickets sold using credit cards as form of payment. Toll-free telephone services decreased by $0.8 million in 2000, as compared to 1999, due to billing rate reductions secured from related vendors.

COMMISSIONS. Commissions expense remained unchanged at $39.1 million between 2000 and 1999. The Company incurred higher military commissions expense of $4.4 million in 2000, as compared to 1999, which is consistent with growth in military revenues between years. These increases were largely offset by decreases in scheduled service commissions of $4.9 million due to an industry reduction in travel agency commission from 8.0% to 5.0% effective in the fourth quarter of 1999.

ADVERTISING. Advertising expense increased 18.3% to $22.0 million in 2000, as compared to $18.6 million in 1999. Such expenses were higher in the spring and summer months of 2000, as advertising support was provided for the introduction of scheduled service to the new destinations of Boston, Seattle, Washington, D.C. and Minneapolis-St. Paul. Advertising also increased due to increased marketing emphasis on commuter and Florida markets in 2000.

FACILITIES AND OTHER RENTALS. The cost of facilities and other rentals increased 18.8% to $15.8 million in 2000, as compared to $13.3 million in 1999. Growth in facilities costs between periods was primarily attributable to the need to provide facilities at airport locations to support new scheduled service destinations and expanded services at existing destinations.

OTHER OPERATING EXPENSES. Other operating expenses increased 5.7% to $76.3 million in 2000, as compared to $72.2 million in 1999. The purchase by ATALC of charter air services from airlines other than the Company was $7.5 million less in 2000 than in 1999, due to the increased utilization of the Company's own aircraft for ATALC charter programs. In 1999, the Company incurred $3.1 million in Chicago Express code-share expenses, which were not incurred during any period in 2000. Other expenses included in this category increased in 2000 as the Company's flight activity increased. Expenses increasing year over year included flight simulator rentals, professional fees, insurance and supplies. The Company also incurred higher costs associated with irregular flight operations in 2000, as compared to 1999.

INTEREST INCOME AND EXPENSE. Interest expense in 2000 increased 50.0% to $31.5 million, as compared to $21.0 million in 1999. The increase in interest expense between periods was primarily due to changes in the Company's capital structure resulting from the sale in December 1999 of $75.0 million in principal amount of 10.5% unsecured senior notes. Additional interest expense of $7.7 million was recorded in 2000 applicable to these notes, as compared to 1999.

     The Company invested excess cash balances in short-term government securities and commercial paper and thereby earned $8.4 million in interest income in 2000, as compared to $5.4 million in 1999, when less cash was available for such investment.

OTHER NON-OPERATING INCOME. Other non-operating income decreased 82.4% to $0.6 million in 2000, as compared to $3.4 million in 1999. The Company holds a membership interest in the SITA Foundation ("SITA"), an organization that provides data communication services to the airline industry. SITA's primary asset is its ownership in Equant N.V. ("Equant"). In February and December 1999, SITA sold a portion of its interest in Equant in a secondary public offering and distributed the pro rata proceeds to certain of its members (including the Company) that elected to participate in the offering. The Company recorded a gain of $1.7 million in the first quarter of 1999 and a similar gain of $1.3 million in the fourth quarter of 1999.

INCOME TAX EXPENSE. In 2000, the Company recorded $4.6 million in income tax credits applicable to $19.9 million of pre-tax loss for that period, while in 1999 income tax expense was $30.5 million on pre-tax income of $77.8 million. The effective tax rate applicable to credits in 2000 was 23.1%, as compared to an effective tax rate of 39.1% in 1999.

     Income tax expense in both sets of comparative periods was affected by the permanent non-deductibility for federal income tax purposes of a percentage of certain amounts paid for crew per diem (40% in 2000 and 45% in 1999). The effect of this and other permanent differences on the effective income tax rate for financial accounting purposes is to increase the effective rate as amounts of pre-tax income decrease and to decrease tax credits otherwise applicable to pre-tax losses.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOWS. In the nine months ended September 30, 2002, net cash used in operating activities was $4.9 million, as compared to net cash provided by operating activities of $142.0 million for the same period in 2001. The change in cash provided by or used in operating activities between periods was primarily due to a decrease in earnings, and lower depreciation and amortization expense due to the retirement and impairment of certain Boeing 727-200 and Lockheed L-1011-50 and 100 aircraft in the second half of 2001 and the first nine months of 2002. These decreases were partially offset by changes in operating assets and liabilities, most significantly in accounts receivable, which resulted primarily from a decrease in the U.S. Government grant receivable.

     Net cash provided by investing activities was $15.7 million in the first nine months of 2002, while net cash used in investing activities was $308.1 million in the nine-month period ended September 30, 2001. Such amounts included capital expenditures totaling $57.6 million and $251.0 million, respectively in the first nine months of 2002, as compared to the same period in 2001. In the first nine months of 2001, the Company's capital expenditures consisted of approximately $137.0 million for the purchase of certain Boeing 737-800 and Boeing 757-300 aircraft and engines and the purchase of certain Boeing 727-200 aircraft off of operating leases, which did not occur in the same periods of 2002. Also, in the first nine months of 2002, the Company incurred $39.7 million for engine and airframe overhauls, airframe improvements and the purchase of rotable parts, as compared to $92.8 million in the same period of 2001. This decline is primarily due to fewer engine overhauls in the first nine months of 2002 as compared to the same period of 2001 on the Lockheed L1011-500 and the Boeing 727-200 fleets, and declining capitalized interest as more aircraft deliveries were completed. Also contributing to the difference in net cash provided by (used in) investing activities is the progress in new aircraft deliveries. In the first nine months of 2002 as new aircraft were delivered, the Company was refunded through operating leases $77.4 million of aircraft pre-delivery deposits, net of new deposits made for future deliveries. In contrast, the Company paid $61.7 million of pre-delivery deposit payments in the first nine months of 2001.

     Net cash used in financing activities was $82.2 million in the nine months ended September 30, 2002, while net cash provided by financing activities was $197.0 million in the nine months ended September 30, 2001. In the first nine months of 2002, the Company borrowed and repaid $192.5 million in temporary financing related to the purchase of certain Boeing 737-800 and Boeing 757-300 aircraft, which were subsequently financed through operating leases, while in the first nine months of 2001, the Company borrowed $102.2 million to temporarily finance certain new aircraft. In the first nine months of 2002, the Company repaid $52.6 million in short term debt which had financed pre-delivery deposits on certain aircraft delivered during that period, while in the same period of 2001, the Company financed $43.9 million in pre-delivery deposits. In addition, in the nine months ended September 30, 2002, the Company made net payments of $25.0 million on its revolving credit facility, while in the same period of 2001, the Company borrowed $49.0 million under its bank credit facility.

     In 2001, 2000 and 1999, net cash provided by operating activities was $144.4 million, $111.7 million and $152.7 million, respectively. The increase in cash provided by operating activities between 2000 and 2001 primarily resulted from changes in operating assets and liabilities, the non-cash impact of impairment losses recognized on the Boeing 727-200 and Lockheed L-1011-50 and 100 fleets, partially offset by lower earnings. Significant changes in operating assets and liabilities in 2001 included: (1) an increase in receivables, primarily comprised of a receivable for $21.8 million for U.S. Government grant compensation due under the Air Transportation Safety and System Stabilization Act; (2) an increase in trade payables of $16.9 million, representing extended payment terms negotiated with trade vendors subsequent to the events of September 11; and (3) an increase in accrued expenses of $32.8 million, approximately $16.0 million of which represents deferred payment of certain federal and state taxes authorized by several taxing jurisdictions until the first quarter of 2002. The decrease in operating cash flows between 1999 and 2000 was primarily attributable to lower earnings, partially offset by higher depreciation and amortization charges.

     Net cash used in investing activities was $129.8 million, $290.8 million and $305.7 million, respectively, in the years ended December 31, 2001, 2000 and 1999. In 2001, $30.8 million of expenditures were made for pre-delivery deposits on future deliveries of new aircraft, net of returned deposits on delivered aircraft, as compared to $117.0 million and $7.4 million made for these deposits in 2000 and 1999, respectively. Capital expenditures totaling $119.8 million, $146.5 million and $266.9 million, respectively, were made in 2001, 2000 and 1999 primarily for aircraft purchases, engine and airframe overhauls, airframe improvements, hushkit installations, and the purchase of rotable parts. In 1999, the Company's capital expenditures also included $115.7 million for the purchase and modification of five L-1011-500 aircraft and the purchase of nine Boeing 727-200 aircraft that were previously leased. In 2001, net cash used in investing activities was reduced by $27.3 million in cash provided from BATA upon transfer of 12 Boeing 727-200 aircraft to this joint venture. In 2001, 2000 and 1999, noncurrent prepaid aircraft rent increased $17.2 million, $16.8 million and $15.2 million, respectively, reflecting primarily the cash rent pre-payments due at inception of many new Boeing 737-800, Boeing 757-200 and Boeing 757-300 operating leases. The increase in other assets in 1999 included $24.4 million in goodwill associated with the acquisitions of units of ATALC, Chicago Express and 50% of ATA Cargo.

     Net cash provided by financing activities for the years ended December 31, 2001, 2000 and 1999 was $40.7 million, $188.1 million and $100.3 million, respectively. In all years, cash provided by financing activities was primarily attributable to proceeds from short-term and long-term debt, net of repayments, which in 2001 primarily consisted of $28.4 million in proceeds related to the financing of pre-delivery deposits on aircraft, the borrowing of $35.0 million under the Company's bank credit facility, and the repayment of $17.0 million in special facility revenue bonds. Also in 2001, the Company borrowed and repaid $153.4 million in temporary bridge debt related to the purchase of three Boeing 757-300 aircraft, which were subsequently financed with operating leases in late 2001. In 2000, net proceeds from short-term and long-term debt primarily consisted of $89.9 million from the financing of pre-delivery deposits on aircraft and proceeds of $23.0 million in notes collateralized by two L-1011-500 aircraft. In 1999, the Company received $75.0 million in proceeds from unsecured senior notes. Net cash provided from financing activities in 2000 also included $80.0 million in proceeds from the issuance of preferred stock.

     The Company presently expects that cash generated by operations, together with available borrowings under collateralized credit facilities, the return of pre-delivery deposits held by the manufacturers on future aircraft and engine deliveries, the receipt of additional U.S. Government grant compensation and the receipt of funds from the pending U.S. Government-guaranteed secured term loan, will be sufficient to fund operations during the next 12 months. If the Company does not obtain the U.S. Government-guaranteed loan, or the existing credit facility is not extended past its current expiration date of January 2, 2003, the Company will pursue other sources to fund operations during the next 12 months.


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

DEBT AND OPERATING LEASE CASH PAYMENT OBLIGATIONS. The Company is required to make cash payments in the future on debt obligations and operating leases. The Company's operating leases require periodic cash payments that vary in amount and frequency. The Company accounts for aircraft rentals expense in equal monthly amounts over the life of each operating lease. Although the Company is obligated on a number of long-term operating leases which are not recorded on the balance sheet under accounting principles generally accepted in the United States, the Company has no off-balance sheet debt and, with the exception of insignificant amounts not requiring disclosure, does not guarantee the debt of any other party. The following table summarizes the Company's contractual debt and operating lease obligations at September 30, 2002, and the effect such obligations are expected to have on its liquidity and cash flows in future periods.

                                                      CASH PAYMENTS CURRENTLY SCHEDULED
                           -----------------------------------------------------------------------------------------
                               TOTAL             4QTR                2003               2005              AFTER
                           AS OF 9/30/02         2002               -2004              -2006               2006
                           --------------    --------------     ---------------    ---------------    ---------------
                                                                (in thousands)
Current and long-term
    debt                   $     415,495     $    58,476        $      203,113     $      135,640     $       18,266

Lease obligations              3,381,484            45,391             523,487            481,677          2,330,929
                           --------------    --------------     ---------------    ---------------    ---------------

Total contractual cash
    obligations               $3,796,979     $     103,867      $      726,600     $      617,317     $    2,349,195
                           ==============    ==============     ===============    ===============    ===============

In addition, the Company is committed to taking future delivery of 16 new Boeing 757-300 and Boeing 737-800 aircraft, as well as four spare engines. The estimated amounts of future cash payments relating to financing of these aircraft and engines are not included in the table. The Company intends to finance these aircraft and engines with operating leases.

AIRCRAFT AND FLEET TRANSACTIONS. In 2000, the Company entered into a purchase agreement with the Boeing Company to purchase directly from Boeing 10 new Boeing 757-300s and 20 new Boeing 737-800s. The Boeing 737-800 aircraft are powered by General Electric CFM56-7B27 engines, and the Boeing 757-300 aircraft are powered by Rolls-Royce RB211-535 E4C engines. The Company also received purchase rights for an additional 50 aircraft. The manufacturer's list price is $73.6 million for each 757-300 and $52.4 million for each 737-800, subject to escalation. The Company's purchase price for each aircraft is subject to various discounts. To fulfill its purchase obligations, the Company has arranged for each of these aircraft, including the engines, to be purchased by third parties that will, in turn, enter into long-term operating leases with the Company. As of September 30, 2002, the Company had taken delivery of eight Boeing 737-800s and 10 Boeing 757-300s obtained directly from Boeing. All remaining aircraft to be purchased directly from Boeing are scheduled for delivery between October 2002 and August 2004. Aircraft pre-delivery deposits are required for these purchases, and the Company has funded these deposits using operating cash and primarily short-term deposit finance facilities. As of September 30, 2002, the Company had $93.3 million in pre-delivery deposits outstanding for these aircraft, of which $65.6 million was provided by deposit finance facilities with various lenders. Upon delivery of the aircraft, pre-delivery deposits funded with operating cash will be returned to the Company, and those funded with deposit facilities will be used to repay those facilities.

     In December 2001, the Company entered into an agreement to exercise purchase rights on two Boeing 757-300 aircraft to be delivered in May and June 2003. The Company has purchase rights remaining for eight Boeing 757-300 aircraft and 40 Boeing 737-800 aircraft.

     The Company has operating lease agreements in place to lease 14 new Boeing 737-800s from ILFC. As of September 30, 2002, the Company had taken delivery of 12 Boeing 737-800s that are being leased from ILFC. The remaining aircraft under these operating lease agreements are scheduled for delivery in June 2003 and May 2004.

     The Company has an agreement to acquire five additional new Boeing 737-800s to be financed by operating leases with GECAS. The Company took delivery of the fifth Boeing 737-800 aircraft being leased from GECAS in the third quarter of 2002.

     Although the Company typically finances aircraft with long-term operating leases, it has a bridge financing facility which provides for maximum borrowings of $400.0 million to finance new Boeing 737-800 aircraft and new Boeing 757-300 aircraft. Borrowings under the facility bear interest, at the option of ATA, at LIBOR plus a margin, which depends on the percentage of the purchase price borrowed and whether the borrowing matures 18 or 24 months after the aircraft delivery date. During the first four months of 2002, the Company borrowed $192.5 million, under this bridge facility, for the purchase of certain Boeing 737-800 and Boeing 757-300 aircraft. As of June 30, 2002, these borrowings were repaid in full, while the related aircraft were financed under long-term operating leases.

     The Company has an agreement with General Electric to purchase four spare engines, which are scheduled for delivery between 2003 and 2006. The Company has acquired two spare Rolls Royce engines, one of which was delivered in 2001, and the other in June 2002.

     In May 2002, the Company entered into an agreement with AMR Leasing Corporation to lease six Saab 340B aircraft, with options to lease up to 10 additional aircraft. As of September 30, 2002, the Company had taken delivery of all six Saab 340B aircraft under this agreement.

     In March 2001, the Company entered into a limited liability company agreement with BCC to form BATA, a 50/50 joint venture. Because the Company does not control BATA, the Company's investment is being accounted for under the equity method. BATA is expected to remarket the Company's fleet of Boeing 727-200 aircraft in either passenger or cargo configurations. In exchange for supplying the aircraft and certain operating services to BATA, the Company has and will continue to receive both cash and equity in the income or loss of BATA. The Company transferred 12 Boeing 727-200 aircraft to BATA in 2001, and transferred eight of the remaining 12 Boeing 727-200 aircraft to BATA in June 2002.

SIGNIFICANT FINANCINGS. As of December 31, 2001, the Company's revolving bank credit facility provided for maximum borrowings of $100.0 million, including up to $50.0 million for stand-by letters of credit. In March 2002, the Company amended the credit facility to reduce the maximum borrowings to $75.0 million, declining to $60.0 million as of September 30, 2002, and to modify certain financial covenants. The amended facility matures January 2, 2003, and borrowings under the facility bear interest, at the option of ATA, at either LIBOR plus a margin or the agent bank's prime rate. This facility is currently collateralized by six Lockheed L-1011-50 and L-1011-100 aircraft and engines, three Lockheed L-1011-500 aircraft and engines, two Saab 340B aircraft, Boeing 727-200 spare engines, certain rotable parts and eligible receivables. The facility agreement provides that in the event of a material adverse occurrence, the lenders can elect not to fund any additional borrowings, and can require repayment of any outstanding balance immediately. No such determination was made relative to the terrorist attacks on September 11, 2001. As of September 30, 2002, the Company had borrowings of $10.0 million against the facility, and had outstanding letters of credit of $48.4 million secured by the facility. As of September 30, 2002, the bank has assigned a collateral borrowing base of $65.4 million to the various aircraft and parts securing the bank credit facility, which is less than their book value.

     The Company is seeking a $168.0 million secured term loan that would replace the existing credit facility. The Company filed an application with the Air Transportation Stabilization Board, ("ATSB") for a $148.5 million Federal guarantee of that loan, and on September 26, 2002, received conditional approval of the loan guarantee. The approval is subject to several conditions, including increased fees and warrants, resolution of certain issues regarding dividend restrictions, change of control terms of existing indebtedness, the results of on-going due diligence by the ATSB and the absence of any material adverse change in the condition, business, property, operations, prospects, assets or liabilities of the Company. The Company believes the conditions can be met, and expects the guaranteed loan to close in the fourth quarter of 2002.

     The proceeds of the loan will be used to repay any borrowings on the existing bank credit facility and to support the nearly $50.0 million in letters of credit required by certain of the Company's creditors. The remaining proceeds will be used for general corporate purposes. The loan will be secured with collateral similar to that securing the current credit facility, plus some additional equipment and receivables. The loan interest rate is expected to be variable, based on LIBOR, and the loan is expected to have a term of six years. In addition to interest on the loan, the Company expects to be required to pay to the Federal Government certain guarantee fees, based on the outstanding loan balance. Interest and guarantee fees will be payable quarterly in advance, beginning at closing, and principal repayments will begin 18 months after funding of the loan. As part of the guaranteed loan transaction, the Company also expects to issue stock warrants to the Federal Government. The amount of warrants required has not yet been determined. The Company expects the loan to be subject to certain restrictive covenants.

     In September 2000, the Company issued and sold 300 shares of Series B convertible redeemable preferred stock, without par value. In December 2000, the Company issued and sold 500 shares of Series A redeemable preferred stock, without par value. The proceeds from the issuance and sale of the Series B and the Series A preferred stock were used for aircraft pre-delivery deposits and general corporate purposes.

     In December 2000, the Company entered into three finance facilities with Banca Commerciale Italiana, GE Capital Aviation Services, Inc., and Rolls-Royce plc., to fund pre-delivery deposits on new Boeing 757-300 and Boeing 737-800 aircraft. These facilities provide for up to $173.2 million in pre-delivery deposit funding, and as of September 30, 2002, the Company had borrowed $65.6 million against these three facilities. All of this debt has been classified as short-term in the accompanying balance sheets because it will be repaid through the return of related pre-delivery deposits through lease financing of aircraft scheduled for delivery within the next 12 months. Interest on these facilities is payable monthly.

CARD AGREEMENT. The Company accepts charges to most major credit and debit cards ("cards") as payment from its customers. Approximately 90% of scheduled service and vacation package sales are purchased using these cards.

     More than half of these card sales are made using MasterCard or Visa cards. The Company maintains an agreement with a bank for the processing and collection of charges to these cards. Under this agreement, a sale is normally charged to the purchaser's card account and is paid to the Company in cash within a few days of the date of purchase, although the Company may provide the purchased services days, weeks or months later. In 2001, the Company processed approximately $535.0 million in MasterCard and Visa charges under its merchant processing agreement.

     On September 21, 2001, the bank notified the Company that it had determined that the terrorist attacks of September 11, 2001, the ensuing grounding of commercial flights by the FAA, and the significant uncertainty about the level of future air travel entitled the bank to retain cash collected by it on processed card charges as a deposit, up to 100% of the full dollar amount of purchased services to be provided at a future date. If the Company fails to perform pre-paid services which are purchased by a charge to a card, the purchaser may be entitled to obtain a refund which, if not paid by the Company, is the obligation of the bank. The deposit secures this potential obligation of the bank to make such refunds.

     The bank exercised its right to withhold distributions beginning shortly after its notice to the Company. It subsequently agreed to accept a letter of credit as security for this potential liability. As of December 31, 2001, the bank had withheld $3.1 million in cash with an additional $20.0 million secured by a letter of credit provided on behalf of the Company by the Company's senior lenders under its revolving bank facility. As of September 30, 2002, the bank had withheld $11.8 million in cash, and $20.0 million was secured by the letter of credit. The deposits and letter of credit as of September 30, 2002, and December 31, 2001, constituted approximately 60% of the Company's total future obligations to provide services purchased by charges to card accounts as of those dates. The bank has agreed to a 60% deposit, with that percentage being subject to increase up to 100% at any time at the sole discretion of the bank. A deposit of 100% of this obligation would have resulted in the additional retention of $15.4 million by the bank at December 31, 2001, and $21.2 million at September 30, 2002. The bank's right to maintain a deposit does not terminate unless, in its reasonable judgment and at its sole discretion, it determines that a deposit is no longer required.

     The Company has the right to terminate its agreement with the bank upon providing appropriate notice. In the event of such termination, the bank may retain a deposit equal to the amount of purchased services not yet performed, for up to 16 months from the date of termination.

SURETY BONDS. The Company has historically provided surety bonds to airport authorities and selected other parties, to secure the Company's obligation to these parties. The DOT also requires the Company to provide a surety bond or an escrow to secure potential refund claims of charter customers who have made prepayments to the Company for future transportation. One issuer currently provides all surety bonds issued on behalf of the Company.

Prior to the terrorist attacks of September 11, 2001 the Company had provided a letter of credit of $1.5 million as security to the issuer for its total estimated surety bond obligations, which were $20.9 million at August 31, 2001. Effective October 5, 2001, the issuer required the Company to increase its letter of credit to 50% of its estimated surety bond liability. Effective January 16, 2002, the issuer implemented a requirement for the Company's letter of credit to secure 100% of estimated surety bond obligations, which totaled $19.8 million. The Company's letter of credit was adjusted accordingly, and the Company is subject to future adjustments of its letter of credit based upon further revisions to the estimated liability for total surety bonds outstanding. As of September 30, 2002, the letter of credit requirement decreased to $15.2 million. The Company has the right to replace the issuer with one or more alternative issuers of surety bonds, although the Company can provide no assurance that it will be able to secure more favorable terms from other issuers.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company is subject to certain market risks, including commodity price risk resulting from aircraft fuel price fluctuations and interest rate risk. The adverse effects of potential changes in these market risks are discussed below. The sensitivity analyses presented do not consider the effects that such adverse changes may have on overall economic activity, nor do they consider additional actions management might take to mitigate the adverse impact of such changes on the Company. See the notes to consolidated financial statements for a description of the Company's accounting policies and other information related to these financial instruments.

AIRCRAFT FUEL PRICES. The Company's results of operations are significantly impacted by changes in the price of aircraft fuel. During 2001, aircraft fuel accounted for approximately 18.4% of the Company's operating expenses, compared to 21.3% in 2000. In addition to purchasing fuel-hedging contracts, the Company obtains fuel price fluctuation protection from escalation clauses in certain commercial charter, military charter, bulk scheduled service and mail contracts.

     During 2001 and 2000, the Company entered into fuel hedge contracts to reduce the volatility of fuel prices, using heating oil swaps. As of December 31, 2001, the Company had outstanding fuel hedge agreements totaling 6.3 million gallons of heating oil, corresponding to 2.6% of the Company's projected aircraft fuel requirements for 2002, as compared to 4.8% of the Company's projected aircraft fuel requirements for 2001 hedged at December 31, 2000.

     During the first nine months of 2002, the Company entered into additional heating oil swap agreements to further minimize the risk of jet fuel price fluctuations, all of which have expired. As of September 30, 2002, the Company had no outstanding fuel hedge agreements.

INTEREST RATES. The Company's results of operations are affected by fluctuations in market interest rates. As of December 31, 2001 and 2000, the majority of the Company's variable-rate debt was comprised of approximately $35.0 million and $0.0 of variable-rate debt through a revolving credit facility and approximately $118.2 million and $89.9 million of variable-rate debt funding aircraft pre-delivery deposits, respectively. If interest rates average 100 basis points more on variable-rate debt in 2002, as compared to 2001 average rates, the Company's interest expense on these debt instruments would increase by approximately $1.5 million.

     As of December 31, 2001 and 2000, the majority of the Company's fixed-rate debt was comprised of unsecured debt with a carrying value of $300.0 million. Based upon discounted future cash flows using current incremental borrowing rates as of the end of the year for similar types of instruments, the fair value as of December 31, 2001 of this fixed-rate debt is estimated to be approximately $308.2 million. Market risk, estimated as the potential increase in fair value resulting from a hypothetical 100 basis point decrease in market interest rates, was approximately $17.2 million as of December 31, 2001. As of December 31, 2000, that risk was approximately $14.5 million.

     If 2002 average short-term interest rates decreased by 100 basis points as compared to 2001 average rates, the Company's projected interest income from short-term investments would decrease by approximately $1.8 million. In comparison, the Company estimated that if 2001 average short-term interest rates decreased by 100 basis points as compared to 2000 average rates, the Company's interest income from short-term investments would have decreased by approximately $1.5 million as of December 31, 2000.

     All estimated changes in interest income and expense are determined by considering the impact of hypothetical changes in interest rates on the Company's debt and cash balances at December 31, 2001 and 2000.

                                    BUSINESS

     ATA Holdings (the "Company") owns American Trans Air, Inc. ("ATA"), the tenth largest passenger airline in the United States (based upon 2001 capacity and traffic) and a provider of airline-related services in selected markets. The Company is the largest commercial charter airline in the United States based upon revenues for the twelve months ended June 30, 2002, and is one of the largest providers of passenger airline services to the U.S. military, based upon 2001 revenue. For the year ended December 31, 2001, the revenues of the Company consisted of 64.3% scheduled service, 15.1% commercial charter service and 13.1% military charter service, with the balance derived from related services. The Company was incorporated in Indiana in 1984.

SCHEDULED SERVICE

     The Company provides scheduled service through ATA to selected destinations primarily from its gateways at Chicago-Midway and Indianapolis and also provides transpacific services between the western United States and Hawaii. The Company focuses on routes where it believes it can be a leading provider of nonstop service and targets leisure and value-oriented business travelers.

     The Company believes that it has significant competitive advantages in each of its primary markets.

     o Chicago-Midway, the Company's largest and fastest growing gateway, represented approximately 66.8% of the Company's total scheduled service capacity in 2001. The Company believes its service at this gateway would be difficult to replicate because of limited airport capacity. This competitive position is enhanced by Chicago-Midway's proximity to downtown Chicago and the fact that, for a substantial portion of the population within the metropolitan region, Chicago-Midway is the most convenient airport. The Company's Chicago-Midway operations include service to a number of midwestern cities provided by its commuter airline subsidiary, Chicago Express Airlines, Inc. ("Chicago Express"). This service provides an increasingly important source of feeder traffic for longer-haul jet flights from Chicago-Midway. The Company began jet service at Chicago-Midway in December 1992, and initiated its commuter operation in 1997.

     o Hawaii represented approximately 18.6% of the Company's total scheduled service capacity in 2001. The Company believes it is the lowest-cost provider of scheduled service between the western United States and Hawaii, which is critical in this price-sensitive, predominantly leisure market. Furthermore, a majority of the Company's capacity in the Hawaiian market is contracted to the nation's largest independent Hawaiian tour operator, which assumes capacity, yield and most fuel-price risk. The Company has served the Hawaiian market since 1974 through its commercial charter operations and since 1987 through its scheduled service operations.

     o Indianapolis represented approximately 9.2% of the Company's total scheduled service capacity in 2001. The Company began scheduled service from Indianapolis in 1986 and believes that it benefits from being perceived as the hometown airline. In Indianapolis, the Company operates Ambassadair Travel Club, Inc. ("Ambassadair"), the nation's largest travel club, with approximately 34,000 individual or family memberships, providing the Company with a local marketing advantage similar to a frequent flier program.

COMMERCIAL CHARTER SERVICE

     The Company provides commercial passenger charter airline services throughout the world, primarily through U.S. tour operators. The Company seeks to maximize the profitability of these operations by leveraging its leading market position, diverse aircraft fleet and worldwide operating capability. The Company believes its commercial charter services are a predictable source of revenues and operating profits in part because its commercial charter contracts require tour operators to assume capacity, yield and fuel price risk, and also because of the Company's ability to re-deploy assets into alternate markets.

MILITARY/GOVERNMENT CHARTER SERVICE

     The Company has provided passenger airline services to the U.S. military since 1983 and is currently one of the largest commercial airline providers of these services. The Company believes that because these operations are generally less seasonal than leisure travel, they have tended to have a stabilizing impact on the Company's operating margins. The U.S. Government awards one year contracts for its military charter business and pre-negotiates contract prices for each type of aircraft that a carrier makes available. The Company believes that its fleet of aircraft is well suited to the needs of the military.

STRATEGY

     The Company intends to enhance its position as a leading provider of passenger airline services to selected markets where it can capitalize on its competitive strengths. The key components of this strategy are:

Participate in Markets Where It Can be a Leader

     The Company focuses on markets where it can be a leading provider of airline services. In scheduled service, the Company concentrates on routes where it can be the number one or number two carrier. The Company achieves this result principally through nonstop schedules, value-oriented pricing, focused marketing efforts and certain airport and aircraft advantages. The Company is a leading provider of commercial and military charter services in large part because of its variety of aircraft types, superior operational performance and its worldwide service capability.

Maintain Low-Cost Position

     For 2001, 2000 and 1999, the Company's consolidated operating cost per available seat mile ("CASM") of 8.45(cent), 7.86(cent) and 6.84(cent), respectively, was one of the lowest among large U.S. passenger airlines. The Company believes that its lower costs provide a significant competitive advantage, allowing it to operate profitably while pricing competitively in the scheduled service and commercial and military charter markets. The Company believes its low-cost position is primarily derived from its simplified product, route structure and low overhead costs.

     In May 2000, the Company entered into a series of agreements to acquire new Boeing 737-800 aircraft and new Boeing 757-300 aircraft to replace the Company's older fleets of Lockheed L-1011-50 and 100, and Boeing 727-200 aircraft. The Company expects to achieve significant operating cost savings with the introduction of new aircraft, including (1) reduced fuel consumption; (2) transition from three-person to two-person cockpit crews; (3) lowered maintenance costs; and (4) improved utilization and dispatch reliability.

Target Growth Opportunities

     The Company intends to expand its operations selectively in areas where it believes it can achieve attractive financial returns.

     Scheduled Service Expansion at Chicago-Midway. The Company plans to increase frequencies and potentially add new destinations from Chicago-Midway over the next 12 months. The Company will also occupy additional gates upon completion of the new terminal at Chicago-Midway to facilitate these expanding operations. In the first nine months of 2002, the Company began operating nonstop service from Chicago-Midway to Charlotte, Aruba, Cancun, Grand Cayman and Guadalajara.

     Selected Strategic Transactions. The Company continually evaluates possible acquisitions of related businesses or interests therein to enhance its competitive position in its market segments. In addition, the Company has and will continue to evaluate other possible business combinations or other strategic transactions, some of which could result in an increase in indebtedness, a change of control in the Company, or both.

INDUSTRY OVERVIEW

Scheduled Airline Service

     The Company is a leading provider of targeted scheduled airline services and charter airline services to leisure and other value-oriented travelers, and to the U.S. military. The Company, through its principal subsidiary, ATA, has been operating for 30 years and is the tenth largest U.S. airline in terms of 2001 capacity and traffic. ATA provides scheduled service through nonstop and connecting flights from the gateways of Chicago-Midway and Indianapolis to popular vacation destinations such as Hawaii, Phoenix, Las Vegas, Florida, California, Mexico and the Caribbean, as well as to New York's LaGuardia Airport, Philadelphia, Denver, Dallas-Ft. Worth, Washington, D.C., Boston, Seattle, Minneapolis-St. Paul, Newark and Charlotte. Chicago Express also provides commuter passenger service between Chicago-Midway and the cities of Indianapolis, Cedar Rapids, Des Moines, Dayton, Flint, Grand Rapids, Lexington, Madison, Milwaukee, Moline, South Bend, Springfield and Toledo. ATA also provides charter service to independent tour operators, specialty charter customers and the U.S. military.

Commercial and Military/Government Charter Airline Service

     In the United States, the passenger charter airline business is served by major scheduled airlines and a number of U.S. and non-U.S. charter airlines. Historically, charter airlines have supplemented the service provided by scheduled airlines by providing additional capacity at times of peak demand and on a longer-term basis to supplement the U.S. military's own passenger fleet. Based upon the most recently available U.S. Department of Transportation ("DOT") statistics, total charter flights by all U.S. airlines represented approximately 2.2% of all available seat miles ("ASMs") flown within the United States during the 12 months ended June 30, 2002.

     Commercial charter revenues decreased $54.5 million in 2001, as compared to 2000. The majority of this revenue decline is attributable to the retirement of Lockheed L-1011-50 aircraft, and Boeing 727-200 aircraft, both of which have been traditionally used by the Company in commercial charter applications due to their low ownership costs relative to newer aircraft. Since aircraft utilization (or the number of hours of revenue flying per aircraft per month) is much lower for commercial charter flying than for scheduled service flying, the Company's replacement fleets of Boeing 737-800 and Boeing 757-300 aircraft are economically disadvantaged when used in the charter business, as high monthly utilization is needed to recover their much higher fixed-ownership costs. For this reason, and also due to higher maintenance and fuel costs on the Lockheed and Boeing aging aircraft remaining in service, the Company is becoming less cost competitive in the charter business segment than in past years. For this reason, the Company expects that commercial charter flying will continue to decline as a percentage of consolidated revenues in 2002 and beyond.

     Military/government charter revenues decreased $21.1 million in 2001, as compared to 2000. The majority of this revenue decline was attributable to changes in teaming arrangements used by both the Company and some of the Company's competitors, which resulted in a decline in fixed-award flying allocated to the Company for the contract year ended September 30, 2001. The Company currently expects its military/government charter revenues to increase slightly in the contract year ending September 30, 2003, as compared to the prior contract year. The Company will continue to use primarily its fleet of five Lockheed L-1011-500 aircraft to support this military business, since this aircraft has competitive operating costs relative to other suppliers of military flying, and has a range and seating configuration preferred by the military.

THE COMPANY'S AIRLINE OPERATIONS

Services Offered

     The following table provides a summary of the Company's major revenue sources for the periods indicated:

                                                                                                    NINE MONTHS
                                                 YEAR ENDED DECEMBER 31,                        ENDED SEPTEMBER 30,
                                 1997        1998         1999         2000         2001         2001         2002
                                 ----        ----         ----         ----         ----         ----         ----
                                                               (Dollars in millions)
Scheduled Service             $   371.8   $    511.3  $    624.6   $    753.3   $    820.7   $    656.0   $    664.4
                              ---------   ----------  ----------   ----------   ----------   ----------   ----------
Commercial Charter                228.1        222.6       263.8        246.7        192.2        170.1        108.1
Military Charter                  131.1        121.9       126.2        188.6        167.5        122.5        130.6
                              ---------   ----------  ----------   ----------   ----------   ----------   ----------
     Total Charter Service        359.2        344.5       390.0        435.3        359.7        292.6        238.7
Other                              52.2         63.6       107.8        103.0         95.1         79.2         63.3
                              ---------   ----------  ----------   ----------   ----------   ----------   ----------
     Total                    $   783.2   $    919.4  $  1,122.4   $  1,291.6   $  1,275.5   $  1,027.8   $    966.4
                              =========   ==========  ==========   ==========   ==========   ==========   ==========


Scheduled Service

     The Company provides scheduled airline services on selected routes where it believes that it can be one of the leading carriers in those markets, focusing primarily on low-cost, nonstop or direct flights. The Company currently provides scheduled service primarily from its gateway cities of Chicago-Midway and Indianapolis to popular vacation and business destinations. Virtually all of the Company's scheduled service revenue growth has resulted from expanded flying to and from Chicago-Midway. The Company's Chicago-Midway operations include service to a number of mid-western cities, provided by Chicago Express.

     Included in the Company's jet scheduled service are bulk-seat sales agreements with tour operators. Under these arrangements, which are very similar to charter sales, the tour operator takes up to 87% of an aircraft as a bulk-seat purchase. The seats that the Company retains are sold through its own scheduled service distribution network. Under bulk-seat sales arrangements, the Company is obligated to provide transportation to the tour operators' customers even in the event of non-payment to the Company by tour operators. To reduce its credit exposure under these arrangements, the Company requires bonding or a security deposit for a portion of the contract price.

Commercial Charter

     Commercial charter represented 15.1%, 19.1% and 23.5%, respectively, of the Company's consolidated revenues for 2001, 2000 and 1999. The Company's principal customers for commercial charter are tour operators, sponsors of incentive travel packages and specialty charter customers.

     Tour Operator Programs. These leisure-market programs are generally contracted for repetitive, round-trip patterns, operating over varying periods of time. In such an arrangement, the tour operator pays a fixed price for use of the aircraft, including the crew and all necessary passenger and aircraft handling services, and assumes responsibility and risk for the actual sale of the available aircraft seats. Under most of its contracts with tour operators, the Company passes through increases in fuel costs from a contracted price. If the fuel price increase causes the tour operator's fuel cost to rise in excess of 10%, the tour operator has the option of canceling the contract. The Company experienced no significant contract cancellations in 2001, 2000 or 1999 as a result of fuel price increases. The Company is required to absorb increases in fuel costs that occur within 14 days of flight time.

     Incentive Travel Programs. Many corporations offer travel to leisure destinations or special events as incentive awards for their employees. The Company has historically provided air travel for many corporate incentive programs. Incentive travel customers range from national incentive marketing companies who arrange such programs for corporate clients, to large corporations that handle their incentive travel programs on an in-house basis.

     Specialty Charters. The Company operates a significant number of specialty charter flights. These programs are normally contracted on a single round-trip basis and vary extensively in nature. These flights allow the Company to increase aircraft utilization during off-peak periods.

Largest Tour Operator Customers

     Although the Company serves tour operators on a worldwide basis, its primary customers are U.S.-based. The Company's five largest tour operator customers represented approximately 18.0%, 17.5% and 17.2%, respectively, of the Company's consolidated revenues for 2001, 2000 and 1999. Such tour operator revenues are derived from both scheduled service bulk-seat sales and commercial charter contracts. None of these customers accounts for more than 10% of consolidated revenues.

Military/Government Charter

     In 2001, 2000 and 1999, sales to the U.S. military and other governmental agencies were approximately 13.1%, 14.6% and 11.2%, respectively, of the Company's consolidated revenues. Traditionally, the Company's focus has been on short-term military "contract expansion" business which is routinely awarded by the U.S. Government based on availability of appropriate aircraft. The U.S. Government awards one-year contracts for its military charter business and pre-negotiates contract prices for each type of aircraft a carrier makes available. Such contracts are awarded based upon the participating airlines' average costs. The short-term expansion business is awarded pro rata to those carriers with aircraft availability who have been awarded the most fixed-award business, and then to any additional carrier that has aircraft available.

     The overall amount of military flying that the Company performs in any one year is dependent upon several factors, including (1) the percentage of mobilization value points represented by the Company's team as compared to total mobilization value points of all providers of military service; (2) the percentage of passenger capacity of the Company with respect to its own team;
(3) the amount of fixed-award and expansion flying required by the U.S. military in each contract year; and (4) the availability of the Company's aircraft to accept and fly expansion awards. Under its current teaming arrangement, the Company expects its military/government charter revenues to increase slightly for the contract year ending September 2002, as compared to the contract year ending September 2001.

     The Company is subject to biennial inspections by the U.S. Department of Defense as a condition of retaining its eligibility to perform military charter flights. The last such inspection was successfully completed in October 2001.

AIRCRAFT FLEET

     As of September 30, 2002, ATA was certified to operate a fleet of 80 aircraft, comprised of 12 Lockheed L-1011s, 25 Boeing 737-800s, 16 Boeing 757-200s and 10 Boeing 757-300s. The Company's commuter affiliate, Chicago Express, was separately certified to operate 17 Saab 340B propeller aircraft. All of these aircraft conform to the FAA's Stage 3 noise regulations. See "Environmental Matters."

Lockheed L-1011 Aircraft

     The Company's 12 Lockheed L-1011 aircraft are wide-body aircraft, four of which have a range of 2,971 nautical miles, three of which have a range of 3,425 nautical miles, and five of which have a range of 5,577 nautical miles. These aircraft have a low ownership cost relative to other wide-body aircraft types. They have an average age of approximately 25 years. As of September 30, 2002, the Company owned 11 of these aircraft and one was under an operating lease that expires in December 2005. All of the Lockheed L-1011 aircraft owned by the Company are subject to mortgages and other security interests granted in favor of the Company's lenders."

Boeing 737-800 Aircraft

     The Company's 25 Boeing 737-800 aircraft are narrow-body aircraft and have a range of 2,500 nautical miles. These aircraft, all of which are leased, are new aircraft delivered in 2001 and 2002. The Company's Boeing 737-800s have higher ownership costs than the Company's Lockheed L-1011 aircraft, but lower operational costs resulting from reduced fuel consumption, lower maintenance and cockpit crew costs, and improved operating reliability. The leases for the Company's Boeing 737-800 aircraft have initial terms that expire on various dates between June 2016 and July 2022.

Boeing 757-200 Aircraft

     The Company's 16 Boeing 757-200 aircraft are narrow-body aircraft, all of which have a range of 3,679 nautical miles. These aircraft, all of which are leased, have an average age of approximately five years. The Company's Boeing 757-200s have higher ownership costs than the Company's Lockheed L-1011 aircraft, but lower operational costs. In addition, the Company's Boeing 757-200s have the capacity to operate on extended flights over water. The leases for the Company's Boeing 757-200 aircraft have initial terms that expire on various dates between January 2003 and May 2022, subject to the Company's right to extend each lease for varying terms.

Boeing 757-300 Aircraft

     The Company's 10 Boeing 757-300 aircraft are narrow-body aircraft and have a range of 2,700 nautical miles. These aircraft, all of which are leased, are new aircraft delivered in 2001 and 2002. The Company's Boeing 757-300s have higher ownership costs than the Company's Lockheed L-1011 aircraft, but lower operational costs. The leases for the Company's Boeing 757-300 aircraft have initial terms that expire on various dates between August 2021 and September 2022.

Saab 340B Aircraft

     The Company's 17 Saab 340B aircraft are commuter aircraft with twin turboprop engines. These 34-seat aircraft have an average age of approximately
11.2 years. As of September 30, 2002, the Company owned two of these aircraft, while leasing the remaining 15 aircraft with initial lease terms that expire between September 2009 and March 2012.

FLIGHT OPERATIONS

     Worldwide flight operations are planned and controlled by the Company's Flight Operations Group based in Indianapolis, Indiana, which is staffed on a 24-hour basis, seven days a week. Logistical support necessary for extended operations away from the Company's fixed bases is coordinated through its global communications network. The Company has the ability to dispatch maintenance and operational personnel and equipment as necessary to support temporary operations around the world.

AIRCRAFT MAINTENANCE AND SUPPORT

     The Company's Maintenance and Engineering Center is located at Indianapolis International Airport. This 150,000 square-foot facility was designed to meet the maintenance needs of the Company's fleet and to provide supervision and control of purchased maintenance services.

FUEL PRICE RISK MANAGEMENT

     The Company has fuel reimbursement clauses and guarantees which applied to approximately 32.0%, 33.5% and 34.8%, respectively, of consolidated revenues in 2001, 2000 and 1999. The Company engaged in a fuel-hedging program from 1998 to mid-1999, which hedged a portion of its scheduled service fuel price risk during that time period. The Company reestablished its fuel-hedging program in the third quarter of 2000 and continued this program in 2001. As of September 30, 2002, the Company has no fuel hedge agreements remaining outstanding.

COMPETITION

     The Company's products and services encounter varying degrees of competition in the markets it serves.

Competition for Scheduled Services

     In scheduled service, the Company competes both against the large U.S. scheduled service airlines and, from time to time, against smaller regional or start-up airlines. Competition is generally on the basis of price, schedule and frequency, quality of service and convenience.

Competition for Commercial Charter Services

     In the commercial charter market, the Company competes both against the major U.S. scheduled airlines and against small U.S. charter airlines. The scheduled carriers compete for leisure travel customers with the Company's commercial charter operations in a variety of ways, including wholesaling discounted seats on scheduled flights to tour operators, promoting packaged tours to travel agents for sale to retail customers and selling discounted, airfare-only products to the public. As a result, all charter airlines, including the Company, generally are required to compete for customers against the lowest revenue-generating seats of the scheduled airlines.

     The Company also competes against several U.S. and foreign charter airlines. In the United States, these charter airlines are smaller in size than the Company. In Europe, several charter airlines are as large or larger than the Company. Certain European charter airlines are affiliates of large scheduled airlines or tour operators.

Competition for Military/Government Charter Services

     The Company competes for military and other government charters with primarily smaller U.S. airlines. The allocation of U.S. military air transportation contracts is based upon the number and type of aircraft a carrier, alone or through a teaming arrangement, makes available for use to the military, among other factors.

INSURANCE

     The Company carries types and amounts of insurance customary in the airline industry, including coverage for public liability, passenger liability, property damage, aircraft loss or damage, baggage and cargo liability and workers' compensation. Under the Company's current insurance policies, it will not be covered by such insurance were it to fly, without the consent of its insurance provider, to certain high-risk countries. The Company will support certain U.S. Government operations in areas where its insurance policy does not provide coverage when the U.S. Government provides replacement insurance coverage.

     We currently maintain liability insurance for passengers and third party damages, excluding those caused by an event of terrorism, in the amount of $1.5 billion. In addition, we currently maintain liability insurance for third party damages caused by an event of terrorism in the amount of $100.0 million, of which $50.0 million is provided by the commercial insurance market and $50.0 million is provided by the U.S. Government. The U.S. Government provides indemnification of up to $1.5 billion for third party damages in excess of $100.0 million in the event of terrorism.

EMPLOYEES

     As of December 31, 2001, we had approximately 7,000 full and part-time employees, approximately 2,600 of whom were represented under collective bargaining agreements. Our flight attendants are represented by the Association of Flight Attendants (AFA). Our current collective bargaining agreement with the AFA will become subject to amendment, but will not expire, in October 2004. Our cockpit crews are represented by the Air Line Pilots Association (ALPA). Our current collective bargaining agreement with ALPA will be subject to amendment, but will not expire, in June 2006. Our dispatchers are represented by the Transport Workers Union (TWU). Our current collective bargaining agreement with the TWU will become subject to amendment, but will not expire, in August 2004. Our ramp service agents elected to be represented by the International Association of Machinists (IAM) in February 2001. Negotiations began with IAM in May 2001, but no collective bargaining agreement has been finalized. In February 2002, our aircraft mechanics elected to be represented by the Aircraft Mechanics Fraternal Association (AMFA), and negotiations with them began in October 2002. While we believe our relations with our employees are good, any prolonged dispute with our employees who are represented by any of these unions, or any sizable number of our employees, could have an adverse impact on our operations.

REGULATION

     The Company is subject to a wide range of governmental regulation, including that of the DOT and the FAA.

     The DOT principally regulates economic matters affecting air service, including: air carrier certification and fitness; insurance; leasing arrangements; allocation of route rights and authorization of proposed scheduled and charter operations; allocation of landing slots and departing slots; consumer protection; and competitive practices. The FAA primarily regulates flight operations, especially matters affecting air safety, including airworthiness requirements for each type of aircraft and crew certification. The FAA requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to fly to specific airports using specified equipment.

     Several aspects of airline operations are subject to regulation or oversight by federal agencies other than the DOT and FAA. The United States Postal Service has jurisdiction over certain aspects of the transportation of mail and related services provided by the Company through ATA Cargo. Labor relations in the air transportation industry are generally regulated under the Railway Labor Act, which vests in the National Mediation Board certain regulatory powers with respect to disputes between airlines and labor unions arising under collective bargaining agreements. The Company is subject to the jurisdiction of the Federal Communications Commission regarding the utilization of its radio facilities. In addition, the Immigration and Naturalization Service, the U.S. Customs Service, and the Animal and Plant Health Inspection Service of the Department of Agriculture have jurisdiction over inspection of the Company's aircraft, passengers and cargo to ensure the Company's compliance with U.S. immigration, customs and import laws. Also, while the Company's aircraft are in foreign countries, they must comply with the requirements of similar authorities in those countries. The Commerce Department also regulates the export and re-export of the Company's U.S.-manufactured aircraft and equipment.

     On November 19, 2001, President Bush signed into law the Aviation and Transportation Security Act ("Aviation Security Act"). This law provides for placing substantially all aspects of civil aviation passenger security and screening under federal control, to be phased in during 2002 and

2003, and creates a new Transportation Security Administration under the DOT. The cost of the provisions set forth in the Aviation Security Act will be funded by a new security fee of $2.50 per passenger enplanement, limited to $5 per one-way trip and $10 per round trip. Air carriers, including the Company, began collecting the new fee on ticket sales beginning February 1, 2002. The Aviation Security Act is also funded by financial assessments to each air carrier that began in the second quarter of 2002. The amount of the air carrier assessment is limited to the amount each air carrier spent on aviation security in 2000.

     In addition to various federal regulations, local governments and authorities in certain markets have adopted regulations governing various aspects of aircraft operations, including noise abatement, curfews and use of airport facilities. Many U.S. airports have adopted or are considering adopting a Passenger Facility Charge of up to $4.50 generally payable by each passenger departing from the airport and remitted by the Company to the applicable airport authority.

     Based upon bilateral aviation agreements between the U.S. and other nations, and, in the absence of such agreements, comity and reciprocity principles, the Company, as a charter carrier, is generally not restricted as to the frequency of its flights to and from most foreign destinations. However, these agreements generally restrict the Company to the carriage of passengers and cargo on flights which either originate in the U.S. and terminate in a single foreign nation, or which originate in a single foreign nation and terminate in the U.S. The civil aeronautics authorities in the relevant countries must generally specifically approve proposals for any additional charter service. Approval of such requests is typically based on considerations of comity and reciprocity and cannot be guaranteed.

     The Company believes it is in compliance with all requirements necessary to maintain in good standing its operating authority granted by the DOT and its air carrier-operating certificate issued by the FAA. A modification, suspension or revocation of any of the Company's DOT or FAA authorizations or certificates could have a material adverse effect upon the Company.

ENVIRONMENTAL MATTERS

     Under the Airport Noise and Capacity Act of 1990 and related FAA regulations, the Company's aircraft must comply with certain Stage 3 noise restrictions by certain specified deadlines. In general, the Company is prohibited from operating any Stage 2 aircraft after December 31, 1999. As of December 31, 2001, the Company's entire fleet met Stage 3 requirements.

     In addition to the aircraft noise regulations administered by the FAA, the Environmental Protection Agency regulates operations, including air carrier operations, which affect the quality of air in the United States. The Company believes it has made all necessary modifications to its operating fleet to meet fuel-venting requirements and smoke-emissions standards.

     At the Company's aircraft maintenance facilities, materials are used that are regulated as hazardous under federal, state or local laws. The Company is required to maintain programs to protect the safety of the employees who use these materials and to manage and dispose of any waste generated by the use of these materials in compliance with these laws. More generally, the Company is also subject at these facilities to federal, state and local regulations relating to protection of the environment and to discharge of material into the environment. The Company does not expect that the costs associated with ongoing compliance with any of these regulations will have a material impact on the Company's capital expenditures, earnings or competitive position.

PROPERTIES

     The Company leases three adjacent office buildings in Indianapolis consisting of approximately 136,000 square feet. These buildings are located approximately one mile from the Indianapolis International Airport terminal and are used as principal business offices and for the Indianapolis reservations center.

     The Company's Maintenance and Engineering Center is also located at Indianapolis International Airport. This 150,000-square-foot facility was designed to meet the base maintenance needs of the Company's operations, as well as to provide support services for other maintenance locations. The Indianapolis Maintenance and Engineering Center is an FAA-certificated repair station and has the capability to perform routine and non-routine maintenance on the Company's aircraft. In addition, the Company utilizes a 120,000 square-foot office building immediately adjacent to the Company's Indianapolis Maintenance and Engineering Center which is occupied by its Maintenance and Engineering office staff along with the Company's operations center.

     In 1995, the Company leased Hangar No. 2 at Chicago's Midway Airport for an initial lease term of ten years, subject to two five-year renewal options. The Company has completed significant improvements to this leased property, which is used to provide line maintenance for the Boeing 757-200, Boeing 757-300 and Boeing 737-800 narrow-body fleets. The Company also leases an 18,700-square-foot reservation facility located near Chicago's O'Hare Airport.

     The Company routinely leases various properties at airports for use by passenger service, flight operations and maintenance staffs.

     At September 30, 2002, ATA and Chicago Express were certified to operate a fleet of 80 aircraft. The following table summarizes the ownership characteristics of each aircraft type operated by units of the Company as of September 30, 2002.

                                                     OWNED
                                             (ENCUMBERED-PLEDGED
                                                    ON BANK         OPERATING-LEASE
                                 OWNED         FACILITY OR OTHER        (FIXED      OPERATING-LEASE
                             (UNENCUMBERED)          DEBT)             BUY-OUT)       (NO BUY-OUT)      TOTAL
                             --------------- ---------------------- --------------- ---------------- -------------
LOCKHEED L-1011-50/100             -                   6                  -                1              7

LOCKHEED L-1011-500                -                   5                  -                -              5

BOEING 737-800                     -                   -                  13              12              25

BOEING 757-200                     -                   -                  14               2              16

BOEING 757-300                     -                   -                  10               -              10

SAAB 340B                          -                   2                  15               -              17
                             --------------- ---------------------- --------------- ---------------- -------------

        TOTAL                      -                  13                  52              15              80
                             =============== ====================== =============== ================ ===============

LEGAL PROCEEDINGS

     Various claims, contractual disputes and lawsuits against the Company arise periodically involving complaints which are routine and incidental to the Company's business. The majority of these lawsuits are covered by insurance. To the knowledge of management, none of these claims involve damages in excess of 10 percent of the assets of the Company, nor are any a material proceeding under federal or state environmental laws, nor are any an environmental proceeding brought by a governmental authority involving potential monetary sanctions in excess of $100,000.

                      DESCRIPTION OF PRINCIPAL INDEBTEDNESS

FEDERALLY GUARANTEED TERM LOAN

         On November 20, 2002, ATA borrowed $168.0 million pursuant to a loan agreement among ATA, ATA Holdings, various lenders, and the Air Transportation Stabilization Board ("ATSB"). $148.5 million of the loan is guaranteed by the federal government. The entire loan is also guaranteed by ATA Holdings and certain of its subsidiaries other than ATA. The loan proceeds were used to pay off all outstanding borrowings under an existing credit facility, which was terminated following this repayment, and to support the $47.3 million in letters of credit ATA had outstanding as of the funding of the loan. Net of fees, the remaining proceeds are $104.7 million and are expected to be used for working capital and general corporate purposes. In connection with the loan, ATA issued warrants representing about 12 percent of its common shares to various lenders and to the ATSB. The exercise price for the warrant is $3.53 per share.

         In the absence of an event of default, the portion of the loan guaranteed by the federal government bears interest equal to:

         o    the lender's average cost of issuing commercial paper plus 0.35%;
              or,

         o in the event that this portion of the loan is funded by or assigned to another entity, LIBOR plus 0.40%.

The remainder of the loan bears interest at the greater of:

         o    LIBOR plus 5.75%; or

         o the interest rate for the federally guaranteed portion plus an applicable percentage, ranging from 5.50% to 9.50%.

         The loan agreement contains covenants that limit the ability of ATA, ATA Holdings and certain of their subsidiaries to, among other things:

         o    grant liens on their property;

         o    make significant investments;

         o    pay dividends or redeem capital stock;

         o    liquidate, wind up or dissolve themselves;

         o    engage in certain sale-leaseback transactions;

         o    engage in mergers and similar business combinations;

         o    dispose of assets by merger or otherwise;

         o    enter new joint ventures or speculative transactions; and

         o    prepay debt.

In addition, for a specified period, ATA Holdings must maintain a number of specified ratios between (i) earnings and indebtedness and (ii) earnings and fixed charges.

10 1/2% NOTES

     In 1997, Amtran issued $100.0 million principal amount of 10 1/2% senior notes due 2004. All of Amtran's obligations under the 10 1/2% notes are guaranteed by all of its operating subsidiaries, including ATA. In December 1999, Amtran sold an additional $75.0 million principal amount of 10 1/2% senior notes due 2004. The terms of the additional notes are identical to those of the original notes. The $75 million principal amount of 10 1/2% senior notes were issued as a private placement under Rule 144A. In 2000, the Company completed an exchange offer in which the new notes were exchanged for registered notes having the same terms.

     Principal, Maturity and Interest. The 10 1/2% notes are limited in aggregate principal amount to $175.0 million and will mature on August 1, 2004. Interest on the 10 1/2% notes accrues at 10 1/2% per annum and is payable semiannually in cash on February 1 and August 1 of each year. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     Ranking and Guarantee. The 10 1/2% notes are unsecured obligations of Amtran, rank pari passu in right of payment with all existing and future unsecured unsubordinated obligations of Amtran and rank senior in right of payment to all existing and future subordinated obligations of Amtran. The 10 1/2% notes are also effectively subordinated to all existing and future secured indebtedness of Amtran and the guarantors to the extent of the security.

     Redemption. The 10 1/2% notes redeemable, at Amtran's option, in whole or in part, at any time on or after August 1, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on August 1 of the year indicated below:

         YEAR                                                      PERCENTAGE
         ----                                                      ----------
         2002............................................           105.250%
         2003............................................           102.625%

     Covenants. The indenture governing the 10 1/2% notes limits the ability of Amtran and its subsidiaries to, among other things:

     o    incur debt;

     o    make specified restricted payments;

     o create restrictions on the ability of some of its subsidiaries to pay dividends and make distributions;

     o    allow some of its subsidiaries to issue or sell capital stock;

     o    all some of its subsidiaries to provide guarantees;

     o    engage in transactions with affiliates;

     o    create liens;

     o    engage in sale/leaseback transactions; and

     o    dispose of assets.

     Events of Default. The indenture governing the 10 1/2% notes contains various events of default, including:

     o    default in the payment of principal, premium or interest;

     o default in compliance with some of the covenants contained in indenture;

     o failure to pay at maturity or upon acceleration of more than $10 million in aggregate of other debt;

     o failure to pay more than $10 million of judgments that have not been stayed by appeal or otherwise; and

     o occurrence of specified events, including the bankruptcy of Amtran or some of its subsidiaries.

9 5/8% NOTES

     In 1998, Amtran issued $125.0 million principal amount of 9 5/8% senior notes due 2005. All of Amtran's obligations under the 9 5/8% notes are guaranteed by all of its operating subsidiaries, including ATA.

     Principal, Maturity and Interest. The 9 5/8% notes are limited in aggregate principal amount to $125.0 million and will mature on December 15, 2005. Interest on the 9 5/8% notes accrues at 9 5/8% per annum and is payable semiannually in cash on June 15 and December 15 of each year. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     Ranking and Guarantee. The 9 5/8% notes are unsecured obligations of Amtran, rank pari passu in right of payment with all existing and future unsecured unsubordinated obligations of Amtran and rank senior in right of payment to all existing and future subordinated obligations of Amtran. The 9 5/8% notes are also effectively subordinated to all existing and future secured indebtedness of Amtran and the guarantors to the extent of the security.

     Redemption. The 9 5/8% notes redeemable, at Amtran's option, in whole or in part, at any time on or after June 15, 2003, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on June 15 of the year indicated below:

         YEAR                                                         PERCENTAGE
         ----                                                         ----------
         2003..................................................        104.81%
         2004..................................................        102.41%

     Covenants. The indenture governing the 9 5/8% notes contains covenants substantially identical to the covenants contained in the indenture governing the 10 1/2% notes.

     Events of Default. The indenture governing the 9 5/8% notes contains events of default substantially similar to those contained in the indenture governing the 10 1/2% notes.

AIRCRAFT PRE-DELIVERY DEPOSIT FINANCE FACILITIES

     In 2000, we entered into three finance facilities to fund pre-delivery deposits on new Boeing 757-300 and Boeing 737-800 aircraft. These facilities provide for up to $173.2 million in pre-delivery deposit funding. As of September 30, 2002, we had borrowings under these facilities of $65.6 million.

SECURED NOTES PAYABLE

     In 2000, we issued two $11.5 million variable rate five-year notes, each collateralized by one Lockheed L-1011-500 aircraft. As of September 30, 2002, these notes have a combined remaining balance of $15.2 million.

MORTGAGES

     In 1999, we obtained an $8.0 million loan secured by a 15-year mortgage on our Maintenance and Operations Center. In 2000, we obtained a $10.0 million loan secured by a 14-year mortgage on our Indianapolis Maintenance Hangar. As of September 30, 2002, these two mortgages have a combined remaining balance of $16.2 million.

                         DESCRIPTION OF THE CERTIFICATES

     The following is a summary of the general terms and provisions of the Outstanding Certificates and the Exchange Certificates. The statements under this heading are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Pass Through Trust Agreements, copies of which are included as exhibits to this registration statement and are available upon request to the pass through trustee, and to all the provisions of the certificates, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities and the Intercreditor Agreement.

     Except as otherwise indicated, the following summary relates to each of the pass through trusts and the certificates issued by each pass through trust. The terms and conditions governing each of the pass through trusts are substantially the same, except as described under "Description of the Intercreditor Agreement -- Priority of Distributions" below and except that the principal amount and scheduled principal repayments of the secured promissory notes held by each pass through trust and the interest rate and maturity date of the secured promissory notes held by each pass through trust differ. The references to sections in parentheses in the following summary are to the relevant sections of the Pass Through Trust Agreements unless otherwise indicated.


GENERAL

     Each certificate will represent a fractional undivided interest in one of the two American Trans Air, Inc. 2002-1 pass through trusts: the Class A pass through trust and the Class B pass through trust, collectively referred to as the "pass through trusts." The pass through trusts were formed pursuant to the Pass Through Trust Agreements.

     The property of each pass through trust consists of:

     o Subject to the Intercreditor Agreement, secured promissory notes acquired under the Note Purchase Agreement and issued, at ATA's election, either (a) on a nonrecourse basis by the Owner Trustees of a separate owner trust for each leveraged lease transaction to finance or refinance a portion of the purchase price of each leased aircraft by the Owner Trustee, in which case the applicable leased aircraft will be leased to ATA, or (b) on a recourse basis by ATA in connection with each secured loan transaction to finance a portion of the purchase price of each aircraft owned by ATA.

     o The rights of such pass through trust to acquire secured promissory notes under the Note Purchase Agreement.

     o The rights of such pass through trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable each such pass through trust to purchase secured promissory notes on the delivery of each aircraft during the Delivery Period.

     o The rights of such pass through trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

     o Monies receivable under the Liquidity Facility for such pass through trust.

     o Funds from time to time deposited with the pass through trustee in accounts relating to such pass through trust.

     o Subject to the Intercreditor Agreement, the proceeds of sales by the pass through trustee of secured promissory notes in accordance with the terms of the Pass Through Trust Agreements upon an event of default.

     The certificates of each pass through trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof, except that one certificate of each pass through trust may be issued in a denomination of less than $100,000 (Section 3.01(b)).

     The certificates will represent interests in the respective pass through trusts, and all payments and distributions on the certificates will be made only from the property of the related pass through trust (Section 3.10). The certificates will not represent an interest in or obligation of ATA, ATA Holdings, the pass through trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any of their affiliates. The existence of the pass through trusts will not limit the liability that holders of the certificates would otherwise incur if they owned the secured promissory notes directly or otherwise directly incurred the obligations of the pass through trusts.

     Under the Escrow Agreement for each pass through trust, the holder of a certificate of any such pass through trust is also the holder of an Escrow Receipt affixed to the certificate. The holder of an Escrow Receipt is entitled to certain rights with respect to amounts held in certain accounts established under the Escrow Agreement. Those accounts are funded by payments made to the Depositary under the applicable Deposit Agreement.

     Any transfer of a certificate will have the effect of transferring the corresponding rights with respect to such accounts. Escrow Receipts may not be separately transferred by the holder of a certificate. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement for a pass through trust, except for the right to request withdrawals for the purchase of secured promissory notes, do not constitute property of such pass through trust.


SUBORDINATION

     The subordination terms of the certificates vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions."


PAYMENTS AND DISTRIBUTIONS

     The following description of distributions on the certificates should be read together with the description of the Intercreditor Agreement because the Intercreditor Agreement may change the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement -- Priority of Distributions." Each payment of interest on the Deposits with respect to each pass through trust will be made by the Depositary to the Paying Agent and will be distributed by the Paying Agent to the Receiptholders on the date receipt of such payment is confirmed by the Paying Agent. Each payment of principal, premium, if any, and interest on the secured promissory notes or payments on or with respect to other trust property held in each pass through trust will be distributed by the pass through trustee to certificateholders of such pass through trust on the date receipt of such payment is confirmed by the pass through trustee, except in the case of certain types of Special Payments.

     The Deposits held with respect to each of the Class A and Class B pass through trusts and the secured promissory notes held in each such pass through trust, in the aggregate, will accrue interest at the applicable annual rate for certificates to be issued by such pass through trust shown on the cover page of this prospectus. Such interest will be payable on February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2002 (or, in the case of secured promissory notes issued after such date, commencing with the first such date to occur after initial issuance of such secured promissory notes). The interest rate applicable to each class of certificates is referred to as the "Stated Interest Rate" for such pass through trust. All such interest payments will be distributed to certificateholders of such pass through trust on each such date until the final Distribution Date for such pass through trust, subject to the Intercreditor Agreement in the case of payments on the secured promissory notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the certificates issued by each of the Class A and Class B pass through trusts will be supported by a separate Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of such certificates in an aggregate amount sufficient to pay interest on the certificates at the Stated Interest Rate for such pass through trust on the next six successive Regular Distribution Dates (without regard to any future payments of principal on such certificates).

     The Liquidity Facility with respect to each pass through trust does not cover interest payable by the Depositary on the Deposits relating to such pass through trust. The Liquidity Facility for any class of certificates does not provide for drawings thereunder to pay for principal of or premium on the certificates of such class or any interest on the certificates of such class in excess of the Stated Interest Rate for such class or more than six installments of interest thereon or principal of or interest or premium on the certificates of any other class.

     Payments of principal of the secured promissory notes are scheduled to be received by the pass through trustee on one or more of February 20, May 20, August 20 and November 20 in certain years, depending upon the terms of the secured promissory notes held in the respective pass through trust.

     The Paying Agent under each Escrow Agreement will distribute on each Regular Distribution Date to the certificateholders of the pass through trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The pass through trustee of each pass through trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of such pass through trust all Scheduled Payments received in respect of secured promissory notes held on behalf of such pass through trust, the receipt of which is confirmed by the pass through trustee on such Regular Distribution Date. Each certificateholder of each pass through trust is entitled to receive its proportionate share, based upon its fractional interest in such pass through trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such pass through trust and, subject to the Intercreditor Agreement, of principal or interest on secured promissory notes held by the Subordination Agent on behalf of such pass through trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or pass through trustee to the certificateholders of record of the relevant pass through trust on the record date applicable to such Scheduled Payment subject to certain exceptions (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03). If a Scheduled Payment is not received by the applicable Paying Agent or pass through trustee on a Regular Distribution Date but is received within five days after such Regular Distribution Date, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any secured promissory note or any Collateral under an indenture, other than a Scheduled Payment, will be distributed on, in the case of an early redemption or a purchase of any secured promissory note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for such Special Payment. Any such distribution is subject to the Intercreditor Agreement.

     Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest on the Deposits and any premium payable by ATA, will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a Special Distribution Date). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on a Regular Distribution Date. Payments made on or with respect to the Deposits are not subject to the Intercreditor Agreement.

     Each Paying Agent, in the case of the Deposits, and each pass through trustee, in the case of trust property or any premium payable by ATA in connection with certain distributions of unused Deposits, will mail a notice to the certificateholders of the applicable pass through trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the secured promissory notes held in the related pass through trust or any distribution of unused Deposits related to an unfinanced aircraft under GECC's purchase agreement or after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the pass through trustee has confirmed that it has received funds for such Special Payment (Section 4.02(c); Escrow Agreement, Section 2.03). Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any pass through trust will be made by the Paying Agent or the pass through trustee, as applicable, to the certificateholders of record of such pass through trust on the record date applicable to such Special Payment (Section 4.02(b); Escrow Agreement, Section 2.03). See " -- Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Secured Promissory Notes -- Redemption."

     Each Pass Through Trust Agreement requires that the pass through trustee establish and maintain a Certificate Account for the deposit of payments representing Scheduled Payments received by such pass through trustee. Each Pass Through Trust Agreement requires that the pass through trustee establish and maintain a Special Payments Account for the deposit of payments representing Special Payments received by such pass through trustee. A Special Payments Account is non-interest bearing except in certain circumstances where the pass through trustee may invest amounts in such account in certain permitted investments. The terms of each Pass Through Trust

Agreement require the pass through trustee to deposit any Scheduled Payments relating to the applicable pass through trust received by it in the Certificate Account of such pass through trust and to deposit any Special Payments so received by it in the Special Payments Account of such pass through trust (Section 4.01). All amounts so deposited will be distributed by the pass through trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate (Section 4.02).

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more Paying Agent Accounts, which are to be non-interest bearing. The terms of the Escrow Agreement require the Paying Agent to deposit interest on Deposits relating to such pass through trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each pass through trust will be made only upon presentation and surrender of the certificates issued by such pass through trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of such final distribution. The pass through trustee will mail such notice of the final distribution to the certificateholders of such pass through trust, specifying the date set for such final distribution and the amount of such distribution (Section 11.01). See " -- Termination of the Pass Through Trusts" below. Distributions in respect of certificates issued in global form will be made as described in "Book-Entry; Delivery and Form."

     If any Distribution Date is on a day that is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.


POOL FACTORS

     The following table sets forth the Assumed Amortization Schedule for the secured promissory notes held in each pass through trust and resulting Pool Factors with respect to such pass through trust. The actual aggregate principal amortization schedule applicable to a pass through trust and the resulting Pool Factors with respect to such pass through trust may differ from those set forth below, because the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each aircraft is delivered in the month scheduled for its delivery or financing (see "Description of the Aircraft and the Appraisals -- The Appraisals" for the delivery schedule) and that secured promissory notes in the maximum principal amount in respect of all of the aircraft are purchased by the pass through trust. The scheduled distribution of principal payments for any pass through trust will be affected if any secured promissory notes held in such pass through trust are redeemed or purchased or if a default in payment on such secured promissory notes occurred. As a result, the aggregate principal amortization schedule applicable to a pass through trust and the resulting Pool Factors may differ from those set forth in the following table.

                             CLASS A                  CLASS A                CLASS B                  CLASS B
                     SECURED PROMISSORY NOTES          TRUST         SECURED PROMISSORY NOTES          TRUST
                        SCHEDULED PAYMENTS           EXPECTED           SCHEDULED PAYMENTS            EXPECTED
     DATES                 OF PRINCIPAL             POOL FACTOR            OF PRINCIPAL             POOL FACTOR
----------------- ------------------------------- ---------------- ----------------------------- -------------------
   20-Feb-03                797,262.60               0.9928635             249,290.61                0.9919922
   20-May-03                813,861.61               0.9855784             255,958.51                0.9837702
   20-Aug-03                144,563.13               0.9842844             336,071.96                0.9729748
   20-Nov-03                      0.00               0.9842844             492,633.99                0.9571503
   20-Feb-04              3,419,206.66               0.9536781           6,125,149.72                0.7603962
   20-Feb-05              3,419,397.00               0.9230702           7,237,877.00                0.5278988
   20-Feb-06              3,419,397.00               0.8924622           8,389,428.19                0.2584109
   20-Feb-07              5,735,134.56               0.8411255           7,305,552.92                0.0237396
   20-Feb-08             13,528,939.00               0.7200243             739,037.10                0.0000000
   20-Feb-09             15,540,047.35               0.5809212                   0.00                0.0000000
   20-Feb-10             16,742,757.16               0.4310523                   0.00                0.0000000
   20-May-10                 55,528.86               0.4305552                   0.00                0.0000000
   20-Aug-10                 56,684.98               0.4300478                   0.00                0.0000000
   20-Nov-10                 57,865.16               0.4295298                   0.00                0.0000000
   20-Feb-11             17,094,882.41               0.2765089                   0.00                0.0000000
   20-May-11                414,985.36               0.2727943                   0.00                0.0000000
   20-Aug-11                423,625.36               0.2690023                   0.00                0.0000000
   20-Nov-11                432,445.23               0.2651314                   0.00                0.0000000
   20-Feb-12             17,477,261.25               0.1086877                   0.00                0.0000000
   20-May-12                805,325.33               0.1014790                   0.00                0.0000000
   20-Aug-12                822,092.20               0.0941202                   0.00                0.0000000
   20-Nov-12                839,208.17               0.0866083                   0.00                0.0000000
   20-Feb-13              9,675,529.62               0.0000000                   0.00                0.0000000


     The Pool Factor and Pool Balance of each pass through trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the secured promissory notes held in a pass through trust, as described in " -- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Secured Promissory Notes -- Redemption," a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements."


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and pass through trustee will include with each distribution by it of a Scheduled Payment or Special Payment to certificateholders of the related pass through trust a statement setting forth the following information (per $1,000 aggregate principal amount of certificate for such pass through trust, except as to the amounts described in items (1) and (6) below):

          (1) The aggregate amount of funds distributed on such Distribution Date under the applicable Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including the amount which is paid by the Liquidity Provider.

          (2) The amount of such distribution under the applicable Pass Through Trust Agreement allocable to principal and the amount allocable to premium (including any premium paid by ATA with respect to unused Deposits), if any.

          (3) The amount of such distribution under the applicable Pass Through Trust Agreement allocable to interest.

          (4) The amount of such distribution under the Escrow Agreement allocable to interest on the Deposits.

          (5) The amount of such distribution under the Escrow Agreement allocable to the principal of unused Deposits, if any.

          (6) The Pool Balance and the Pool Factor for such pass through trust. (Section 4.03).

     So long as the certificates are registered in the name of DTC, or its nominee, on the record date prior to each Distribution Date, the applicable pass through trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates on such record date. On each Distribution Date, the applicable Paying Agent and pass through trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to certificate owners.

     In addition, after the end of each calendar year, the applicable pass through trustee and Paying Agent will furnish to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3),
(4) and (5) above with respect to the pass through trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of such certificateholder's preparation of its U.S. federal income tax returns (Section 4.03). Such report and such other items will be prepared on the basis of information supplied to the applicable pass through trustee by the DTC Participants and will be delivered by such pass through trustee to such DTC Participants to be available for forwarding by such DTC Participants to certificate owners in the manner described above.

     At such time, if any, as the certificates are issued in the form of Definitive Certificates, the applicable Paying Agent and pass through trustee will prepare and deliver the information described above to each certificateholder of record of each pass through trust as the name and period of ownership of such certificateholder appears on the records of the registrar of the certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under a leased aircraft indenture will include an event of default under the related lease. We will refer to an event of default under a lease as a "Lease Event of Default." See "Description of the Secured Promissory Notes--Indenture Defaults, Notice and Waiver." Since the secured promissory notes issued under an indenture are held in more than one pass through trust, a continuing Indenture Default under such indenture would affect the secured promissory notes held by each such pass through trust. There are no cross-default provisions in the indentures or in the leases unless otherwise agreed to between an Owner Participant and ATA in respect of the leases relevant to that Owner Participant. This means that events resulting in an Indenture Default under any particular indenture may or may not result in an Indenture Default under any other indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease. If an Indenture Default occurs in fewer than all of the indentures, notwithstanding the treatment of secured promissory notes issued under any indenture under which an Indenture Default has occurred, payments of principal and interest on all of the secured promissory notes will continue to be distributed to the holders of the certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement-- Priority of Distributions."

     Under a leased aircraft indenture, the applicable Owner Trustee and Owner Participant has the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     If the same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any such pass through trust, such pass through trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the pass through trustee will resign as pass through trustee of one or all such pass through trusts, and a successor trustee will be appointed in accordance with the terms of the applicable pass through trust agreement. Wilmington Trust Company is the initial pass through trustee under each pass through trust.

     After the occurrence and during the continuation of an Indenture Default, the Controlling Party will direct the Loan Trustee under such indenture in the exercise of remedies under such indenture and may accelerate and sell all (but not less than all) of the secured promissory notes issued under such indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Secured Promissory Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any pass through trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the certificateholders of the applicable pass through trust on a Special Distribution Date (Sections 4.01 and 4.02).

     The market for the secured promissory notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they can be sold. If any such secured promissory notes are sold for less than their outstanding principal amount, Class A and Class B certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against ATA, ATA Holdings, any Liquidity Provider, any Owner Trustee, any Owner Participant or any pass through trustee.

     Any Special Payment made to the pass through trustee of any pass through trust by the Subordination Agent following an Indenture Default will be deposited in the Special Payments Account for such pass through trust and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date (Section 4.02). In addition, if, following an Indenture Default under any leased aircraft indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding secured promissory notes issued under such leased aircraft indenture, the price paid by such Owner Participant or Owner Trustee for the secured promissory notes issued under such leased aircraft indenture and distributed to such pass through trust by the Subordination Agent will be deposited in the Special Payments Account for such pass through trust and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date (Sections 4.01 and 4.02).

     Any funds representing payments received with respect to any defaulted secured promissory notes, or the proceeds from the sale of any secured promissory notes, held by the pass through trustee in the Special Payments Account for such pass through trust will, to the extent practicable, be invested and reinvested by such pass through trustee in Permitted Investments at ATA's direction pending the distribution of such funds on a Special Distribution Date (Section 4.04).

     Each Pass Through Trust Agreement provides that the pass through trustee of the related pass through trust will, as promptly as practicable and in any event within 90 days after the occurrence of any default known to the pass through trustee, give to the certificateholders of such pass through trust notice, transmitted by mail, of such uncured or unwaived default with respect to such pass through trust known to it. However, except in the case of default in a payment of principal, premium, if any, or interest on any of the secured promissory notes held in such pass through trust, the applicable pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such certificateholders (Section 7.01). The term "default" as used in this paragraph only with respect to any pass through trust means the occurrence of an Indenture Default under any indenture pursuant to which secured promissory notes held by such pass through trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection with such Indenture Default will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the pass through trustee of the related pass through trust, subject to the duty of such pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the certificates of such pass through trust before proceeding to exercise any right or power under such pass through trust agreement at the request of such certificateholders (Section7.02(e)).

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the certificateholders of each pass through trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such pass through trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable pass through trustee with respect to such pass through trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such pass through trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such pass through trustee as Controlling Party under the Intercreditor Agreement or as holder of the secured promissory notes (Section 6.04).

     In certain cases, the certificateholders of a pass through trust evidencing fractional undivided interests aggregating not less than a majority in interest of such pass through trust may on behalf of the holders of all the certificates of such pass through trust waive any past "event of default" under such pass through trust (i.e., any Indenture Default under any indenture pursuant to which secured promissory notes held by such pass through trust were issued) and its consequences or, if the pass through trustee of such pass through trust is the Controlling Party, may direct the pass through trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (a) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any Scheduled Payment or Special Payment, (b) a default in payment of the principal, premium, if any, or interest with respect to any of the secured promissory notes or (c) a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each certificateholder of such pass through trust affected by such default (Section 6.05). Each indenture provides that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the secured promissory notes issued under such indenture may on behalf of all such holders waive any past default or Indenture Default under such indenture. Notwithstanding such provisions of the indentures, under the Intercreditor Agreement only the Controlling Party is entitled to waive any such past default or Indenture Default.


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PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the pass through trustee and to each certificateholder of the same class:

     o the Class B certificateholders will have the right to purchase all, but not less than all, of the Class A certificates;

     o if the Class C certificates are issued, the Class C certificateholders will have the right to purchase all of the Class A and Class B certificates.

     In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of certificates plus accrued and unpaid interest on such Pool Balance to the date of purchase, without premium, but including any other amounts due to the certificateholders of such class or classes. Such purchase right may be exercised by any certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in the pass through trust held by each certificateholder (Section 6.01(b)).

PTC EVENT OF DEFAULT

     A PTC Event of Default under each pass through trust agreement means the failure to pay:

     o The outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for such class.

     o Interest due on such class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for such class of certificates in an aggregate amount sufficient to pay such interest and has distributed such amount to the relevant pass through trustee).

     Any failure to make expected principal distributions for any class of certificates on any Regular Distribution Date (other than the Final Maturity
Date) does not constitute a PTC Event of Default for such certificates. A PTC Event of Default for the most senior outstanding class of certificates resulting from an Indenture Default under all indentures constitutes a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions -- After a Triggering Event" for a discussion of the consequences of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     ATA is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other entity unless:

     o The surviving successor corporation or transferee (a) is a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation and (b) is a United States certificated air carrier.

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     o    The surviving successor corporation or transferee expressly assumes all of ATA's obligations contained in the Pass Through Trust Agreements, the Note Purchase Agreement, the indentures, the Participation Agreements, the leases and any other operative documents.

     o ATA delivers a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a leased aircraft, or Indenture Default, in the case of an owned aircraft, will have occurred and be continuing (Section 5.02; Leases, Section 13.2, Owned Aircraft Indenture, Section 4.07).

     The Pass Through Trust Agreements, the Note Purchase Agreement, the indentures, the Participation Agreements and the leases do not contain any covenants or provisions that would give any pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of ATA or ATA Holdings.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at ATA's request, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the indentures, the leases, the Participation Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or any Liquidity Facility, without the consent of the holders of any of the certificates of such pass through trust:

     o To evidence the succession of another corporation to ATA or ATA Holdings and the assumption by such corporation of ATA's or ATA Holdings's obligations thereunder.

     o To add to ATA's or ATA Holdings's covenants for the benefit of holders of such certificates or to surrender any right or power conferred upon ATA or ATA Holdings in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or any Liquidity Facility.

     o To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or

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          any Liquidity Facility, provided that such action will not adversely affect the interests of the holders of such certificates.

     o To correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or any Liquidity Facility.

     o To give effect to or provide for a Replacement Facility, as provided in the Intercreditor Agreement.

     o To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the exchange offer contemplated by the Registration Rights Agreement, or the "Exchange Offer."

     o To modify, eliminate or add to the provisions of such Pass Through Trust Agreement as may be necessary to qualify, or continue the qualification of, such Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, or to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, as amended.

     o To provide for a successor pass through trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the relevant pass through trust by more than one trustee.

     o To modify, eliminate or add to the provisions such Pass Through Trust Agreement to the extent necessary to provide for the subordination of any Class C certificates issued by ATA.

     o To modify or eliminate provisions relating to the transfer or exchange of the certificates upon consummation of the Exchange Offer or effectiveness of the shelf registration statement or the Exchange Offer registration statement contemplated by the Registration Rights Agreement.

     However, none of these amendments or supplements may be so adopted if they would materially adversely affect the interests of the certificateholders under that Pass Through Trust Agreement (Section 9.01).

     A majority of the certificateholders of a pass through trust may, with the consent of the applicable Owner Trustee, such consent not to be unreasonably withheld, amend or supplement the provisions of the Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or any Liquidity Facility to the extent applicable to such certificateholders or of modifying the rights and obligations of such certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each certificate so affected by such amendment or supplement:


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     o    Reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the secured promissory notes held in such pass through trust or distributions in respect of any certificate related to such pass through trust (or, with respect to the Deposits, payments to be made to Receiptholders), or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in such certificates, or impair the right of any certificateholder of such pass through trust to institute suit for the enforcement of any such payment when due.

     o Permit the disposition of any secured promissory note held in such pass through trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such certificateholder of the benefit of the ownership of the applicable secured promissory notes.

     o Alter the priority of distributions specified in the Intercreditor Agreement.

     o Reduce the percentage of the aggregate fractional undivided interests of the pass through trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

     o Adversely affect the status of the pass through trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01).

OBLIGATION TO PURCHASE SECURED PROMISSORY NOTES

     Each pass through trustee is obligated to purchase the secured promissory notes issued with respect to the aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement. Under the Note Purchase Agreement, ATA agrees to finance each aircraft in the manner provided in the Note Purchase Agreement. ATA has the option of entering into a leveraged lease financing or a secured debt financing with respect to each aircraft.

     o If ATA chooses to enter into a leveraged lease financing with respect to an aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a lease and a leased aircraft indenture relating to the financing of such leased aircraft.

     o If ATA chooses to enter into a secured debt financing with respect to an aircraft that ATA owns, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an owned aircraft indenture relating to the financing of such owned aircraft.

     Until July 1, 2004, ATA may convert a secured debt financing of an owned aircraft to a leveraged lease financing of a leased aircraft by entering into a sale-leaseback transaction. To enter into such a transaction, ATA must (a) obtain written confirmation from Moody's that such transaction will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates, and (b) cause to be delivered to the Loan Trustee an opinion of counsel that the pass


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through trusts will not be subject to U.S. Federal income tax as a result of such transaction and (c) either (i) cause to be delivered to the Loan Trustee an opinion of counsel that the certificateholders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such transaction had not occurred, or (ii) cause to be delivered to the Loan Trustee an opinion of counsel that such certificateholders should not recognize income, gain or loss, and should be subject to Federal income tax, in each case, as referred to in clause (i) and also provide an indemnification in favor of the certificateholders in form and substance reasonably satisfactory to the pass through trustees. See "U.S. Federal Income Tax Consequences -- Taxation of Certificateholders Generally."

MANDATORY TERMS

     The descriptions of the Participation Agreements, the lease, the leased aircraft indentures and the owned aircraft indentures in this prospectus are based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a leased aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, as a result, may differ from the description of such agreements contained in this prospectus. See "Description of the Secured Promissory Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to
(a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms. In addition, we must certify to the pass through trustees that any such modifications do not materially and adversely affect the certificateholders, and we must obtain written confirmation from Moody's that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates.

     Under the Note Purchase Agreement, it is a condition precedent to the obligation of each pass through trustee to purchase the secured promissory notes related to the financing of an aircraft that no Triggering Event has occurred. The pass through trustees have no right or obligation to purchase secured promissory notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, require, among other things, that:

     o The maximum principal amount of all the secured promissory notes issued with respect to an aircraft not exceed the maximum principal amount of secured promissory notes indicated for each such aircraft as set forth in "Prospectus Summary -- Secured Promissory Notes and the Aircraft" under the column "Maximum Principal Amount."

     o The initial loan to aircraft value with respect to an aircraft (with the value of any aircraft for these purposes to equal the Assumed Appraised Value) not exceed 51% in the case of Series A secured promissory notes and 66% in the case of Series B secured promissory notes.

     o The loan to aircraft value ratio for each series of secured promissory notes for each aircraft (computed (a) after aggregating the principal amount of all series of secured promissory notes that ranks senior to the series of secured promissory notes for which



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          loan to aircraft value is being calculated and (b) as of the date of the issuance of the secured promissory notes on the basis of the Assumed Appraised Value of such aircraft and the Depreciation Assumption) must not exceed as of any Regular Distribution Date after secured promissory notes are issued for that aircraft (assuming no default in the payment of the secured promissory notes) 51% in the case of the Series A secured promissory notes and 66% in the case of the Series B promissory notes.

     o With respect to each aircraft, the initial average life of the Series A secured promissory notes not extend beyond 8 years and of the Series B secured promissory notes not extend beyond 5 years, in each case from the Issuance Date.

     o As of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the Class A certificates shall be not less than 7.14 years and not greater than
          7.34 years, subject to final reoptimization, and the Class B certificates shall not extend beyond 4.0 years, from the Issuance Date (computed without regard to the acceleration of any secured promissory notes and after giving effect to any special distribution on the certificates thereafter required in respect of unused Deposits).

     o The final maturity date of each class of certificates is as set forth in "Summary -- Summary of Terms of Certificates."

     o The original aggregate principal amount of all of the secured promissory notes of each series shall not exceed the original aggregate face amount of the certificates issued by the corresponding Trust.

     o The interest rate applicable to each series of secured promissory notes must be equal to the rate applicable to the certificates issued by the corresponding pass through trust.

     o The payment dates for the secured promissory notes and basic rent under the leases must be February 20, May 20, August 20 and November
          20. There may be additional lease payment dates (i) January 20, March 20, April 20 and June 20 of 2003 and (ii) the twentieth anniversary of the delivery date under the applicable lease.

     o The base lease term for each lease must expire by its terms on or after the latest maturity date of the related secured promissory notes.

     o Basic rent, stipulated loss values and termination values under the leases must be sufficient to pay amounts due with respect to the related secured promissory notes.

     o The amounts payable under the all-risk aircraft hull insurance maintained with respect to each aircraft must be sufficient to pay the applicable stipulated loss value.

     o The past-due rate in the indentures and the leases, the Make-Whole Amount payable under the indentures, the provisions relating to the redemption and purchase of secured promissory notes in the indentures, and the minimum liability insurance amount on aircraft in the leases, in each case must be no less favorable to the Loan Trustees, the Subordination Agent, the Liquidity Provider, the pass through trustees


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          and the Note Holders than as set forth in the forms of Aircraft
          Operative Agreements attached as exhibits to the Note Purchase Agreement.

     o The indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, pass through trustees, Escrow Agent, Paying Agent and Note Holders with respect to certain taxes and expenses shall be provided as set forth in the forms of Participation Agreements attached as exhibits to the Note Purchase Agreement.

     The "Mandatory Document Terms" prohibit modifications in any materially adverse respect as regards the interests of the Loan Trustees, Subordination Agent, Liquidity Provider or the Note Holders, to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

     o In the case of the indentures, the following modifications are prohibited:

          (1) modifications to the granting clause of the indentures so as (A) to deprive the Note Holders of a first priority security interest in (i) the aircraft, (ii) certain of ATA's rights under its aircraft purchase agreement with the aircraft manufacturer and,
               (iii) in the case of a leased aircraft, the lease or (B) to eliminate the obligations intended to be secured by the indenture; modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the secured promissory notes (including the obligation to pay the Make-Whole Amount in certain circumstances);

          (2) modifications to certain provisions regarding Indenture Defaults, remedies relating to Indenture Defaults and rights of the Owner Trustee and Owner Participant in such circumstances;

          (3) modifications to certain provisions relating to any replaced airframe or engines with respect to an aircraft; and

          (4) modifications to the provision that New York law will govern the indentures.

     o    In the case of the leases, the following modifications are prohibited:

          (5) modifications to certain provisions regarding ATA's unconditional obligation to pay basic rent, stipulated loss value and termination value to the Loan Trustee;

          (6) modification of ATA's obligations to record the leased aircraft indenture with the FAA and to maintain such indenture as a first-priority perfected mortgage on the related aircraft;

          (7) modification of ATA's obligations to furnish certain opinions with respect to a replacement airframe; and

          (8) modification of ATA's obligations to consent to the assignment of the lease by the Owner Trustee as collateral under the leased aircraft indenture, as well as modifications which would either alter the provision that New York law will govern the lease or would deprive the Loan Trustee of rights expressly granted to it under the leases.


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     o    In the case of the Participation Agreements, the following modifications are prohibited:

          (9) modifications to certain conditions to the obligations of the pass through trustees to purchase the secured promissory notes issued with respect to an aircraft involving (a) good title to such aircraft, (b) obtaining a certificate of airworthiness with respect to such aircraft, (c) entitlement to the benefits of
               Section 1110 with respect to such aircraft, (d) the execution and delivery by ATA Holdings of a guarantee of ATA's obligations under the Aircraft Operative Agreements and (e) filings of certain documents with the FAA;

          (10) to the provisions restricting the Note Holder's ability to transfer such secured promissory notes;

          (11) modifications to certain provisions requiring the delivery of legal opinions; and

          (12) modifications to the provision that New York law will govern the Participation Agreement.

     o In the case of all of the Aircraft Operative Agreements, modifications are prohibited that materially and adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of "Make-Whole Amount."

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially and adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, Loan Trustees or the certificateholders. In addition, ATA Holdings guarantees ATA's indemnification obligation under the Note Purchase Agreement.

POSSIBLE ISSUANCE OF CLASS C CERTIFICATES

     ATA may elect to issue Series C secured promissory notes in connection with the financing of owned aircraft. ATA may elect to fund the sale of the Series C secured promissory notes through the sale of Class C certificates. The Note Purchase Agreement provides that ATA's ability to issue any Series C secured promissory notes is contingent upon its obtaining written confirmation from Moody's that the issuance of such Series C secured promissory note will not result in a withdrawal or downgrading of the rating of any class of certificates. If the Class C certificates are issued, the trustee with respect to such certificates will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement."

TERMINATION OF THE PASS THROUGH TRUSTS

     ATA's and ATA Holdings's obligations and those of the applicable pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of such pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in such pass through trust. The applicable pass through trustee will send to each certificateholder of such pass through trust notice of the termination of such pass through trust, the amount of the proposed final payment and the proposed



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date for the distribution of such final payment for such pass through trust. The final payment to any certificateholder of such pass through trust will be made only upon surrender of such certificateholder's certificates at the office or agency of the applicable pass through trustee specified in such notice of termination (Section 11.01).

THE PASS THROUGH TRUSTEES

     The pass through trustee for each pass through trust is Wilmington Trust Company. With certain exceptions, the trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the certificates, the secured promissory notes, the Note Purchase Agreement, the indentures, the leases, the Participation Agreements, the Intercreditor Agreement, the Deposit Agreements, the Escrow Agreements or other related documents (Sections 7.03 and 7.14). The trustee of any pass through trust shall not be liable, with respect to the certificates of such pass through trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of such pass through trust (Section7.02(h)). Subject to certain provisions, the trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of certificates issued thereunder unless there shall have been offered to the trustee reasonable indemnity (Section 7.02(e)). Each Pass Through Trust Agreement provides that the trustee in its individual or any other capacity may acquire and hold certificates issued thereunder and, subject to certain conditions, may otherwise deal with ATA, ATA Holdings, any Owner Trustee or any Loan Trustee with the same rights it would have if it were not the trustee (Section 7.04).



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                DESCRIPTION OF THE DELAYED FUNDING IMPLEMENTATION

     The initial purchasers of the Class A and Class B Outstanding Certificates or their Affiliates committed to purchase an additional $91,896,000 principal amount of Class A certificates and an additional $26,904,000 principal amount of Class B certificates, respectively, bringing the total aggregate face amount of Class A Outstanding Certificates to $203,612,000 and the total of Class B Outstanding Certificates to $58,035,000. The additional certificates were issued and purchased on October 15, 2002. The proceeds of the purchase of the additional Outstanding Certificates were used to finance the acquisition of four Boeing 737-800 aircraft, bringing the total number of aircraft to be financed with the issuance of the Outstanding Certificates to nine. The additional Outstanding Certificates were of the same series and on the same terms, and subject to the same restrictions, as those initially issued.

     To effectuate the purchase and sale of the additional certificates, certain terms of the operative documents described in this prospectus were amended simultaneously with the issuance of such additional certificates. Such amendments are set forth in detail in the Delayed Funding Implementation Agreement, dated as of March 28, 2002 and attached as an exhibit to this registration statement.

                      DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Deposit Agreements, copies of which are included as exhibits to this registration statement and are available upon request to the pass through trustee. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each pass through trust has entered into a separate Deposit Agreement with the applicable Depositary. Under the Deposit Agreements, the Depositary has established separate deposit accounts in the name of the Escrow Agent. On the Issuance Date, the proceeds relating to the offering of each class of certificates (excluding amounts used to purchase the secured promissory notes related to the aircraft financed on the Issuance Date, if any) were deposited into the applicable Deposit Account by the Purchaser of each class of certificates, in each case, on behalf of such Escrow Agent.

     On each Regular Distribution Date, the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable pass through trust, an amount equal to interest accrued on the Deposits relating to such pass through trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the certificates issued by such pass through trust.

     In connection with the financing of each delivered aircraft during the Delivery Period, the pass through trustee for each of the pass through trusts will request that the Escrow Agent relating to the applicable pass through trust withdraw from the Deposits relating to the applicable pass through trust funds sufficient to enable the pass through trustee of such pass through trust to purchase the secured promissory note of the series applicable to such pass through trust issued with respect to such aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular



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

Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such secured promissory note will be re-deposited by each pass through trustee into an account relating to the applicable pass through trust.

     The Deposits relating to the pass through trusts and interest paid on such Deposits are not subject to the subordination provisions of the Intercreditor Agreement and are not available to pay any other amount in respect of the certificates.

UNUSED DEPOSITS

     The pass through trustees' obligations to purchase the secured promissory notes issued with respect to each aircraft are subject to satisfaction of conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates -- Obligation to Purchase Secured Promissory Notes." No assurance can be given that all such conditions will be satisfied at the time of delivery for each aircraft. Moreover, the scheduled delivery date of any new aircraft is subject to delays in the manufacturing process and to the manufacturer's right to postpone deliveries under the purchase agreement with ATA or GE, the actual delivery date of any aircraft may be delayed beyond its currently scheduled delivery date. See "Description of the Aircraft and Appraisals -- Deliveries of Aircraft." Depending on the circumstances of the financing of each aircraft, the maximum aggregate principal amount of secured promissory notes may not be issued.

     If any funds remain as Deposits with respect to any pass through trust after the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest to the holders of Escrow Receipts relating to the respective pass through trust. Any return of unused Deposits will be made after at least 15 days' prior written notice. In addition, if such remaining Deposits exceed the Par Redemption Amount with respect to all of the pass through trusts, such distribution will include a premium payable by ATA equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to such pass through trust in excess of such pass through trust's proportionate share of the Par Redemption Amount. Since the maximum principal amount of secured promissory notes may not be issued with respect to an aircraft and, in any such case, the Series B secured promissory notes are more likely not to be issued in the maximum principal amount as compared to the other secured promissory notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class B certificates as compared to the other certificates. In addition, notwithstanding the Par Redemption Amount limitation, if any aircraft is not delivered by the manufacturer on or prior to the Delivery Period Termination Date for any reason that is not ATA's fault or caused by ATA's negligence and no substitute aircraft is provided in lieu of such aircraft, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver in an amount equal to the maximum principal amount of secured promissory notes that could have been issued and acquired by such pass through trust with respect to such aircraft in accordance with the Mandatory Economic Terms and such unused Deposits shall not be included in the calculation of the Par Redemption Amount.

     In addition, if any aircraft expected to be delivered under an aircraft purchase agreement between GECC and the manufacturer is not leased to or owned by ATA and a substitute aircraft is not substituted therefor, the deposits relating to such aircraft may be withdrawn and distributed. Such withdrawal may occur on or before the date of withdrawal specified in the preceding paragraph. Even if a withdrawal contemplated in this paragraph occurs on the same date as the withdrawal



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

specified in the preceding paragraph, the Deposit Make-Whole Premium for a withdrawal contemplated in this paragraph shall be computed in accordance with clause (ii) of the definition of Deposit Make-Whole Premium.

DISTRIBUTION UPON OCCURRENCE OF A TRIGGERING EVENT

     If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the pass through trusts will withdraw any funds then held as Deposits with respect to such pass through trusts and cause such funds, with accrued and unpaid interest, but without any premium, to be distributed to the holders of Escrow Receipts relating to such pass through trusts by the Paying Agent on behalf of the Escrow Agent. Any return of unused deposits will be made after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the pass through trusts will not acquire secured promissory notes issued with respect to aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     IntesaBci, acting through its New York branch, acts as Depositary.

     IntesaBci, acting through its New York branch, has short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's.

     This information concerning IntesaBci is publicly available. Neither ATA Holdings nor ATA takes any responsibility for the accuracy of the IntesaBci information. The Depositary has not been involved in the preparation of, and does not accept responsibility for, this prospectus.

REPLACEMENT OF THE DEPOSITARY

     If the Depositary's short-term unsecured debt rating falls below A-1 from Standard & Poor's or P-1 from Moody's, then we must, within 15 days of such event occurring, replace the Depositary with a new depositary bank that has short-term unsecured debt ratings of at least A-1 from Standard & Poor's or P-1 from Moody's, and we must obtain a written confirmation from Moody's that such replacement will not result in a withdrawal or downgrading of Moody's rating of any class of certificates.

DELAYED DEPOSIT AGREEMENTS

     On the Issuance Date, in addition to the Deposit Agreements described above, the Escrow Agent entered into a Delayed Deposit Agreement with the Depositary for each class of certificates. The Delayed Deposit Agreements will apply to the proceeds from the issuance of additional certificates as described in "Description of the Delayed Funding Implementation," above, hereto and their terms and conditions will be substantially the same as those of the Deposit Agreements described above, except that deposits under the Delayed Deposit Agreements will be made on the date of the issuance of additional certificates as described in "Description of the Delayed Funding Implementation," above.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following is a description of the particular terms of the Escrow Agreements. The statements under this caption are summaries only and do not purport to be complete and are qualified



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

in their entirety by reference to all of the provisions of the Escrow Agreements, copies of which are included as exhibits to this registration statement and are available upon request to the pass through trustee. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

     Wells Fargo Bank Northwest, National Association, as escrow agent in respect of the pass through trusts, Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such pass through trust, the pass through trustee of each of the pass through trusts and the initial purchaser of the Class A certificates and the Class B certificates, respectively, entered into a separate Escrow Agreement for the benefit of the certificateholders of each such pass through trust as holders of the Escrow Receipts affixed to such certificates. The cash proceeds of the offering of certificates (excluding amounts used to purchase the secured promissory notes related to the aircraft financed on the Issuance Date, if any) were deposited by each respective purchaser on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such pass through trusts.

     Each Escrow Agent will permit the pass through trustee of the related pass through trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date so that such pass through trustee may purchase the related secured promissory notes under the Note Purchase Agreement. In addition, the Escrow Agent will direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which are non-interest bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate. Each Receiptholder, by its acceptance of an Escrow Receipt, is deemed to agree that it will look solely to funds deposited in the Paying Agent Account for any payment or distribution due to such Receiptholder under the Escrow Agreement and the Escrow Receipt and that it will have no recourse against ATA, ATA Holdings, the pass through trustee that issued the certificate to which the Escrow Receipt is attached, the Paying Agent or the Escrow Agent, except as provided in the Escrow Agreement and the pass through trust agreement pursuant to which the certificate to which the Escrow Receipt is attached was issued.

     Upon receipt by the Depositary of the cash proceeds from the offering of certificates (excluding amounts used to purchase the secured promissory notes related to the aircraft financed on the Issuance Date, if any), the Escrow Agent issued Escrow Receipts. An Escrow Receipt was affixed by the relevant pass through trustee to each certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the certificate to which it is affixed. Each Escrow Receipt was registered by the Escrow Agent in the same name and manner as the certificate to which it is affixed.



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

                     DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following is a description of the particular terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which are included as exhibits to this registration statement and are available upon request to the pass through trustee. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay interest on such certificates when due, subject to certain limitations. The Liquidity Facility for each pass through trust is intended to enhance the likelihood of timely receipt by the certificateholders of such pass through trust of the interest passed through to them at the Stated Interest Rate for such certificates on up to six consecutive quarterly Regular Distribution Dates. If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility for a pass through trust, the certificateholders of such pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although AIG Matched Funding Corp. is the initial Liquidity Provider for each pass through trust, AIG Matched Funding Corp. may be replaced by one or more other entities with respect to the pass through trusts under certain circumstances. Therefore, the Liquidity Provider for the pass through trusts may differ.

DRAWINGS

     The aggregate amount available under the Liquidity Facility for each pass through trust at August 20, 2002 was as follows:

                                                                 AVAILABLE
                  PASS THROUGH TRUST                               AMOUNT
                  ------------------                               ------

                  Class A                                        $ 14,793,433

                  Class B                                        $  5,229,541


     Except as otherwise provided below, the Liquidity Facility for each pass through trust will enable the Subordination Agent to make Interest Drawings under the Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of such pass through trust at the Stated Interest Rate for such pass through trust to the extent that the amount, if any, available to the Subordination Agent on such Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any pass through trust on any Distribution Date to fund any shortfall of interest on certificates of such pass through trust will not exceed the Required Amount for such certificates.

     The Liquidity Facility for any class of certificates does not provide for drawings:

     o    to pay for principal of or premium on the certificates of such class;


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

     o to pay for any interest on the certificates of such class in excess of the Stated Interest Rate for such class;

     o to pay for principal of or interest or premium on the certificates of any other class; or

     o to pay for amounts payable with respect to the Deposits relating to such pass through trust. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6).

     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider of all or any part of the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated by the amount of such repaid Interest Drawing to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (a) a Liquidity Event of Default has occurred and is continuing and (b) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement.

     The stated amount of the Liquidity Facility for any pass through trust will be automatically reduced from time to time to an amount equal to the next six successive interest payments due on the certificates of that pass through trust (without regard to expected future payment of principal of such certificates) at the Stated Interest Rate for that pass through trust. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the commitment under the Liquidity Facility terminates and the date when a Downgrade Drawing or a Non-Extension Drawing, if any, is made, in an amount and on the dates specified in the Liquidity Facilities. (Liquidity Facilities, Sections 2.3 and 2.4(a); Intercreditor Agreement, Section 3.6(h)).

     If at any time (i) the short-term unsecured debt rating of the Liquidity Provider for any pass through trust or, if applicable, of any guarantor of the obligations of a Liquidity Provider, then issued by the Rating Agency or Standard & Poor's, as applicable, is lower than the Threshold Rating or (ii) any guarantee of a Liquidity Provider's obligations under its Liquidity Facility becomes invalid or unenforceable or (iii) the guarantor denies its liability thereunder (any such occurrence referred to in clause (i) or (ii) above, a "Guarantee Event"), then the Liquidity Provider for such pass through trust or the Subordination Agent (in consultation with ATA) may arrange for a Replacement Facility (Intercreditor Agreement, Section 3.6(c)). If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after such downgrading or such Guarantee Event (but no later than the expiration date of such Liquidity Facility) and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will make a Downgrade Drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a Cash Collateral Account for the related class of certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used (Liquidity Facilities, Section 2.6(a); Intercreditor Agreement, Section 3.6(c)).

     The provider of any Replacement Facility has the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider (Intercreditor Agreement, Section 3.6(c)).

     The Liquidity Facility for each pass through trust provides that the relevant Liquidity Provider's obligations under such Liquidity Facility will expire on the earliest of:

     o 15 days after the final legal distribution date for the certificates issued by such pass through trust.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the certificates of such pass through trust have been paid in full.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

     o The fifth Business Day following receipt by the Subordination Agent of a termination notice from such Liquidity Provider (see " -- Liquidity Events of Default").

     o    The date on which the Liquidity Provider honors a Final Drawing.

     o The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility (Liquidity Facilities, Sections 1.1(a), 2.4(b) and 6.1).

     Each Liquidity Facility provides that at any time after the second anniversary of the Issuance Date, such Liquidity Facility may be terminated upon notice by the Liquidity Provider given not less than 40 days prior to the proposed date of termination (Liquidity Facilities, Section 2.10).

     The Intercreditor Agreement provides for the replacement of any Liquidity Facility, if any, for any pass through trust if the Liquidity Provider has notified its intention to terminate such Liquidity Facility. If such Liquidity Facility is not so replaced by the 15th day prior to the proposed termination date, the Subordination Agent will make a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment. The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related class of certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used (Intercreditor Agreement, Section 3.6(d)).

     The Subordination Agent, in consultation with ATA (whose recommendations the Subordination Agent will accept in the absence of a good faith reason not
to), may, under certain circumstances, arrange for a Replacement Facility to replace the Liquidity Facility for any pass through trust. If a Replacement Facility is provided at any time after the Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced (Intercreditor Agreement, Section 3.6(e)).

     In addition, the initial Liquidity Provider may, at its option, arrange for a Replacement Facility to replace its Liquidity Facility provided that such replacement will not result in any increased costs payable by the related pass-through trust and as otherwise provided in the Intercreditor Agreement (Intercreditor Agreement, Section 3.6(e)).

     The Intercreditor Agreement provides that the Subordination Agent will hold the proceeds of a Final Drawing made in accordance with the provisions set forth under " -- Liquidity Events of Default" below in the Cash Collateral Account for the related pass through trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. The Intercreditor Agreement further provides that the Subordination Agent must make a Final Drawing under a Liquidity Facility in accordance with and to the extent permitted by the terms of such Liquidity Facility (Intercreditor Agreement, Section 3.6(i)).

     Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by that Liquidity Facility. Upon receipt of a certificate, the Liquidity Provider is obligated to make payment of the drawing requested in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under that Liquidity Facility with respect to such drawing and from then on will not be obligated to make any further payments under that Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related certificates.

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest on such drawings, but only to the extent that the Subordination Agent has funds available to make such payments.

INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day thereafter, interest will accrue at the Base Rate plus 2.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.25% per annum.

DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     o Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

     o Any portion of such amount withdrawn from the Cash Collateral Account for such certificates to pay interest on such certificates will be treated in the same way as Interest Drawings.

     o The balance of such amount will be invested in certain specified eligible investments.

     (Liquidity Facilities, Section 2.6)

     The Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility will bear interest at Base Rate plus 2.25% per annum with respect to the period from the date of such drawing to (but excluding) the third business day after the applicable Liquidity Provider's receipt of the notice of such drawing and thereafter, at a rate equal to LIBOR for the applicable interest period plus 0.65% per annum. (Liquidity Facilities, Sections 2.6 and 3.7)

LIQUIDITY EVENTS OF DEFAULT

     Events of default under each Liquidity Facility (known as a Liquidity Event of Default) consist of:

               (i) the acceleration of all the secured promissory notes; or

               (ii) certain bankruptcy or similar events involving ATA. (Liquidity Facilities, Section 1.1).


     If (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes, the Liquidity Provider may, in its discretion, deliver a notice of termination of the related Liquidity Facility, the effect of which will be to cause:

               (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such termination notice is received by the Subordination Agent,

               (ii) the Subordination Agent to promptly request, and the Liquidity Provider to make, a Final Drawing thereunder,

               (iii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and

               (iv) all amounts owing to the Liquidity Provider shall automatically become accelerated. (Liquidity Facilities, Section 6.1).


     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions described under "Description of the Intercreditor Agreement -- Priority of Distributions" (Liquidity Facilities, Section 2.9).

     Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights -- Controlling Party", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the indentures (Intercreditor Agreement, Section 2.6(c)).

LIQUIDITY PROVIDER

     The initial Liquidity Provider is AIG Matched Funding Corp. ("AIG-MF"); a corporation organized under the laws of Delaware.

     American International Group, Inc. ("AIG") is the guarantor of the payment obligations of its subsidiary, AIG-MF, with respect to the Liquidity Facilities. AIG, a Delaware corporation, is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. Reports, proxy statements and other information filed by AIG with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648; and Midwest Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. AIG's common stock is listed on the New York Stock Exchange and reports, proxy statements and other information can be also inspected at the Information Center of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Except for the information contained in the preceding two paragraphs, AIG and AIG-MF have not been involved in the preparation of, and do not accept responsibility for, this prospectus as a whole.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following is a description of the particular terms of the Intercreditor Agreement. The statements made under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which is included as an exhibit to this registration statement and is available upon request to the pass through trustee.

INTERCREDITOR RIGHTS

General

     The Intercreditor Agreement is among each pass through trustee, the Liquidity Provider and the Subordination Agent. The secured promissory notes are registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable pass through trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

Controlling Party

     With respect to any indenture at any given time, the Loan Trustee under such indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the secured promissory notes issued under such indenture by the holders of at least a majority of the outstanding principal amount of the secured promissory notes issued under such indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the secured promissory notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the trustees of the pass through trusts in the trust property of which are secured promissory notes constituting, in the aggregate, the required principal amount of secured promissory notes (Intercreditor Agreement, Section 2.6).

     At any time after an Indenture Default has occurred and is continuing under an indenture, the Loan Trustee under such indenture will be directed in taking, or refraining from taking, any remedial action under such indenture or with respect to the secured promissory notes issued under such indenture, subject to certain limitations, by the Controlling Party including acceleration of such secured promissory notes or foreclosing the lien on the related aircraft. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the certificateholders of each pass through trust to direct the respective pass through trustees.

     The Controlling Party is:

     o the Class A pass through trustee, until final distributions on the Class A certificates are made, and

     o the Class B trustee, upon payment of final distributions of the aggregate outstanding balance of the Class A certificates, together with accrued interest to the holders of the Class A certificates. (Intercreditor Agreement, Section 2.6(b)).

     The Liquidity Provider with the greater outstanding amount of unreimbursed Liquidity Obligations and not then in default in its obligations to make any advance under any Liquidity Facility will have the right to become the Controlling Party with respect to any indenture at any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of certificates and remains unreimbursed and (z) the date on which all secured promissory notes have been accelerated (Intercreditor Agreement, Section 2.6(c)).

     For purposes of giving effect to the rights of the Controlling Party, the pass through trustees (other than the Controlling Party) irrevocably agree, and the certificateholders (other than the certificateholders represented by the Controlling Party) are deemed to agree by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the secured promissory notes, will exercise its voting rights in respect of the secured promissory notes as directed by the Controlling Party and any vote so exercised will be binding upon the pass through trustees and all certificateholders (Intercreditor Agreement, Section 2.6(b)). For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Secured Promissory Notes -- Remedies."

Sale of Secured Promissory Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, direct the Subordination Agent to sell all (but not less than all) of the secured promissory notes issued under such indenture to any person. So long as any certificates are outstanding, during nine months after the earlier of (x) the acceleration of the secured promissory notes under any indenture or (y) the bankruptcy or insolvency of ATA, without the consent of each pass through trustee, no aircraft subject to the lien of such indenture or such secured promissory notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such secured promissory notes. In addition, with respect to any leased aircraft, the amount and payment dates of rentals payable by ATA under the lease for such leased aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by ATA under such lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the secured promissory notes outstanding under such indenture as the discount rate (Intercreditor Agreement, Section 4.1).

     After a Triggering Event occurs and any secured promissory note becomes a Non-Performing Secured Promissory Note, the Subordination Agent will be required to obtain the LTV Appraisals for the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of any aircraft shown in any LTV Appraisal, the Controlling Party will have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the aircraft) (Intercreditor Agreement, Section 4.1).

PRIORITY OF DISTRIBUTIONS

Before a Triggering Event

     So long as no Triggering Event has occurred, payments in respect of the secured promissory notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     o to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

     o to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

     o to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

     o to the Class A pass through trustee to the extent required to pay Expected Distributions on the Class A certificates;

     o to the Class B pass through trustee to the extent required to pay Expected Distributions on the Class B certificates;

     o if Class C certificates or Series C secured promissory notes have been issued, to the Class C pass through trustee or note holder, as the case may be, to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition for the other classes of certificates) on the Class C certificates or principal and accrued interest on the Series C notes, as the case may be; and

     o to the Subordination Agent and each pass through trustee for the payment of certain fees and expenses.


After a Triggering Event

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times after such Triggering Event, all funds received by the Subordination Agent in respect of the secured promissory notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     o to the Subordination Agent, each pass through trustee, any certificateholder or the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, each pass through trustee or the Liquidity Provider or to reimburse any certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or each pass through trustee in connection with the protection or realization of the value of the secured promissory notes or any property held in any Trust Indenture Estate or any Collateral, pro rata;

     o to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

     o to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

     o to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

     o to the Subordination Agent, each pass through trustee and each certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

     o to the Class A pass through trustee to the extent required to pay in full Adjusted Expected Distributions on the Class A certificates;

     o to the Class B pass through trustee to the extent required to pay in full Adjusted Expected Distributions on the Class B certificates;

     o if Class C certificates have been issued, to the Class C pass through trustee to the extent required to pay in full "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition for the other classes of certificates) on the Class C certificates;

     o the balance shall be held in the Collection Account until the next Distribution Date; and

     o if all classes of certificates have been paid in full, the balance, if any, shall be distributed to the certificateholders of the related pass through trust.


     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in that pass through trust that has not been distributed to the certificateholders of that pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of that pass through trust or the reduction of the Pool Balance of that pass through trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the certificates of any pass through trust, will be distributed to the pass through trustee for such pass through trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described in this prospectus.

     All amounts on deposit in the Cash Collateral Account for any pass through trust which are in excess of the Required Amount for such pass through trust will be paid to the Liquidity Provider to the extent of Liquidity Obligations owed to the Liquidity Provider.

VOTING OF SECURED PROMISSORY NOTES

     In the event that the Subordination Agent, as the registered holder of any secured promissory note, receives a request for its consent to any amendment, modification or waiver under that secured promissory note, the related indenture, or the related lease, Participation Agreement or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request directions from the trustee of the pass through trust which holds each series of secured promissory notes and shall vote or consent in accordance with the directions from such trustee. If any Indenture Default shall have occurred and be continuing with respect to any such indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations, provided that, no such amendment, modification or waiver shall, without the consent of the Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by ATA under any lease or reduce the amount of principal or interest payable by ATA under any secured promissory note issued under any owned aircraft indenture (Intercreditor Agreement, Section 2.6 and 9.1(c)).

ADDITION OF PASS THROUGH TRUSTEE FOR CLASS C CERTIFICATES

     If the Class C certificates are issued, the Class C pass through trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. ATA and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until the appointment by the successor Subordination Agent. No appointment of a successor Subordination Agent shall be effective unless the Rating Agency shall have delivered a rating confirmation.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The aircraft consist of nine Boeing 737-800 aircraft. The aircraft comply with Stage 3 noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The tables below sets forth certain additional information for the aircraft.

                     AIRCRAFT                       EXPECTED                            APPRAISED BASE VALUE
                   REGISTRATION                  MANUFACTURER'S  DELIVERY               --------------------
  AIRCRAFT TYPE       NUMBER      ENGINE TYPE      SERIAL NO.      MONTH        AISI            MBA            SH&E
-------------------------------------------------------------------------------------------------------------------------

Boeing 737-800        N316TZ       CFM56-7B27         32609        Jan-02      $49,540,000     $44,370,000    $42,900,000

Boeing 737-800        N320TZ       CFM56-7B27         32610        Apr-02       49,720,000      44,640,000     43,550,000

Boeing 737-800        N322TZ       CFM56-7B27         32611        May-02       49,870,000      44,730,000     43,770,000

Boeing 737-800        N324TZ       CFM56-7B27         32882        Jun-02       50,010,000      44,830,000     43,980,000

Boeing 737-800        N325TZ       CFM56-7B27         32884        Jul-02       50,150,000      44,920,000     44,200,000

Boeing 737-800        N326TZ       CFM56-7B27         32612        Oct-02       50,590,000      45,190,000     44,850,000

Boeing 737-800        N327TZ       CFM56-7B27         32613        Nov-02       50,740,000      45,280,000     45,070,000

Boeing 737-800        N328TZ       CFM56-7B27         32614        Nov-02       50,740,000      45,280,000     45,070,000

Boeing 737-800        N329TZ       CFM56-7B27         32615        Dec-02       50,880,000      45,380,000     45,280,000

Total                                                                         $452,240,000    $404,620,000   $398,670,000
=====                                                                         ============    ============   ============

APPRAISED VALUE

     The appraised values in the chart above were determined by the following three independent aircraft appraisal and consulting firms as of the dates indicated: AISI as of January 15, 2002, MBA as of January 15, 2002, and SH&E as of February 12, 2002. Each appraiser was asked to provide its opinion as to the fair market value of each aircraft. As part of this process, all three appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus as Appendix AII. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer, and should not be relied upon as a measure of realizable value. In addition, the proceeds realized upon a sale of any aircraft may be less than the appraised value thereof. The value of the aircraft in the event of the exercise of remedies under the applicable indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft, whether the aircraft are sold separately or together and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the secured promissory notes and the aircraft pursuant to the applicable indenture would be as appraised or sufficient to satisfy in full payments due on the secured promissory notes issued thereunder or the certificates.

DELIVERIES OF AIRCRAFT

     Under the purchase agreements with Boeing, the aircraft are scheduled to be delivered between January 2002 and December 2002. Under such purchase agreements, delivery of an aircraft may be delayed due to "Excusable Delay," which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence.

     If delivery of any aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond September 29, 2002, ATA has the right to replace such aircraft with a substitute aircraft, subject to certain conditions. See " -- Substitute Aircraft." If delivery of any aircraft is delayed beyond the Delivery Period Termination Date and ATA does not exercise its right to replace that aircraft with a substitute aircraft, there will be unused Deposits that will be distributed to certificateholders together with accrued and unpaid interest thereon and, if applicable, a premium. See "Description of the Deposit Agreements -- Unused Deposits." In addition, if any aircraft expected to be delivered under an aircraft purchase agreement between GECC and the manufacturer is not leased to or owned by ATA and a substitute aircraft is not substituted therefor, the deposits relating to such aircraft may be withdrawn and distributed, together with accrued and unpaid interest thereon and a deposit make-whole premium payable by ATA. See "Description of the Deposit Agreements--Unused Deposits."

SUBSTITUTE AIRCRAFT

     If the delivery date for any aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond September 29, 2002 or if an aircraft expected to be delivered under GECC's purchase agreement is not leased to or owned by ATA, ATA may identify for delivery a substitute aircraft meeting the following conditions:

     o a substitute aircraft must be an aircraft of the same model as the delayed aircraft, which shall have the same specification and same or higher appraised value as the delayed aircraft, and manufactured after the Issuance Date, and

     o ATA will be obligated to obtain written confirmation from Moody's that substituting such substitute aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates.

                   DESCRIPTION OF THE SECURED PROMISSORY NOTES

     The following is a description of the terms of the secured promissory notes. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the secured promissory notes, the indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements, the Guarantees and the Note Purchase Agreement, forms of which are available upon request to either pass through trustee. Except as otherwise indicated, the following summaries relate to the secured promissory notes, the indenture, the lease, the Participation Agreement, the Guarantee and the Leased Aircraft Trust Agreement that may be applicable to each aircraft.

     Under the Note Purchase Agreement, ATA has the option of entering into a leveraged lease financing or a debt financing with respect to each aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either
(i) with respect to each leased aircraft, a Participation Agreement, a lease, the Guarantee and a leased aircraft indenture (among other documents) and (ii) with respect to each owned aircraft, a Participation Agreement, the Guarantee and an owned aircraft indenture. The description of such agreements in this prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement.

     ATA has obtained the commitments of GECC to act as the Owner Participant in leveraged leases for all of the aircraft. The commitments are subject to satisfaction of certain conditions and the execution of definitive agreements, and ATA could elect to terminate such commitments. Accordingly, ATA may select one or more other Owner Participants for some or all of the aircraft or finance such aircraft as owned aircraft rather than leased aircraft. A different Owner Participant may request revisions to the forms of the Participation Agreement, the lease and the leased aircraft indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements for any particular leased aircraft may differ from the description of such agreements in this prospectus. See "Description of the Certificates -- Obligation to Purchase Secured Promissory Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

GENERAL

     The secured promissory notes were issued for each aircraft in two series: the Series A secured promissory notes and the Series B secured promissory notes, collectively referred to as the "secured promissory notes." However, ATA may elect to issue a third series with respect to owned aircraft. See "Description of the Certificates -- Possible Issuance of Class C Certificates."

     The secured promissory notes with respect to each leased aircraft were issued under a separate leased aircraft indenture between Wells Fargo Bank Northwest, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of that aircraft, and Wilmington Trust Company, as Loan Trustee.

     The secured promissory notes with respect to each owned aircraft were issued under a separate owned aircraft indenture between ATA and Wilmington Trust Company, as Loan Trustee. The secured promissory notes are secured obligations of ATA.

     The indentures do not provide for defeasance or discharge upon deposit of cash or certain obligations of the United States.

     ATA will lease each leased aircraft from the related Owner Trustee under a separate lease. Under each lease and the related Aircraft Operative Agreements, ATA will, in general, be obligated to make rental and other payments or advances to the related Loan Trustee on behalf of the related Owner Trustee. Such rental and other payments or advances will be at least sufficient to pay in full when due all payments required to be made on the related secured promissory notes. The secured promissory notes issued with respect to the leased aircraft are not ATA's or ATA Holdings's direct obligations, and neither ATA nor ATA Holdings guarantees payment or performance of the leased aircraft notes. ATA's obligations under each lease and the related Aircraft Operative Agreements are general unsecured obligations. Amounts payable by ATA under each lease and each owned aircraft indenture will be unconditionally guaranteed by ATA Holdings.

     Each Owner Participant has the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

SUBORDINATION

     Series B secured promissory notes issued in respect of an aircraft are subordinated in right of payment to Series A secured promissory notes issued in respect of such aircraft; and, if ATA elects to issue Series C secured promissory notes with respect to an owned aircraft, such Series C secured promissory notes will be subordinated in right of payment to the Series B secured promissory notes. On each scheduled payment date, (a) payments of interest and principal due on Series A secured promissory notes issued in respect to an aircraft will be made prior to payments of interest and principal due on Series B secured promissory notes issued in respect of such aircraft; and
(b) if ATA elects to issue Series C secured promissory notes with respect to an owned aircraft, payments of interest and principal due on Series B secured promissory notes will be made prior to payments of interest and principal due on such Series C secured promissory notes issued in respect of such aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of each such pass through trust on the dates and at the rate per annum set forth on the cover page of this prospectus until the final expected Regular Distribution Date (subject to change as provided in the Registration Rights Agreement) for such pass through trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of such pass through trust in scheduled amounts on the dates set forth in this prospectus until the final expected Regular Distribution Date for such pass through trust.

     Interest will be payable on the unpaid principal amount of each secured promissory note at the rate applicable to such secured promissory note on February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2002. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount and interest on such series of secured promissory notes will bear interest at a rate equal to 1.00% per annum over the applicable rate on such series of secured promissory notes. Under certain circumstances described in "Exchange Offer; Registration Rights," the interest rates for the

Equipment Notes will be increased (or following any such increase, decreased) to the extent described in the Registration Rights Agreement.

     Scheduled principal payments on the secured promissory notes will be made on one or more of February 20, May 20, August 20 and November 20 in certain years, commencing on February 20, 2003. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the secured promissory notes and possible revisions to such scheduled payments.

     The final payment made under each secured promissory note will be an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Amount (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid with respect to such secured promissory note.

     If any date scheduled for a payment of principal, premium or interest with respect to the secured promissory notes is not a Business Day, such payment will be made on the following Business Day with the same effect as if made on such scheduled payment date and without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an aircraft and we do not replace such aircraft under the related lease or under the related owned aircraft indenture, the secured promissory notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the secured promissory notes under the applicable indenture and Participation Agreement, but without Make-Whole Amount. Such redemption will be on a Special Distribution Date (Indentures, Section 2.10).

     If ATA terminates a lease under its voluntary termination, early buyout or burdensome buyout options under such lease, the secured promissory notes relating to the applicable leased aircraft will be redeemed (unless ATA elects to assume the secured promissory notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to but excluding the redemption date, plus a Make-Whole Amount. If ATA assumes the Owner Trustee's obligations in respect of the secured promissory notes, ATA will enter into a supplemental indenture satisfactory to the relevant Loan Trustee which contains provisions regarding permitted liens, registration, maintenance, subleases, replacement of parts, alteration and modification to the aircraft, events of loss and insurance which are substantially similar to the provisions contained in the related lease. In addition, in connection with any such assumption, ATA Holdings shall deliver a guaranty of the secured promissory notes substantially in the form of the Guarantee and ATA shall deliver an opinion of counsel that such assumption has been duly and validly effected. Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related indenture and the related Participation Agreement (Leased Aircraft Indentures, Sections 2.10(b) and 2.11). See " -- The Leases -- Lease Termination."

     All of the secured promissory notes issued with respect to a leased aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under the applicable Participation Agreement, and all of the secured promissory notes issued with respect to the owned aircraft may be redeemed prior to maturity at any time at the option of ATA, upon at least 30 days' revocable prior written notice to the related Loan Trustee and the holders of the secured promissory notes, at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest to, but not including, the date of redemption, plus a Make-Whole Amount, if any (Leased Aircraft Indentures, Section 2.12 and Owned Aircraft Indentures, Section 2.11).

     If notice of such redemption is given in connection with a termination of the lease, such notice is revocable and is deemed revoked in the event that the lease does not in fact terminate on the specified termination date. If notice of such redemption is given in connection with a refinancing, it is revocable not later than three days prior to the redemption date (Indentures, Section 2.13(b)).

     With respect to a leased aircraft, either the Owner Trustee or the Owner Participant may purchase all of the outstanding secured promissory notes issued under the related leased aircraft indentures for the aggregate unpaid principal amount, plus accrued and unpaid interest to the date of purchase. This option may be exercised upon:

               (i) the declaration by the Loan Trustee that the secured promissory notes have become due and payable following an Indenture Default or notification by the Loan Trustee to the Owner Trustee that it intends to take action to foreclose the lien or otherwise commence the exercise of any significant remedy under the indenture or lease; or

               (ii) a continuing Lease Event of Default.

     If the option is exercised in connection with a Lease Event of Default continuing for less than 120 days, then the Make-Whole Amount will be added to the purchase price (Leased Aircraft Indentures, Section 2.14).

     If (a) one or more Lease Events of Default exist and are continuing or (b) the secured promissory notes with respect to a leased aircraft have been accelerated or the Loan Trustee with respect to such secured promissory notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related leased aircraft indenture or otherwise commence the exercise of any significant remedy under such indenture or the related lease or if certain events occur in a bankruptcy proceeding involving us, then in each case the related Owner Trustee or Owner Participant may buy all, but not less than all, of the secured promissory notes issued with respect to such leased aircraft at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to but excluding, the purchase date but without any premium (provided that a Make-Whole Amount is payable if such secured promissory notes are to be purchased pursuant to clause (a) when a Lease Event of Default has been continuing for less than 120 days) (Leased Aircraft Indentures, Section 2.14). We as owner of the owned aircraft have no comparable right under the owned aircraft indentures to purchase the secured promissory notes under such circumstances.

SECURITY

     The secured promissory notes issued with respect to each leased aircraft are secured by a first priority security interest in that aircraft, the related lease and all rent thereunder, the related Guarantee, the aircraft purchase agreement (to the extent related to the leased aircraft), all rents, profits and other income of such leased aircraft, all insurance and similar proceeds covering loss of or damage to such leased aircraft, all rights of the related Owner Trustee to amounts paid or payable by ATA under the related Participation Agreement, all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. Unless an Indenture Default with respect to a leased aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related lease except such Owner Trustee's right to receive rent. The Owner Trustee's assignment to the Loan Trustee of the Owner Trustee's rights under the related lease excludes the rights of the Owner Trustee and the Owner Participant to indemnification for certain matters, liability insurance proceeds payable to the Owner Trustee in its individual capacity and to the Owner Participant, insurance proceeds payable to the Owner Trustee in its individual capacity or to such Owner Participant, under certain casualty insurance maintained by the Owner Trustee or the Owner Participant, and certain reimbursement payments made by ATA to the Owner Trustee. (Leased Aircraft Indenture, Granting Clause) The secured promissory notes are not cross-collateralized. This means that the secured promissory notes issued in respect of any one aircraft are not secured by any of the other aircraft or replacement aircraft (as described in " -- The Leases -- Events of Loss") or the leases related thereto.

     The secured promissory notes issued with respect to each owned aircraft are secured by:

     o    a mortgage to the Loan Trustee of such aircraft and

     o an assignment to the Loan Trustee of certain of ATA's rights under its purchase agreement with the aircraft manufacturer.

     Funds, if any, held from time to time by the Loan Trustee with respect to any aircraft, including funds held as the result of an Event of Loss to such aircraft or, in the case of a leased aircraft, termination of the related lease, are invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the leased aircraft or ATA in the case of the owned aircraft (except in the case of certain Indenture Defaults), in investments described in the related indenture.

     For owned aircraft, the applicable Participation Agreement provides that ATA may convert such owned aircraft to leased aircraft at any time prior to July 1, 2004.

LOAN TO VALUE RATIOS OF SECURED PROMISSORY NOTES

     The following table sets forth illustrative loan to aircraft value ratios for the secured promissory notes issued in respect of each aircraft as of the dates specified assuming that the secured promissory notes in the maximum principal amount are issued in respect of each such aircraft. ATA used these examples in preparing the Assumed Amortization Schedule, although the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedule below may not apply to any particular aircraft. See "Description of the Certificates -- Pool Factors." The loan to aircraft value ratios were obtained by dividing (a) the expected outstanding balance (assuming no payment default) of such secured promissory notes, determined immediately after giving effect to the payments scheduled to be made on each such date, by (b) the assumed value, or the "Assumed Aircraft Value," of the aircraft securing such secured promissory notes.

     The following tables are based on the Depreciation Assumptions. Other rates or methods of depreciation would result in different loan-to-value ratios, and no assurance can be given (a) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (b) as to the actual value of any aircraft. Thus the table should be considered not as a forecast or prediction of expected or likely loan to aircraft value ratios, but simply as a mathematical calculation based on one set of assumptions.

                                    PPM - p60

                                            N316TZ
                             -------------------------------------
                                NOTE        ASSUMED         LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                     $28.32         $43.04         65.8%

20-Feb-04                      26.15          41.71         62.7

20-Feb-05                      23.95          40.38         59.3

20-Feb-06                      21.50          39.05         55.1

20-Feb-07                      18.80          37.71         49.9

20-Feb-08                      15.85          36.38         43.6

20-Feb-09                      12.63          35.05         36.0

20-Feb-10                       9.19          33.72         27.2

20-Feb-11                       5.61          32.39         17.3

20-Feb-12                       1.73          31.06          5.6

20-Feb-13                       0.00           0.00           NA


                                  PPM - p60 (2)

                                            N320TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $28.34        $44.64         63.5%
20-Feb-04                        26.12         43.30         60.3
20-Feb-05                        24.02         41.96         57.3
20-Feb-06                        21.70         40.62         53.4
20-Feb-07                        19.12         39.28         48.7
20-Feb-08                        16.31         37.94         43.0
20-Feb-09                        13.24         36.60         36.2
20-Feb-10                         9.92         35.27         28.1
20-Feb-11                         6.51         33.93         19.2
20-Feb-12                         2.81         32.59          8.6
20-Feb-13                         0.00          0.00           NA


                                  PPM - p60 (3)

                                            N322TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $28.37        $44.73         63.4%
20-Feb-04                        26.06         43.39         60.1
20-Feb-05                        23.95         42.05         57.0
20-Feb-06                        21.62         40.70         53.1
20-Feb-07                        19.04         39.36         48.4
20-Feb-08                        16.21         38.02         42.6
20-Feb-09                        13.14         36.68         35.8
20-Feb-10                         9.82         35.34         27.8
20-Feb-11                         6.40         33.99         18.8
20-Feb-12                         2.69         32.65          8.2
20-Feb-13                         0.00          0.00           NA


                                  PPM - p60 (4)

                                            N324TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $28.37        $44.83         63.3%
20-Feb-04                        26.22         43.49         60.3
20-Feb-05                        24.06         42.14         57.1
20-Feb-06                        21.68         40.80         53.1
20-Feb-07                        19.03         39.45         48.2
20-Feb-08                        16.14         38.11         42.4
20-Feb-09                        13.00         36.76         35.4
20-Feb-10                         9.57         35.42         27.0
20-Feb-11                         5.85         34.07         17.2
20-Feb-12                         1.98         32.73          6.1
20-Feb-13                         0.00          0.00           NA


                                  PPM - p60 (5)

                                            N325TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $27.67        $44.92         61.6%
20-Feb-04                        25.61         43.57         58.8
20-Feb-05                        23.59         42.22         55.9
20-Feb-06                        21.37         40.88         52.3
20-Feb-07                        18.93         39.53         47.9
20-Feb-08                        16.25         38.18         42.6
20-Feb-09                        13.32         36.83         36.2
20-Feb-10                        10.13         35.49         28.5
20-Feb-11                         6.85         34.14         20.1
20-Feb-12                         3.31         32.79         10.1
20-Feb-13                         0.00         0.00            NA


                                  PPM - p60 (6)

                                            N326TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $29.08         $45.19         64.4%
20-Feb-04                        26.20          43.83         59.8
20-Feb-05                        23.62          42.48         55.6
20-Feb-06                        20.75          41.12         50.5
20-Feb-07                        17.60          39.77         44.3
20-Feb-08                        14.17          38.41         36.9
20-Feb-09                        10.44          37.06         28.2
20-Feb-10                         6.62          35.70         18.6
20-Feb-11                         2.48          34.34          7.2
20-Feb-12                         0.00           0.00           NA
20-Feb-13                         0.00           0.00           NA


                                  PPM - p60 (7)

                                            N327TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $29.26        $45.28         64.6%
20-Feb-04                        25.80         43.92         58.7
20-Feb-05                        23.44         42.56         55.1
20-Feb-06                        20.85         41.20         50.6
20-Feb-07                        18.04         39.85         45.3
20-Feb-08                        14.92         38.49         38.8
20-Feb-09                        11.50         37.13         31.0
20-Feb-10                         7.95         35.77         22.2
20-Feb-11                         4.16         34.41         12.1
20-Feb-12                         0.05         33.05          0.1
20-Feb-13                         0.00          0.00           NA


                                  PPM - p60 (8)

                                            N328TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $29.26        $45.28         64.6%
20-Feb-04                        25.79         43.92         58.7
20-Feb-05                        23.42         42.56         55.0
20-Feb-06                        20.83         41.20         50.6
20-Feb-07                        18.01         39.85         45.2
20-Feb-08                        14.89         38.49         38.7
20-Feb-09                        11.47         37.13         30.9
20-Feb-10                         7.92         35.77         22.1
20-Feb-11                         4.13         34.41         12.0
20-Feb-12                         0.01         33.05          0.0
20-Feb-13                         0.00          0.00           NA


                                  PPM - p60 (9)

                                            N329TZ
                             -------------------------------------
                                NOTE         ASSUMED        LOAN
                            OUTSTANDING     AIRCRAFT         TO
                              BALANCE         VALUE        VALUE
          DATE               (MILLIONS)    (MILLIONS)      RATIO
-----------------------     -----------    ----------    ---------

20-Feb-03                       $29.26        $45.38         64.5%
20-Feb-04                        25.71         44.02         58.4
20-Feb-05                        23.44         42.66         55.0
20-Feb-06                        20.97         41.30         50.8
20-Feb-07                        18.27         39.93         45.8
20-Feb-08                        15.29         38.57         39.6
20-Feb-09                        12.02         37.21         32.3
20-Feb-10                         8.59         35.85         24.0
20-Feb-11                         4.96         34.49         14.4
20-Feb-12                         1.03         33.13          3.1
20-Feb-13                         0.00          0.00           NA



LIMITATION OF LIABILITY

     The secured promissory notes with respect to the leased aircraft are not obligations of, or guaranteed by, ATA, ATA Holdings, the Loan Trustees, the Owner Participants or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, is personally liable to any holder of a secured promissory note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the secured promissory notes or, except as provided in each leased aircraft indenture, for any other liability under such leased aircraft indenture. All payments of principal of, Make-Whole Amount, if any, and interest on the secured promissory notes issued with respect to any leased aircraft (other than payments made in connection with an optional redemption or purchase of secured promissory notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the indenture with respect to such leased aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by ATA under the lease with respect to such leased aircraft or the related Guarantee).

     The secured promissory notes issued with respect to the owned aircraft are direct obligations of ATA, and are fully and unconditionally guaranteed by ATA Holdings.

     Except as otherwise provided in the indentures, each Owner Trustee in its individual capacity is not answerable or accountable under the indentures or under the secured promissory notes under any circumstances except for its own willful misconduct, gross negligence, negligence with respect to the distribution of funds, or the falsity when made of a representation or warranty made in its individual capacity. None of the Owner Participants has any duty or responsibility under any of the leased aircraft indentures or the secured promissory notes to the Loan Trustees or to any holder of any secured promissory note, nor does any Owner Participant have any duty or responsibility to the Loan Trustees respecting the return or repossession of the leased aircraft under any circumstances or respecting the condition of the leased aircraft upon any return or repossession.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each indenture include:

     o in the case of a leased aircraft indenture, the existence of any Lease Event of Default under the related lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless such Owner

          Trustee or Owner Participant gives notice that such failure will constitute an Indenture Default);

     o the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a leased aircraft indenture, or ATA in the case of an owned aircraft indenture, to pay any interest, or principal, or Make-Whole Amount, when due, under such indenture or under any secured promissory note issued thereunder, continued for more than ten business days after notice;

     o the failure by the Owner Participant or the Owner Trustee in the case of a leased aircraft indenture, or ATA in the case of an owned aircraft indenture, to discharge certain liens, continued after notice and specified cure periods;

     o any representation or warranty made by the related Owner Trustee or Owner Participant in such indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect when made and continuing to be material and remaining unremedied after notice and specified cure periods;

     o failure by ATA, the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of secured promissory notes under such indenture or certain related documents, continued after notice and specified cure periods;

     o the registration of the related aircraft ceasing to be effective as a result of the Owner Participant (in the case of a leased aircraft) or ATA (in the case of an owned aircraft) not being a citizen of the United States and such circumstances continue for 60 days;

     o with respect to the owned aircraft, the lapse or cancellation of insurance required under the owned aircraft indenture; or

     o the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a leased aircraft) or ATA (in the case of the owned aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures,
          Section 5.01).

     There are no cross-default provisions in the indentures or the leases (unless otherwise agreed between an Owner Participant and ATA). This means that events resulting in an Indenture Default under any particular indenture may or may not result in an Indenture Default occurring under any other indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease (Leased Aircraft Indenture, Section 4.02; Owned Aircraft Indentures, Section 5.01).

     With respect to a leased aircraft, the Loan Trustee will give the holders of the secured promissory notes, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, if the Indenture Default results from a Lease Event of Default, it will give the holders of the secured promissory notes, the Owner Trustee and the Owner Participant not less than ten business days' prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in " -- Remedies" below.

     If ATA fails to make any quarterly basic rental payment due under any lease, within a specified period after notice from the Loan Trustee of such failure, the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the secured promissory notes, together with any interest thereon on account of the delayed payment. In that case, the Loan Trustee and the holders of outstanding secured promissory notes issued under such indenture may not exercise any remedies otherwise available under such indenture or such lease as the result of such failure to make such rental payment, unless the relevant Owner Trustee or Owner Participant has previously cured the preceding six consecutive payment defaults or twelve total payment defaults with respect to Basic Rent (Leased Aircraft Indentures, Section 4.03).

     The Owner Trustee and/or the Owner Participant also have certain rights, but not obligations, to cure Leased Aircraft Indenture Defaults not resulting from the nonpayment of Basic Rent.

     If an Owner Trustee or Owner Participant pays the amount due on the related secured promissory notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the secured promissory notes to the related Rent which was overdue at the time of such payment, as well as interest payable by ATA on account of its being overdue, and thereafter will be entitled to receive such overdue Rent and interest thereon upon receipt by the Loan Trustee. However, if the principal amount and interest on the secured promissory notes is due and payable following an Indenture Default, such subrogation will, until the principal amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to all secured promissory notes has been paid in full:

     o such subrogation will be subordinate to the rights of the Loan Trustee and the holders of the secured promissory notes in respect of such payment of overdue Rent and interest; and

     o the Owner Trustee will not be entitled to recover any such payment except pursuant to the foregoing right of subrogation, by demand or suit for damages.

     The holders of a majority in principal amount of the outstanding secured promissory notes issued with respect to any aircraft may, on behalf of all the holders, waive any existing default and its consequences under the related indenture, except a default in the payment of the principal of, interest on, or Make-Whole Amount, if any, on any such secured promissory notes or a default in respect of any covenant or provision of such indenture that cannot be modified or amended without the consent of each holder of secured promissory notes (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06).

REMEDIES

     If an Indenture Default exists under an indenture the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the secured promissory notes outstanding under such indenture shall, subject to the applicable Owner Participant's or Owner Trustee's right to cure, declare the principal of all outstanding secured promissory notes issued under such indenture immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Amount). The holders of a majority in principal amount of secured promissory notes outstanding under such indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (a) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such secured promissory notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (b) all other Indenture Defaults and potential Indenture Defaults under such indenture have been cured or waived (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures, Section 5.03(b)).

     If an Indenture Default exists under an indenture, the related Loan Trustee may exercise the rights or remedies available to it under such indenture or under applicable law, including (if, in the case of a leased aircraft, the corresponding lease has been declared in default) one or more of the remedies under such indenture or, in the case of a leased aircraft, such lease with respect to the aircraft subject to such lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Loan Trustee's right to exercise remedies under such leased aircraft indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the lease to terminate the lease or take possession of and/or sell the aircraft. However, the requirement to exercise such remedies under such lease shall not apply if such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(2) of the Bankruptcy Code (plus an additional period, if any, resulting from (a) ATA or its trustee in such proceeding assuming, or agreeing to perform its obligations under, such lease with the approval of the applicable court, (b) such Loan Trustee's consent to an extension of such 60-day period or (c) such Loan Trustee's failure to give any requisite notice). See " -- The Leases -- Lease Events of Default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such indenture, and to the exclusion of ATA, subject to the terms of such lease. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of ATA under the lease with respect to such aircraft; provided that no exercise of any remedies by the related Loan Trustee may affect the rights of ATA under any lease unless a Lease Event of Default exists or the lease has been canceled because of a Lease Event of Default (Leased Aircraft Indentures, Section 4.04; Leases, Section 15). The owned aircraft indentures will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an owned aircraft indenture.

     If the secured promissory notes issued in respect of one aircraft are in default, the secured promissory notes issued in respect of the other aircraft may not be in default, and, if not, no remedies are exercisable under the applicable indentures with respect to such other aircraft.

     Section 1110 of the Bankruptcy Code provides in relevant part that the right of a lessor or holder of a security interest with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the underlying lease or security agreement, and to enforce its other rights and remedies thereunder, is not affected by any other provision of the Bankruptcy Code, including:

     o the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

     o the provision of the Bankruptcy Code allowing the "debtor in possession" (such as a reorganizing airline) to use property of the debtor during the reorganization period;

     o Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); and

     o    any power of the bankruptcy court to enjoin a repossession.

     However, the lessor's or secured party's rights described in the previous paragraph are limited as follows. Section 1110 of the Bankruptcy Code provides that the right to take possession of an aircraft or other "equipment" may not be exercised for 60 days following the date that the Chapter 11 reorganization proceedings began, and may not be exercised at all after such 60-day period if, within such 60-day period (or such longer period consented to by the lessor or the secured party), the debtor in possession agrees to perform the debtor's obligations under the lease or security agreement and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

     It is a condition to the pass through trustee's obligation to purchase secured promissory notes with respect to each aircraft that Troutman Sanders LLP, special leveraged lease counsel to ATA, provide its opinion to the pass through trustees that, if ATA were to become a debtor under Chapter 11 of the Bankruptcy Code (a) if such aircraft is a leased aircraft, the Owner Trustee, as lessor under the lease for such aircraft, and the related Loan Trustee, as assignee of such Owner Trustee's rights under such lease pursuant to the related indenture, or (b) if such aircraft is an owned aircraft, the related Loan Trustee, in either case, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related aircraft. This opinion is subject to certain qualifications and assumptions including the assumptions that ATA holds (and will continue to hold) an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See " -- The Leases -- Events of Loss." Such opinion will not address any possible change in law that results in
Section 1110 not being available. Such counsel's opinion also will not address the availability of Section 1110 of the Bankruptcy Code with respect to the bankruptcy proceedings of any possible sublessee of a leased aircraft if it is subleased by ATA, or to any possible lessee of an owned aircraft if it is leased by ATA. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the indenture, see " -- Indenture Defaults, Notice and Waiver."

     In a bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, even though that the applicable leased aircraft is owned by the related Owner Trustee in trust, such leased aircraft and the related lease and secured promissory notes might become part of such proceeding. In such event, payments under such lease or on such secured promissory notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the secured promissory notes outstanding under any indenture, the provisions of such indenture and any related lease, Participation Agreement, or the Leased Aircraft Trust Agreement may not be amended or modified, except to the extent indicated below.

     Certain provisions of any leased aircraft indenture, and of the lease, the Participation Agreement, and the Leased Aircraft Trust Agreement, may be amended or modified by the parties to those agreements without the consent of the relevant Loan Trustee or any holders of the secured promissory notes outstanding under such indenture, subject to certain conditions. In the case of each lease, such provisions include, among others, provisions relating to (a) the return to the related Owner Trustee of the related aircraft at the end of the term of such lease and (b) the renewal of such lease and the option of ATA at the end of the term of such lease to purchase the related aircraft (Leased Aircraft Indentures, Section 9.01; Owned Aircraft Indentures, Section 10.01).

     Without the consent of the holder of each secured promissory note outstanding under any indenture affected thereby, no amendment of or supplement to such indenture may, among other things, (a) reduce the principal amount of, or Make-Whole Amount if any, or interest payable on, any secured promissory notes issued under such indenture or change the date on which any principal or Make-Whole Amount, if any, or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such indenture, except as provided in such indenture, or deprive any holder of a secured promissory note issued under such indenture of the benefit of the lien of such indenture upon the property subject to such indenture or (c) reduce the percentage in principal amount of outstanding secured promissory notes issued under such indenture necessary to modify or amend any provision of such indenture or to waive compliance with such indenture (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(a)).

INDEMNIFICATION

     ATA is required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, the Liquidity Provider, the Subordination Agent, the Escrow Agent and each pass through trustee, but not the certificateholders, for certain losses, claims and other matters. ATA is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related leased aircraft. Prior to seeking indemnification from the indenture Estate, the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement. Each Owner Trustee indemnifies the Loan Trustee to the extent not reimbursed by ATA. If necessary, the Loan Trustee is entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by ATA. The Loan Trustee is not indemnified, however, for actions arising from its gross negligence, willful misconduct or, in the case of handling funds, negligence, or for the inaccuracy of any representation or warranty made in its individual capacity under the indenture.

     Each Owner Participant is required to indemnify the related Loan Trustee and the holders of the secured promissory notes issued with respect to the leased aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related indenture. The Loan Trustee is not under any obligation to take any action, risk liability or expend its own funds under the indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

THE ATA HOLDINGS GUARANTEE

     ATA Holdings irrevocably, fully and unconditionally guarantees the payment and performance of all obligations of ATA as lessee under each lease and as obligor under the secured



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promissory notes relating to the owned aircraft and as mortgagor under the owned aircraft indenture. If ATA fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, ATA Holdings will make the payment and perform any nonfinancial obligations. The Guarantee is an absolute, present and continuing guarantee of performance and payment rather than mere collectability, and it is not contingent upon any attempt to collect payment from or file suit against ATA.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each leased aircraft is or will be leased by an Owner Trustee to ATA under the relevant lease. Each owned aircraft will be owned by ATA.

Lease Terms and Rentals

     ATA leases each leased aircraft from an Owner Trustee for a term commencing on the date that the related Owner Trustee acquires it and expiring not earlier than the latest maturity date of the secured promissory notes issued pursuant to the related indenture. Basic Rent payments for each aircraft are payable quarterly on each Lease Payment Date. Such payments, together with certain other payments that ATA is obligated to make or cause to be made under the related lease, have been assigned by the Owner Trustee under the related indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the secured promissory notes issued under such indenture and Liquidity Obligations under the related Liquidity Facility. In certain cases, the Basic Rent payments under the leases may be adjusted, but each lease provides that under no circumstances will rent payments by ATA be less than the scheduled payments on the related secured promissory notes (Leases, Section 3.2.1). The balance of any such quarterly Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related secured promissory notes and certain other amounts, including certain amounts owing to the Liquidity Provider, will be paid over to the related Owner Trustee (Leased Aircraft Indentures, Section 3.01).

     ATA's obligations to pay rent and to make other payments under each lease are general unsecured obligations.

Net Lease; Maintenance

     ATA's obligations in respect of each of the leased aircraft are those of a lessee under a "net lease." Accordingly, ATA is obligated to cause the leased aircraft under each lease to be duly registered in the name of the Owner Trustee, to pay all costs of operating the leased aircraft at the expense of ATA and to the extent set forth in such lease, to maintain, service, repair and overhaul the leased aircraft in accordance with maintenance standards required by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada or Japan or the Joint Aviation Authority (whose rules govern the central civil aviation authorities of France, Germany, the Netherlands, and the United Kingdom, among others) for the aircraft, so as to keep the leased aircraft in as good operating condition as delivered to ATA, ordinary wear and tear excepted, and, in such condition as may be necessary to enable the airworthiness certification of such leased aircraft to be maintained at all times, except during temporary periods of storage in accordance with applicable regulations during the conduct of maintenance and modification procedures, or during periods when the airworthiness certificates for other similar aircraft have been revoked or suspended. Except when a sublease is in effect ATA agrees to use the same standards of maintenance, service, repair or


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overhaul used by ATA with respect to similar aircraft operated by ATA in similar circumstances, and, during any period that a sublease is in effect, cause the sublessee thereunder to agree to utilize the same standards of maintenance, service, repair or overhaul as used by the sublessee with respect to similar aircraft operated by the sublessee in similar circumstances (Lease, Annex C, Section A). The owned aircraft indenture imposes comparable maintenance, service and repair obligations on ATA with respect to the Owned Aircraft (Owned Aircraft Indentures, Sections 4.02 and 4.04).

     ATA will also maintain, use, service, repair, overhaul and inspect any leased aircraft in compliance with applicable laws with respect to the maintenance of the aircraft and in compliance with each applicable airworthiness certificate, license, and registration relating to the aircraft issued by a relevant aviation authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery of the violation and, except to the extent ATA (or any sublessee) is in good faith contesting the validity or application of any requirements, in any reasonable manner which, among other things specified in each lease, does not materially adversely affect the Owner Trustee or the interests of the relevant Owner Participant, the relevant Loan Trustee, or any Trustee or certificateholder (Leases, Annex C, Section A).

     ATA must make (or cause to be made) all alterations and modifications in and additions to each airframe and engine necessary to meet the applicable requirements of the FAA or any other applicable aviation authority having jurisdiction over the operation of the aircraft, except that ATA (or any sublessee) may contest the validity or application of any such requirements in any reasonable manner which does not adversely affect the Owner Trustee or the relevant Loan Trustee. ATA (or any sublessee) may add further parts and make other alterations, modifications and additions to any airframe or any engine as ATA (or any sublessee) may deem desirable, including removal of parts determined by ATA (or any sublessee) to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not materially diminish the fair market value, utility or useful life of such airframe or engine below its fair market value, utility or remaining useful life immediately prior to such alteration, modification, addition or removal (assuming such airframe or engine was in the condition required by the lease). Title to parts incorporated or installed in or added to such airframe or engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, ATA (or any sublessee) is permitted to remove parts which were added by ATA (or any sublessee) (without replacement) from an airframe or engine so long as certain conditions are met and any such removal does not materially diminish the fair market value, utility, or remaining useful life which such airframe or engine would have had at such time had such addition, alteration or modification not occurred (Leases, Annex C, Section D).

     Except as set forth above, ATA is obligated to replace or cause to be replaced all parts (other than severable parts added at the option of ATA or unsuitable parts that ATA is permitted to remove) that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related lease and the lien of the related leased aircraft indenture in lieu of the part replaced (Leases, Annex C, Section B).

Registration, Subleasing and Possession

     Although ATA has no current intention to do so, ATA may, under certain circumstances, register an aircraft in certain jurisdictions outside the United States, subject to, among other



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conditions and limitations specified in each lease or owned aircraft indenture, the lien of the related indenture continuing as a first priority security interest in the related aircraft and lease.

     ATA is also permitted, subject to certain limitations, to sublease (or, in the case of owned aircraft, lease) any aircraft to any United States certificated air carrier or to certain foreign entities, and to certain airframe and engine manufacturers or their affiliates, so long as the term of any such sublease does not extend beyond the term of any lease applicable to such aircraft, subject to certain exceptions. In addition, subject to certain limitations, ATA is permitted to transfer possession of any airframe or any engine other than by lease or sublease, including transfers of possession by ATA or any lessee or sublessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, and transfers in connection with maintenance or modifications (Lease, Section 7). There are no general geographical restrictions on ATA's (or any lessee's or sublessee's) ability to operate the aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an aircraft if such aircraft were located in certain countries is uncertain.

     In addition, any exercise of the right to repossess an aircraft may be difficult, expensive and time-consuming, particularly when such aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and political risk. When a defaulting lessee or sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     At the time of obtaining repossession of the aircraft under the related lease or foreclosing on the lien on the aircraft under the related indenture, an airframe subject to such lease or indenture may not be equipped with engines subject to the same lease or indenture and, in such case, ATA is required to deliver engines attached to such airframe which have not less than equivalent value, utility and remaining useful life (without regard to overhaul status) as the engines subject to such lease or indenture. Notwithstanding ATA's agreement in each lease or owned aircraft indenture, in the event ATA fails to transfer title to engines not owned by the Owner Trustee, or fails to subject engines to the owned aircraft indenture, that are attached on repossessed aircraft, it could be difficult, expensive and time-consuming to assemble an aircraft consisting of an airframe and engines subject to the lease or owned aircraft indenture.

Liens

     ATA is required to maintain each aircraft free of any liens, other than the respective rights of any Owner Trustee, as owner of the aircraft, and ATA, as provided in the lease, the lien of the indenture, and any other rights existing pursuant to the Operative Documents related thereto, the rights of others in possession of the aircraft in accordance with the terms of the lease (including subleases) or owned aircraft indenture (including lessees), and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith, materialmen's, mechanics', and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings; judgment liens discharged, vacated, stayed pending appeal or reversed within a period of 60 days as specified in each lease or owned aircraft indenture, and any other lien with respect to which ATA (or any sublessee or lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the relevant Owner



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Trustee or Loan Trustee under an owned aircraft indenture (Leases, Section 6;
Owned Aircraft Indentures, Section 4.01).

Insurance

     Subject to certain exceptions, ATA is obligated, at its expense (or at the expense of a permitted lessee, in the case of the owned aircraft, or a permitted sublessee, in the case of a leased aircraft), to maintain or cause to be maintained on each aircraft, with insurers of recognized responsibility, passenger liability, property damage and contractual liability insurance and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as ATA customarily maintains with respect to other aircraft owned or operated by ATA, in each case similar to such aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the Stipulated Loss Value (as defined in each lease) of such aircraft (Leases, Annex D).

     Subject to certain exceptions, the policies covering loss of or damage to an aircraft shall be made payable, up to the Stipulated Loss Value for such aircraft, to the related Loan Trustee for any loss involving proceeds in excess of $5,000,000 and the entire amount of any loss involving proceeds of $5,000,000 (or such lower amount as may be specified under the relevant lease) or less shall be paid to ATA, except that in the event an Owned Aircraft Indenture Event of Default or a Lease Event of Default exists, all insurance proceeds will be paid to the relevant Loan Trustee (Leases, Annex D, Section B; Owned Aircraft Indentures, Section 4.06).

     With respect to required insurance, ATA (and any lessee or sublessee) may self-insure (a) to the extent that its self-insurance does not exceed, during any policy year, with respect to all of the aircraft in ATA's fleet, the lesser of (1) 50% of the largest replacement value of any single aircraft in ATA's fleet, and (2) 1 1/2% of the average aggregate insurable value of all aircraft on which ATA then carries insurance, or (b) if higher, to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines (Lease, Annex D, Section G).

     In respect of each aircraft, ATA is required to cause the relevant Owner Trustee and Loan Trustee and certain other persons to be included as additional injured as their respective interests may appear under all insurance policies required by the terms of each lease with respect to such aircraft (Leases, Annex D, Section D).

     Subject to certain customary exceptions, ATA may not operate (or permit any lessee or sublessee to operate) any aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such aircraft and required by the lease (Leases, Section 7.1.5).

     ATA's obligation to provide for any insurance required by each lease or owned aircraft indenture shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such lease is at least equal, when added to the amount of insurance against such risks otherwise maintained by ATA (or any lessee or sublessee), to the amount of insurance against such risks otherwise required by such lease (Leases, Section 11.3).


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Lease Termination

     ATA may terminate any lease on any Lease Payment Date occurring on or after the fifth anniversary of the delivery date, if it determines that such leased aircraft is obsolete or surplus to its needs and subject to certain other limitations specified in such leases. Upon payment of the termination value for such leased aircraft, which will be an amount at least equal to the outstanding principal amount of the related secured promissory notes and an amount equal to the Make-Whole Amount, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant indenture shall be released, the relevant lease shall terminate, and the obligation of ATA thereafter to make scheduled rent payments under such lease shall cease (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b), 2.12 and 2.13).

Renewal and Purchase Options

     At the end of the term of each lease after final maturity of the related secured promissory notes and subject to certain conditions, ATA may have certain options to renew such lease for additional limited periods. In addition, ATA may have the right at the end of the term of each lease to purchase the leased aircraft subject thereto for an amount to be calculated in accordance with the terms of such lease (Leases, Section 17).

     ATA may also have the option to purchase the leased aircraft subject to each lease on certain Rent Payment Dates for a purchase price calculated in accordance with the provisions of the related lease, but which must be sufficient to pay all principal of, Make-Whole Amount, if any, on and interest on the related secured promissory notes in full and, upon payment thereof, ATA shall acquire such aircraft free of the lien of the related indenture. If ATA buys the aircraft during the term pursuant to such a purchase option, ATA may have the right to elect to assume the related secured promissory notes on a fully-recourse basis, and thereby convert the leased aircraft to an owned aircraft and the leveraged lease financing to a secured loan financing. To do such an assumption transaction, ATA must (a) cause to be delivered to the Loan Trustee an opinion of counsel that the pass through trusts will not be subject to U.S. Federal income tax as a result of such transaction, and (b) either (i) cause to be delivered to the Loan Trustee an opinion of counsel that the certificateholders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such transaction had not occurred, or (ii) cause to be delivered to the Loan Trustee an opinion of counsel that such certificateholders should not recognize income, gain or loss, and should be subject to Federal income tax, in each case, as referred to in clause (i) and also provide an indemnification in favor of the certificateholders in form and substance reasonably satisfactory to the pass through trustees. See "Certain U.S. Federal Income Tax Consequences -- Taxation of Certificateholders Generally" for a discussion of certain tax consequences of such purchase and assumption under current regulations (Leases, Section 19; Indentures, Sections 2.10(b) and 2.11; Participation Agreements, Section 8(x)). See " -- Description of the Secured Promissory Notes -- Redemption."

Events of Loss

     If an Event of Loss occurs with respect to any aircraft, ATA is obligated either (i) to replace such aircraft or (ii) to pay the applicable Stipulated Loss Value to the related Owner Trustee (in the case of a leased aircraft) or the outstanding principal and accrued interest on the secured promissory



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notes to the Loan Trustee (in the case of the owned aircraft), together with certain additional amounts. If ATA elects to replace such aircraft, it must do so no later than 180 days after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life at least equal to such aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the relevant lease or owned aircraft indenture. If ATA elects to pay the Stipulated Loss Value for such aircraft or (except if otherwise provided in the relevant lease) elects to replace such aircraft but fails to do so within the time periods specified therefor, ATA must make such payment not later than the 180th day after the related Event of Loss. In the case of a leased aircraft, upon making such payment, together with all other amounts then due under the related lease with respect to such aircraft, which in all circumstances will be at least sufficient to pay in full as of the date of payment the principal amount of the related secured promissory notes and all accrued and unpaid interest due thereon (but without any Make-Whole Amount), the lease for such aircraft shall terminate and the obligation of ATA to make the scheduled Basic Rent payments with respect thereto shall cease (Leases, Sections 10; Indentures, Section 5.06).

     If an Event of Loss occurs with respect to an engine alone, ATA is required to replace such engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life at least equal to the engine being replaced (assuming that such engine had been maintained in accordance with the lease) (Leases, Section 10.2; Indentures, Section 5.06).

Lease Events of Default

     Although there may be differences among the leases, Lease Events of Default generally include:

     o failure by ATA or ATA Holdings to pay any payment of Basic Rent or Stipulated Loss Value under such lease within ten business days after it becomes due;

     o failure by ATA or ATA Holdings to pay Supplemental Rent (other than Stipulated Loss Value) within ten business days after ATA's receipt of written demand therefor,

     o failure by ATA to perform any other covenant or agreement to be performed by it under the leases for 30 days after ATA or ATA Holdings receives written notice of such failure; provided, that no such failure with respect to covenants in such lease that are curable shall constitute a Lease Event of Default so long as ATA is diligently proceeding to remedy such failure, and such failure is remedied within 270 days of receipt of such notice;

     o any representation or warranty (other than tax representations and warranties) made by ATA or ATA Holdings under the Operative Documents or the Guarantee is incorrect in any material respect when made and remains unremedied for 30 days after notice to ATA or ATA Holdings;

     o the occurrence of certain events of bankruptcy, reorganization or insolvency of ATA or ATA Holdings;


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

     o failure by ATA to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any aircraft in accordance with the provisions of such lease;

     o    the Guarantee shall cease to be in full force and effect; and

     o the registration of the aircraft is cancelled for more than 30 consecutive days, subject to certain exceptions.

     If a Lease Event of Default exists and the lease has been declared to be in default, the Owner Trustee may, subject to certain limitations relating to aircraft subject to the Civil Reserve Air Fleet Program, exercise one or more of the remedies provided in the related lease, to the extent permitted by applicable law. The listed remedies include the right to repossess and use or operate such leased aircraft, to sell or re-lease such leased aircraft free and clear of ATA's rights and retain the proceeds and to require ATA to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of such leased aircraft over either (a) the fair market sales value or fair market rental value of such leased aircraft (as determined by independent appraisal) or (b) if such leased aircraft has been sold, the net sale proceeds thereof (Leases, Section 15).

THE PARTICIPATION AGREEMENT

Indemnification

     Subject to certain exceptions, ATA has agreed to indemnify each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent, each of the pass through trustees and each of the Loan Trustees, but not the holders of the certificates, for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the aircraft. In addition, under certain circumstances ATA is required to indemnify certain persons, but not the holders of the certificates, against certain taxes, levies, duties, withholdings and for certain other matters (but excluding, among other things, income and capital gains taxes) relating to such transactions or the aircraft.

Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer its interest in the related leased aircraft.


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                       EXCHANGE OFFER; REGISTRATION RIGHTS

     ATA Holdings, ATA and each pass through trustee agreed pursuant to a registration rights agreement (the "Registration Rights Agreement"), with the purchasers of the Outstanding Certificates, that ATA Holdings and ATA would, at their cost, (a) not later than 240 days after the date of the original issuance of the Outstanding Certificates, use their reasonable best efforts to file this registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange each class of Outstanding Certificates for new certificates issued by the same pass through trust (the "Exchange Certificates") having terms identical in all material respects to the certificates (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described below and the Exchange Certificates will be available only in book-entry form) and (b) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 300 days after the date of the original issuance of the Outstanding Certificates. Upon the effectiveness of the Exchange Offer Registration Statement, ATA Holdings and ATA will offer the Exchange Certificates in exchange for surrender of the certificates (the "Registered Exchange Offer").

     ATA Holdings and ATA will keep the Registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Outstanding Certificates. For each Outstanding Certificate surrendered to ATA pursuant to the Registered Exchange Offer, the holder of such certificate will receive an Exchange Certificate representing an ownership interest in the property held by the trust equal to that of the surrendered certificate. The pass through trustee issuing each Exchange Certificate will pass through interest on the secured promissory notes held by that trustee, such interest will have accrued from the last Regular Distribution Date on which interest was paid on the secured promissory notes or, if no interest has been paid on such secured promissory notes, from the date of its original issue.

     We believe, based on existing Commission interpretations, that the Exchange Certificates would be freely transferable by holders of the certificates other than affiliates of ATA Holdings or ATA after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Certificates represents:

     o that it is acquiring the Exchange Certificates in the ordinary course of business,

     o that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Certificates, and

     o that it is not an affiliate of ATA Holdings or ATA, as such terms are interpreted by the Commission,

provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Certificates in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Certificates. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Certificates (other than a resale of an unsold allotment from the original sale of the Outstanding Certificates) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, ATA Holdings and ATA are required to allow Participating Broker-Dealers and



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

other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Certificates.

     A holder of Outstanding Certificates (other than certain specified holders) who wishes to exchange such certificates for Exchange Certificates in the Registered Exchange Offer will be required to represent:

     o that any Exchange Certificates to be received by it will be acquired in the ordinary course of its business;

     o that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Certificates; and

     o that it is not an "affiliate", as defined in Rule 405 of the Securities Act, of ATA Holdings, ATA or the pass through trustee or a broker-dealer tendering certificates acquired directly from ATA or ATA Holdings for its own account, or if it is an affiliate, that is will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that (a) applicable interpretations of the staff of the Commission do not permit ATA Holdings or ATA to effect such a Registered Exchange Offer, (b) for any other reason the Exchange Offer Registration Statement is not declared effective within 300 days after the date of the original issuance of the Outstanding Certificates or the Registered Exchange Offer is not consummated within 330 days after the original issuance of the Outstanding Certificates or (c) any holder of Outstanding Certificates is not eligible to participate in the Registered Exchange Offer, ATA Holdings and ATA will, at their cost:

     o use their reasonable best efforts to file, as promptly as practicable, a shelf registration statement ("Shelf Registration Statement") covering resales of the Outstanding Certificates or the Exchange Certificates, as the case may be;

     o use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act;

     o use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the certificates, such period to commence on the date of issuance of the last Outstanding Certificate to be issued or such shorter period ending when all of the Outstanding Certificates have been sold or cease to be outstanding.

     ATA Holdings and ATA will, in the event the Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Outstanding Certificates or the Exchange Certificates, as the case may be. A holder selling such Outstanding Certificates or Exchange Certificates pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil



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liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of such Outstanding Certificates or Exchange Certificates will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Outstanding Certificates or Exchange Certificates included in the Self Registration Statement.

     In the event that neither a Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective by the Commission (each, a "Registration Event") on or prior to the 330th day after the date of the original issuance of the certificates, the interest rate per annum borne by the secured Equipment Notes and the Deposits shall be increased by 0.50% from and including such 330th day to but excluding the earlier of (i) the date on which the Registration Event occurs and (ii) the date on which there cease to be any registrable certificates. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement or the filing of an Exchange Offer Registration Statement or Shelf Registration Statement is postponed or, at the request of ATA Holdings or ATA, the effectiveness of a filed Exchange Offer Registration Statement or Shelf Registration Statement is postponed for more than 60 days in the aggregate, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes and the Deposits shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to this registration statement and is available upon request to the pass through trustee.


                          BOOK-ENTRY; DELIVERY AND FORM

GENERAL

     Except as provided below, each class of certificates is represented by one or more fully registered global certificates. This means that one or more certificates representing all of the certificates is registered with the DTC. Each global certificate is deposited with, or on behalf of, DTC and registered in the name of Cede & Co., or "Cede," the nominee of DTC. Unless and until physical certificates in definitive, fully registered form, or the "Definitive Certificates" are issued under the limited circumstances described below, all references in this prospectus to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

     The certificates of each pass through trust sold in offshore transactions in reliance on Regulation S (if any) will be represented by a single, permanent global certificate of such class, in definitive, fully registered form without interest coupons, which we will refer to as the "Regulation S


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Global Certificate," and will be deposited with the trustee of such pass through trust as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Euroclear and Cede.

     The certificates of each pass through trust (other than the certificates sold in reliance on Regulation S) will be represented by a single, permanent global certificate in definitive, fully registered form without interest coupons, which we will refer to as the "Global Certificate," and will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC.

     Beneficial interests in the Global Certificate or in the Definitive Certificates may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate only upon receipt by the trustee of a written certification (in the form provided in the applicable Pass Through Trust Agreement) to the effect that such transfer is being made in accordance with Regulation S under the Securities Act. Any beneficial interest in one of the global certificates that is transferred to a person who takes delivery in the form of an interest in the other global certificate will, upon transfer, cease to be an interest in such global certificate and become an interest in the other global certificate and, accordingly, will from then on be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global certificate for so long as it remains such an interest. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The certificates will not be issuable in bearer form.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Exchange Act.

     Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

     o a person that is registered as a "clearing agency" under the federal securities laws;

     o    a federal reserve bank; or

     o any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial


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relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificateholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificateholders will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, certificateholders may experience some delay in their receipt of payments because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. We also expect that DTC participants will forward payments to indirect DTC participants or certificateholders, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to certificateholders. Accordingly, although certificateholders will not possess physical certificates, DTC's rules provide a mechanism by which certificateholders will receive payments on the certificates and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificateholders will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificateholders will be permitted to exercise the rights under the pass through trust agreement only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. Additionally, DTC has advised us that in the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to certificateholders in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the Commission.

     The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. Qualified institutional buyers may hold their interests in the Global Certificates directly



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through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     A certificateholder's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such certificates may be limited due to the lack of a physical certificate to evidence ownership of the certificates and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     None of us, our parent or the pass through trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

     o we advise a pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we or the pass through trustee is unable to locate a qualified successor within 90 days of receipt of such notice; or

     o after the occurrence of certain events of default or other events specified in the Pass Through Trust Agreement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC (or a successor to DTC) through DTC (or a successor to DTC) participants that the continuation of a book-entry system through DTC (or a successor to DTC) participants is no longer in the certificateholders' best interest.

     If Definitive Certificates are to be issued by a pass through trust under either of the two paragraphs immediately above, the applicable pass through trustee will notify all certificateholders through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Global Certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as Definitive Certificates to certificateholders.

     After Definitive Certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Definitive Certificates issued in exchange will bear the legend referred to under the heading "Transfer Restrictions" and will be transferable and exchangeable at the office of the pass through



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trustee upon compliance with the requirements set forth in the Pass Through
Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.



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                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the principal U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered hereby. Except as otherwise specified, the summary is addressed to beneficial owners of certificates ("U.S. Certificateholders") that are individual citizens or residents of the United States or political subdivison thereof, corporations, or other entities taxable as corporations created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or trusts if U.S. courts are able to exercise primary supervision over the Administration of such trusts ("U.S. Persons") that will hold the certificates as capital assets. If a partnership holds certificates, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership holding certificates should consult its tax advisor.

     This summary does not address the U.S. federal income tax treatment of U.S. Certificateholders that may be subject to special U.S. federal income tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor (except as expressly provided herein) does it address the tax treatment of U.S. Certificateholders that do not acquire certificates as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

     The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, administrative rulings and practice of the Internal Revenue Service (the "IRS") as in effect on the date of this prospectus, as well as judicial decisions in effect as of the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE EXCHANGE OFFER

     The exchange of an Outstanding Certificate by a U.S. Certificateholder for an Exchange Certificate (as described above under "Exchange Offer; Registration Rights") will not constitute a taxable exchange. As a result, a U.S. Certificateholder will not recognize taxable gain or loss upon receipt of an Exchange Certificate. A U.S. Certificateholder's tax basis and holding period for the related Deposits, secured promissory notes and any other assets held by the corresponding trust will be the same as the tax basis and holding period for such assets immediately prior to the exchange.

TAX STATUS OF THE TRUSTS

     In the opinion of Cravath, Swaine & Moore, special tax counsel ("Tax Counsel") to ATA, for U.S. federal income tax purposes, the arrangement represented by the pass through trusts will be classified as one or more grantor trusts (or as a partnership) and will not be classified as an association or publicly traded partnership taxable as a corporation. The pass through trusts will take the position for all tax purposes that the pass through trusts will be classified as one or more grantor



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trusts and that the Deposits are not assets of the respective pass through trusts. Except as expressly provided otherwise, the following discussion assumes this position is correct.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the secured promissory notes, the pass through trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the pass through trust. Accordingly, each U.S. Certificateholder's share of interest paid on secured promissory notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of a secured promissory note will be treated as capital gain. Any amounts received by a pass through trust under a Liquidity Facility in order to make interest or principal payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Any Deposit Make-Whole Premium should be ordinary income. The Deposits may be subject to the original issue discount rules. As a result, a U.S. Certificateholder may be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method.

     Upon the sale, exchange or other disposition of a certificate or of a certificate and an Escrow Receipt, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest or market discount which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Deposits, secured promissory notes and any other assets held by the corresponding pass through trust. A U.S. Certificateholder's adjusted tax basis will generally equal the holder's cost for its certificate or certificate and Escrow Receipt. Any gain or loss will be capital gain or loss if the certificate or the certificate and Escrow Receipt was held as a capital asset.

     Any Special Interest that becomes payable on the secured promissory notes (as described above under "Exchange Offer; Registration Rights") should be treated in the same manner as regular interest payments on the secured promissory notes.

     An Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to U.S. Certificateholders. However, if ATA were to assume an Owner Trust's obligations under the related secured promissory notes upon a purchase of a leased aircraft by ATA, such assumption may be treated for U.S. federal income tax purposes as a taxable exchange by U.S. Certificateholders of the secured promissory notes for "new" secured promissory notes. A taxable exchange would result in the recognition of taxable gain (but possibly not loss) equal to the difference between the U.S. Certificateholder's adjusted basis in its interest in the secured promissory note and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" secured promissory note) would be equal to the U.S. Certificateholder's pro rata share of either (i) the fair market value of the respective secured promissory note at such time (if certain conditions are at that time satisfied concerning the availability of price quotes or sales data in respect of the secured promissory notes) or (ii) the principal amount of the respective secured promissory note (if such conditions are not satisfied). If,



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in a sale-leaseback transaction, an Owner Trust assumes ATA's obligations under secured promissory notes issued for an owned aircraft, such assumption could also be treated for U.S. federal income tax purposes as a taxable exchange by U.S. Certificateholders of those notes for "new" secured promissory notes as described above.

     In the case of a subsequent purchaser of a certificate or a certificate and Escrow Receipt, the purchase price should be allocated among the relevant Deposits and the assets held by the relevant pass through trust (including the secured promissory notes and the rights and obligations under the Note Purchase Agreement with respect to secured promissory notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire a secured promissory note should be included in the purchaser's basis in its share of the secured promissory note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire a secured promissory note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued secured promissory notes being below market at the time of purchase of a certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the pass through trust and reduce such purchaser's basis in its share of the secured promissory notes when issued. The preceding two sentences do not apply to purchases of certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an secured promissory note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition (including principal payments and partial redemption) of a debt instrument with a term of more than one year is treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or a secured promissory note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or secured promissory note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the certificateholders. It is possible that such fees and expenses will be treated as constructively received by the pass through trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such certificateholder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such certificateholder's adjusted gross income.

     U.S. Certificateholders may recognize taxable gain or loss as a result of the delayed funding arrangement (as described above in "Description of the Delayed Funding Implementation". In



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particular, if at the time of the delayed funding, not all the certificates are held by U.S. Certificateholders who purchased their certificates in the original offering, then some or all of the U.S. Certificateholders may be deemed to have sold a pro rata portion of the pass through trust's assets to the U.S. Certificateholders buying their certificates pursuant to the delayed funding arrangement.

     If a pass through trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the pass through trust will be calculated at the pass through trust level but the pass through trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the pass through trust's items of income and deduction on its tax return for its taxable year within which the pass through trust's taxable year (which should be a calendar year) ends, as well as income from such U.S. Certificateholder's interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the pass through trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase secured promissory notes), plus its share of the pass through trust's net income, minus its share of any net losses of the pass through trust, and minus the amount of any distributions from the pass through trust. In the case of an original purchaser of a certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the pass through trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser generally would be subject to tax on the same basis as an original holder with respect to its interest in the pass through trust, but would not be subject to the market discount rules or the bond premium rules during the duration of the pass through trust.

DISSOLUTION OF ORIGINAL PASS THROUGH TRUSTS AND FORMATION OF NEW PASS THROUGH TRUSTS

     The dissolution of an original pass through trust and distribution of interests in the related successor pass through trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owing their shares of the property transferred from the original pass through trust to the successor pass through trust. The same result would apply if the original pass through trust, the successor pass through trust, or both, were treated as partnerships for U.S. federal income tax purposes.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a certificate or of a certificate and an Escrow Receipt, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest or market discount which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Deposits, secured promissory notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its certificate and Escrow Receipt. Any gain or loss will be capital gain or loss if the certificate (or the certificate and Escrow Receipt) was held as a capital asset.

EFFECT OF SUBORDINATION OF CLASS B CERTIFICATEHOLDERS

     If the Class B pass through trust (such pass through trust being the "Subordinated Trust" and the related certificates being the "Subordinated Certificates") receives less than the full amount of the



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receipts of principal or interest paid with respect to the secured promissory notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the secured promissory notes held by such pass through trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for U.S. federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

NON-U.S. CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Deposits and secured promissory notes that are not effectively connected to a U.S. trade or business made to, or on behalf of, any beneficial owner of a certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest on the secured promissory notes, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of ATA Holdings, any Owner Participant or any transferee of any Owner Participant's interest,
(ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to ATA Holdings, an Owner Participant or any transferee of any Owner Participant's interest and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address, (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof or (C) the Non-U.S. Certificateholder holds its notes through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that such Non-U.S. Certificateholder is not a U.S. Person. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the United Sates tax withholding rules under specified procedures. While Tax Counsel believes that the Deposit Make-Whole Premium should not be subject to U.S. withholding tax, it is possible that such withholding tax would apply at a rate of 30% or such lower rate as provided by an applicable tax treaty.


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     Except to the extent that an applicable treaty otherwise provides, a
Non-U.S. Certificateholder generally will be taxed with respect to interest in the same manner as a U.S. Certificateholder that is a United States person if the interest is effectively connected with a United States trade or business of such Non-U.S. Certificateholder. Effectively connected interest income received or accrued by a corporate Non-U.S. Certificateholder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by a treaty). Even though such effectively connected income is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the Non-U.S. Certificateholder provides a properly executed IRS Form W-8ECI (or successor form).

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or a certificate and an Escrow Receipt or upon receipt of premium paid on an secured promissory note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

     If the certificateholders were treated as members of a partnership, Tax Counsel believes that the partnership would not be engaged in a U.S. trade or business for U.S. federal income tax purposes. As a result, interest payable to Non-U.S. Certificateholders would be eligible for the exemption from U.S. federal withholding tax discussed above. However, if the partnership were considered engaged in a U.S. trade or business, interest and premium payable to Non-U.S. Certificateholders would be subject to U.S. federal income tax on a net income basis, which would be collected through withholding.

BACKUP WITHHOLDING

     Payments made on the certificates and proceeds from the sale of certificates will not be subject to a backup withholding tax at a maximum rate of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                                 DELAWARE TAXES

     The pass through trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, counsel to the pass through trustee, under currently applicable law, assuming that the pass through trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J, Chapter 1, Subtitle A of, or as partnerships under, the Code, (i) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a certificate. Neither the trusts nor the certificateholders will be indemnified for any state or local taxes imposed on them. The imposition of any such taxes on a trust could result in a reduction in the amounts available for distribution to the certificateholders of such trust.

                              ERISA CONSIDERATIONS

IN GENERAL

     Title I of the Employee Retirement Income Security Act of 1974, as amended, which we will refer to as "ERISA", imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans and other arrangements that are not subject to ERISA but which are subject to
Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "Plans") and certain persons, referred to as "parties in interest" or "disqualified persons", having certain relationships to such Plans, unless a statutory, class or individual prohibited transaction exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, which we will refer to as the "Plan Asset Regulation", describing what constitutes the assets of a Plan as a result of the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in a certificate, the Plan's assets would include both the certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the secured promissory notes held by such pass through trust, unless it is established that equity participation in the pass through trust by benefit plan investors (including Plans, certain plans not subject to ERISA or the Code ("Non-ERISA Plans") and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In that regard, the extent to which there is equity participation in a particular pass through trust on the part of benefit plan investors will not be monitored. If the assets of a pass through trust were deemed to constitute the assets of a Plan, transactions involving the assets of such pass through trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory, class or individual prohibited transaction exemption were applicable to the transaction. In addition, the pass through trustee could become a fiduciary of a Plan that has invested in the certificates and there may be an improper delegation by such Plan to the pass through trustee of the responsibility to manage Plan assets. However, the duties of the pass through trustee under the pass through trust are essentially custodial and ministerial in nature and it is not expected that the pass through trustee will be required to exercise discretion in the discharge of its responsibilities under the pass through trust other than in limited circumstances such as upon a default on the secured promissory notes.

     The fiduciary of a Plan that proposes to purchase and hold any certificates should consider whether, among other things, such purchase and holding may involve the indirect extension of credit to a party in interest or a disqualified person. Such a result could arise, for example, if an equity holder in an Owner Trust (including an equity holder acquiring its interest after the initial offering of certificates) were a party in interest or disqualified person with respect to a Plan holding any certificates. In addition, whether or not the assets of a pass through trust are deemed to be Plan Assets under the Plan Asset Regulation, if certificates are purchased by a Plan and certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate class of certificates of its right to purchase the senior classes of certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory, class or individual prohibited transaction exemption were applicable.

     Depending on the identity of the Plan fiduciary making the decision to acquire or hold certificates on behalf of a Plan, Prohibited Transaction Class Exemption, or the "PTCE", 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager", or a "QPAM"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager, or an "INHAM") or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. There can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the certificates, and the conditions of each potentially applicable Class Exemption must be reviewed by the fiduciary of a Plan in the context of a proposed investment in a certificate. For example, fiduciaries of Plans intending to rely upon PTCE 84-14 or PTCE 96-23 should note that these exemptions may not be available if the person having discretion to appoint the QPAM or INHAM (for example, the Plan Sponsor or one of its "affiliates", as defined in PTCE 84-14 or PTCE 96-23, as applicable) is also (a) an owner of equity in an Owner Trust (including an equity holder acquiring such equity after the initial offering of Certificates) or (b) a provider of services described in this prospectus.

     Non-ERISA Plans, including governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in section 3(33) of ERISA), and foreign plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, federal, foreign or other laws, rules or regulations that contain provisions which are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Laws"). Fiduciaries of any such plans should consult with their counsel before purchasing any certificates.

     Any Plan fiduciary that proposes to cause a Plan to purchase any certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

REQUIRED REPRESENTATION

     Each person who acquires or accepts a certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets and no Non-ERISA Plan assets have been used to purchase such certificate or an interest therein or (ii) the purchase and holding of such certificate or interest therein by (or directly or indirectly on behalf of) the particular Plan or Non-ERISA Plan will not result in a non-exempt prohibited transaction under ERISA or the Code and will be permissible under all applicable Similar Laws. In addition, each fiduciary of a Plan purchasing or holding a certificate, or an interest therein, will be deemed, by virtue of such purchase or holding, to have appointed each person providing services described herein to their respective positions and to have authorized and approved each of the transactions described herein.

EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A NON-ERISA PLAN SUBJECT TO SIMILAR
LAWS) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  LEGAL MATTERS

     The validity of the certificates offered hereby will be passed upon for ATA and ATA Holdings by Troutman Sanders LLP, Atlanta, Georgia. Certain federal income tax matters with respect to the pass through trusts and certificateholders were passed upon by Cravath, Swaine & Moore, special tax counsel to ATA and ATA Holdings. William P. Rogers, Jr., a partner at Cravath, Swaine & Moore, beneficially owns 5,000 shares of common stock of ATA Holdings. The respective counsel for ATA Holdings and the Purchasers may rely upon Richards, Layton & Finger, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution and delivery of the Pass Through Trust Agreements and the issuance of the certificates.

                                     EXPERTS

     The consolidated financial statements of Amtran, Inc. at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The references to AISI, MBA and SH&E, and to their respective appraisal reports, dated as of January 15, 2002 in the case of AISI, January 15, 2002 in the case of MBA and February 12, 2002 in the case of SH&E, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                       SUBSIDIARIES OF ATA HOLDINGS CORP.


ATA Holdings owns all of the outstanding stock of the following corporations:

American Trans Air, Inc.
Ambassadair Travel Club, Inc.
ATA Leisure Corp. (formerly ATA Vacations, Inc.;
  formerly Amber Tours, Inc.)
Amber Travel, Inc.
American Trans Air Training Corporation
American Trans Air ExecuJet, Inc
ATA Cargo, Inc.
Amber Holdings, Inc.
Chicago Express Airlines, Inc.
Kodiak Call Centre, Ltd.
AATC Holding, Inc.
KeyTours, Inc.
Travel Charter International, LLC
Key Tours of Las Vegas, Inc.
Consultrav, Inc.

                        DIRECTORS AND EXECUTIVE OFFICERS

J. GEORGE MIKELSONS                                          Director since 1993

J. George Mikelsons, age 65, is the founder, Chairman of the Board and Chief Executive Officer and, prior to the Company's initial public offering in May 1993, was the sole shareholder of the Company. Mr. Mikelsons founded American Trans Air, Inc. and Ambassadair Travel Club, Inc. in 1973. Mr. Mikelsons currently serves on several boards of directors, including The Indianapolis Zoo; the Indianapolis Convention and Visitors Association, where he is a member of the Executive Committee; and the Indianapolis Symphony Orchestra. Mr. Mikelsons has been an airline Captain since 1966 and remains current on several jet aircraft. Mr. Mikelsons is a citizen of the United States.

JAMES W. HLAVACEK                                            Director since 1993

James W. Hlavacek, age 66, was appointed Chief Operating Officer of the Company in 1995. He continues to serve as Executive Vice President of the Company and President of ATA Training Corporation. From 1986 to 1989, he was the Company's Vice President of Operations. Mr. Hlavacek has been a commercial airline pilot for 35 years and has held the rank of Captain for over 30 years. He was ATA's Chief Pilot from 1985 to 1986. Mr. Hlavacek serves on the Board of Directors of the National Air Carrier Association. Mr. Hlavacek is a graduate of the University of Illinois. Mr. Hlavacek's principal business address is ATA Holdings' executive offices. Mr. Hlavacek is a citizen of the United States of America.

KENNETH K. WOLFF                                             Director since 1993

Kenneth K. Wolff, age 56, was appointed Executive Vice President and Chief Financial Officer of the Company in 1991. From 1990 to 1991, he was the Company's Senior Vice President and Chief Financial Officer. From 1989 to 1990, he was President and Chief Executive Officer of First of America Bank - Indianapolis. From 1988 to 1989, he was President and Chief Operating Officer of this bank. Prior to his appointment as President of that bank, he held various positions at the bank since 1968. Mr. Wolff is a graduate of Purdue University and also holds a Masters in Business Administration from Indiana University and was a member of the faculty there for five years. Mr. Wolff's principal business address is ATA Holdings' executive offices. Mr. Wolff is a citizen of the United States of America.

ROBERT A. ABEL                                               Director since 1993

Robert A. Abel, age 49, is a director in the public accounting firm of Blue & Co., LLC. Mr. Abel is a magna cum laude graduate of Indiana State University with a B.S. Degree in Accounting. He is a certified public accountant with over 20 years of public accounting experience in the areas of auditing and corporate tax. He has been involved with aviation accounting and finance since 1976. Blue & Co., LLC provides tax and accounting services to the Company in connection with selected matters. Mr. Abel's principal business address is 11460 N. Meridian Street, Carmel, Indiana 46032. Mr. Abel is a citizen of the United States of America.

ANDREJS P. STIPNIEKS                                         Director since 1993

Andrejs P. Stipnieks, age 60, is an international aviation consultant. He graduated from the University of Adelaide, South Australia, and is a Barrister and Solicitor of the Supreme Courts of South Australia, the Australian Capital Territory and of the High Court of Australia. Until 1998, Mr. Stipnieks was a Senior Government Solicitor in the Australian Attorney General's Department, specializing in aviation and surface transport law and practice. He has represented Australia on the Legal Committee of the International Civil Aviation Organization at Montreal. Mr. Stipnieks' principal business address is 6933 Andre Drive, Indianapolis, Indiana 46278. Mr. Stipnieks is a citizen of Australia.

CLAUDE E. WILLIS, D.D.S.                                     Director since 2001

Claude E. Willis, age 56, has been in private dental practice in Indianapolis for 29 years. He is a member of the American Dental Association, the Indianapolis District Dental Society and was named on a list of "Top Dentists in America" by the Consumers Research Council of America. A 1968 graduate of Purdue University's School of Science, Dr. Willis completed his graduate studies earning a Doctor of Dental Surgery Degree from Indiana University School of Dentistry in 1972. Dr. Willis' principal business address is 5938 W. State Road 135, Trafalgar, Indiana 46181. Dr. Willis is a citizen of the United States of America.

                             EXECUTIVE COMPENSATION


     This table shows the compensation paid or accrued to the Chairman of the Board, President and three executive officers for services rendered during the last three fiscal years.


                                                                                 LONG-TERM
                                          ANNUAL COMPENSATION                   COMPENSATION
                            ------------------------------------------          ------------

                                                                                 SECURITIES
      NAME AND                  YEAR                                             UNDERLYING
 PRINCIPAL POSITION         COMPENSATION($)    SALARY($)     BONUS($)            OPTIONS (#)             ALL OTHER
 ------------------         ---------------    ---------     --------            -----------             ---------
J. George Mikelsons,            2001           680,403(i)      None                None                  5,775(ii)
Chairman of the Board           2000           688,194         None                None                  3,5353(iii)
and Chief Executive Officer     1999           688,194         None                None                  4,320(iv)

James W. Hlavacek               2001           341,923(i)    16,000(v)             None                  5,775(ii)
Executive Vice President        2000           350,000         None               50,000                 3,506(iii)
and Chief Operating Officer     1999           337,500        224,250             50,000                 4,320(iv)

Kenneth K. Wolff                2001            341,923(i)     16,000(v)           None                  5,775ii
Executive Vice President and    2000           350,000         None               50,000                 3,393(iii)
Chief Financial Officer         1999           337,500        224,250             50,000                 4,320(iv)

Willie G. McKnight              2001            456,923(i)      8,000(v)           None                  None
Executive Vice President,       2000           323,077        210,000            100,000                 None
Marketing and Sales


--------------------------------------------

(i) Reflects a salary reduction program due to September 11, 2001, terrorist attacks. Mr. McKnight's 2001 salary includes debt forgiveness of $115,000.

(ii) Represents the amount of the Company's matching contribution to its 401(k) Plan in 2001.

(iii)Represents the amount of the Company's matching contribution to its 401(k) Plan in 2000.

(iv) Represents the amount of the Company's matching contribution to its 401(k) Plan in 1999.

(v) Bonus amounts relate to a first quarter 2001 performance plan and were paid in the first half of 2001. Such amounts do not relate to year-end 2001 performance.

              CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS


     Mr. Mikelsons is the sole owner of Betaco, Inc., a Delaware corporation ("Betaco") and Betaco Ltd., a Grand Cayman exempted company ("Betaco Ltd."). Betaco currently owns two airplanes (a Cessna Citation II and a Lear Jet) and three helicopters (a Bell 206B Jet Ranger III, an Aerospatiale 355F2 Twin Star and a Bell 206L-3 LongRanger). The two airplanes and the Twin Star helicopter are leased or subleased to ATA. The Jet Ranger III and LongRanger helicopters are leased to American Trans Air ExecuJet, Inc. ("ExecuJet"). The Company believes that the current terms of the leases and subleases with Betaco for this equipment are no less favorable to the Company than those that could be obtained from third parties.

     The lease for the Cessna Citation currently requires a monthly payment of $37,500 for a term beginning July 25, 1999, and ending on July 24, 2004. The lease for the Lear Jet requires a monthly payment of $33,600 for a term beginning December 24, 2001, and ending December 23, 2003. The lease for the JetRanger III currently requires a monthly payment of $7,000 for a term beginning June 15, 1993, and ending June 14, 2004. The lease for the Aerospatiale 355F2 Twin Star requires a monthly payment of $13,500 for a term beginning January 1, 2002, and ending December 31, 2003, and the lease for the LongRanger requires a monthly payment of $10,875 for a term beginning December 11, 2001, and ending December 10, 2003. The recent lease renewals lowered the payments to Betaco for the Lear Jet, Aerospatiale 355F2 Twin Star and LongRanger an aggregate of $7,225 per month because of the decline in values for these aircraft.

     Betaco is the owner of a 52 foot Express Buddy Davis boat, and Betaco Ltd. is the owner of a 125 foot Feadship motor yacht. The Company has used the vessels for business purposes in the past, but has not compensated Mr. Mikelsons for that usage. On July 1, 2002, the Company entered into an agreement with Mr. Mikelsons to compensate the crew necessary to maintain and operate the vessels in exchange for the Company's future business use of the vessels. If the fair market value of the Company's business use is less than the cost of the crew compensation, Mr. Mikelsons will reimburse the Company for the shortfall.

     Mr. Abel, Chairman of the Audit Committee, is a partner in the accounting firm of Blue & Co., LLC, which provided tax and accounting services to the Company in 2001.

     As part of the Company's compensation package to Willie McKnight, the Company's Executive Vice President, Marketing and Sales, on January 24, 2000, the Company provided Mr. McKnight with an interest-free loan of $230,000. The loan was evidenced by a Demand Promissory Note signed by Mr. McKnight. However, 50% of the loan was forgiven on January 24, 2001, and the remainder of the principal balance was forgiven on January 24, 2002. As of September 30, 2002, Mr. Mikelsons had outstanding indebtedness to ATA Holdings with an aggregate principal balance of $693,580. ATA Holdings does not charge Mr. Mikelsons interest on this indebtedness.

           ATA HOLDINGS CORP. (FORMERLY AMTRAN, INC.) AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                            Page

Annual Consolidated Financial Statements:

     Report of Independent Auditors..............................................................            F-2
     Consolidated Balance Sheets at December 31, 2001 and 2000...................................            F-3
     Consolidated Statements of Operations for the Years Ended
       December 31, 2001, 2000 and 1999..........................................................            F-4
     Consolidated Statements of Changes in Redeemable Preferred Stock, Common
       Stock and Other Shareholders' Equity for the Years Ended December 31, 2001,
       2000 and 1999.............................................................................            F-5
     Consolidated Statements of Cash Flows for the Years Ended December 31, 2001,
       2000 and 1999.............................................................................            F-6
     Notes to Consolidated Financial Statements..................................................            F-7
     Financial Statements and Supplemental Data - Quarterly Financial Summary -
        Unaudited................................................................................            F-29

Interim Consolidated Financial Statements:

Consolidated Balance Sheets at September 30, 2002 and December 31, 2001..........................            F-30
Consolidated Statements of Operations for the Three and Nine Months
  Ended September 30, 2002 and 2001..............................................................            F-31
Consolidated Statements of Changes in Redeemable Preferred Stock, Common Stock
  and Other Shareholders' Equity for the Quarters Ended March 31, June 30 and
  September 30, 2002.............................................................................            F-32
Consolidated Statements of Cash Flows for the Nine Months Ended
  September 30, 2002 and 2001....................................................................            F-33
Notes to Consolidated Financial Statements.......................................................            F-34

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





Board of Directors
Amtran, Inc.

We have audited the accompanying consolidated balance sheets of Amtran, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in redeemable preferred stock, common stock and other shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amtran, Inc. and subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
Indianapolis, Indiana
January 22, 2002

                          AMTRAN, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                                        DECEMBER 31,      DECEMBER 31,
                               ASSETS                                       2001              2000
Current assets:
     Cash and cash equivalents  ..................................   $     184,439     $     129,137
     Aircraft pre-delivery deposits  .............................         166,574           126,307
     Receivables, net of allowance for doubtful accounts
       (2001 - $1,526; 2000 - $1,191)  ...........................          75,046            56,605
     Inventories, net  ...........................................          47,648            49,055
     Assets held for sale  .......................................          18,600                 -
     Prepaid expenses and other current assets  ..................          19,471            25,411
                                                                     ---------------   -----------------
Total current assets  ............................................         511,778           386,515

Property and equipment:
     Flight equipment  ...........................................         327,541           822,979
     Facilities and ground equipment  ............................         119,975           111,825
                                                                     ---------------   -----------------
                                                                           447,516           934,804
     Accumulated depreciation  ...................................        (132,573)         (412,685)
                                                                     ---------------   ------------------
                                                                           314,943           522,119
Goodwill  ........................................................          21,780            22,858
Assets held for sale  ............................................          33,159                 -
Prepaid aircraft rent  ...........................................          49,159            31,979
Investment in BATA  ..............................................          30,284                 -
Deposits and other assets  .......................................          41,859            68,959
                                                                     ---------------   -----------------

Total assets  ....................................................   $   1,002,962     $   1,032,430
                                                                     ===============   =================

                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt  .......................   $       5,820     $       6,865
     Short-term debt  ............................................         118,239            89,875
     Accounts payable  ...........................................          26,948            10,066
     Air traffic liabilities  ....................................         100,958           107,050
     Accrued expenses  ...........................................         177,102           147,095
                                                                      -------------    ----------------
Total current liabilities  .......................................         429,067           360,951

Long-term debt, less current maturities  .........................         373,533           361,209
Deferred income taxes  ...........................................          13,655            54,503
Other deferred items  ............................................          62,575            51,113
                                                                     ---------------   -----------------

Total liabilities ................................................         878,830           827,776

Redeemable preferred stock; authorized and issued 800 shares......          80,000            80,000
Shareholders' equity.............................................:
     Preferred stock; authorized 9,999,200 shares; none issued....               -                 -
     Common stock, without par value; authorized 30,000,000 shares,
     issued 13,266,642 -2001; 13,082,118 - 2000...................          61,964            59,012
     Treasury stock; 1,710,658 shares - 2001; 1,696,355
       shares - 2000 .............................................         (24,768)          (24,564)
     Additional paid-in-capital ..................................          11,534            12,232
     Other comprehensive loss ....................................            (687)                -
     Retained earnings (deficit) .................................          (3,911)           77,974
                                                                     -----------------------------------
Total shareholders' equity .......................................          44,132           124,654
                                                                     -----------------------------------

Total liabilities and shareholders' equity........................   $     1,002,962   $   1,032,430
                                                                     ================  =================

See accompanying notes

                          AMTRAN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                  YEAR ENDED DECEMBER 31,
                                                                           2001             2000            1999
                                                                      ---------------- --------------- ---------------
Operating revenues:
   Scheduled service  .........................................      $     820,666     $    753,301   $     624,647
   Charter ....................................................            359,770          435,262         389,979
   Ground package .............................................             52,182           59,848          58,173
   Other ......................................................             42,866           43,142          49,567
                                                                      ---------------- --------------- ---------------
Total operating revenues ......................................          1,275,484        1,291,553       1,122,366
                                                                      ---------------- --------------- ---------------

Operating expenses:
   Salaries, wages and benefits ...............................            325,153          297,012         252,595
   Fuel and oil ...............................................            251,333          274,820         170,916
   Depreciation and amortization ..............................            121,327          125,041          96,038
   Aircraft rentals ...........................................             98,988           72,145          58,653
   Handling, landing and navigation fees ......................             88,653           97,414          89,302
   Aircraft maintenance, materials and repairs ................             61,394           70,432          55,645
   Crew and other employee travel .............................             59,278           65,758          49,707
   Passenger service ..........................................             43,856           45,571          39,231
   Ground package cost ........................................             42,160           50,903          49,032
   Other selling expenses .....................................             41,601           36,650          28,099
   Commissions ................................................             34,789           39,065          39,050
   Advertising ................................................             26,421           22,016          18,597
   Facilities and other rentals ...............................             20,241           15,817          13,318
   Special charges ............................................             21,525                -               -
   Impairment loss ............................................            112,304                -               -
   US Government grant ........................................            (66,318)               -               -
   Other ......................................................             84,649           76,339          72,156
                                                                      ---------------- --------------- ---------------
Total operating expenses ......................................          1,367,354        1,288,983       1,032,339
                                                                      ---------------- --------------- ---------------

Operating income (loss) .......................................            (91,870)           2,570          90,027
Other income (expense):
   Interest income ............................................              5,331            8,389           5,375
   Interest expense ...........................................            (30,082)         (31,452)        (20,966)
   Other ......................................................                554              562           3,361
                                                                      ---------------- --------------- ---------------
Other expenses ................................................            (24,197)         (22,501)        (12,230)
                                                                      ---------------- --------------- ---------------

Income (loss) before income taxes                                         (116,067)         (19,931)         77,797
Income taxes (credit) .........................................            (39,750)          (4,607)         30,455
                                                                      ---------------- --------------- ---------------
Net income (loss) .............................................            (76,317)         (15,324)         47,342

Preferred stock dividends .....................................             (5,568)            (375)              -
                                                                      ---------------- --------------- ---------------
Income (loss) available to common shareholders ................       $    (81,885)    $    (15,699)   $     47,342
                                                                      ================ =============== ===============

Basic earnings per common share:
Average shares outstanding ....................................         11,464,125       11,956,532      12,269,474
Net income (loss) per common share ............................       $      (7.14)    $      (1.31)   $       3.86
                                                                      ================ =============== ===============

Diluted earnings per common share:
Average shares outstanding ....................................         11,464,125       11,956,532      13,469,537
Net income (loss) per common share ............................       $      (7.14)    $      (1.31)   $       3.51
                                                                      ================ =============== ===============

See accompanying notes.

                          AMTRAN, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED STOCK,
                   COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY
                             (Dollars in thousands)

                                    REDEEM-
                                      ABLE                      ADDITIONAL  DEFERRED  OTHER    RETAINED
                                   PREFERRED  COMMON   TREASURY   PAID-IN     COMP     COMPR    EARNINGS
                                    STOCK     STOCK      STOCK    CAPITAL     ESOP      LOSS    (DEFICIT)   TOTAL
                                    -----     -----      -----    -------     ----      ----    ---------   -----
Balance, December 31, 1998.......  $     -   $47,632   $(1,881)   $11,735   $(1,066)  $     -   $46,331   $ 102,751
                                   -------   -------   -------    -------   -------   -------   -------   ---------
   Net income....................        -         -         -          -         -         -    47,342      47,342
   Issuance of common stock for
     ESOP........................        -         -         -         37       533         -         -         570
   Restricted stock grants.......        -        32         -        (10)        -         -         -          22
   Stock options exercised.......        -     6,897         -     (3,207)        -         -         -       3,690
   Purchase of treasury stock....        -         -    (8,619)         -         -         -         -      (8,619)
   Disqualifying disposition of
     stock.......................        -         -         -      3,887         -         -         -       3,887
   Acquisition of businesses.....        -     1,265         -        468         -         -         -       1,733
                                   -------   -------   -------    -------   -------   -------   -------   ---------
Balance, December 31, 1999.......        -    55,826   (10,500)    12,910      (533)        -    93,673     151,376
                                   -------   -------   -------    -------   -------   -------   -------   ---------
   Net loss......................        -         -         -          -         -         -   (15,324)    (15,324)
   Issuance of redeemable
     preferred stock.............   80,000         -         -          -         -         -         -      80,000
   Issuance of common stock for
     ESOP........................        -         -         -        276       533         -         -         809
   Preferred dividends...........        -         -         -          -         -         -      (375)       (375)
   Restricted stock grants.......        -        67       (14)        17         -         -         -          70
   Stock options exercised.......        -     2,937         -     (1,356)        -         -         -       1,581
   Purchase of treasury stock....        -         -   (14,050)         -         -         -         -     (14,050)
   Disqualifying disposition of
     stock.......................        -         -         -        411         -         -         -         411
   Acquisition of businesses.....        -       182         -        (26)        -         -         -         156
                                   -------   -------   -------    -------   -------   -------   -------   ---------
Balance, December 31, 2000.......   80,000    59,012   (24,564)    12,232         -         -    77,974     204,654
                                   =======   =======   ========   =======   =======   =======   =======   =========
   Net loss......................        -         -         -          -         -         -   (76,317)    (76,317)
   Net loss on derivative
     instruments.................        -         -         -          -         -      (687)        -        (687)
                                                                                         -----   ------        -----
      Total comprehensive loss...                                                        (687)  (76,317)    (77,004)
   Preferred dividends...........        -         -         -          -         -         -    (5,568)     (5,568)
   Restricted stock grants.......        -        40        (8)        10         -         -         -          42
   Stock options exercised.......        -     2,912         -     (1,242)        -         -         -       1,670
   Purchase of treasury stock....        -         -      (196)         -         -         -         -        (196)
   Disqualifying disposition of
     stock.......................        -         -         -        534         -         -         -         534
                                   -------   -------   -------    -------   -------   -------   -------   ---------
Balance, December 31, 2001.......  $80,000   $61,964   $(24,768)  $11,534   $     -   $  (687)  $(3,911)  $ 124,132
                                   =======   =======   ========   =======   =======   =======   =======   =========


  See accompanying notes.

                          AMTRAN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                               YEAR ENDED DECEMBER 31,
                                                                       2001             2000              1999
                                                                  ---------------------------------------------------
Operating activities:

Net income (loss)..............................................   $       (76,317)  $     (15,324)    $      47,342
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization...............................           121,327         125,041            96,038
   Impairment loss.............................................           112,304               -                 -
   Deferred income taxes (credit)..............................           (40,848)         (3,990)            5,873
   Other non-cash items........................................             8,407           4,324             7,573
Changes in operating assets and liabilities:
   Receivables.................................................           (18,441)         (4,506)          (21,197)
   Inventories.................................................           (11,586)        (15,191)          (18,746)
   Prepaid expenses............................................             5,940          (2,466)            7,484
   Accounts payable............................................            16,882         (10,168)           10,684
   Air traffic liabilities.....................................            (6,092)         13,543            (2,465)
   Accrued expenses............................................            32,848          20,429            20,087
                                                                  ---------------- ----------------- ----------------
   Net cash provided by operating activities                              144,424         111,692           152,673
                                                                  ---------------- ----------------- ----------------

Investing activities:

Aircraft pre-delivery deposits.................................           (30,781)       (116,978)           (7,363)
Capital expenditures...........................................          (119,798)       (146,523)         (266,937)
Acquisition of businesses, net of cash acquired................                 -               -            16,673
Investment in BATA.............................................            27,343               -                 -
Noncurrent prepaid aircraft rent...............................           (17,180)        (16,811)          (15,212)
Additions to other assets......................................            10,474         (10,593)          (33,143)
Proceeds from sales of property and equipment..................               151              68               264
                                                                  ---------------- ----------------- ----------------
   Net cash used in investing activities                                 (129,791)       (290,837)         (305,718)
                                                                  ---------------- ----------------- ----------------

Financing activities:

Preferred stock dividends......................................            (5,568)           (375)                -
Proceeds from sale/leaseback transactions......................             5,229          10,791             6,890
Proceeds from short-term debt..................................            71,537          90,825                 -
Payments on short-term debt....................................           (44,123)              -                 -
Proceeds from long-term debt...................................           219,422          33,117            99,902
Payments on long-term debt.....................................          (207,294)        (13,998)           (1,590)
Proceeds from stock option exercises...........................             1,670           1,822             3,690
Proceeds from redeemable preferred stock.......................                 -          80,000                 -
Purchase of treasury stock.....................................              (204)        (14,064)           (8,619)
                                                                  ---------------- ----------------- ----------------
   Net cash provided by financing activities...................            40,669         188,118           100,273
                                                                  ---------------- ----------------- ----------------

Increase (decrease) in cash and cash equivalents...............            55,302           8,973           (52,772)
Cash and cash equivalents, beginning of period.................           129,137         120,164           172,936
                                                                  ---------------- ----------------- ----------------
Cash and cash equivalents, end of period.......................   $       184,439  $      129,137    $      120,164
                                                                  ================ ================= ==============

Supplemental disclosures:

Cash payments for:
   Interest....................................................   $        44,839  $       31,628    $       24,411
   Income taxes (refunds)......................................   $        (9,721) $          579    $       11,910

Financing and investing activities not affecting cash:
   Capital lease...............................................   $             -  $          117    $        2,729
   Accrued capital interest....................................   $         7,465  $        7,890    $            -

  See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION AND BUSINESS DESCRIPTION

     The consolidated financial statements include the accounts of Amtran, Inc. (the "Company") and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     The Company operates principally in one business segment through American Trans Air, Inc. ("ATA"), its principal subsidiary, which accounts for approximately 90% of the Company's operating revenues. ATA is a U.S.-certificated air carrier providing domestic and international charter and scheduled passenger air services.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CASH EQUIVALENTS

     Cash equivalents are carried at cost, which approximates market, and are primarily comprised of money market funds, commercial paper and investments in U.S. Treasury bills, which are purchased with original maturities of three months or less (See "Note 3 - Cash and Cash Equivalents.")

     INVENTORIES

     Inventories consist primarily of expendable aircraft spare parts, fuel and other supplies. Aircraft parts inventories are stated at cost and are reduced by an allowance for obsolescence. The obsolescence allowance is provided by amortizing the cost of the aircraft parts inventory, net of an estimated residual value, over the related fleet's estimated useful service life. The obsolescence allowance at December 31, 2001 and 2000 was $10.9 million and $13.1 million, respectively. Inventories are charged to expense when consumed.

     REVENUE RECOGNITION

     Revenues are recognized when air transportation or other services are provided. Customer flight deposits and unused passenger tickets sold are included in air traffic liability. As is customary within the industry, the Company performs periodic evaluations of this estimated liability, and any resulting adjustments, which can be significant, are included in the results of operations for the periods in which the evaluations are completed.

     In 2001, the Company recognized reimbursement for estimated direct and incremental losses incurred as a result of the September 11 terrorist attacks according to guidelines established in the Air Transportation Safety and System Stabilization Act. The Company used accounting principles generally accepted in the United States to identify and measure such direct and incremental losses. Certain of those direct and incremental losses identified by the Company have been disallowed by the DOT, and are therefore excluded from the reimbursement recognized by the Company.

     PASSENGER TRAFFIC COMMISSIONS

     Passenger traffic commissions are recognized as expense when the transportation is provided and the related revenue is recognized. The amount of passenger traffic commissions paid but not yet recognized as expense is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

     RECLASSIFICATIONS

     Certain 2000 balance sheet amounts have been reclassified to conform to the 2001 presentation.

     PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost and is depreciated to residual value over its estimated useful service life using the straight-line method. The estimated useful service lives for the principal depreciable asset classifications are as follows:

ASSET                                                ESTIMATED USEFUL SERVICE LIFE
--------------------------------------------------------------------------------------------------------------------
Aircraft and related equipment
     Lockheed L-1011 (Series 50 and 100)             Depreciating to individual aircraft retirement date
                                                     (2002-2004) (See "Note 16 - Asset Impairment.")
     Lockheed L-1011 (Series 500)                    Depreciating to common retirement date of December 2010
     Boeing 737-800                                  All aircraft are subject to operating leases
     Boeing 757-200                                  All aircraft are subject to operating leases
     Boeing 757-300                                  All aircraft are subject to operating leases
     Saab 340B                                       15 years
Major rotable parts, avionics and assemblies         Life of equipment to which applicable (generally ranging from
                                                     5-18 years)
Improvements to leased flight equipment              Period of benefit or term of lease
Other property and equipment                         3-7 years


     AIRCRAFT LEASE RETURN CONDITIONS

     The Company finances a significant number of aircraft through operating leases. Many of these leases require that the airframes and engines be in a specified maintenance condition upon their return to the lessor at the end of the lease. If these return conditions are not met by the Company, the leases generally require financial compensation to the lessor. When an operating lease is within five years of its initial termination date, the Company accrues ratably over that five years the estimated return condition obligations at the end of the leases.

     AIRFRAME AND ENGINE OVERHAULS

     The Company has entered into engine manufacturers' agreements for engines which power the Boeing 737-800 and Saab 340B fleets, which provide for the Company to pay a monthly fee per engine flight hour in exchange for major overhaul and maintenance of those engines. The Company expenses the cost per flight hour under these agreements as incurred. The cost of engine overhauls for remaining fleets types, and the cost of airframe overhauls for all fleet types other than the Saab 340B, are capitalized when performed and amortized over estimated useful lives based upon usage, or to earlier fleet or aircraft retirement dates, for both owned and leased aircraft. Airframe overhauls for Saab 340B aircraft are expensed as incurred.

     AIRCRAFT PRE-DELIVERY DEPOSITS

     Advanced payments for future aircraft deliveries scheduled within the next 12 months are classified as current aircraft pre-delivery deposits in the accompanying consolidated balance sheets, as the aircraft will be acquired and paid for by third parties who will lease them to the Company. Advanced payments for future aircraft deliveries not scheduled within the next 12 months are classified as deposits and other assets. As of December 31, 2001 and 2000, deposits and other assets included advanced payments for future aircraft and engine deliveries totaling $4.1 million and $13.6 million, respectively.

     INTANGIBLE ASSETS

     Goodwill, which represents the excess of cost over fair value of net assets acquired, is amortized on a straight-line basis over 20 years. The Company periodically reviews the amortization periods and the carrying amounts of goodwill to assess its continued recoverability in accordance with Accounting Principles Board Opinion No. 17, Intangible Assets ("APB 17"). The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable.

     FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents, receivables and debt approximate fair value. (See "Note 5 - Long-Term Debt.") The fair value of fixed-rate debt, including current maturities, is estimated using discounted cash flow analysis based on the Company's current incremental rates for similar types of borrowing arrangements.

2.   IMPACT OF TERRORIST ATTACKS ON SEPTEMBER 11, 2001

     On September 11, 2001, four commercial aircraft operated by two other U.S. airlines were hijacked and destroyed in terrorist attacks on the United States. These attacks resulted in significant loss of life and property damage in New York City, Washington, D.C. and western Pennsylvania. In response to these attacks, on September 11 the FAA temporarily suspended all commercial flights to, from and within the United States until September 13. The Company resumed limited flight operations on September 13, with the exception of flights to and from Chicago-Midway Airport, which commenced partial operations on

     September 14. From September 11 to September 14, the Company canceled over 800 scheduled flights. Upon resuming its pre-attack flight schedule the week of September 17, the Company experienced significantly lower passenger traffic and unit revenues than prior to the attacks. In response to this, the Company reduced its flight schedule by approximately 20%, as compared to the schedule operated immediately prior to September 11, and furloughed approximately 1,100 employees by the middle of October. By December 31, 2001, the Company had recalled approximately half of the furloughed employees and had added some capacity back to its flight schedule.

     In order to adjust its fleet to its reduced flight schedule, the Company accelerated the planned retirement of its fleet of 24 Boeing 727-200 aircraft. Most of these aircraft were retired from revenue service in the fourth quarter of 2001, although the Company will continue to use as many as five to ten aircraft in charter service through the middle of 2002. (See "Note 16 - Asset Impairment.") The Company also negotiated delayed delivery dates for certain Boeing 737-800 and Boeing 757-300 aircraft under its new aircraft order from Boeing. Delivery dates of seven Boeing 737-800 aircraft were delayed more than 12 months. The final Boeing 737-800 delivery is now planned for August 2004 rather than May 2004, and the final 757-300 delivery is planned for August 2002 rather than June 2002. (See "Note 12 - Commitments and Contingencies.")

     On September 22, 2001, President Bush signed into law the Air Transportation Safety and System Stabilization Act ("Act"). The Act provides for, among other things: (1) $5.0 billion in compensation for direct losses incurred by all U.S. airlines and air cargo carriers (collectively, "air carriers") as a result of the closure by the FAA of U.S. airspace following the September 11, 2001 terrorist attacks and for incremental losses incurred by air carriers through December 31, 2001 as a direct result of such attacks; (2) subject to certain conditions, the availability of up to $10.0 billion in U.S. Government guarantees of certain loans made to air carriers for which credit is not reasonably available as determined by a newly established Air Transportation Stabilization Board; (3) the authority of the Secretary of Transportation to reimburse air carriers (which authority expires 180 days after the enactment of the Act) for the increase in the cost of insurance, with respect to a premium for coverage ending before October 1, 2002, against loss or damage arising out of any risk from the operation of an aircraft over the premium in effect for a comparable operation during the period September 4, 2001 to September 10, 2001; (4) at the discretion of the Secretary of Transportation, a $100 million limit on the liability of any air carrier to third parties with respect to acts of terrorism committed on or to such air carrier during the 180-day period following the enactment of the Act; (5) the extension of the due date for the payment by eligible air carriers of certain excise taxes; (6) compensation to individual claimants who were physically injured or killed as a result of the terrorist attacks of September 11, 2001; and (7) the Secretary of Transportation to ensure that all communities that had scheduled air service before September 11, 2001 continue to receive adequate air service. In addition, the Act provides that, notwithstanding any other provision of law, liability for all claims, whether for compensatory or punitive damages, arising from the terrorist-related events of September 11, 2001 against any air carrier shall not be in an amount greater than the limits of the liability coverage maintained by the air carrier. With respect to the cash grants of up to $5.0 billion, each qualified air carrier is entitled to receive the lesser of: (1) its actual direct and incremental losses incurred between September 11, 2001 and December 31, 2001; or (2) its proportion of the $5.0 billion of total compensation available to all qualified air carriers under the Act allocated by August 2001 available seat miles or ton miles.

     The Company believes it is eligible to receive up to $74.0 million in connection with the Act in compensation for direct and incremental losses arising from the terrorist attacks of September 11 and the subsequent decline in demand for air travel. However, the Company has recorded $66.3 million in 2001 in U.S. Government grant compensation, as the DOT has disallowed certain losses recorded under generally accepted accounting principles ("GAAP"). Included in these potentially nonreimbursable losses are the Company's non-cash write-down of the Boeing 727-200 aircraft fleet ($35.2 million) and exit costs related to rent payments scheduled to continue on certain Boeing 727-200 aircraft after they are removed from service ($3.8 million.) The Company, along with the Air Transport Association, has requested that the DOT use GAAP as the standard for determining reimbursable losses under the Act. If the DOT reverses their position to disallow these losses, the Company may record additional U.S. Government grant revenue of up to $7.7 million in 2002, based upon the Company's estimated maximum allocation calculated from August 2001 available seat miles. As of December 31, 2001, the Company had received $44.5 million in cash compensation under the Act and expects to receive $21.8 million in additional cash in the second quarter of 2002. The Company's calculation of direct and incremental losses is subject to audit by the United States Government at a future date, yet to be determined.

     Components of direct and incremental losses incurred by the Company, for which U.S. Government compensation of $66.3 million was recorded, include:
     (1) $57.1 million in lost profit contribution (direct revenues lost, less variable operating expenses avoided) from planned flights not operated between September 11 and December 31, and from flights operated during this time period with lower load factors and unit revenues; (2) certain special charges of $17.8 million, that were deemed directly attributable to the attacks, as described in the following paragraphs; less (3) $8.6 million in expense reductions realized as a direct result of lower costs incurred by the Company after the September 11 attacks.

     Special charges are those direct expenses which, due to the events of September 11, are unusual under the provisions of APB Opinion 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions ("APB 30"). These costs include travel expenses to reposition crew members and aircraft once flights resumed; expenses paid for passengers whose travel was interrupted by flight diversions and cancellations; and employee salaries for crew members and airport staff affected by the temporary FAA-mandated grounding of the Company's fleet. Also classified as special charges are increased hull and liability insurance costs; additional advertising expense incurred as a direct result of September 11; interest expense related to debt incurred under the Company's credit facility to provide operating cash after September 11; incremental security costs; toll-free telephone service costs related to the implementation of a reduced flight schedule on and after September 23; losses on abandoned capital projects; and additional letter of credit fees incurred. The Company also recorded special charges of $3.8 million related to exit costs for rent payments scheduled to continue on certain Boeing 727-200 aircraft after they are removed from service; however, Government grant revenue was not recorded in relation to these charges based on the Department of Transportation's current position that they are nonreimbursable.

     Special charges also include $3.3 million of expenses related to a proposed transaction in which Amtran would have been taken private, which had been substantially completed just prior to September 11. On June 18, 2001, the Company entered into a merger agreement with INDUS Acquisition Company ("INDUS"), a newly formed company wholly owned by J. George Mikelsons, the Company's Chairman, founder and majority shareholder, providing for approximately 28% of the outstanding shares of the Company's common stock not presently owned by Mr. Mikelsons to be converted into the right to receive $23 in cash per share. Also on June 18, 2001, the Company received from Citicorp USA, Inc. and Salomon Smith Barney, Inc. a commitment letter with respect to a $175.0 million secured credit facility to be used to finance that transaction. On September 21, 2001, following the events of September 11, Citicorp USA, Inc. and Salomon Smith Barney, Inc. terminated their obligations under the commitment letter on the basis that a material adverse change had occurred in the business condition (financial or otherwise), operations or properties of the Company, taken as a whole, since December 31, 2000. Completion of the proposed transaction was conditioned on, among other things, receipt of a financing commitment to be used to fund the proposed transaction. The Company attempted to find alternate financing to replace the lost commitment, but was unable to do so. On October 4, 2001, as a result of the termination of the financing commitment and the inability to find alternative financing, the Company entered into a mutual termination agreement with INDUS that terminated the merger agreement.

     The Company has not yet submitted an application for loan guarantees provided under the Act. The Company believes it meets the qualifications to receive such loan guarantees; however, the Company is not able to provide any estimate at this time as to the amount of loan guarantees, if any, that it may request or receive, or for what period of time those guarantees might remain in effect.

     As a result of the September 11, 2001 attacks, the Company's aviation insurers, and other air carriers' aviation insurers, have significantly reduced the maximum amount of insurance coverage they will underwrite for liability to persons other than employees or passengers resulting from acts of terrorism, war, hijacking or other similar perils (war-risk coverage). In addition, the Company and other air carriers, are being charged significantly higher premiums for this reduced coverage, as well as other aviation insurance. The Act provided for reimbursement to air carriers of incremental costs of the war-risk coverage for a 30-day period ended October 31, 2001. The Company received $0.9 million as a result of this provision. In addition, and pursuant to the Act, the Government has issued supplemental war-risk coverage to U.S. air carriers, including the Company, through May 20, 2002. It is anticipated that after this date a commercial product for war risk coverage will become available, but the Company may incur significant additional costs for this coverage.

     On November 19, 2001, President Bush signed into law the Aviation and Transportation Security Act ("Aviation Security Act"). This law provides for placing substantially all aspects of civil aviation passenger security and screening under federal control, to be phased in during 2002 and 2003, and creates a new Transportation Security Administration under the DOT. The cost of the provisions set forth in the Aviation Security Act will be funded by a new security fee of $2.50 per passenger enplanement, limited to $5 per one-way trip and $10 per round trip. Air carriers, including the Company, began collecting the new fee on February 1, 2002. The Aviation Security Act will also be funded by financial assessments to each air carrier beginning in the second quarter of 2002. The amount of the air carrier assessment is limited to the amount each air carrier spent on aviation security in 2000.

3.   CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of the following:

                                                                              DECEMBER 31,
                                                                   2001                         2000
                                                        ---------------------------- ----------------------------
                                                                             (in thousands)
Cash and money market funds                                    $       180,388              $        19,264
Commercial paper                                                             -                      108,938
U.S. Treasury repurchase agreements                                      4,051                          935
                                                               ---------------              ---------------
                                                               $       184,439              $       129,137
                                                               ---------------              ---------------


     4. PROPERTY AND EQUIPMENT

     The Company's property and equipment consist of the following:


                                                                                   DECEMBER 31,
                                                                          2001                       2000
                                                               --------------------------- --------------------------
                                                                                  (in thousands)
Flight equipment, including airframes, engines and other            $       327,541             $       822,979
Less accumulated depreciation                                                58,396                     351,329
                                                                    ---------------             ---------------
                                                                            269,145                     471,650
                                                                    ---------------             ---------------
Facilities and ground equipment                                             119,975                     111,825
Less accumulated depreciation                                                74,177                      61,356
                                                                    ---------------             ---------------
                                                                             45,798                      50,469
                                                                    ---------------             ---------------
                                                                    $       314,943             $       522,119
                                                                    ---------------             ---------------

5.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                         DECEMBER 31,
                                                                                 2001                   2000
                                                                         ---------------------- ----------------------
                                                                                        (in thousands)
Unsecured Senior Notes, fixed rate of 10.50%, payable in August 2004       $     175,000          $     175,000
Unsecured Senior Notes, fixed rate of 9.625% payable in December 2005            125,000                125,000
Aircraft pre-delivery deposit finance facilities, variable rates,                118,239                 89,875
payable upon delivery of aircraft
Borrowings against secured revolving bank credit facility, variable               35,000                      -
rate, payable in January 2003
Secured note payable to institutional lender, variable rate, payable               9,375                 11,075
in varying installments through October 2005
Secured note payable to institutional lender, variable rate, payable               8,383                 10,083
in varying installments through March 2005

Mortgage note payable to institutional lender, fixed rate of 8.75%,                9,538                  9,937
payable in varying installments through June 2014
Mortgage note payable to institutional lender, fixed rate of 8.30%,                7,280                  7,595
payable in varying installments through June 2014
City of Chicago variable-rate special facility revenue bonds, payable              6,000                  6,000
in December 2020
City of Chicago variable-rate special facility revenue bonds, repaid                   -                 16,960
in November 2001
Other                                                                              3,777                  6,424
                                                                           -------------          -------------
                                                                                 497,592                457,949
Less current maturities and short-term debt                                      124,059                 96,740
                                                                           -------------          -------------
                                                                           $     373,533          $     361,209
                                                                           =============          =============

     In July 1997, the Company sold $100.0 million principal amount of 10.50% unsecured senior notes. The Company sold an additional $75.0 million principal amount of these notes in December 1999. Interest on these notes is payable on February 1 and August 1 of each year. The Company may redeem the notes, in whole or in part, at any time on or after August 1, 2002, initially at 105.25% of their principal amount plus accrued interest, declining ratably to 100.0% of their principal amount plus accrued interest at maturity. The net proceeds of the $100.0 million unsecured notes issued in 1997 were approximately $96.9 million, after deducting costs and fees of issuance. The Company used a portion of the net proceeds to repay in full the Company's prior bank facility and used the balance of the proceeds for general corporate purposes. The net proceeds of the $75.0 million unsecured notes issued in 1999 were approximately $73.0 million after deducting costs and fees of issuance, and were used for general corporate purposes.

     In December 1998, the Company sold $125.0 million principal amount of 9.625% unsecured senior notes. Interest on these notes is payable on June 15 and December 15 of each year. The Company may redeem the notes, in whole or in part, at any time on or after June 15, 2003, initially at 104.81% of their principal amount plus accrued interest, declining to 102.41% of their principal amount plus accrued interest on June 15, 2004, then to 100.0% of their principal amount plus accrued interest at maturity. The net proceeds of the $125.0 million unsecured notes were approximately $121.0 million after deducting costs and fees of issuance. The Company used the net proceeds for the purchase of Lockheed L-1011-500 aircraft, engines and spare parts, and, together with operating cash and bank facility borrowings, for the purchase of Boeing 727-200 aircraft, engines, engine hushkits and spare parts.

     In June 1999, the Company obtained an $8.0 million loan at 8.30% secured by a 15-year mortgage on the new Maintenance and Operations Center. This building had a carrying amount of $8.0 million as of December 31, 2001.

     In December 1999, the Company issued $17.0 million in variable-rate special facility revenue bonds through the City of Chicago to finance the construction of a Federal Inspection Service facility at Chicago-Midway Airport. In November 2001, these bonds were paid in full by the City of Chicago, in exchange for ownership of the facility.

     In March and October 2000, the Company issued two $11.5 million variable rate five-year notes, each collateralized by one Lockheed L-1011-500 aircraft. The related aircraft have a combined carrying amount of $25.4 million as of December 31, 2001.

     In September 2000, the Company obtained a $10.0 million, 14-year loan at 8.75%, secured by a mortgage on its maintenance facility at the Indianapolis International Airport. The proceeds of the loan were used to repay an advance received from the City of Indianapolis in December 1995 that resulted from the sale/leaseback of the facility.

     In December 2000, the Company entered into three finance facilities to fund pre-delivery deposits on the new Boeing 757-300 and Boeing 737-800 aircraft. The Company obtained the first facility from Banca Commerciale Italiana. It provides up to $75.0 million in deposit funding, against which the Company had borrowed $75.0 million at December 31, 2001 and $55.7 million at December 31, 2000. The Company obtained a second facility from GE Capital Aviation Services, Inc. This facility provides for up to approximately $58.2 million in pre-delivery deposit funding, against which the Company had borrowed $23.2 million at December 31, 2001 and $14.3 million at December 31, 2000. The third facility, obtained from Rolls-Royce plc., will fund up to $40.0 million in deposits, against which the Company had borrowed $20.0 million at December 31, 2001 and $19.9 million at December 31, 2000. All of this debt has been classified as current in the accompanying balance sheets, because it will be repaid through the return of related pre-delivery deposits on aircraft scheduled for delivery within 12 months of each balance sheet date, as the aircraft will be acquired and paid for by third parties who will lease them to the Company. Interest on these facilities is payable monthly.

     The Company has a secured revolving bank credit facility which provides for maximum borrowings of $100.0 million, including up to $50.0 million for stand-by letters of credit. The facility matures January 2, 2003, and borrowings under the facility bear interest, at the option of ATA, at either LIBOR plus a margin or the agent bank's prime rate. The facility is subject to certain restrictive covenants and is collateralized by all six owned Boeing 727-200 aircraft, nine Lockheed L-1011-50 and 100 aircraft and engines and three Lockheed L-1011-500 aircraft and engines, which have a combined carrying amount of approximately $133.5 million as of December 31, 2001. As of December 31, 2001, the Company had borrowings of $35.0 million against the facility, and had outstanding letters of credit of $39.3 million secured by the facility.

     The unsecured senior notes, bank credit facility and other loans secured by certain collateral are subject to restrictive covenants, including, among other things, limitations on the incurrence of additional indebtedness; the payment of dividends; certain transactions with shareholders and affiliates; and the creation of liens on or other transactions involving certain assets. In addition, certain covenants require specified financial ratios to be maintained.

     Future maturities of long-term debt are as follows:


                                     DECEMBER 31, 2001
                                     -----------------
                                       (in thousands)
 2002                            $        124,059
 2003                                      39,878
 2004                                     179,749
 2005                                     134,038
 2006                                       1,602
 Thereafter                                18,266
                                 ----------------
                                 $        497,592

     Interest capitalized in connection with long-term asset purchase agreements and construction projects was $29.0 million, $15.3 million and $6.1 million in 2001, 2000, and 1999, respectively. The capitalized interest includes $14.7 million, $7.9 million and $0.0 million in 2001, 2000 and 1999, respectively, of interest to be paid to Boeing upon delivery of certain Boeing 737-800 and Boeing 757-300 aircraft in lieu of the Company making additional pre-delivery deposits, as allowed by the purchase agreement.


6.   LEASE COMMITMENTS

     At December 31, 2001, the Company had the following operating aircraft leases:

     -------------------------------------- --------------- ---------------------------- ----------------------------
                                             TOTAL LEASED    INITIAL LEASE EXPIRATIONS       INITIAL LEASE TERMS
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Lockheed L-1011-100                          1                    2003                       60 months
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Boeing 727-200 (1)                           7            Between 2001 and 2003           6 to 84 months
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Boeing 757-200                               16           Between 2002 and 2022            1 to 22 years
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Boeing 757-300                               5                    2021                       20 years
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Boeing 737-800                               14           Between 2016 and 2021           15 to 20 years
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Saab 340b                                    9                2009 and 2010                  9.5 years
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Engines - Lockheed  L-1011-500               6                2006 and 2007                   7 years
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Engines - Boeing 757-200                     5            Between 2008 and 2011            9 to 15 years
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Engines - Boeing 757-300                     1                    2024                      22.5 years
     -------------------------------------- --------------- ---------------------------- ----------------------------
     Engines - Boeing 737-800                     2                    2021                       20 years
     -------------------------------------- --------------- ---------------------------- ----------------------------

     (1) As of December 31, 2001, three of the aircraft had been retired from revenue service, but the Company remained obligated on the leases.

     The Company is responsible for all maintenance costs on these aircraft and engines, and it must meet specified airframe and engine return conditions upon lease expiration.

     As of December 31, 2001, the Company had other long-term leases related to certain ground facilities, including terminal space and maintenance facilities, with lease terms that vary from two to 45 years and expire at various dates through 2040. The lease agreements relating to the ground facilities, which are primarily owned by governmental units or authorities, generally do not provide for transfer of ownership, nor do they contain options to purchase. The Company also had two long-term leases related to certain ground equipment, which both expire in 2008.

     The Company leases its headquarters facility from the Indianapolis Airport Authority under an operating lease agreement, which expires in December 2002. The agreement has an option to extend for five years. The Company is responsible for maintenance, taxes, insurance and other expenses incidental to the operation of the facilities.

     Future minimum lease payments at December 31, 2001, for noncancelable operating leases with initial terms of more than one year are as follows:

                                                                FACILITIES AND GROUND
                                     FLIGHT EQUIPMENT                 EQUIPMENT                      TOTAL
                                ---------------------------- ---------------------------- ----------------------------
                                                                   (in thousands)
2002                               $         150,825            $          11,821            $         162,646
2003                                         147,110                       11,889                      158,999
2004                                         146,357                       11,338                      157,695
2005                                         145,191                        9,946                      155,137
2006                                         145,191                        8,983                      154,174
Thereafter                                 1,631,398                       36,494                    1,667,892
                                   -----------------            -----------------            -----------------
                                   $       2,366,072            $          90,471            $       2,456,543
                                   -----------------            -----------------            -----------------

     Rental expense for all operating leases in 2001, 2000 and 1999 was $119.2 million, $88.0 million and $72.0 million, respectively.

7.   INCOME TAXES

     The provision for income tax expense (credit) consisted of the following:

                                                                            DECEMBER 31,
                                                       2001                     2000                    1999
                                              ------------------------ ----------------------- -----------------------
                                                                          (in thousands)
Federal:
   Current                                        $        4,070           $            -          $       15,339
   Deferred                                              (40,546)                  (4,278)                 10,889
                                                  ---------------          ---------------         --------------
                                                         (36,476)                  (4,278)                 26,228
State:
   Current                                                   510                      328                   1,284
   Deferred                                               (3,784)                    (657)                  2,943
                                                  ---------------          ---------------         --------------
                                                          (3,274)                    (329)                  4,227
                                                  ---------------          ---------------         --------------
Income tax expense (credit)                       $      (39,750)          $       (4,607)         $       30,455
                                                  ---------------          ---------------         --------------

     The provision for income tax expense (credit) differed from the amount obtained by applying the statutory federal income tax rate to income (loss) before income taxes as follows:

                                                                                DECEMBER 31,
                                                               2001                 2000                 1999
                                                       --------------------- -------------------- --------------------
                                                                               (in thousands)
Federal income tax (credit) at statutory rate             $      (40,626)       $       (6,841)      $       27,175
State income tax (credit) net of federal benefit                  (2,328)                 (143)               1,997
Non-deductible expenses                                            2,041                 1,872                1,578
Other, net                                                         1,163                   505                 (295)
                                                          --------------        --------------       ---------------
Income tax expense (credit)                               $      (39,750)       $       (4,607)      $       30,455
                                                          ---------------       ---------------      --------------

     Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The principal temporary differences relate to the use of accelerated methods of depreciation and amortization for tax purposes. Deferred tax liability and asset components are as follows:

                                                                                            DECEMBER 31,
                                                                                   2001                     2000
                                                                          ------------------------ ------------------------
                                                                                           (in thousands)
Deferred tax liabilities:
   Property and equipment                                                   $        35,031          $        85,398
   Other taxable temporary differences                                                  342                      714
                                                                            ---------------          ---------------
        Deferred tax liabilities                                                     35,373                   86,112
                                                                            ---------------          ---------------
Deferred tax assets:
   Tax benefit of net operating loss carryforwards                                      383                   12,739
   Alternative minimum tax and other tax credit carryforwards                        19,528                   15,813
   Vacation pay accrual                                                               4,723                    4,552
   Other deductible temporary differences                                             2,042                    2,978
                                                                            ---------------          ---------------
        Deferred tax assets                                                          26,676                   36,082
                                                                            ---------------          ---------------
        Net deferred tax liability                                          $         8,697          $        50,030
                                                                            ===============          ===============
Deferred taxes classified as:
   Current asset                                                            $         4,958          $         4,473
   Non-current liability                                                    $        13,655          $        54,503

     At December 31, 2001, for federal tax reporting purposes, the Company had approximately $0.4 million of net operating loss carryforward available to offset future federal taxable income and $19.5 million of alternative minimum tax and other tax credit carryforwards available to offset future federal tax liabilities. The net operating loss carryforward expires in 2015. The alternative minimum tax and other tax credit carryforwards have no expiration dates.

8.   RETIREMENT PLAN

     The Company has a defined contribution 401(k) savings plan which provides for participation by substantially all the Company's employees who have completed one year of service. The Company has elected to contribute an amount equal to 55.0% in 2001, 50.0% in 2000 and 45.0% in 1999, of the
     amount contributed by each participant up to the first six percent of eligible compensation. Company matching contributions expensed in 2001, 2000 and 1999 were $4.7 million, $3.9 million and $3.1 million, respectively.

     In 1993, the Company added an Employee Stock Ownership Plan ("ESOP") feature to its existing 401(k) savings plan. The ESOP used the proceeds of a $3.2 million loan from the Company to purchase 200,000 shares of the Company's common stock. The selling shareholder was the Company's principal shareholder. Shares of common stock held by the ESOP were allocated to participating employees annually for seven years, ending in 1999, as part of the Company's 401(k) savings plan contribution. The fair value of the shares allocated during the year was recognized as compensation expense. As the program ended in 1999, the Company recognized no related compensation expense in 2001 and 2000, but recognized $0.7 million in 1999.

9.   SHAREHOLDERS' EQUITY

     Since 1994, the Company's Board of Directors has approved the repurchase of up to 1,900,000 shares of the Company's common stock. As of December 31, 2001, the Company had repurchased 1,710,658 common shares at a cost of $24.8 million.

     The Company's 1993 Incentive Stock Plan for Key Employees (1993 Plan) authorizes the grant of options for up to 900,000 shares of the Company's common stock. The Company's 1996 Incentive Stock Plan for Key Employees (1996 Plan) authorizes the grant of options for up to 3,000,000 shares of the Company's common stock. The Company's 2000 Incentive Stock Plan for Key Employees (2000 Plan) authorizes the grant of options for up to 3,000,000 shares of the Company's common stock. Options granted have five to 10-year terms and generally vest and become fully exercisable over specified periods of up to three years of continued employment.

     A summary of common stock option changes follows:

                                                                                            WEIGHTED-AVERAGE
                                                                    NUMBER OF SHARES         EXERCISE PRICE
                                                                    ----------------         --------------
Outstanding at December 31, 1998                                       2,370,253            $          9.38
                                                                    ----------------         --------------
     Granted                                                             582,510                      26.33
     Exercised                                                          (431,075)                      8.56
     Canceled                                                            (28,528)                     15.02
                                                                    ----------------         --------------
Outstanding at December 31, 1999                                       2,493,160                      13.41
                                                                    ----------------         --------------
     Granted                                                             638,550                      15.69
     Exercised                                                          (183,906)                      8.61
     Canceled                                                            (37,331)                     17.88
                                                                    ----------------         --------------
Outstanding at December 31, 2000                                       2,910,473                      14.19
                                                                    ----------------         --------------
     Granted                                                             106,600                      12.21
     Exercised                                                          (181,949)                      9.18
     Canceled                                                           (121,075)                     21.60
                                                                    ----------------         --------------

Outstanding at December 31, 2001                                       2,714,049             $        14.14
                                                                    ================         ==============
Options exercisable at December 31, 1999                               1,077,554             $        10.04
                                                                    ================         ==============
Options exercisable at December 31, 2000                               1,741,092             $        11.51
                                                                    ================         ==============
Options exercisable at December 31, 2001                               2,528,633             $        13.80
                                                                    ================         ==============

     During 1996, the Company adopted the disclosure provisions of FASB Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("FAS 123") with respect to its stock options. As permitted by FAS 123, the Company has elected to continue to account for employee stock options following Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The weighted-average fair value of options granted during 2001, 2000 and 1999 is estimated at $5.44, $6.02 and $9.67 per share, respectively, on the grant date. These estimates were made using the Black-Scholes option pricing model with the following weighted-average assumptions for 2001, 2000 and 1999: risk-free interest rate of 3.59%, 5.06% and 6.29%; expected market price volatility of 0.62, 0.51 and 0.46; weighted-average expected option life of 1.04 years, 0.94 years and 0.92 years; estimated forfeitures of 10.8%, 6.0% and 5.6%; and no dividends.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models use highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employees' stock options.

     For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period (1 to 3 years). The Company's pro forma information follows:

                                                           2001                   2000                       1999
                                                   ---------------------- ---------------------- ------------------------------
                                                                      (in thousands, except per share data)
Net income (loss) available to common
   shareholders as reported                            $     (81,885)         $     (15,699)         $       47,342
Net income (loss) available to common
   shareholders pro forma                                    (83,696)               (19,837)                 42,340
Diluted income (loss) per share as reported                    (7.14)                 (1.31)                   3.51
Dilute income (loss) per share pro forma                       (7.30)                 (1.66)                   3.14

     Options outstanding at December 31, 2001, expire from July 2003 to November 2011. A total of 2,840,658 shares are reserved for future grants as of December 31, 2001, under the 1993, 1996 and 2000 Plans. The following table summarizes information concerning outstanding and exercisable options at December 31, 2001:

                RANGE OF EXERCISE PRICES                       $6-8            $9-14           $15-19          $20-27
--------------------------------------------------------- --------------- ---------------- --------------- ----------------
Options outstanding:
   Weighted-Average Remaining Contractual Life                 5.6 years        5.7 years       6.8 years        7.0 years
   Weighted-Average Exercise Price                           $     8.17      $    10.70       $    15.87      $    26.20
   Number                                                       840,327         681,872          679,750         512,100
Options exercisable:
   Weighted-Average Exercise Price                           $     8.18      $    10.61       $    15.87      $    26.20
   Number                                                       836,827         645,872          600,534         445,400

10.  REDEEMABLE PREFERRED STOCK

     In the last half of 2000, the Company issued and sold 300 shares of Series B convertible redeemable preferred stock, without par value ("Series B Preferred"), at a price of $100,000 per share. The purchaser of the Series B Preferred is entitled to cumulative quarterly dividends at an annual rate of 5.0% on the liquidation amount ($100,000 per share) of the Series B Preferred. The Series B Preferred is convertible into shares of the Company's common stock at a conversion rate of 6,381.62 shares of common stock per share of Series B Preferred, at a conversion price of $15.67 per share of common stock, subject to antidilution adjustments. The Series B Preferred is optionally redeemable by the Company under certain conditions, but the Company must redeem the Series B Preferred no later than September 20, 2015. Optional redemption by the Company may occur at 103.6% of the liquidation amount beginning September 20, 2003, decreasing 0.3% of the liquidation amount per year to 100.0% of the liquidation amount at the mandatory redemption date of September 20, 2015. Shares of Series B Preferred have the right to vote on or consent to only the following matters (in addition to any voting rights otherwise required by law): (1) amendments to the Company's Articles of Incorporation which are adverse to the holders of Series B Preferred; (2) if six quarterly dividends go unpaid, the owner of Series B Preferred, together with the owner of Series A Preferred (as defined below) and the owners of any other preferred stock ranking equal to Series B Preferred, will be entitled to elect at the next annual shareholders meeting 25% of the Company's Board of Directors, but no less than two directors; and (3) increases in the number of authorized shares of Series B Preferred and authorizations of preferred stock ranking senior to Series B Preferred. Votes will be allocated among holders of preferred stock based on the percentage owned by each holder of the total liquidation amount of all series of preferred stock.

     Also, in the last half of 2000, the Company issued and sold 500 shares of Series A redeemable preferred stock, without par value ("Series A Preferred"), at a price of $100,000 per share. The purchaser of the Series A Preferred is entitled to cumulative semiannual dividends at an annual rate of 8.44% on the liquidation amount ($100,000 per share) of the Series A Preferred. The Series A Preferred is optionally redeemable by the Company under certain conditions, but the Company must redeem the Series A Preferred in equal semiannual payments beginning December 28, 2010, and ending December 28, 2015. Optional redemption by the Company may occur at a redemption premium of 50.0% of the dividend rate beginning December 28, 2003, decreasing 10.0% per year to 20.0% of the dividend rate commencing December 28, 2006, and to 0.0% after the seventh year after issuance. Prior to the third anniversary of issuance, the Company may redeem the Series A Preferred with net proceeds of a public offering of the Company's common stock. Shares of Series A Preferred have the right to vote on or consent to only the following matters (in addition to any voting rights otherwise required by law): (1) amendments to the Company's Articles of Incorporation which are adverse to the holders of Series A Preferred; (2) if three semiannual dividends go unpaid, the owner of Series A Preferred, together with the owner of Series B Preferred and the owners of any other preferred stock ranking equal to Series A Preferred, will be entitled to elect at the next annual shareholders' meeting, 25% of the Company's Board of Directors, but no less than three directors; (3) approval of (a) an acquisition by the Company or one of its subsidiaries of assets and liabilities from a third party the net asset value of which equals 10% of the Company's net consolidated assets in its most recent publicly available balance sheet, or
     (b) a merger by the Company or one of its subsidiaries with a third party involving an acquisition or disposition of more than 10% of the Company's consolidated net assets in its most recent publicly available balance sheet (other than a disposition of all the Company's L-1011 or Boeing 727 aircraft) that, in either case, results in a downgrade of the Company's credit rating by Moody's to "C1" or by Standard & Poor's to "C+," unless the Company offers to redeem the Series A Preferred prior to that transaction at a price equal to the liquidation amount plus accrued and unpaid dividends to the redemption date; and (4) increases in the number of authorized shares of Series A Preferred and authorizations of preferred stock ranking senior to Series A Preferred. Votes will be allocated among holders of preferred stock based on the percentage owned by each holder of the total liquidation amount of all series of preferred stock. The Company has the right on any date on which dividends are payable to exchange in whole but not in part subordinated notes for shares of Series A Preferred; the principal amount of any exchanged subordinated notes will equal the liquidation amount of the shares of Series A Preferred, plus any accrued and unpaid dividends.

11.  EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                          2001                   2000                   1999
                                                          ----                   ----                   ----
Numerator
     Net income (loss)                                 $  (76,317,000)        $  (15,324,000)        $   47,342,000
     Preferred stock dividends                             (5,568,000)              (375,000)                     -
                                                       --------------         --------------         --------------
     Income (loss) available to common
        shareholders                                   $  (81,885,000)        $  (15,699,000)        $   47,342,000
                                                       ==============         ==============         ==============

Denominator:
     Denominator for basic earnings per
        share-weighted average shares                      11,464,125             11,956,532             12,269,474
     Effect of dilutive securities:                                 -                      -              1,200,063
                                                       --------------         --------------         --------------
     Employee stock options                                         -                      -              1,200,063
                                                       --------------         --------------         --------------
     Dilutive potential securities
     Denominator for diluted earnings per share            11,464,125             11,956,532             13,469,537
                                                       ==============         ==============         ==============

Basic earnings (loss) per share                   $             (7.14)   $             (1.31)   $            3.86
                                                       ==============         ==============         ==============
Diluted earnings (loss) per share                 $             (7.14)   $             (1.31)   $            3.51
                                                       ==============         ==============         ==============

     Potentially dilutive securities of 2,467,511 and 1,160,066 in 2001 and 2000, respectively, were not included in the computation of diluted earnings per share because these years resulted in a net loss, and therefore, their effect would be antidilutive.

12.  COMMITMENTS AND CONTINGENCIES

     In 2000, the Company entered into a series of agreements to purchase or lease 39 new Boeing 737-800 aircraft and ten new Boeing 757-300 aircraft, as well as the engines to power these new aircraft. The Boeing 737-800 aircraft are powered by General Electric CFM56-7B27 engines, and the Boeing 757-300 aircraft are powered by Rolls-Royce RB211-535 E4C engines. The Company also received purchase rights for an additional 50 aircraft.

     On December 27, 2001, the Company entered into an agreement to exercise purchase rights on two Boeing 757-300 aircraft to be delivered in May and June 2003. The Company has purchase rights remaining for eight Boeing 757-300 aircraft and 40 Boeing 737-800 aircraft.

     The Company has a purchase agreement with the Boeing Company to purchase directly from Boeing the 10 new Boeing 757-300s and 20 of the new Boeing 737-800s. The manufacturer's list price is $73.6 million for each 757-300 and $52.4 million for each 737-800, subject to escalation. The Company's purchase price for each aircraft is subject to various discounts. To fulfill its purchase obligations, the Company has arranged for each of these aircraft, including the engines, to be purchased by third parties that will, in turn, enter into long-term operating leases with the Company. As of December 31, 2001, the Company had taken delivery of five Boeing 737-800s and five Boeing 757-300s obtained directly from Boeing. As a result of the decreased demand for air travel due to the events of September 11, 2001 (See "Note 2 - Impact of Terrorist Attacks on September 11, 2001"), the Company delayed planned delivery dates of certain Boeing 737-800 and Boeing 757-300 aircraft. The delivery dates of seven aircraft were delayed by more than 12 months. All remaining aircraft to be purchased directly from Boeing are now scheduled for delivery between January 2002 and August 2004, rather than May 2004 as previously agreed. Aircraft pre-delivery deposits are required for these purchases, and the Company has funded these deposits using operating cash and deposit finance facilities (See "Note 5 - Long-Term Debt."). As of December 31, 2001, the Company had $170.7 million in pre-delivery deposits outstanding for these aircraft, of which $118.2 million was provided by deposit finance facilities with various lenders. Upon delivery of the aircraft, pre-delivery deposits funded with operating cash will be returned to the Company, and those funded with deposit facilities will be used to repay those facilities.

     The Company has entered into operating lease agreements with respect to 14 of the new Boeing 737-800s from International Lease Finance Corporation ("ILFC"). In conjunction with these lease agreements, the Company also committed to purchase two spare General Electric aircraft engines from ILFC. As of December 31, 2001, the Company has taken delivery of six Boeing 737-800s that are being leased from ILFC. The remaining aircraft under these operating lease agreements are scheduled for delivery between January 2002 and May 2004. Both spare engines were received in 2001 and were financed with an operating lease.

     The Company has an agreement to lease five of the new Boeing 737-800s from GE Capital Aviation Services ("GECAS"). As of December 31, 2001, the Company has taken delivery of three Boeing 737-800 aircraft that are being leased from GECAS. The two remaining aircraft, to be financed through GECAS operating leases, are scheduled for delivery in 2002.

     The Company has committed to purchase an additional four spare General Electric aircraft engines from the engine manufacturer. The spare engines under this agreement are scheduled for delivery between 2003 and 2006. The Company has committed to purchase an additional two spare Rolls Royce engines from the engine manufacturer. The first spare engine was received in the third quarter of 2001 and was financed with an operating lease. The second engine is scheduled for delivery in 2002.

     In March 2001, the Company entered into a limited liability company agreement with Boeing Capital Corporation ("BCC") to form BATA Leasing LLC ("BATA") a 50/50 joint venture. Because the Company does not control BATA, the Company's investment is being accounted for under the equity method. BATA will remarket the Company's fleet of 24 Boeing 727-200 aircraft in either passenger or cargo configurations. In exchange for supplying the aircraft and certain operating services to BATA, the Company has and will continue to receive both cash and equity in the income or loss of BATA. The Company transferred 12 Boeing 727-200 aircraft to BATA in 2001. The Company expects to transfer most of the remaining 12 Boeing 727-200 aircraft to BATA in the first half of 2002. Also in 2001, the Company entered into short-term operating leases with BATA on nine of the 12 transferred aircraft. As of December 31, 2001, eight of the nine leases had terminated, and the Company continued to operate one of these aircraft. The Company is subject to lease return conditions on these nine operating leases upon delivery of any related aircraft to a third party by BATA. As of December 31, 2001, a third-party lessee or buyer has not been identified for any of these aircraft. Management believes it is reasonably possible that a lessee or buyer will be identified. The Company estimates that it could incur approximately $7.0 million of expense to meet the return conditions, if all nine of the aircraft were leased by BATA to third parties. No liability has been recorded for these return conditions.

     Various claims, contractual disputes and lawsuits against the Company arise periodically involving complaints which are normal and reasonably foreseeable in light of the nature of the Company's business. The majority of these suits are covered by insurance. In the opinion of management, the resolution of these claims will not have a material adverse effect on the business, operating results or financial condition of the Company.

13.  ACQUISITION OF BUSINESSES

     On January 26, 1999, the Company acquired all of the issued and outstanding stock of T. G. Shown Associates, Inc., which then owned 50% of the Amber Air Freight partnership. The Company already owned the other 50% of the partnership.

     On January 31, 1999, the Company purchased the membership interests of Travel Charter International, LLC ("TCI"), a Detroit-based independent tour operator. ATA had been providing passenger airline services to TCI for over 14 years. TCI's results of operations, beginning February 1999, were consolidated into the Company.

     On April 30, 1999, the Company acquired all of the issued and outstanding stock of Agency Access Training Center, Inc. ("AATC") and Key Tours Las Vegas, Inc. ("KTLV"), and additionally purchased the majority of the current assets and current liabilities of Keytours, Inc. ("KTI"), a Canadian corporation. All three companies (AATC, KTLV and KTI) were previously under common control and jointly operated an independent tour business in the Detroit metropolitan area using the brand name of Key Tours. ATA had been providing passenger airline services to Key Tours for over 15 years. Beginning May 1999, the results of operations of Key Tours' brand were consolidated into the Company.

     On April 30, 1999, the Company acquired all of the issued and outstanding stock of Chicago Express Airlines, Inc. ("Chicago Express"). The Company had maintained a code-share agreement with Chicago Express since April 1997. Chicago Express' results of operations, beginning May 1999, were consolidated into the Company.

     The Company paid approximately $16.1 million in cash and issued $1.9 million in stock for the purchase of all acquisitions discussed above, which were accounted for using the purchase method of accounting.

14.  SEGMENT DISCLOSURES

     During 1999, the Company acquired several independent tour operator businesses and combined their operations with the Company's existing vacation package brand, ATA Vacations. (See "Note 13 - Acquisition of Businesses.") These companies comprise the ATA Leisure Corp. ("ATALC").

     The Company identifies its segments on the basis of similar products and services. The airline segment derives its revenues primarily from the sale of scheduled service or charter air transportation. ATALC derives its revenues from the sale of vacation packages, which, in addition to air transportation, include hotels and other ground arrangements. ATALC purchases air transportation for its vacation packages from ATA and other airlines.

     The Company's revenues are derived principally from customers domiciled in the United States.

     The most significant component of the Company's property and equipment is aircraft and related improvements and parts. All aircraft are registered in the United States. The Company therefore considers all property and equipment to be domestic.

     The United States Government is the only customer that accounted for more than 10.0% of consolidated revenues. U.S. Government revenues accounted for 13.1%, 14.6% and 11.2% of consolidated revenues for 2001, 2000 and 1999, respectively.

     Segment financial data as of and for the years ended December 31, 2001, 2000 and 1999 follows:

                                                             For the Year Ended December 31, 2001
                                          ----------------------------------------------------------------------------
                                                                                      OTHER/
                                               AIRLINE             ATALC           ELIMINATIONS       CONSOLIDATED
                                               -------             -----           ------------       ------------
                                                                        (in thousands)
Operating revenue (external)                $   1,127,400      $      71,893       $      76,191      $   1,275,484
Inter-segment revenue                              34,626              2,031             (36,657)                 -
Operating expenses (external)                   1,245,802             56,941              64,611          1,367,354
Inter-segment expenses                              7,514             19,071             (26,585)                 -
Operating income (loss)                           (91,290)            (2,088)              1,508            (91,870)
Segment assets (at year end)                    1,156,428            162,349            (315,815)         1,002,962

                                                             For the Year Ended December 31, 2000
                                          ----------------------------------------------------------------------------
                                                                                      OTHER/
                                               AIRLINE             ATALC           ELIMINATIONS       CONSOLIDATED
                                               -------             -----           ------------       ------------
                                                                        (in thousands)
Operating revenue (external)                $   1,132,031      $      95,357       $      64,165      $   1,291,553
Inter-segment revenue                              58,140              3,212             (61,352)                 -
Operating expenses (external)                   1,162,084             66,995              59,904          1,288,983
Inter-segment expenses                              7,260             43,251             (50,511)                 -
Operating income (loss)                            20,827            (11,677)             (6,580)             2,570
Segment assets (at year end)                    1,109,042            120,496            (197,108)         1,032,430

                                                             For the Year Ended December 31, 1999
                                          ----------------------------------------------------------------------------
                                                                                      OTHER/
                                               AIRLINE             ATALC           ELIMINATIONS       CONSOLIDATED
                                               -------             -----           ------------       ------------
                                                                        (in thousands)
Operating revenue (external)                 $    972,081       $    94,840         $    55,445        $  1,122,366
Inter-segment revenue                              42,970             4,985            (47,955)                   -
Operating expenses (external)                     919,833            69,925              42,581           1,032,339
Inter-segment expenses                              7,045            32,516             (39,561)                  -
Operating income (loss)                            88,173            (2,616)              4,470              90,027
Segment assets (at year end)                      821,373            47,945             (54,037)            815,281

15.  FUEL PRICE RISK MANAGEMENT

     During 2001, 2000 and 1999, the Company entered into fuel hedge contracts to minimize the risk of fuel price fluctuation. The extent to which fuel has been hedged and the type of hedge instruments used has varied. In early 1999, the Company hedged fuel using swap agreements, which establish specific swap prices for designated periods, and fuel cap agreements, which guarantee a maximum price per gallon for designated periods. Beginning in the fourth quarter of 2000, the Company again entered into fuel hedge contracts, this time exclusively hedging fuel price using heating oil swaps.

     During 2000 and 1999, the Company accounted for fuel hedge contracts in accordance with FASB Statement of Financial Accounting Standards No. 80, Accounting for Futures

     Contracts ("FAS 80"). According to FAS 80, changes in the market value of the hedge contracts are recognized in income when the effects of related changes in the price of the hedged item are recognized. Therefore, the Company recorded gains or losses on fuel hedge contracts as a component of fuel expense in the month of settlement.

     Effective January 1, 2001, the Company adopted FASB Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended ("FAS 133"). FAS 133 requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value must be immediately recognized in earnings.

     The Company's heating oil swap agreements have initial maturities of up to 12 months. As of December 31, 2001, the Company's existing instruments had remaining maturities of up to six months. In accordance with FAS 133, the Company accounts for its heating oil swap agreements as cash flow hedges. Upon the adoption of FAS 133, the fair value of the Company's fuel hedging contracts representing the amount the Company would pay if the agreements were terminated was $0.6 million. The Company recorded this amount, net of income taxes of $0.2 million, in other assets and other current liabilities, with a corresponding entry of the net fair value in accumulated other comprehensive income on the consolidated balance sheet. All changes in fair value of the heating oil swap agreements during 2001 were effective for purposes of FAS 133, so these valuation changes were recognized throughout the year in other comprehensive loss and were included in earnings as a component of fuel expense only upon settlement of each agreement.

     During 2001, the Company recognized hedging losses on settled contracts in fuel expense of approximately $2.6 million. The fair value of the Company's fuel hedging agreements at December 31, 2001, representing the amount the Company would pay if the agreements were terminated, totaled $1.1 million, which, net of income taxes of approximately $0.4 million, represents the balance of other comprehensive loss of $0.7 million in the consolidated balance sheet at December 31, 2001.

16.  ASSET IMPAIRMENT

     Following the events of September 11, 2001, the Company decided to retire the Boeing 727-200 fleet earlier than originally planned, in order to adjust its fleet size to a reduced flight schedule. Most of these aircraft were retired from revenue service in the fourth quarter of 2001, although some are being used for charter service through the first half of 2002. In accordance with FASB Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of ("FAS 121"), the Company determined that the estimated future undiscounted cash flows expected to be generated by the Boeing 727-200s were less than the current net book value of these aircraft and the related rotable parts and inventory. Therefore, these assets were impaired under FAS 121. During the third quarter of 2001, the Company recorded an asset impairment charge of $35.2 million to reduce the carrying amount of the Boeing 727-200 aircraft and related assets to their estimated fair market value, including those aircraft which had been previously transferred to the joint venture BATA. During the fourth quarter of 2001, the Company recorded an additional asset impairment charge of $9.3 million to reflect a further decline in estimated fair market value of the assets. The carrying amount of those assets not yet transferred to BATA has been classified as assets held for sale in the accompanying balance sheet in accordance with FAS 121.

     Also in the fourth quarter of 2001, the Company determined that the estimated future undiscounted cash flows expected to be generated by the Lockheed L-1011-50 and 100 fleet was less than the current net book value of these aircraft and the related rotable parts and inventory. Therefore, these assets were impaired under FAS 121. During the fourth quarter of 2001, the Company recorded an asset impairment charge of $67.8 million to reduce the carrying amount of the Lockheed L-1011-50 and 100 aircraft and related assets to their estimated fair market value. The carrying amount of those assets has been classified as assets held for use and appears in the property and equipment section of the accompanying consolidated balance sheet in accordance with FAS 121. These assets will be depreciated in conjunction with the planned fleet retirement schedule.

17.  GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess of cost over the fair value of net assets acquired (See Note 13, "Acquisition of Businesses.") The Company amortizes goodwill on a straight-line basis over 20 years in accordance with APB 17. The Company recorded goodwill amortization expense of $1.3 million in both 2001 and 2000, and $0.9 million in 1999.

     The Company periodically reviews the carrying value of goodwill and other intangible assets to assess their recoverability in accordance with APB 17 and FAS 121. The Company has no material intangible assets other than goodwill on its accompanying balance sheets. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment losses related to goodwill or intangible assets were recognized in 2001, 2000 or 1999.

     In June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, ("FAS 142"), effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment reviews.

     The Company will adopt FAS 142 in the first quarter of 2002. The Company has not yet determined what the effect of these impairment tests will be, if any, on the results of operations and financial position of the Company.

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                          AMTRAN, INC. AND SUBSIDIARIES
                        2001 QUARTERLY FINANCIAL SUMMARY
                                   (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                  3/31             6/30            9/30(1)          12/31(1)
------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Operating revenues                                 $    347,485      $    358,895     $    321,469      $    247,635
Operating expenses                                      349,719           342,336          317,017           385,282
Operating income (loss)                                 (2,234)            16,559            4,452         (110,647)
Other expenses                                          (5,459)           (5,828)          (4,048)           (8,862)
Income (loss) before income taxes                       (7,693)            10,731              404         (119,509)
Income taxes (credits)                                  (3,309)             4,200               16          (40,657)
Preferred stock dividends                                   375             2,333              375             2,485
Income (loss) available to common shareholders     $    (4,759)      $      4,198     $         13      $   (81,337)
Net income (loss) per common share - basic         $     (0.42)      $       0.37     $       0.00      $     (7.05)
Net income (loss) per common share - diluted       $     (0.42)      $       0.33     $       0.00      $     (7.05)

     (1) During 2001, several nonrecurring events resulted in significant charges and credits to operating loss. See "Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Note 2 - Impact of Terrorist Attacks on September 11, 2001" and "Financial Statements - Notes to Consolidated Financial Statements and Supplementary Data- Note 16 - Asset Impairment."

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                          AMTRAN, INC. AND SUBSIDIARIES
                        2000 QUARTERLY FINANCIAL SUMMARY
                                   (UNAUDITED)

----------------------------------------------------- ---------------- --------------- --------------- ---------------
(IN THOUSAND, EXCEPT PER SHARE DATA)                       3/31             6/30            9/30           12/31
----------------------------------------------------- ---------------- --------------- --------------- ---------------
Operating revenues                                     $   321,366      $   333,534     $   347,301     $   289,352
Operating expenses                                         318,802          314,912         332,610         322,659
Operating income (loss)                                      2,564           18,622          14,691         (33,307)
Other expenses                                              (5,635)          (6,073)         (5,597)         (5,196)
Income (loss) before income taxes                           (3,071)          12,549           9,094         (38,503)
Income taxes (credits)                                      (1,117)           6,680           6,112         (16,282)
Preferred stock dividends                                        -                -               -             375
Income (loss) available to common shareholders         $    (1,954)     $     5,869      $    2,982     $   (22,596)
Net income (loss) per common share- basic              $     (0.16)     $      0.48      $     0.25     $     (1.96)
Net income (loss) per common share - diluted           $     (0.16)     $      0.46      $     0.23     $     (1.96)

                       ATA HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                         SEPTEMBER 30,           DECEMBER 31,
                                                                             2002                    2001
                                                                     ---------------------------------------------
                               ASSETS (UNAUDITED)
Current assets:
     Cash and cash equivalents.................................     $        113,058        $      184,439
     Aircraft pre-delivery deposits............................               88,882               166,574
     Receivables, net of allowance for doubtful accounts
     (2002 - $17,222; 2001 - $1,526)...........................               69,686                75,046
     Inventories, net .........................................               50,733                47,648
     Assets held for sale......................................                    -                18,600
     Prepaid expenses and other current assets.................               29,242                19,471
                                                                   -----------------------------------------------
Total current assets...........................................              351,601               511,778

Property and equipment:
     Flight equipment..........................................              338,241               327,541
     Facilities and ground equipment...........................              131,895               119,975
                                                                   -----------------------------------------------
                                                                             470,136               447,516
     Accumulated depreciation..................................             (176,205)             (132,573)
                                                                   -----------------------------------------------
                                                                             293,931               314,943

Goodwill.......................................................               21,780                21,780
Assets held for sale...........................................                8,595                33,159
Prepaid aircraft rent..........................................               75,798                49,159
Investment in BATA, LLC........................................               19,138                30,284
Deposits and other assets .....................................               43,635                41,859
                                                                   -----------------------------------------------

Total assets...................................................     $        814,478        $    1,002,962
                                                                   ===============================================

          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Current maturities of long-term debt.......................     $         15,177        $        5,820
    Short-term debt............................................               65,591               118,239
    Accounts payable...........................................               29,634                26,948
    Air traffic liabilities....................................               92,417               100,958
    Accrued expenses...........................................              177,508               177,102
                                                                   -----------------------------------------------
Total current liabilities......................................              380,327               429,067

Long-term debt, less current maturities........................              334,727               373,533
Deferred income taxes..........................................                    -                13,655
Deferred gains from sale and leaseback of aircraft.............               52,877                45,815
Other deferred items ..........................................               36,496                16,760
                                                                   -----------------------------------------------

Total liabilities .............................................              804,427               878,830

Redeemable preferred stock; authorized and issued 800 shares...               80,000                80,000

Shareholders' equity (deficit):
    Preferred stock; authorized 9,999,200 shares; none issued..                    -                     -
    Common stock, without par value; authorized 30,000,000 shares;
       issued 13,476,193 - 2002; 13,266,642 - 2001.............               65,290                61,964
    Treasury stock; 1,711,440 shares - 2002; 1,710,658 shares -
       2001....................................................              (24,778)              (24,768)
    Additional paid-in capital ................................               10,824                11,534
    Other comprehensive loss...................................                    -                  (687)
    Retained deficit...........................................             (121,285)               (3,911)
                                                                   -----------------------------------------------
Total shareholders' equity (deficit)...........................              (69,949)               44,132
                                                                   -----------------------------------------------
Total liabilities and shareholders' equity (deficit)...........     $        814,478        $    1,002,962
                                                                   ===============================================

See accompanying notes.

                       ATA HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                  THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                       2002              2001             2002              2001
                                                 ----------------- --------------- ------------------ -----------------
                                                   (UNAUDITED)       (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
Operating revenues:
 Scheduled service........................       $      231,633    $       208,490  $        664,431  $      656,044
 Charter..................................             68,185            93,629           238,698           292,603
 Ground package...........................              5,605             8,738            30,582            45,214
 Other....................................             11,866            10,612            32,689            33,988
                                                 ----------------- --------------- ------------------ -----------------
Total operating revenues..................            317,289           321,469           966,400         1,027,849
                                                 ----------------- --------------- ------------------ -----------------

Operating expenses:
 Salaries, wages and benefits.............             95,094            84,956           264,782           249,444
 Fuel and oil.............................             52,956            67,908           151,350           205,918
 Aircraft rentals.........................             51,244            26,884           135,731            68,279
 Handling, landing and navigation fees....             29,343            21,640            85,473            70,299
 Depreciation and amortization............             18,850            32,156            60,258           101,400
 Crew and other employee travel...........             14,485            15,089            41,933            46,695
 Aircraft maintenance, materials and repairs           11,308            14,704            37,388            50,064
 Other selling expenses...................             11,103            10,311            33,462            32,258
 Passenger service........................             10,379            12,614            29,677            35,725
 Advertising..............................              9,553             7,190            30,181            20,695
 Insurance................................              8,021             2,520            23,693             6,960
 Facilities and other rentals.............              6,294             5,347            17,492            14,670
 Commissions..............................              3,964             7,707            18,089            28,520
 Ground package cost......................              3,757             6,381            23,832            36,665
 Special charges..........................                  -             9,367                 -             9,367
 Aircraft impairments and retirements.....             34,318            37,633            51,559            41,749
 U.S. Government grant....................                  -           (62,597)           15,210           (62,597)
 Other....................................             16,264            17,207            55,169            52,961
                                                 ----------------- --------------- ------------------ -----------------
Total operating expenses....................          376,933           317,017         1,075,279         1,009,072
                                                 ----------------- --------------- ------------------ -----------------

Operating income (loss).....................          (59,644)            4,452          (108,879)           18,777

Other income (expense):
 Interest income..........................                626             1,157             2,138             4,247
 Interest expense.........................             (7,729)           (7,036)          (25,979)          (21,345)
 Other......................................             (620)            1,831              (988)            1,763
                                                 ----------------- --------------- ------------------ -----------------
Other expense...............................           (7,723)           (4,048)          (24,829)          (15,335)
                                                 ----------------- --------------- ------------------ -----------------

Income (loss) before income taxes...........          (67,367)              404          (133,708)            3,442
Income taxes (credits)......................           (6,746)               16           (19,569)              907
                                                 ----------------- --------------- ------------------ -----------------
Net income (loss)...........................          (60,621)              388          (114,139)            2,535

Preferred stock dividends...................             (375)             (375)           (3,235)           (3,083)
                                                 ----------------- --------------- ------------------ -----------------
Income (loss) available to common shareholders   $    (60,996)     $         13     $    (117,374)    $        (548)
                                                 ================= =============== ================== =================

Basic earnings per common share:
Average shares outstanding..................       11,764,753        11,509,333        11,694,097        11,439,167
Net income (loss) per share.................     $      (5.18)     $       0.00    $       (10.04)    $      (0.05)
                                                 ================= =============== ================== =================

Diluted earnings per common share:
Average shares outstanding..................       11,764,753        12,515,904        11,694,097        11,439,167
Net income (loss) per share.................     $      (5.18)     $       0.00    $       (10.04)    $       (0.05)
                                                 ================= =============== ================== =================

See accompanying notes.

                       ATA HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CHANGES IN
      REDEEMABLE PREFERRED STOCK, COMMON STOCK AND OTHER SHAREHOLDER EQUITY

                                                                                       OTHER
                                  REDEEMABLE                           ADDITIONAL  COMPREHENSIVE
                                  PREFERRED     COMMON      TREASURY     PAID-IN       INCOME      RETAINED
                                    STOCK        STOCK       STOCK       CAPITAL       (LOSS)       DEFICIT      TOTAL
                                ---------     ---------    ---------    ---------     --------    ---------   ---------
Balance, December 31, 2001..... $  80,000     $  61,964    $ (24,768)   $  11,534     $   (687)   $  (3,911)  $ 124,132
                                ---------     ---------    ---------    ---------     --------    ---------   ---------

 Net income....................         -             -            -            -            -        1,880       1,880

 Net gain on derivative
  instruments..................         -             -            -            -          629            -         629
                                                                                      --------    ---------   ---------
  Total comprehensive
   income......................         -             -            -            -          629        1,880       2,509
                                                                                      --------    ---------   ---------

 Preferred stock dividends.....         -             -            -            -            -         (375)       (375)

 Restricted stock grants.......         -            10            -            3            -            -          13

 Stock options exercised.......         -           291            -         (138)           -            -         153
                                ---------     ---------    ---------    ---------     --------    ---------   ---------

Balance, March 31, 2002........ $  80,000     $  62,265    $ (24,768)   $  11,399     $    (58)   $  (2,406)  $ 126,432
                                =========     =========    =========    =========     ========    =========   =========

 Net loss......................         -             -            -            -            -      (55,398)    (55,398)

 Net gain on derivative
  instruments..................         -             -            -            -          391            -         391
                                                                                      --------    ---------   ---------

  Total comprehensive
   income (loss)...............         -             -            -            -          391      (55,398)    (55,007)
                                                                                      --------    ---------   ---------

 Preferred stock dividends.....         -             -            -            -            -       (2,485)     (2,485)

 Payment of liability
  with stock...................         -         2,445            -         (295)           -            -       2,150

 Restricted stock grants.......         3           (10)           1            -            -          (6)

 Stock options exercised.......       577             -         (281)           -            -         296
                                ---------     ---------    ---------    ---------     --------    ---------   ---------

Balance, June 30, 2002........  $  80,000     $  65,290    $ (24,778)   $  10,824     $    333    $(60,289)   $  71,380
                                =========     =========    =========    =========     ========    =========   =========

 Net loss.....................          -             -            -            -            -     (60,621)     (60,621)

 Net loss on derivative
  instruments.................          -             -            -            -         (333)          -         (333)
                                                                                      --------    ---------   ---------

  Total comprehensive
   loss.......................          -             -            -            -         (333)    (60,621)     (60,954)
                                                                                      --------    ---------   ---------

 Preferred stock dividends....          -             -            -            -            -        (375)        (375)
                                ---------     ---------    ---------    ---------     --------    ---------   ---------
Balance, September 30, 2002 ..  $  80,000     $  65,290    $ (24,778)   $  10,824      $     -  $ (121,285)   $  10,051
                                =========     =========    =========    =========     ========    =========   =========

See accompanying notes.

                       ATA HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMEMTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                  2002              2001
                                                           ------------------- -----------------
                                                              (UNAUDITED)        (UNAUDITED)
Operating activities:

Net income (loss)........................................     $  (114,139)        $  2,535
Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
 Depreciation and amortization...........................          60,258          101,400
 Aircraft impairments and retirements....................          51,559           41,749
 Deferred income taxes (credits).........................         (13,655)           2,842
 Other non-cash items....................................          30,913           (4,650)
Changes in operating assets and liabilities:
 U.S. Government grant receivable........................          15,210          (29,996)
 Other receivables.......................................          (9,850)           2,805
 Inventories.............................................          (5,570)         (10,554)
 Prepaid expenses........................................          (9,771)           6,850
 Accounts payable........................................           2,686           29,949
 Air traffic liabilities.................................          (8,541)         (17,331)
 Accrued expenses                                                  (3,984)          16,375
                                                           ------------------- ----------------
 Net cash provided by (used in) operating activities.....          (4,884)         141,974
                                                           ------------------- ----------------

Investing activities:

Aircraft pre-delivery deposits...........................        77,396            (61,666)
Capital expenditures.....................................       (57,618)          (251,031)
Noncurrent prepaid aircraft rent.........................       (19,273)           (18,778)
Investment in BATA, LLC..................................        18,632             18,043
Reductions (additions) to other assets...................        (3,867)             5,272
Proceeds from sales of property and equipment............           408                 32
                                                           ------------------- ----------------
 Net cash provided by (used in) investing activities             15,678           (308,128)
                                                           ------------------- ----------------

Financing activities:

Preferred stock dividends................................        (3,235)            (3,083)
Proceeds from sale/leaseback transactions................         2,794                369
Proceeds from short-term debt............................        56,859             71,537
Payments on short-term debt..............................      (109,507)           (18,726)
Proceeds from long-term debt.............................       194,491            151,238
Payments on long-term debt...............................      (224,016)            (5,600)
Proceeds from stock options exercises....................           449              1,434
Purchase of treasury stock...............................           (10)              (204)
                                                           ------------------- ----------------
 Net cash provided by (used in) financing activities            (82,175)           196,965
                                                           ------------------- ----------------

Increase (decrease) in cash and cash equivalents.........       (71,381)            30,811
Cash and cash equivalents, beginning of period...........       184,439            129,137
                                                           ------------------- ----------------
Cash and cash equivalents, end of period.................     $ 113,058           $159,948
                                                           =================== ================

Supplemental disclosures:

Cash payments for:
 Interest................................................     $  33,102           $ 33,794
 Income taxes (refunds)..................................     $   3,063           $ (7,931)

Financing and investing activities not affecting cash:
 Accrued capitalized interest............................     $  (6,406)          $ 11,293

See accompanying notes.

                       ATA HOLDINGS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Basis of Presentation


     The accompanying consolidated financial statements of ATA Holdings Corp., formerly Amtran, Inc., and subsidiaries (the "Company") have been prepared in accordance with instructions for reporting interim financial information on Form 10-Q and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States.


     The consolidated financial statements for the quarters ended September 30, 2002 and 2001 reflect, in the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows for such periods. Results for the nine months ended September 30, 2002 are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

2.   Earnings per Share


     The following tables set forth the computation of basic and diluted earnings per share:

                                                                         THREE MONTHS ENDED SEPTEMBER 30
                                                                                      2002                   2001
                                                                  ------------------------------------------------
      Numerator:
       Net income (loss)                                                    $ (60,621,000)            $   388,000
       Preferred stock dividends                                                 (375,000)               (375,000)
                                                                  ------------------------------------------------
       Income (loss) available to common
         shareholders-numerator for basic and
           diluted earnings per share                                       $ (60,996,000)            $    13,000
                                                                  ================================================

      Denominator:
       Denominator for basic earnings per share
         - weighted average shares                                             11,764,753              11,509,333
       Effect of potential dilutive securities:
        Employee stock options                                                    -                     1,006,571
                                                                  ------------------------------------------------

       Denominator for diluted earnings per share
          -adjusted weighted average shares                                    11,764,753              12,515,904
                                                                  ================================================

      Basic income (loss) per share                                           $     (5.18)            $      0.00
                                                                  ================================================
      Diluted income (loss) per share                                         $     (5.18)            $      0.00
                                                                  ================================================

                                                                            NINE MONTHS ENDED SEPTEMBER 30
                                                                                      2002                      2001
                                                                  --------------------------------------------------
     Numerator:
          Net income (loss)                                                 $(114,139,000)              $  2,535,000
          Preferred stock dividends                                            (3,235,000)               (3,083,000)
                                                                  --------------------------------------------------
          Loss available to common
            shareholders-numerator
            for basic and diluted
            earnings per share                                              $(117,374,000)             $   (548,000)
                                                                  ==================================================

     Denominator:
          Denominator for basic
             and diluted earnings
             per share - weighted
             average shares                                                     11,694,097                11,439,167
                                                                  ==================================================

     Basic loss per share                                         $                 (10.04)      $
                                                                  ==================================================
                                                                                                              (0.05)

     Diluted loss per share                                       $                 (10.04)       $
                                                                  ==================================================
                                                                                                              (0.05)

     In accordance with Financial Accounting Standards Board ("FASB") Statement No. 128, "Earnings per Share," the impact of 1,914,486 shares of convertible redeemable preferred stock in the three months and nine months ended September 30, 2002 and 2001, has been excluded from the computation of diluted earnings per share because their effect would be antidilutive. In addition, the impact of 180,886 and 668,841 employee stock options, respectively, has been excluded from the computation of diluted earnings per share for the nine months ended September 30, 2002 and 2001, respectively, because their effect would be antidilutive.

3.   Segment Disclosures

     The Company identifies its segments on the basis of similar products and services. The airline segment derives its revenues primarily from the sale of scheduled service or charter air transportation. ATA Leisure Corp. ("ATALC") derives its revenues from the sale of vacation packages, which, in addition to air transportation, include hotels and other ground arrangements. ATALC purchases air transportation for its vacation packages from ATA and other airlines.


     On July 1, 2002, the Company outsourced the management operations of two of its ATALC brands, ATA Vacations and Travel Charter International ("TCI"), to Milwaukee-based The Mark Travel Corporation ("MTC"). MTC will create, advertise, take reservations and deliver these ATALC brands. MTC will receive revenue from the package sales, and the Company will receive a royalty fee from MTC. Other ATALC products, including Key Tours' Canadian Rail programs and Key Tours' Las Vegas ground operations, will not be outsourced. The Company expects this segment to have a less material effect on the consolidated financial statements as a result of the outsourcing arrangements, and does not consider it a reportable segment due to its immateriality.

4.   Commitments and Contingencies

     In 2000, the Company entered into a purchase agreement with the Boeing Company to purchase directly from Boeing 10 new Boeing 757-300s and 20 new Boeing 737-800s. The Boeing 737-800 aircraft are powered by General Electric CFM56-7B27 engines, and the Boeing 757-300 aircraft are powered by Rolls-Royce RB211-535 E4C engines. The Company also received purchase rights for an additional 50 aircraft. The manufacturer's list price is $73.6 million for each 757-300 and $52.4 million for each 737-800, subject to escalation. The Company's purchase price for each aircraft is subject to various discounts. To fulfill its purchase obligations, the Company has arranged for each of these aircraft, including the engines, to be purchased by third parties that will, in turn, enter into long-term operating leases with the Company. As of September 30, 2002, the Company had taken delivery of eight Boeing 737-800s and 10 Boeing 757-300s obtained directly from Boeing. All remaining aircraft to be purchased directly from Boeing are currently scheduled for delivery between October 2002 and August 2004. Aircraft pre-delivery deposits are required for these purchases, and the Company has funded these deposits using operating cash and deposit finance facilities. As of September 30, 2002, the Company had $93.3 million in pre-delivery deposits outstanding for these aircraft, of which $65.6 million was provided by deposit finance facilities with various lenders. Upon delivery of the aircraft, pre-delivery deposits funded with operating cash will be returned to the Company, and those funded with deposit facilities will be used to repay those facilities.

     In December 2001, the Company entered into an agreement to exercise purchase rights on two Boeing 757-300 aircraft to be delivered in May and June 2003. The Company currently has purchase rights remaining for eight Boeing 757-300 aircraft and 40 Boeing 737-800 aircraft.

     The Company has operating lease agreements in place to lease 14 new Boeing 737-800s from International Lease Finance Corporation ("ILFC"). As of September 30, 2002, the Company had taken delivery of 12 Boeing 737-800s that are being leased from ILFC. The remaining two aircraft under these operating lease agreements are scheduled for delivery in June 2003 and May 2004.

     The Company has an agreement with General Electric to purchase four spare engines, which are scheduled for delivery between 2003 and 2006.

     In March 2001, the Company entered into a limited liability company agreement with Boeing Capital Corporation ("BCC") to form BATA Leasing LLC ("BATA") a 50/50 joint venture. Because the Company does not control BATA, the Company's investment is being accounted for under the equity method of accounting. BATA is expected to remarket the Company's fleet of Boeing 727-200 aircraft in either passenger or cargo configurations. In exchange for supplying the aircraft and certain operating services to BATA, the Company has and will continue to receive both cash and equity in the income or loss of BATA. The Company transferred 12 Boeing 727-200 aircraft to BATA in 2001, and subsequently leased nine of those aircraft back through short-term operating leases with BATA. As of June 30, 2002, all nine leases had terminated, but the Company is subject to lease return conditions contained in these nine operating leases upon delivery of any of these aircraft to a third party by BATA. As of September 30, 2002, a third-party lessee or buyer has not been identified for any of these aircraft. Management believes it is reasonably possible that a lessee or buyer will be identified. The Company estimates that it could incur up to $7.0 million of expense to meet the return conditions, if all nine of the aircraft were sold or leased by BATA to third parties. No liability has been recorded for these return conditions.


     Various claims, contractual disputes and lawsuits against the Company arise periodically involving complaints which are normal and reasonably foreseeable in light of the nature of the Company's business. The majority of these suits are covered by insurance. In the opinion of management, the resolution of these claims will not have a material adverse effect on the business, operating results or financial condition of the Company.

5.   New Accounting Pronouncements

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets ("FAS 142"), effective for fiscal years beginning after December 15, 2001. As required upon adoption of FAS 142, as of June 30, 2002 the Company had completed transitional impairment reviews on its goodwill. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies" for a description of the Company's application of FAS 142.


     The Company adopted FASB Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144") effective January 1, 2002. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies" for a description of the Company's application of FAS 144.


6. The Air Transportation Safety and System Stabilization Act passed in response to the September 11, 2001 terrorist attacks provided for, among other things, up to $5.0 billion in compensation for the direct and incremental losses resulting from the terrorist attacks incurred by U. S. domestic passenger and cargo airlines from September 11, 2001 through December 31, 2001.

     Due to the limited guidance provided by the legislation and the evolving guidance provided by the interpretive rules of the Department of Transportation ("DOT"), the Company has made subjective and judgmental estimates in calculating and recording the amount of grant revenue to recognize. In the third and fourth quarters of 2001, the Company recognized $66.3 million in total grant revenues. As of December 31, 2001, $44.5 million had been received, and $21.8 million was recorded as a receivable.

     In the second quarter of 2002, the DOT issued new guidelines for measuring reimbursable losses and the Company submitted a final application, accompanied by the required accountant's report on agreed upon procedures. Based on review of its application with the DOT, the Company determined that it is probable that a portion of the receivable recorded in 2001 may not be collected, and therefore recorded a valuation allowance of $15.2 million against the $21.8 million receivable as of June 30, 2002. As of September 30, 2002, the remaining receivable had not yet been collected, but the Company does not currently believe that a further change to the valuation allowance is necessary. The Company is continuing to discuss its compensation claim with the DOT, and currently expects that claim to be settled during the fourth quarter of 2002.


7. In the quarter and nine months ended September 30, 2002 the Company recorded an income tax credit of $6.7 million and $19.6 million, respectively, applicable to $67.4 million and $133.7 million, respectively, in pre-tax loss for those periods, while in the quarter and nine months ended September 30, 2001 the Company recorded income tax expense of $16,000 and $0.9 million, respectively, applicable to $0.4 million and $3.4 million, respectively, in pre-tax income for those periods. The effective tax rate applicable to the quarter and nine months ended September 30, 2002 were 14.6% and 10.0%, respectively, as compared to 4.0% and 26.4%, respectively, in the same periods of 2001.

     The Company expects to incur a loss for the full year of 2002. When combined with annual losses reported in 2000 and 2001, this three-year cumulative loss creates a presumption under accounting principles generally accepted in the United States that net deferred tax assets should be fully reserved, if their recovery cannot be reasonably assured through carry-backs or other tax strategies. As of September 30, 2002 the Company projects that it will have a net deferred tax asset of $57.7 million as of the end of 2002, and that it can be reasonably assured of recovering $18.4 million of that deferred tax asset in cash refunds in 2003, using a five-year carry-back of expected 2002 alternative minimum tax net operating losses to the years 1997 through 2001. Therefore, the Company has determined that a full valuation allowance against the remaining net deferred tax asset of $39.3 million is required, by adjusting the Company's effective tax rate for 2002 prospectively from the third quarter. This allowance adjustment, included in income tax expense, resulted in an effective tax rate of 14.6% for tax credits applicable to losses incurred through the third quarter of 2002.

                                                                     APPENDIX AI
                                    GLOSSARY

     "Adjusted Expected Distributions" means with respect to the Certificates of any Trust on any Current Distribution Date the sum of (x) the amount of accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits related to such Trust) and (y) the greater of:

     (A) the difference between (a) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (b) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust); and

     (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) above shall not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any class of certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the Pool Balance for each class of certificates, if any, senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class or classes. (Intercreditor Agreement Section 1.1)

     "Aircraft Operative Agreements" means, collectively, the Participation Agreements, leases and indentures.

     "Appraised Current Market Value" means, for any aircraft, the lower of the average and the median of the three most recent LTV Appraisals of such aircraft.

     "Assumed Amortization Schedule" means the assumed amortization schedule for the secured promissory notes set forth in the table on page 122 of this prospectus.

     "Assumed Appraised Value" means, with respect to any aircraft, the median value for such aircraft set forth in "Description of the Aircraft and the Appraisals."

     "Average Life Date" for any secured promissory note means the date which follows the redemption date by a period equal to the then Remaining Weighted Average Life at the redemption date of such secured promissory note.

     "Base Rate" when used with respect to a Liquidity Facility, means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times to be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent ( 1/4 of 1%) per annum. (Liquidity Facility, Section 1.01)

     "Basic Rent" with respect to each lease, means, for any aircraft, the scheduled rent payable quarterly for the term for such aircraft pursuant to the related lease.

     "Boeing" means The Boeing Company.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Indianapolis, Indiana, New York, New York, Wilmington, Delaware or Salt Lake City, Utah.

     "Cash Collateral Account" means, for each class of certificates, the account in the name of the Subordination Agent into which the proceeds of any Downgrade Drawing, Non-Extension Drawing and Final Drawing will be deposited. (Intercreditor Agreement, Section 1.1)

     "Certificate Account" means one or more non-interest bearing accounts established and maintained by the pass through trustee, for the deposit of payments representing Scheduled Payments received by such pass through trustee.

     "Civil Reserve Air Fleet Program" with respect to each lease, means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Chapter 931, Section 9511 et al.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of an owned aircraft indenture.

     "Controlling Party" means:

     o the Class A pass through trustee if final distributions on the Class A certificates have not been made, and

     o the Class B trustee, upon payment of final distributions of the aggregate outstanding balance of the Class A certificates, together with accrued interest to the holders of the Class A certificates (Intercreditor Agreement, Section 2.6(b))

     Under certain circumstances, the Liquidity Provider may elect to act as the Controlling Party. (Intercreditor Agreement, Section 2.6(a))

     "Delayed Deposit Agreements" means all deposit agreements to be dated as of the Issuance Date with respect to all classes of additional certificates to be issued as set forth in Appendix IV hereto between the Escrow Agent and the Depositary.

     "Delivery Period" means the period commencing on the Issuance Date and ending on the Delivery Period Termination Date.

     "Delivery Period Termination Date" means the earlier of (a) September 29, 2002 and (b) the date on which all secured promissory notes issued with respect to all of the aircraft (or substitute aircraft in lieu thereof) have been purchased by the pass through trustees in accordance with the Note Purchase Agreement.

     "Deposit" means the proceeds of this offering that are deposited with the Depositary and under the applicable Deposit Agreement.

     "Deposit Account" means the accounts established in the name of the Escrow Agent with respect to each pass through trust under the applicable Deposit Agreement.

     "Deposit Agreements" means all of the deposit agreements with respect to all classes of certificates to be dated as of the Issuance Date between the Escrow Agent and the Depositary.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any class of certificates, as of any date of determination, in the case of a withdrawal specified in the second paragraph of "Description of The Deposit Agreements--Unused Deposits" an amount equal to the excess, if any, of (a) the present value of the excess of (A) the scheduled payment of principal and interest to maturity of the related series of secured promissory notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the Non-Premium Amount attributable to such class of certificates and such class of certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such class of certificates bears to the unused Deposits with respect to all classes of certificates) of the Par Redemption Amount, on each remaining Regular Distribution Date for such class under the Assumed Amortization Schedule over (B) the scheduled payment of principal and interest to maturity of the secured promissory notes actually acquired by the pass through trustee for such class on each such Regular Distribution Date, such present value computed by discounting such excess on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus, in the case of Class A, 310.5 basis points and, in the case of Class B, 640.2 basis points over (b) the amount of such unused Deposits to be distributed to the holders of such certificates, minus the Non-Premium Amount attributable to such class of certificates and such class of certificates' proportionate share of the Par Redemption Amount, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the certificates) and (ii) in the case of a withdrawal specified in the third paragraph of "Description of The Deposit Agreements--Unused Deposits", an amount equal to the excess, if any, of (a) the present value of the scheduled payment of principal and interest to maturity of the related series of secured promissory notes in the principal amount equal to the amount of such unused Deposits on each remaining Regular Distribution Date for such class under the Assumed Amortization Schedule (such present value being computed by discounting such principal and interest payments on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield) over (b) the amount of such unused Deposits to be distributed to the holders of such certificates plus accrued and unpaid interest on such Deposits to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the certificates). (Note Purchase Agreement, Annex A.)

     "Depositary" means IntesaBci, acting through its New York branch, for all classes of certificates.

     "Depreciation Assumption" means the assumption that the initial appraised value of each aircraft declines by approximately 3% per year.

     "Disposition" means the disposition of any Series A secured promissory note (or any underlying collateral).

     "Distribution Date" means each Special Distribution Date and Regular Distribution Date.

     "Downgrade Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing as a result of (i) the downgrading of the debt rating of the Liquidity Provider or if applicable, any guarantor of the obligations of the Liquidity Provider, below the applicable Threshold Rating or (ii) any guarantee of the Liquidity Provider's obligations under the Liquidity Facility becoming invalid or unenforceable or the guarantor denying its liability thereunder. (Liquidity Facility, Section 2.2; Intercreditor Agreement, Section 3.6(c))

     "Drawing" means any Interest Drawing, Downgrade Drawing, Non-Extension Drawing or Final Drawing.

     "DTC" means The Depository Trust Company.

     "DTC Participants" means those securities brokers and dealers, banks, trust companies and clearing corporations for whom DTC effects, directly or indirectly, book-entry transfers and pledges of security deposited with DTC.

     "Escrow Agent" means Wells Fargo Bank Northwest, National Association, and any successor appointed pursuant to the terms of an Escrow Agreement.

     "Escrow Agreements" means all of the escrow and paying agent agreements with respect to all classes of certificates to be dated as of the Issuance Date, among the Escrow Agent, the Paying Agent, a pass through trustee and the initial purchaser of the relevant class of pass through certificate.

     "Escrow Receipt" means one or more receipts issued by the Escrow Agent under the applicable Escrow Agreement that will be affixed by the relevant pass through trustee to each certificate and will evidence a fractional undivided interest in amounts deposited in the applicable Paying Agent Account.

     "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect to such property:

     Loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use by ATA.

     o Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss.

     o The theft, disappearance, confiscation, condemnation, seizure, or requisition (including loss of title) of such property (other than a requisition for use by the United States government or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause, loss of possession of such property for a period of more than 180 consecutive days (or, if earlier, 30 days after the end of the term of the Lease) or, in the case of a requisition of title, such requisition has not been reversed within 90 days (or, if earlier, 30 days after the end of the term of the Lease).

     o Except as otherwise provided in each lease, as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for six consecutive months, unless ATA, prior to the expiration of such six-month period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property until the date normal use of the Aircraft is resumed, or the expiration of the term of the leases.

     o The requisition for use of the aircraft by the United States government or any instrumentality or agency thereof that continues for 30 days beyond the end of the term of the lease.

     o With respect to any engine, any divestiture of title to an engine treated as an Event of Loss pursuant to the lease.

     An Event of Loss with respect to an aircraft is deemed to have occurred if an Event of Loss occurs with respect to the airframe which is a part of such aircraft. (Leases, Section 10; Owned Aircraft Indentures, Section 4.05).

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits related to such Trust) and (y) the difference between:

     (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and

     (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to the Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

     For purposes of calculating Expected Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificateholders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) shall be added to the amount of such Expected Distributions. (Intercreditor Agreement, Section 1.1)

     "Final Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such certificates (excluding interest payable, if any, on the Deposits relating to such pass through trust) and (y) the Pool Balance of such certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificateholders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

     "Final Drawing" means a drawing by the Subordination Agent under a Liquidity Facility in an amount equal to the Maximum Available Commitment under such Liquidity Facility at the time of such drawing as a result of the termination of such Liquidity Facility by the applicable Liquidity Provider. (Intercreditor Agreement 3.6(i))

     "Final Maturity Date" means, for the Class A certificates August 20, 2014 and for the Class B certificates August 20, 2009.

     "Guarantee" means the guarantee by ATA Holdings Corp.of all obligations of ATA as lessee under a lease or as obligor under an owned aircraft indenture.

     "Indenture Default" means an event of default under any indenture as the term "Event of Default" is defined under that indenture.

     "Intercreditor Agreement" means the intercreditor agreement to be dated as of the Issuance Date among the pass through trustees, the Liquidity Provider and the Subordination Agent.

     "Interest Drawing" means a drawing made by the Subordination Agent under the Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of the applicable pass through trust at the Stated Interest Rate for such pass through trust. (Liquidity Facility, Section 2.2(a); Intercreditor Agreement, Section 3.6(a))

     "Issuance Date" means the date of the initial issuance of the certificates.

     "Lease Default" means any event that with the giving of notice, or lapse of time, or both would become a Lease Event of Default.

     "Lease Event of Default" means an Event of Default under any lease as the term "Event of Default" is defined under that lease.

     "Leased Aircraft Trust Agreement" means, with respect to each aircraft, the trust agreement between the related Owner Trustee and the related Owner Participant.

     "LIBOR" means, with respect to any interest period (a) the rate per annum appearing on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (b) if the rate calculated pursuant to clause (a) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR advance to which such interest period is to apply and for a period comparable to such interest period.

     "Liquidity Expenses" means the Liquidity Obligations other than (a) the principal amount of any Drawings under the Liquidity Facility and (b) any interest accrued on any Liquidity Obligations. (Intercreditor Agreement, Section 1.1)

     "Liquidity Facility" means each of the revolving credit agreements dated as of the Issuance Date between the Liquidity Provider and Subordination Agent with respect to each pass through trust entered into by the Liquidity Provider with the Subordination Agent with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay up to six consecutive quarterly installments of interest on such certificates when due, subject to certain limitations.

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facilities or certain other agreements. (Intercreditor Agreement, Section 1.1)

     "Liquidity Provider" means AIG Matched Funding Corp. and any other successor liquidity provider.

     "Loan Trustee" means the indenture trustee under any indenture.

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any of Aircraft Information Services, Inc., Morten, Beyer & Agnew, Inc. and Simat, Hellisan & Eichner, Inc. or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts. (Intercreditor Agreement, Sections 1.1)

     "LTV Collateral Amount" of any aircraft for any class of certificates means, as of any Distribution Date, the lesser of (a) the LTV Ratio for such class of certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event of Loss under and as defined in the relevant lease (in the case of a leased aircraft) or indenture (in the case of an owned aircraft), the amount of the insurance proceeds paid to the related Loan Trustee in respect of such aircraft to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect of such aircraft) and (b) the outstanding principal amount of the secured promissory notes secured by such aircraft after giving effect to any principal payments of such secured promissory notes on or before such Distribution Date. (Intercreditor Agreement, Section 1.1)

     "LTV Ratio" means for the Class A certificates 51% and for the Class B certificates 66%. (Intercreditor Agreement, Section 1.1)

     "Make-Whole Amount" means, with respect to any secured promissory note, the amount (as determined by an independent investment banker of national standing) by which (a) the present value of the remaining scheduled payments of principal and interest to maturity of such secured promissory note, computed by discounting such payments on a semiannual basis from each payment date under the applicable indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such secured promissory note plus accrued interest to the date of determination.

     "Mandatory Document Terms" means the Mandatory Document Terms described under "Description of Certificates -- Obligation to Purchase Secured Promissory Notes."

     "Mandatory Economic Terms" means the Mandatory Economic Terms described under "Description of Certificates -- Obligation to Purchase Secured Promissory Notes."

     "Maximum Available Commitment" means the amount, at the time of determination under each Liquidity Facility, equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

     "Minimum Sale Price" means, with respect to any aircraft or the secured promissory notes issued in respect of such aircraft, at any time, the lesser of
(x) 75% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such secured promissory notes, plus accrued and unpaid interest on such secured promissory notes. (Intercreditor Agreement, Section 1.1)

     "Non-Extension Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing, as a result of the Liquidity Provider notifying the Subordination Agent of its intent to terminate such Liquidity Facility and such Liquidity Facility not being replaced by the 25th day prior to the proposed termination date. (Liquidity Facility, Section 2.2(b); Intercreditor Agreement, Section 3.6(d))

     "Non-Performing Secured Promissory Note" means a secured promissory note that is not a Performing Secured Promissory Note.

     "Non-Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of any aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by ATA's fault or negligence.

     "Note Holders" means registered holders of the secured promissory notes.

     "Note Purchase Agreement" means the note purchase agreement dated as of the Issuance Date among ATA, the pass through trustees, the Subordination Agent, the Escrow Agent and the Paying Agent.

     "Order" means the order referred to in the definition of the term "Preference Amount."

     "Owner Participant" means the owner of the beneficial interest of an owner trust in a leveraged lease transaction.

     "Owner Trustee" means the trustee of an owner trust in a leveraged lease transaction.

     "Participation Agreement" means (a) in the case of a leased aircraft, an agreement among ATA, the pass through trustees, the applicable Owner Trustee, the applicable Owner Participant, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a leveraged lease financing relating to an aircraft and (b) in the case of an owned aircraft, an agreement among ATA, the pass through trustees, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a mortgage financing relating to an aircraft.

     "Par Redemption Amount" means $5,000,000.

     "Pass Through Trust Agreements" means the two pass through trust agreements between ATA, ATA Holdings Corp. and Wilmington Trust Company, as trustee, dated as of March 28, 2002.

     "Paying Agent" means Wilmington Trust Company and any successor appointed in accordance with the terms of the Escrow Agreement.

     "Paying Agent Account" means a non-interest bearing deposit account established by the Paying Agent in the name of the Escrow Agent.

     "Performing Secured Promissory Note" means a secured promissory note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving ATA under the U.S. Bankruptcy Code, (a) any payment default occurring before the date of the order for relief for such proceeding shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period"), (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (c) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related indenture. (Intercreditor Agreement, Section 1.1)

     "Permitted Investments" means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payment on a Special Distribution Date.

     "Pool Balance" means for each pass through trust, the original aggregate face amount of the certificates of such pass through trust less the aggregate amount of all payments made in respect of the certificates of such pass through trust or in respect of Deposits relating to such pass through trust other than payments made in respect of interest or premium on the certificates or the Deposits or reimbursement of any costs or expenses incurred in connection with the certificates or the Deposits. The Pool Balance for each pass through trust or for the certificates issued by any pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payment with respect to other trust property held in such pass through trust and the distribution to be made on that date.

     "Pool Factor" means as of any Distribution Date the quotient (rounded to the seventh decimal place) computed by dividing (a) the Pool Balance of such pass through trust by (b) the original aggregate face amount of the certificates of such pass through trust. The Pool Factor for each pass through trust or for the certificates issued by any pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payments with respect to other trust property held in such pass through trust and the distribution of the trust property to be made on that date. Each pass through trust will have a separate Pool Factor. The Pool Factor for each pass through trust will be 1.0000000 on the Issuance Date of the certificates. After the Issuance Date, the Pool Factor for each pass through trust will decline to reflect reductions in the Pool Balance of such pass through trust. In the event of an early redemption, purchase or default of the secured promissory notes held in a pass through trust, the Pool Factor and the Pool Balance of such pass through trust will be recomputed after giving effect thereto. The amount of a certificateholder's pro rata share of the Pool Balance of a pass through trust can be determined by multiplying the par value of the holder's certificate of such pass through trust by the Pool Factor for such pass through trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each pass through trust will be mailed to certificateholders of such pass through trust on each Regular Distribution Date and Special Distribution Date.

     "PTC Event of Default" means, with respect to the pass through trust agreement for each class of certificates, the failure to pay within 10 Business Days of the applicable due date: (a) the outstanding Pool Balance of the applicable class of certificates on the Final Maturity Date for such class of certificates; or (b) interest due on such class of certificates on any Distribution Date (unless the Subordination Agent has made a drawing under the applicable Liquidity Facility (including under the Cash Collateral Account) in an amount sufficient to pay such interest and has distributed such amount to the applicable pass through trustee). (Intercreditor Agreement, Section 1.1)

     "Rating Agency" means at any time, the nationally recognized Rating Agency that we have requested to rate the certificates and that is then rating the certificates. The initial Rating Agency will be Moody's Investors Service.

     "Receiptholder" means a holder of an Escrow Receipt.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of March 28, 2002 among the pass through trustees, the initial purchasers of the certificates and ATA.

     "Regular Distribution Dates" means February 20, May 20, August 20 and November 20.

     "Remaining Weighted Average Life" on a given date with respect to any secured promissory note means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining scheduled installment of principal of such secured promissory note, including the payment due on the maturity date of such secured promissory note, by (2) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such secured promissory note.

     "Rent Payment Dates" means, with respect to each lease, February 20, May 20, August 20 and November 20 during the term of such lease.

     A "Replacement Facility" for any pass through trust will mean an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such pass through trust, including reinstatement provisions, or, subject to certain conditions, in such other form (which may include a letter of credit) as shall permit the Rating Agency to confirm in writing its ratings then in effect for the certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider, in a face amount equal to the Required Amount for such Liquidity Facility and issued by a person having unsecured debt rating issued by the Rating Agency or Standard & Poor's which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

     "Required Amount" means, for any day and with respect to any pass through trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the certificates issued by such pass through trust, that would be payable on such certificates on each of the six consecutive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated based on the Pool Balance for such class on such day and without regard to expected future payments of principal on such certificates.

     "Scheduled Payment" means , with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal of, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

     "Special Distribution Date" means each date on which a Special Payment will be distributed to certificateholders.

     "Special Payment" means any payment received by a pass through trustee other than a Scheduled Payment.

     "Special Payments Account" means one or more accounts established and maintained by the pass through trustee for the deposit of payments representing Special Payments received by such pass through trustee.

     "Stated Interest Rate" means, for any class of certificates, the interest rate applicable to such class of certificates as specified on the cover page of the prospectus, plus in each case, an additional margin of 0.50% for any period required by the Registration Rights Agreement for the corresponding secured promissory notes.

     "Supplemental Rent", with respect to each lease, means all amounts, liabilities and obligations (other than Basic Rent) which are owned by ATA under each lease and the agreements related thereto.

     "Subordination Agent" means Wilmington Trust Company or any successor Subordination Agent appointed in accordance with the Intercreditor Agreement.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's or the short-term corporate credit rating of A-1 by Standard & Poor's, as the case may be. (Intercreditor Agreement, Section 1.1)

     "Treasury Yield" means, at the time of determination and for purposes of determining the Make-Whole Amount and the Deposit Make-Whole Premium, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (a) one maturing as close as possible to, but earlier than, the Average Life Date of such secured promissory note and (b) the other maturing as close as possible to, but later than, the Average Life Date of such secured promissory note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Triggering Event" means (x) the occurrence of an Indenture Default under all of the indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of, or failure to pay at final maturity, all of the outstanding secured promissory notes or (z) certain bankruptcy or similar events involving ATA. (Intercreditor Agreement, Section 1.1)

                                                                    APPENDIX AII

[AISI LOGO] AIRCRAFT INFORMATION SERVICES. INC.

15 January 2002

Mr. Charles Cleaver
American Trans Air
PO Box 51609
7337 West Washington Street
Indianapolis, IN 46251-0609

Subject: AISI Report No.: A2S003BV0
         AISI Sight Unseen New Aircraft Base Value Appraisal -
         Nine B737-800 Aircraft

Reference: (a) Morgan Stanley Email messages 10 January 2002

Dear Mr. Cleaver:

Aircraft Information Services, Inc. (AISI) is pleased to offer American Trans Air (ATA) our opinion of the sight unseen base value of nine B737-800 new aircraft scheduled to be delivered from the manufacturer to ATA between January 2002 and December 2002 as listed and defined in Table I and referenced (a) data above.


1. METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'base value' and 'current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time.


       Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills CA 9263
           TEL 949-582-8888 FAX 949-582-8887 E-MAIL AISINews@aol.com



                                     AII-1

                                                                     [AISI LOGO]

15 January 2002
AISI File No. A2S003BVO
Page - 2 -

An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.





                                     AII-2

                                                                     [AISI LOGO]

15 January 2002
AISI File No. A2S003BVO
Page - 3 -

2. VALUATION

The aircraft are valued predicated upon the reference (a) data which describes the aircraft MTOW and any engine upgrades.

Following is AISI's opinion of the base value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

The terrorist actions that occurred in the United States on 11 September 2001 have had a significant negative effect on current market values of all commercial aircraft as demand for air travel has declined sharply. The amount of decline varies considerably with new aircraft affected the least and older aircraft affected the most. The present used aircraft market is considered to be a distressed market and is very tenuous, with very few transactions upon which to base value opinions. The best value indicators available at present are lease rates and numbers of stored aircraft. Base value opinions have also declined but only where irreversible market changes have occurred with regard to specific aircraft types in the judgment of AISI. Typically an irreversible market change occurs when it is believed that the decline in current market value is permanent, thus causing a corresponding but usually smaller decline in base value.




                                     AII-3

                                                                     [AISI LOGO]

15 January 2002
AISI File No. A2S003BV0
Page - 4 -


                                     Table I

  Scheduled          Aircraft         Expected
Manufacturer's        Serial        Registration       New Delivery Base Value-
 Delivery Date        Number           Number             Current USDollars

          B737-800 (with winglets), CFM56-7B27 Engines, 174,2001b MTOW

    Jan-02             32609           N316TZ               $49,540,000
    Apr-02             32610           N320TZ               $49,720,000
    May-02             32611           N322TZ               $49,870,000
    Jun-03             32882           N324TZ               $50,010,000
   July-02             32884           N325TZ               $50,150,000
    Oct-02             32612           N326TZ               $50,590,000
    Nov-02             32613           N32TFZ               $50,740,000
    Nov-02             32614           N328TZ               $50,740,000
    Dec-02             32615           N329TZ               $50,880,000









                                     AII-4

                                                                     [AISI LOGO]

15 January 2002
AISI File No. A2S003BV0
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject equipment. AISI has no past, present, or anticipated future interest in the subject equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol
John D. McNicol
Vice President
Appraisals & Forecasts



                                     AII-5

--------------------------------------------------------------------------------

MORTEN BEYER & AGNEW (MBA) has been retained by American Trans Air (the "Client") to determine the Current Base Value of (9) Boeing 737-800 aircraft delivered new as passenger aircraft. The aircraft are further identified in
Section III of this report.

In performing this valuation, MBA did not independently inspect these aircraft or the associated records and documentation associated with these aircraft. MBA utilized the technical data of the aircraft provided by the Client, but at Client's request did not independently verify the accuracy of the technical and specification data so provided.

Section II of this report presents definitions of various terms, such as Current Base Value, Current Market Value, Future Base Value, and Lease-Encumbered Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

Based on the information set forth in this report, it is our opinion as of January 15, 2002, that the aggregate Current Base Values of these aircraft is $404,620,000 with the respective values noted in Section V of this report.


                                     AII-6

--------------------------------------------------------------------------------

CURRENT MARKET VALUE

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

BASE VALUE

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the


                                                              American Trans Air
                                                                 Job File #02105
                                                                    Page 2 of 10
                                     AII-7
projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

FUTURE BASE VALUE

Future Base Values are established by using the Base Value at the beginning of the current year (present value), from which point the Future Base Values are projected. The Base Value used for the purpose of projecting the Future Base Values consider the aircraft to be at mid-life and mid-time conditions pertaining to the various aspects of the maintenance status.

The Future Base Values are based on aircraft having an approximate life of 35 years from the date of manufacture. The Future Base Values commence from the present time to the 35th year from the date of manufacture of this aircraft.

DISTRESS VALUE

Distress Value is the Appraiser's opinion of the price at which an asset could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, bankruptcy liquidation, commercial restrictions, legal complications, or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating at arm's-length,


                                                              American Trans Air
                                                                 Job File #02105
                                                                    Page 3 of 10
                                     AII-8
normally under the market conditions that are perceived to exist at the time, not an idealized balanced market. While the Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers are under duress or time pressure and, therefore, willing to pay a premium value.

SECURITIZED VALUE OR LEASE ENCUMBERED VALUE

Securitized Value or Lease Encumbered Value is the Appraiser's opinion of the value of an asset, under lease, given a specified lease payment stream (rents and term), and estimated future residual value at lease termination, and an appropriate discount rate.

The lease encumbered residual value may include consideration of lease termination conditions and remaining maintenance reserves, if any. The Securitized Value or Lease-Encumbered Value may be more or less than the Appraiser's opinion of Current Market Value, taking into account various factors, such as, the credit risks associated with the parties involved, the time-value of money to those parties, provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.


                                                              American Trans Air
                                                                 Job File #02105
                                                                    Page 4 of 10
                                     AII-9

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]            Boeing 737-800
                             Seating:                189Y
                             Engines:                CFM56-7B27
                             MGTOW (lbs):            174,200


                                                              American Trans Air
                                                                 Job File #02105
                                                                    Page 5 of 10

                                     AII-10

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]            Boeing 737NG-Next Generation
                             737-800

HISTORY & DEVELOPMENT

Boeing has taken the "classic" 737 Family and developed the 737-800 as part of its Next Generation family of aircraft. With upgraded avionics and cockpit and a redesigned wing, the 737-800 is making its mark in North America and Europe. No longer a short haul aircraft, it is not uncommon to see this aircraft placed in transcontinental and on international South American routes, once reserved for the 757-200. Boeing continues to compete against itself in this market and judging by the 757-200 order book, the 737 appears to be winning. The 737-800 is powered exclusively by the CFM56-7 engine, and is also ETOPS capable. The -800 is currently the best seller in the B737 NG family. The newest addition to the 737-800 is the blended winglet technology, which is now in operation with 3 operators worldwide. With 187 seats in an all economy configuration, the 737-800 offers excellent seat mile costs and payload/range capabilities.

MARKET DEVELOPMENT

Like the 737-700, the 737-800 has a very strong presence around the world, primarily in North America and Europe, and will for sometime to come. The values of this aircraft have been slightly discounted due to Boeing's aggressive price cutting in order to keep up with Airbus, and this value deterioration started to take place even before the events of September 2001. While many of the airlines are deferring their orders for aircraft, the 737-800 will retain market share as illustrated by which Qantas assumed a 15 aircraft delivery from American. The 737-800 is expected to be in operation with the Australian carrier in January 2002. The biggest competitor to the 737-800, and the 737-NG series, continues to be the Airbus A320 family. To date, Airbus is winning with 2789 cumulative orders to Boeing's 1926.


                                                              American Trans Air
                                                                 Job File #02105
                                                                    Page 6 of 10

                                     AII-11

MARKET OUTLOOK

A larger number of deferred aircraft is expected as a reaction to September 11, along with an outright cancellation of some orders as airlines seek to deal with the falling traffic. Three 737-800s have currently been on the market for sale since the first quarter of 2001. The outlook for the 737-800 continues to look strong, as it is still a preferred aircraft with superior operating economics.

STAGE 3 -

The subject aircraft complies with the currently effective Stage III / Chapter III aircraft noise limitations. However, the FAA and the ICAO are currently adopting more stringent Stage IV noise regulations. The schedule of their implementation has not been determined, but when enacted and effective may limit the continued utilization of the subject aircraft in most areas of the world.


GEOGRAPHIC DISTRIBUTION: BOEING 737-800

                               [GRAPHIC OMITTED]


  North America,
Mexico, Caribbean                           Europe & CIS
  639 Aircraft                              209 Aircraft
  28 Operators                              31 Operators

                                                               Asia & Pacific
                                                                 63 Aircraft
                                                                10 Operators
South & Central        Africa & Middle East
    America                 18 Aircraft
   24 Aircraft              8 Operators
  5 Operators

                                                              American Trans Air
                                                                 Job File #02105
                                                                    Page 7 of 10

                                     AII-12

--------------------------------------------------------------------------------

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or their historical maintenance documentation, but relied on partial information supplied by the Client and not independently verged by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, for each aircraft:

     1.   The aircraft is to be delivered new.

     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery unless otherwise specified.

     3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

     4.   The aircraft is in a standard airline configuration.

     5. Its modification status is comparable to that most common for an aircraft of its type and vintage.

     6.   No accounting is made for lease obligations or terms of ownership.


                                                              American Trans Air
                                                                 Job File #02905
                                                                    Page 8 of 10

                                     AII-13

AMERICAN TRANS AIR (ATA) 2002-1

--------------------------------------------------------------------------------
                                                            Values in ($000,000)


    AIRCRAFT        DELIVERY     SERIAL        ENGINE       MTOW        CURRENT
                      DATE       NUMBER         TYPE                  BASE VALUE
-------------------------------------------------------------------------------
 Boeing 737-800      Jan-02       32609      CFM56-7B27    174,200      44.37
 Boeing 737-800      Apr-02       32610      CFM56-7B27     174,200      44.64
 Boeing 737-800      May-02       32611      CFM56-7B27     174,200      44.73
 Boeing 737-800      Jun-02       32882      CFM56-7B27     174,200      44.83
 Boeing 737-800      Jul-02       32884      CFM56-7B27    174,200      44.92
 Boeing 737-800      Oct-02       32612      CFM56-7B27     174,200      45.19
 Boeing 737-800      Nov-02       32613      CFM56-7B27     174,200      45.28
 Boeing 737-800      Nov-02       32614      CFM56-7B27     174,200      45.28
 Boeing 737-800      Dec-02       32615      CFM56-7B27     174,200      45.38
                                                                        -------
                                                        TOTAL VALUE     404.62
                                                                        -------


                                                              American Trans Air
                                                                 Job File #02105
                                                                    Page 9 of 10

                                     AII-14

--------------------------------------------------------------------------------

This report has been prepared for the exclusive use of American Trans Air and shall not be provided to other parties by MBA without the express consent of American Trans Air. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by American Trans Air or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

This report has been prepared by:


                                           /s/ BRYSON P. MONTELEONE

                                           BRYSON P. MONTELEONE
                                           VICE-PRESIDENT

                                           Reviewed by:



                                          /s/ MORTEN S. BEYER
JANUARY 15, 2002                          MORTEN S. BEYER, APPRAISER FELLOW
                                          CHAIRMAN & CEO
                                          ISTAT CERTIFIED SENIOR APPRAISER


                                                              American Trans Air
                                                                 Job File #02105
                                                                   Page 10 of 10

                                     AII-15

Simat, Helliesen & Eichner, Inc.  Tel:   +1-212-682-8455
90 Park Avenue                    Fax:   +1-212-986-1825
New York, New York 10016          Email: cmedland@sh-e.com


SH&E


February 12, 2001
American Trans Air, Inc.
P.O. Box 51609
Indianapolis, IN 46251

Attention:
Mr. Charles Cleaver
Vice President & Treasurer


                  VALUE OPINION OF NINE BOEING 737-800 AIRCRAFT


INTRODUCTION

Simat, Helliesen & Eichner, Inc. ("SH&E") was asked by American Trans Air, Inc. (the "Client") to determine the Base Value ("BV") of nine (9) new Boeing 737-800 jet transport aircraft that will be delivered during 2002 (the "Subject Aircraft").


DETERMINATION

SH&E has determined the aggregate Base Value of the Subject Aircraft to be USD $398.67 million. The individual aircraft values are shown in Attachment A.


ASSET DESCRIPTION

The Subject Aircraft are newly manufactured Boeing 737-800 aircraft. The type, maximum takeoff weight, serial number and date of delivery for each of the Subject Aircraft are shown in Attachment A.


SH&E VALUATION METHODOLOGY

SH&E's appraisal's are performed according to the International Society of Transport Aircraft Trading (ISTAT) principles of appraisal practice and code of ethics.



                                     AII-16

                                                         American Trans Air, In.
                                                               February 12, 2002
                                                                          Page 2


SH&E's valuation methodology starts by determining a half-life value for the appraised asset. The term "half-life" represents an asset that is mid-way between scheduled or routine major repairs and overhauls, with all life-limited components at half-life. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the asset's maintenance status relative to the next overhaul. In most cases, the half-life value of an asset assumes its physical condition is average and its maintenance time is at mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). SH&E half-life values are determined on an annual basis by reviewing recent past sales, aircraft and engine availability trends, technological aspects, environmental constraints and maintenance requirements.


DEFINITION OF BASE VALUE

The Base Value ("BV") is the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, and also assumes full considerations of its "highest and best use". An asset's BV is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Since BV pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Since BV is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values and lease rates.


ASSUMPTIONS

SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft transactions. Specific assumptions include the following:

      o SH&E did not perform a physical inspection of the Subject Aircraft and has assumed that they will be in a condition similar to equipment of comparable age and type.

      o All normally required maintenance will be performed including compliance with all Airworthiness Directives.

      o All of the data and information provided by the Client is an accurate representation of the actual conditions or circumstances of the Subject Aircraft.


                                     AII-17

                                                         American Trans Air, In.
                                                               February 12, 2002
                                                                          Page 3


      o All maintenance records are complete and accurate, in compliance with all regulatory requirements and in accordance with accepted industry standards.

      o The Subject Aircraft will not have been involved in any major incident or accident that resulted in significant damage.

      o The Subject Aircraft will remain in their delivery configuration and continue to be certified for operations under the U.S. Federal Aviation Administration (or a comparable authority).

      o The Maximum Take-off Weights (MTOW) of the Subject Aircraft are as shown on Attachment A.

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.


QUALIFICATIONS

Founded in 1963 and with offices in New York, Boston, Washington, London and Amsterdam, SH&E is the world's largest consulting firm specializing in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines of the industry and the firm has provided appraisal, consulting, strategic planning and technical services to airlines, leasing companies, government agencies, airframe and engine manufacturers, and financial institutions.

A related service that SH&E offers its clients is Asset Management. Over the last few years, SH&E has been the principal Asset Manager responsible for the recovery and subsequent remarketing of a number of individual aircraft and some significant portfolios. In addition, we have been the advisors and re-marketing agents to Bank of New York, NationsCredit, NationsBank, Greyrock Capital, Potomac, Concorde, Integrated Resources and the First Fidelity Trust. In the course of those and other similar assignments we have sold, leased or parted-out over 150 aircraft, a like number of engines and approximately $30 million worth of spare parts.

In addition to the above aircraft valuations, SH&E annually values in excess of $1 billion worth of aircraft spare parts and spare engines. We have developed a statistically based methodology for the appraisal of spare parts that provides accurate valuations with known confidence levels. SH&E has also valued a number of portfolios of ground equipment, the valuations of which have


                                     AII-18

                                                         American Trans Air, In.
                                                               February 12, 2002
                                                                          Page 4


been assisted by our recent acquisition, on behalf of a client, of sufficient ground equipment for the start-up of an eight aircraft airline.

This active participation in the market place provides SH&E with practical and first hand knowledge of aircraft values and lease rates. SH&E annually appraises aviation equipment worth over $20 billion. The major U.S. bond rating agencies have used SH&E's Residual Value model to validate their own depreciation schedules.


LIMITATIONS

The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. Although they are prepared for the exclusive use of the addressee, the addressee may provide this report to third parties without SH&E's written consent.

SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E's negligence or willful misconduct.

This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.



Yours sincerely,



/s/ Clive G. Medland
--------------------------------
Clive G. Medland, FRAeS
Senior Vice President
Senior Appraiser
International Society of Transport Aircraft Trading


Att.


                                     AII-19

                                   BASE VALUES

                                (USD $ Millions)

--------------------------------------------------------------------------------
                     Delivery      Serial       MTOW                      Base
#   Aircraft Type      Date        Number      (lbs)     Engine Type      Value
--------------------------------------------------------------------------------
1   Boeing 737-800     Jan-02       32609      174,200    CFM 56-7B27     $42.90
--------------------------------------------------------------------------------
2   Boeing 737-800     Apr-02       32610      174,200    CFM 56-7B27     $43.55
--------------------------------------------------------------------------------
3   Boeing 737-800     May-02       32611      174,200    CFM 56-7B27     $43.77
--------------------------------------------------------------------------------
4   Boeing 737-800     Jun-02       32882      174,200    CFM 56-7B27     $43.98
--------------------------------------------------------------------------------
5   Boeing 737-800     Jul-02       32884      174,200    CFM 56-7B27     $44.20
--------------------------------------------------------------------------------
6   Boeing 737-800     Oct-02       32612      174,200    CFM 56-7B27     $44.85
--------------------------------------------------------------------------------
7   Boeing 737-800     Nov-02       32613      174,200    CFM 56-7B27     $45.07
--------------------------------------------------------------------------------
8   Boeing 737-800     Nov-02       32614      174,200    CFM 56-7B27     $45.07
--------------------------------------------------------------------------------
9   Boeing 737-800     Dec-02       32615      174,200    CFM 56-7B27     $45.28
--------------------------------------------------------------------------------
                                                               TOTAL     $398.67
--------------------------------------------------------------------------------


                                     AII-20

================================================================================


         No dealer, sales person or other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.




================================================================================


                                  $203,612,000
                       CLASS A PASS THROUGH CERTIFICATES,
                                 SERIES 2002-1


                                   $56,280,000
                       CLASS B PASS THROUGH CERTIFICATES,
                                 SERIES 2002-1

                            AMERICAN TRANS AIR, INC.
                    Applicable Underlying Payments Fully and
                          Unconditionally Guaranteed by
                               ATA Holdings Corp.
                                OFFER TO EXCHANGE
               $203,612,000 Class A Pass Through Certificates and
                  $56,280,000 Class B Pass Through Certificates
                                       FOR
                 A Like Amount of Registered Class A and Class B
                            Pass Through Certificates


                            ------------------------
                                   PROSPECTUS
                            ------------------------

================================================================================

                 (This page has been left blank intentionally.)

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

     ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Information relating to indemnification of directors and officers is incorporated by reference herein from Item 14 of the Company's Registration Statement on Form S-1 (No. 33-59630).

     ITEM 21. EXHIBITS

   EXHIBIT
    NUMBER                                        DESCRIPTION OF DOCUMENTS
-------------    ---------------------------------------------------------------
*3.1 --          Restated Articles of Incorporation of the Company

*3.2 --          By-laws of the Company

4.1--            Form of Indenture (Leased Aircraft) Trust Indenture and Mortgage, dated as of [           ],
                 between Wells Fargo Bank Northwest, N.A., not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee, and Wilmington Trust Company, not in
                 its individual capacity, except as expressly provided herein, but solely as Loan Trustee, Loan
                 Trustee

4.2--            Form of Indenture (Owned Aircraft)  Trust Indenture and Mortgage, dated as of [           ],
                 between American Trans Air, Inc., Owner, and Wilmington Trust Company, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee, Mortgagee

4.3--            Form of Class A American Trans Air, Inc. Pass Through Certificates (included in Exhibit 4.5)

4.4--            Form of Class B American Trans Air, Inc. Pass Through Certificates (included in Exhibit 4.6)

4.5--            Pass Through Trust Agreement, dated as of March 28, 2002, between Amtran, Inc., American Trans
                 Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of
                 American Trans Air 2002-1A Pass Through Trust and the issuance of 8.328% Initial American Trans
                 Air 2002-1A Pass Through Trust Certificates and 8.328% Exchange American Trans Air 2002-1A Pass
                 Through Certificates

4.6--            Pass Through Trust Agreement, dated as of March 28, 2002, between Amtran, Inc., American Trans
                 Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American
                 Trans Air 2002-1B Pass Through Trust and the issuance of 10.699% Initial American Trans Air 2002-1B
                 Pass Through Certificates and 10.699% Exchange American Trans Air 2002-1B Pass Through Certificates

4.7--            Revolving Credit Agreement (2002-1A), dated as of March 28, 2002, between Wilmington Trust
                 Company,  not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Trans Air 2002-1A Pass Through Trust, as Borrower, and AIG Matched Funding Corp.,
                 as Liquidity Provider, relating to American Trans Air 2002-1A Pass Through Trust, Series 2002-1A,
                 and 8.328% American Trans Air Pass Through Certificates, Series 2002-1A

4.8--            Revolving Credit Agreement (2002-1B), dated as of March 28, 2002, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the
                 American Trans Air 2002-1B Pass Through Trust, as Borrower, and AIG Matched Funding Corp., as
                 Liquidity Provider, relating to American Trans Air 2002-1B Pass Through Trust, Series 2002-1B
                 10.699% American Trans Air Pass Through Certificates, Series 2002-1B

4.9--            Intercreditor Agreement, dated as of March 28, 2002, among Wilmington Trust Company, not in its individual capacity but solely as Trustee under the American Trans Air 2002-1A

                 Pass Through Trust and American Trans Air 2002-1B Pass Through Trust, AIG Matched Funding Corp.,
                 as Class A Liquidity Provider and Class B Liquidity Provider, and Wilmington Trust Company,
                 not in its individual capacity except as expressly set forth herein but solely as
                 Subordination Agent and Trustee

4.10--           Registration Rights Agreement, dated as of March 28, 2002, among American Trans Air, Inc., Amtran,
                 Inc., Wilmington Trust Company, not in its individual capacity but solely as Trustee under American
                 Trans Air 2002-1A Pass Through Trust and American Trans Air-Pass Through Trust and Nyala Funding
                 LLC and PK Airfinance US, Inc.

4.11--           Deposit Agreement (Class A), dated as of March 28, 2002, between Wells Fargo Bank Northwest,
                 National Association, as Escrow Agent, and Intesa BCI S.P.A., acting through its New York Branch, as Depositary

4.12--           Deposit Agreement (Class B), dated as of March 28, 2002, between Wells Fargo Bank Northwest,
                 National Association, as Escrow Agent, and Intesa BCI S.P.A., acting through its New York Branch, as Depositary

4.13--           Escrow and Paying Agent Agreement (Class A), dated as of March 28, 2002, among Wells Fargo Bank
                 Northwest, National Association, as Escrow Agent, Nyala Funding LLC, as Purchaser, Wilmington Trust
                 Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of
                 American Trans air 2002-1A Pass Through Trust, as Pass Through Trustee, and Wilmington Trust
                 Company, as Paying Agent

4.14--           Escrow and Paying Agent Agreement (Class B), dated as of March 28, 2002, among Wells Fargo Bank
                 Northwest, National Association as Escrow Agent, Nyala Funding LLC, as Purchaser, Wilmington Trust
                 Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of
                 American Trans Air 2002-1B Pass Through Trust, as Pass Through Trustee, and Wilmington Trust
                 Company, as Paying Agent

4.15--           Note Purchase Agreement, dated as of March 28, 2002, among American Trans Air, Inc., Amtran, Inc., as Guarantor, Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through
                 Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wells Fargo Bank Northwest,
                 National Association, as Escrow Agent, and Wilmington Trust Company, as Paying Agent

4.15a--          Note Purchase Agreement Amendment No. 1 [ATA EETC 2002-1], dated as of October 15, 2002, among
                 American Trans Air, Inc., ATA Holdings Corp. (f/k/a Amtran, Inc.), as Guarantor, Wilmington Trust
                 Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust
                 Company, as Subordination Agent, Wells Fargo Bank Northwest, National Association, as Escrow Agent
                 and Wilmington Trust Company, as Paying Agent

4.16--           Indemnity Agreement, dated as of March 28, 2002, between IntesaBci S.P.A., New York Branch, as
                 Depositary, American Trans Air, Inc. and Amtran, Inc.

4.17--           Delayed Funding Implementation Agreement, dated as of March 28, 2002, among American Trans Air,
                 Inc., Company, Amtran, Inc., Guarantor, Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wells
                 Fargo Bank Northwest, National Association, as Escrow Agent, Wilmington Trust Company, as Paying
                 Agent, AIG Matched Funding Corp., as Class A Liquidity Provider and Class B Liquidity Provider,
                 Nyala Funding LLC, as Initial Purchaser of Class A Certificates and PK Airfinance US, Inc. as
                 Initial Purchaser of Class B Certificates

4.17a--          Delayed Funding Implementation Agreement Amendment No. 1 [ATA EETC 2002-1], dated as of October 15,
                 2002, among American Trans Air, Inc., ATA Holdings Corp. (f/k/a Amtran, Inc.), as Guarantor,
                 Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements,
                 Wilmington Trust Company, as Subordination Agent, Wells Fargo Bank Northwest, National Association,
                 as Escrow Agent, Wilmington Trust Company, as Paying Agent, AIG Matched Funding Corp., as Class A
                 Liquidity

                 Provider and Class B Liquidity Provider, Nyala Funding LLC, as Initial Purchaser of Class A
                 Certificates, and PK Airfinance US, Inc. as Initial Purchaser of Class B Certificates

4.18--           Delayed Deposit Agreement (Class A), dated as of March 28, 2002, between Wells Fargo Bank
                 Northwest, National Association, as Escrow Agent and IntesaBci S.P.A., acting through its New York
                 Branch, as Depositary

4.19--           Delayed Deposit Agreement (Class B), dated as of March 28, 2002, between Wells Fargo Bank
                 Northwest, National Association, as Escrow Agent, and IntesaBci S.P.A., acting through its New York
                 Branch, as Depositary

4.19a--          Delayed Deposit Agreement (Class B) Amendment No. 1 [ATA EETC 2002-1], dated as of October 15, 2002, between Wells Fargo Bank Northwest, National Association, as Escrow Agent and IntesaBci S.P.A.,
                 acting through its New York Branch, as Depositary

4.20--           Delayed Indemnity Agreement, dated as of March 28, 2002, between IntesaBci S.P.A., New York Branch, as Depositary, American Trans Air, Inc. and Amtran, Inc.

4.20a--          Delayed Indemnity Agreement Amendment No. 1 [ATA EETC 2002-1], dated as of October 15, 2002, between IntesaBci S.P.A., acting through its New York Branch, as Depositary, American Trans Air,
                 Inc., and ATA Holdings Corp. (f/k/a Amtran, Inc.)

**5.1--          Opinion of Troutman Sanders LLP as to the legality of the Exchange Certificates and the Guarantee being registered hereby

5.2--            Opinion of Brian T. Hunt, General Counsel of ATA Holdings Corp.

**12.1--         Computation of ratio of earnings to fixed charges

**23.1--         Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2--           Consent of Ernst & Young LLP

23.3--           Consent of AISI

23.4--           Consent of MBA

23.5--           Consent of SH&E

23.6--           Consent of Brian T. Hunt, General Counsel of ATA Holdings Corp. (included in Exhibit 5.2)

24.1--           Power of Attorney (see signature page in Part II of Registration Statement)

**25.1--         Statement of Eligibility of Wilmington Trust Company for the 2002-1A Pass Through Certificates, on
                 Form T-1

**25.2--         Statement of Eligibility of Wilmington Trust Company for the 2002-1B Pass Through Certificates, on
                 Form T-1

**99.1 --        Form of Letter of Transmittal

**99.2 --        Form of Notice of Guaranteed Delivery

**99.3--         Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

**99.4--         Form of Letter to Clients


* Previously filed as exhibit to ATA Holdings Corp.'s Registration Statement on Form S-1 (File No. 33-59630), and incorporated herein by reference.

** To be filed by subsequent amendment.


     ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are
not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated document by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) and section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 22nd day of November, 2002.



                                   ATA Holdings Corp.


                                   By  /s/ J. George Mikelsons
                                       -----------------------------------------
                                                    J. George Mikelsons
                                            Chairman of the Board of Directors


                                POWER OF ATTORNEY

     The undersigned directors and officers of ATA Holdings Corp. do hereby constitute and appoint Kenneth K. Wolff, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable ATA Holdings Corp. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURES                                     TITLES                              DATES
                 ----------                                     ------                              -----

        /S/ J. GEORGE MIKELSONS               Chairman of the Board of Directors and      November 22, 2002
----------------------------------------      Chief Executive Officer
           (J. GEORGE MIKELSONS)


         /S/ JAMES W. HLAVACEK                Executive Vice President and Chief          November 22, 2002
---------------------------------------       Operating Officer and Director
            (JAMES W. HLAVACEK)


          /S/ KENNETH K. WOLFF                Executive Vice President and Chief          November 22, 2002
---------------------------------------       Financial Officer and Director
             (KENNETH K. WOLFF)               (Principal Financial and
                                              Accounting Officer)

           /S/ ROBERT A. ABEL                 Director                                    November 22, 2002
----------------------------------------
              (ROBERT A. ABEL)


          /S/ CLAUDE E. WILLIS                 Director                                    November 22, 2002
-----------------------------------
             (CLAUDE E. WILLIS)


        /S/ ANDREJS P. STIPNIEKS              Director                                    November 22, 2002
-----------------------------------------
           (ANDREJS P. STIPNIEKS)


                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 22nd day of November, 2002.


                                  American Trans Air, Inc.


                                  By  /s/ J. George Mikelsons
                                      ------------------------------------------
                                                   J. George Mikelsons
                                                      Sole Director

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                                        DESCRIPTION OF DOCUMENTS
-------------    ---------------------------------------------------------------
*3.1 --          Restated Articles of Incorporation of the Company

*3.2 --          By-laws of the Company

4.1--            Form of Indenture (Leased Aircraft) Trust Indenture and Mortgage, dated as of [           ],
                 between Wells Fargo Bank Northwest, N.A., not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee, and Wilmington Trust Company, not in
                 its individual capacity, except as expressly provided herein, but solely as Loan Trustee, Loan
                 Trustee

4.2--            Form of Indenture (Owned Aircraft)  Trust Indenture and Mortgage, dated as of [           ],
                 between American Trans Air, Inc., Owner, and Wilmington Trust Company, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee, Mortgagee

4.3--            Form of Class A American Trans Air, Inc. Pass Through Certificates (included in Exhibit 4.5)

4.4--            Form of Class B American Trans Air, Inc. Pass Through Certificates (included in Exhibit 4.6)

4.5--            Pass Through Trust Agreement, dated as of March 28, 2002, between Amtran, Inc., American Trans
                 Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of
                 American Trans Air 2002-1A Pass Through Trust and the issuance of 8.328% Initial American Trans
                 Air 2002-1A Pass Through Trust Certificates and 8.328% Exchange American Trans Air 2002-1A Pass
                 Through Certificates

4.6--            Pass Through Trust Agreement, dated as of March 28, 2002, between Amtran, Inc., American Trans
                 Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American
                 Trans Air 2002-1B Pass Through Trust and the issuance of 10.699% Initial American Trans Air 2002-1B
                 Pass Through Certificates and 10.699% Exchange American Trans Air 2002-1B Pass Through Certificates

4.7--            Revolving Credit Agreement (2002-1A), dated as of March 28, 2002, between Wilmington Trust
                 Company,  not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Trans Air 2002-1A Pass Through Trust, as Borrower, and AIG Matched Funding Corp.,
                 as Liquidity Provider, relating to American Trans Air 2002-1A Pass Through Trust, Series 2002-1A,
                 and 8.328% American Trans Air Pass Through Certificates, Series 2002-1A

4.8--            Revolving Credit Agreement (2002-1B), dated as of March 28, 2002, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the
                 American Trans Air 2002-1B Pass Through Trust, as Borrower, and AIG Matched Funding Corp., as
                 Liquidity Provider, relating to American Trans Air 2002-1B Pass Through Trust, Series 2002-1B
                 10.699% American Trans Air Pass Through Certificates, Series 2002-1B

4.9--            Intercreditor Agreement, dated as of March 28, 2002, among Wilmington Trust Company, not in its individual capacity but solely as Trustee under the American Trans Air 2002-1A Pass Through Trust and American Trans Air 2002-1B Pass Through Trust, AIG Matched Funding Corp., as Class A Liquidity
                 Provider and Class B Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee

4.10--           Registration Rights Agreement, dated as of March 28, 2002, among American Trans Air, Inc., Amtran,
                 Inc., Wilmington Trust Company, not in its individual capacity but solely as Trustee under American
                 Trans Air 2002-1A Pass Through Trust and American Trans Air-Pass Through Trust and Nyala Funding
                 LLC and PK Airfinance US, Inc.

4.11--           Deposit Agreement (Class A), dated as of March 28, 2002, between Wells Fargo Bank Northwest,
                 National Association, as Escrow Agent, and Intesa BCI S.P.A., acting through its New York Branch, as Depositary

4.12--           Deposit Agreement (Class B), dated as of March 28, 2002, between Wells Fargo Bank Northwest,
                 National Association, as Escrow Agent, and Intesa BCI S.P.A., acting through its New York Branch, as Depositary

4.13--           Escrow and Paying Agent Agreement (Class A), dated as of March 28, 2002, among Wells Fargo Bank
                 Northwest, National Association, as Escrow Agent, Nyala Funding LLC, as Purchaser, Wilmington Trust
                 Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of
                 American Trans air 2002-1A Pass Through Trust, as Pass Through Trustee, and Wilmington Trust
                 Company, as Paying Agent

4.14--           Escrow and Paying Agent Agreement (Class B), dated as of March 28, 2002, among Wells Fargo Bank
                 Northwest, National Association as Escrow Agent, Nyala Funding LLC, as Purchaser, Wilmington Trust
                 Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of
                 American Trans Air 2002-1B Pass Through Trust, as Pass Through Trustee, and Wilmington Trust
                 Company, as Paying Agent

4.15--           Note Purchase Agreement, dated as of March 28, 2002, among American Trans Air, Inc., Amtran, Inc., as Guarantor, Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through
                 Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wells Fargo Bank Northwest,
                 National Association, as Escrow Agent, and Wilmington Trust Company, as Paying Agent

4.15a--          Note Purchase Agreement Amendment No. 1 [ATA EETC 2002-1], dated as of October 15, 2002, among
                 American Trans Air, Inc., ATA Holdings Corp. (f/k/a Amtran, Inc.), as Guarantor, Wilmington Trust
                 Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust
                 Company, as Subordination Agent, Wells Fargo Bank Northwest, National Association, as Escrow Agent
                 and Wilmington Trust Company, as Paying Agent

4.16--           Indemnity Agreement, dated as of March 28, 2002, between IntesaBci S.P.A., New York Branch, as
                 Depositary, American Trans Air, Inc. and Amtran, Inc.

4.17--           Delayed Funding Implementation Agreement, dated as of March 28, 2002, among American Trans Air,
                 Inc., Company, Amtran, Inc., Guarantor, Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wells
                 Fargo Bank Northwest, National Association, as Escrow Agent, Wilmington Trust Company, as Paying
                 Agent, AIG Matched Funding Corp., as Class A Liquidity Provider and Class B Liquidity Provider,
                 Nyala Funding LLC, as Initial Purchaser of Class A Certificates and PK Airfinance US, Inc. as
                 Initial Purchaser of Class B Certificates

4.17a--          Delayed Funding Implementation Agreement Amendment No. 1 [ATA EETC 2002-1], dated as of October 15,
                 2002, among American Trans Air, Inc., ATA Holdings Corp. (f/k/a Amtran, Inc.), as Guarantor,
                 Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements,
                 Wilmington Trust Company, as Subordination Agent, Wells Fargo Bank Northwest, National Association,
                 as Escrow Agent, Wilmington Trust Company, as Paying Agent, AIG Matched Funding Corp., as Class A
                 Liquidity Provider and Class B Liquidity Provider, Nyala Funding LLC, as Initial Purchaser of
                 Class A Certificates, and PK Airfinance US, Inc. as Initial Purchaser of Class B Certificates

4.18--           Delayed Deposit Agreement (Class A), dated as of March 28, 2002, between Wells Fargo Bank
                 Northwest, National Association, as Escrow Agent and IntesaBci S.P.A., acting through its New York
                 Branch, as Depositary

4.19--           Delayed Deposit Agreement (Class B), dated as of March 28, 2002, between Wells Fargo Bank
                 Northwest, National Association, as Escrow Agent, and IntesaBci S.P.A., acting through its New York
                 Branch, as Depositary

4.19a--          Delayed Deposit Agreement (Class B) Amendment No. 1 [ATA EETC 2002-1], dated as of October 15, 2002, between Wells Fargo Bank Northwest, National Association, as Escrow Agent and IntesaBci S.P.A.,
                 acting through its New York Branch, as Depositary

4.20--           Delayed Indemnity Agreement, dated as of March 28, 2002, between IntesaBci S.P.A., New York Branch, as Depositary, American Trans Air, Inc. and Amtran, Inc.

4.20a--          Delayed Indemnity Agreement Amendment No. 1 [ATA EETC 2002-1], dated as of October 15, 2002, between IntesaBci S.P.A., acting through its New York Branch, as Depositary, American Trans Air,
                 Inc., and ATA Holdings Corp. (f/k/a Amtran, Inc.)

**5.1--          Opinion of Troutman Sanders LLP as to the legality of the Exchange Certificates and the Guarantee being registered hereby

5.2--            Opinion of Brian T. Hunt, General Counsel of ATA Holdings Corp.

**12.1--         Computation of ratio of earnings to fixed charges

**23.1--         Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2--           Consent of Ernst & Young LLP

23.3--           Consent of AISI

23.4--           Consent of MBA

23.5--           Consent of SH&E

23.6--           Consent of Brian T. Hunt, General Counsel of ATA Holdings Corp. (included in Exhibit 5.2)

24.1--           Power of Attorney (see signature page in Part II of Registration Statement)

**25.1--         Statement of Eligibility of Wilmington Trust Company for the 2002-1A Pass Through Certificates, on
                 Form T-1

**25.2--         Statement of Eligibility of Wilmington Trust Company for the 2002-1B Pass Through Certificates, on
                 Form T-1

**99.1 --        Form of Letter of Transmittal

**99.2 --        Form of Notice of Guaranteed Delivery

**99.3--         Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

**99.4--         Form of Letter to Clients



* Previously filed as exhibit to ATA Holdings Corp.'s Registration Statement on Form S-1 (File No. 33-59630), and incorporated herein by reference.

** To be filed by subsequent amendment.

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